Exhibit 4.32

General Agreement 2013

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	18.02.2013
Last printed	:	18.2.2013
Version	:	1.0

Index

Preamble		3

1.	Contractual Structure and Scope of Application	5

2.	NETCARE’s Duties	8

3.	Use of Subcontractors	9

4.	FME’s duties	10

5.	Cooperation	11

6.	Prices, Invoice, Payments	11

7.	Governance Structure and Change Request Procedure	12

8.	Confidentiality	14

9.	Privacy Law/Safety/Compliance with GxP/Order-Data Processing	15

10.	Order-Data Processing (Auftragsdatenverarbeitung)	17

11.	Rights of Use and Intellectual Property RIGHTS	20

12.	Defects AND Warranty	22

13.	Liability	22

14.	Penalties	24

15.	Term and Termination	24

16.	Effect of Termination/Expiration	25

17.	Governing Law, Arbitration	27

18.	Miscellaneous	28

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GENERAL AGREEMENT

This agreement is made and entered into on 01.01.2013 by and among Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Straße 1, 61352 Bad Homburg v. d. H. (“FME”) and Fresenius Netcare GmbH, Else-Kröner-Straße 1, 61352 Bad Homburg v. d. H. (“NETCARE” and together with FME, the “Parties” and each a “Party”).

PREAMBLE

(A)                               FME is the parent company of a group that manufactures and distributes dialysisrelated products and provides dialysis services.

(B)                               NETCARE is a provider of IT services.

(C)                               The Parties entered into a General Agreement dated 8 December 2003 to provide for a legal framework under which NETCARE provided IT services to FME. The term of such General Agreement will expire on 31 December 2012.

(D)                               The Parties intend to continue the existing contractual relationship by entering into this General Agreement (hereinafter referred to as the “General Agreement”).

(E)                                FME, in its own name and on behalf of its current and future affiliates (as listed in Attachment 1 to this Agreement, as amended once a year in accordance with the procedure defined in the MSD), for each limited to users located in the Territory (“Territory” exclusively meaning: FME regions Europe, Africa, Middle East and Latin America, the “FME EMEALA”) and NETCARE intend to agree upon the parameters of their cooperation with respect to services in the field of information technology. This General Agreement and its Annexes and Service Agreements shall describe the services to be provided by NETCARE to FME and the terms and conditions under which the services will be provided and of the cooperation between the Parties with the intention to continue the long term business relationship in the same manner as under the expired General Agreement.

(F)                                 NETCARE has the expertise, knowledge and capacity to provide the IT services under this General Agreement. Based on its previous role as service provider to FME, NETCARE is prepared to assume and render the services, functions and projects described in the Set of Contracts (as defined below) to FME.

(G)                               Such cooperation shall be governed by the following principles both Parties have accepted:

(i)                                     Information Technology to support the FME business

(ii)                                  Partnership

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(iii)                               Transparency

(iv)                              Competitiveness

(v)                                 Economic benefits and

(vi)                              Safety

(vii)                           Compliance

(H)                              Information Technology to Support FME business. The maxim of the FME EMEALA IT-strategy is to support the business units of FME through the use of information technologies efficiently. According to such maxim, technology is a method serving such purpose consequently and must not become an end in itself. Subject to the terms and conditions of this General Agreement, the Annexes and Service Agreements thereto, “Efficiently” in this context means the use of software close to the standard, the avoidance of custom-developments and, in given cases and subject to written -agreement thereon, the repatriation of uneconomic modifications deviating from the standard.

(I)                                   Partnership. Reliable and high performing information technology may be achieved only in close collaboration between the Parties. Amicable collaboration in this context shall mean frequent communication through established channels of communication as defined in this General Agreement and a common pursuit for achieving goals. Cases of controversy shall be discussed openly and settled amicable. When using their discretion, both Parties shall in no instance disregard the other Party’s interests involved.

(J)                                   Transparency. Either Party shall inform the respective other Party of projects which may affect the collaboration under this General Agreement in due time via the established communication channels as described within this General Agreement. Parties shall undertake to provide data for plausibility analysis if required by the General Agreement, Annexes or Service Agreements thereto.

(K)                              Competitiveness. Both prices and services or goods rendered shall be competitive to market prices. NETCARE shall be responsible for keeping its compensation scheme proportionate to the costs incurred. Savings earned through joint projects shall be allocated fairly. Pricing and price changes shall be discussed between the Parties and shall be jointly settled. FME may commission benchmark opinions by third Parties. NETCARE shall undertake to assists in such benchmark projects.

(L)                                Economic effects. It is understood that FME desires to save costs by means of information technology. It shall be a continuous task of both Parties to determine and to realize possible cost saving potentials made available by the use and operation of information

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technology. However, cost saving measures shall not adversely affect the scope and quality of services rendered under the terms and conditions of any Annex or Service Agreement. (Both Parties are aware, that although the prices per user are envisioned to be decreasing the total cost may increase due to an increasing number of users and additional functionality). The goal of performing cost saving measures shall be a common one even though the intent of NETCARE to make profits contradicts FME’s desire to lower cost at first sight.

(M)                            Safety. FME shall have unhindered access to its proprietary data. However, unauthorized access by third Parties and employees shall be prevented. NETCARE may not misuse data security rationale for denying FME access to data, e. g. preventing FME to undertake additional data analysis with IT technology which is not covered by this General Agreement.

(N)                               Compliance. The Parties acknowledge that FME as a company with its business in the medical and pharmaceutical industry operates in a regulated market and is subject to certain legal and regulatory requirements, including, but not limited to GxP, SOX and data protection. NETCARE shall provide the services in a manner required by FME to ensure compliance of FME with such legal requirements and NETCARE shall reasonably assist FME upon request in complying with such legal requirements as far as the legal requirements impose requirements on the IT services and FME has notified NETCARE of the relevant requirements.

(O)                               Third Party comparison. Furthermore, this General Agreement and the Set of Contracts (as defined below) shall be drafted and construed without taking into account that the Parties are affiliated companies. Therefore, this General Agreement and modules attached hereto shall be in accordance with arm’s length principles and stand third Party comparison. In order to achieve this purpose, FME and NETCARE have commissioned Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to issue a fairness opinion on the comparability of the terms and conditions of this present Set of Contracts with third Party agreements. The fairness opinion is attached hereto as Attachment 2.

1.                                      CONTRACTUAL STRUCTURE AND SCOPE OF APPLICATION

1.1                               The complete agreement between the Parties and the contractual structure defined as “Set of Contracts” consists of:

a)                                     this General Agreement; and

b)                                     related documents (the Annexes) such as:

(i)             Master Service Description;

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(ii)          Glossary

(iii)       Fairness Opinion

c)                                      Service Agreements

(i)             Standard Service Agreements

(ii)          Individual Service Agreements;

1.2                               The Set of Contracts is structured in a modular basis:

a)                                     This General Agreement provides the legal framework that shall govern the cooperation between, and the overall relationship and general obligations of, the Parties. The provisions in this General Agreement shall apply as a general agreement to all Annexes and Service Agreements hereto between FME and NETCARE on services provided in the area of information technology.

b)                                     The Service Agreements, as mutually agreed, will define specific Services and provide detailed provisions on individual Services.

1.3                               The following details shall be provided at a minimum:

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a)                                     Master Service Description (MSD)

(i)                  The MSD defines general processes, requirements and conditions for each Service or qualities for the Services.

(ii)               MSD defines testing and acceptance procedures as well as general acceptance criteria for the Services.

(iii)            MSD shall define the extent, type and purpose of the intended collection, processing or use of personal data, the type of data and categories of data subjects, if applicable to the type of services.

b)                                     Service Agreements

(i)                  a specified description of the scope and the subject of the Services to be performed by NETCARE.

(ii)               time and location of performance of Services.

(iii)            tasks to be performed by FME and FME’s assistance.

(iv)           reimbursements and service fees.

(v)              definition of service levels and measure procedure.

1.4                               Existing contracts already created as Annexes under the former General Agreement as of 8th December 2003 and not terminated until 31.12.2012 shall become an integral part of the Set of Contracts and shall remain in effect subject to the terms of this General Agreement without amendment under this General Agreement until their regular termination.

1.5                               In cases of contradictions, clauses in Annexes shall supersede the clauses in this General Agreement, and clauses in Individual Service Agreements or Standard Service Agreements shall supersede the clauses in the General Agreement and the Annexes.

1.6                               The individual Services to be provided by NETCARE may qualify as service, work, rent or similar type of contract under civil law or a combination of various types of contracts defined under civil law. The Parties shall mutually agree and define the relevant obligations and the type of contract in a Service Agreement, as far as possible, in order to clarify the applicable legal regulations and obligations of the Parties;

1.7                               For the avoidance of doubt, the contractual provisions and principles set forth in the General Agreement, including but not limited to regulatory, data protection, shall only be subject to change in accordance with the change request procedure pursuant to

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Section 7.

1.8                               This General Agreement shall govern all future Services ordered by FME or any of FME EMEALA’s affiliates and rendered by NETCARE to FME or any of FME EMEALA’s affiliates, even where no explicit reference is made hereto, unless the applicability of the General Agreement has been explicitly excluded.

2.                                      NETCARE’S DUTIES

2.1                               NETCARE will provide Services in the area of information technology to FME. Individual Services and details are specified in the Annexes and Service Agreements.

2.2                               NETCARE shall

a)                                     render the Services in accordance with the provisions defined in the Set of Contracts and, where applicable and where defined, at the place/location defined in a specific service description in a Service Agreement or, if not defined, at the location mutually agreed by both Parties;

b)                                     render its Services in compliance with applicable statutory accident prevention regulations, applying to NETCARE and FME, if notified by FME of the relevant regulations, as well as applicable statutory health and safety regulations;

c)                                      deliver services in compliance with the current state of the art, as applicable from time to time, according to best practice, and free of material Defects with respect to specifications for the Services.

d)                                     comply, and procure that any of its sub-contractors complies, with FME’s security and control regulations and systems provided that NETCARE has been notified hereof at a reasonable time before the commencement of NETCARE’s performance.

e)                                      procure licenses as agreed in Section 11.

f)                                       provide and use appropriate verification tools to monitor and measure compliance with any service levels agreed in a Service Agreement, whereas such verification tool shall be appropriate if it measures the items to be measured according to the verification method agreed between the Parties in connection with such service level; whether non-compliance with agreed service levels results in legal consequences shall be agreed in the relevant Annex or Service Agreement.

g)                                      be obliged to comply with the license terms of the third party licensor and not use the software in violation of such license. In particular, NETCARE shall notify

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FME of any violations of such license agreement and terms defined therein.

h)                                     allow FME or an agent of FME to audit whether NETCARE’s use of the software is consistent with the rights granted to NETCARE herein upon request by FME and provided there is a legitimate interest therein and to give full cooperation to FME or its agent carrying out such audit. In case of an audit by the licensor with respect to compliance of FME with the licensing conditions, NETCARE shall reasonably assist FME in providing the information reasonably requested by the licensor in connection with such audit.

2.3                               Unless explicitly agreed otherwise between the Parties, NETCARE shall not be obliged to consult with FME when modifying or changing any hardor software, or amending any system, used for rendering a Service, unless the modification or change adversely affects the performance of NETCARE or the compliance with any service levels agreed or the compliance with privacy law;

2.4                               NETCARE is not obliged to deliver the source code unless such obligation is agreed upon in the Service Agreements.

3.                                      USE OF SUBCONTRACTORS

3.1                               NETCARE may use subcontractors for rendering the services in its own discretion. In no event will NETCARE be relieved of its obligations under this General Agreement as a result of its use of any subcontractors. NETCARE shall inform FME of any subcontractors used upon written request of FME.

3.2                               NETCARE’s obligations for imposing duties of secrecy and compliance with an obligation towards FME on subcontractors shall be governed by Section 8 and 9 and NETCARE shall ensure that all subcontractors are subject to and comply with the same obligations as are imposed on NETCARE under the terms agreed in the Set of Contracts.

3.3                               If FME determines that a subcontractor has to be replaced for good reasons, FME shall notify NETCARE explaining the reasons for such a replacement. Following receipt of this notification, NETCARE will promptly, or within such period of time reasonably agreed by the Parties, replace such a subcontractor by another third party or by NETCARE’s personnel. A good reason exists, in particular, if

a)                                     a supervisory authority objects to or prohibits the engagement of a specific subcontractor or the subcontracting with respect to the services rendered by the subcontractor;

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b)                                     any rights or interests of FME or any of its affiliates with respect to confidentiality, data protection or data security are at risk;

c)                                      a subcontractor engaged in data processing relocates its activities or the data processing or parts thereof to a country outside of the EU;

d)                                     a competitor of FME holds or acquires more than 25% of the interests or voting rights in the subcontractor.

4.                                      FME’S DUTIES

4.1                               FME shall

a)                                     provide all required reasonable assistance and co-operate with NETCARE including

•                       the assignment of competent staff to a reasonable extent for problem solution.

•                       the assignment, supervision and control of FME staff and capacities.

•                       the assurance that FME employees will comply with FME´s guidelines implemented for the use of the services, data and applications.

b)                                     provide to NETCARE all relevant information and documentation reasonably required by NETCARE for the provision of the Services under the Set of Contracts, including any (internal) guidelines or regulations NETCARE shall comply with when providing the Services.

c)                                      if required, grant NETCARE and its agents and subcontractors access to FME’s premises and equipment free of charge for the time reasonably expectable for an appropriate performance under this Set of Contracts, at least during FME’s regular business hours.

d)                                     assist and cooperate with NETCARE in implementing any changes or system requirements, i.e. by allowing NETCARE to train FME personnel.

e)                                      be obliged to comply with the license terms of the third party licensor and not use the software in violation of such license. In particular, FME shall notify NETCARE of any violations of such license agreement and terms defined therein.

f)                                       allow NETCARE or an agent of NETCARE to audit whether FME’s use of the software is consistent with the rights granted to FME herein upon request by

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NETCARE and provided there is a legitimate interest therein and to give full co-operation to NETCARE or its agent carrying out such audit. In case of an audit by the licensor with respect to compliance of NETCARE with the licensing conditions, FME shall reasonably assist NETCARE in providing the information reasonably requested by the licensor in connection with such audit.

4.2                               The Parties shall agree on the specifications of any required assistance and cooperation in connection with a service and an Annex or Service Agreement.

5.                                      COOPERATION

5.1                               The Parties shall

a)                                     co-operate in good faith;

b)                                     appoint relevant key personnel with respect to the overall management of the Set of Contracts and the cooperation between the Parties and shall ensure that such key personnel will only be replaced for good cause;

c)                                      appoint responsible personnel and contact persons for the coordination and general management of the Services under this General Agreement, the MSD, other Annexes and Service Agreements;

d)                                     inform the other Party of any circumstances that may have an impact on the provision of the services and result in a default with respect to the services as well as any actual default or remedy of defaults;

e)                                      agree on and comply with a defined communication and escalation process which shall leave the obligations of the Parties under the Set of Contracts unaffected, in particular any retention rights or rights to non-performance shall be excluded;

f)                                       co-operate and provide reasonable assistance for transition and migration of the relevant services after termination of any Annex, Service Agreement or this General Agreement.

g)                                      agree on the performance of license management for FME.

6.                                      PRICES, INVOICE, PAYMENTS

6.1                               All prices, conditions of payment, and schedules are subject to written agreements, and shall be as defined in the MSD and the Service Agreements, if Individual Services are concerned. As regards Standard Services, fees shall be equal to the up-to-

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date prices listed in the price list for standard services of NETCARE, published, updated and agreed with FME each year.

6.2                               Services, where no fees have been agreed, shall be rendered according to the hourly or daily rate in accordance with latest price list as per 6.1.

6.3                               Prices shall be renegotiated and reasonably be modified if a Service Agreement is modified or amended.

6.4                               A price adjustment clause may be incorporated if applicable in any individual Service Agreement.

6.5                               Prices are net prices plus the applicable VAT (value added tax, in Germany currently 19%) and as determined in the specific Service Agreement.

6.6                               Payments hereunder shall be made in EURO.

6.7                               The payment terms should be agreed between NETCARE and the respective affiliate invoiced in a separate or the relevant Service Agreement. For Germany payment terms shall be according to the applicable Fresenius group procedures. A written invoice shall be provided to the respective affiliate even though the booking is done by EDI. Outside Germany, a payment range between 30 —60 days shall be applied.

6.8                               Overall NETCARE shall offer to FME competitive prices in the average for a Group of Services, based on the costs for the individual Services. FME shall be entitled to request a review of the prices for a Group of Services. Upon such request, the Parties shall make a benchmarking evaluation. If NETCARE’s prices are out of market range after such benchmarking evaluation, FME shall have the right to request an alternative offer from NETCARE within a period of one month after the benchmarking results. NETCARE shall have a period of three month to prepare such an offer. If FME accepts the alternative offer, acceptance may not be unreasonably withheld, adjusted pricing shall apply with retrospective effect from the date of receipt of FME’s request for an alternative offer. The same procedure shall apply as far as NETCARE’s prices are below market prices whereas NETCARE shall be entitled to submit the alternative offer to FME without request from FME and FME shall be obliged to reasonably accept the alternative offer. If a benchmark of the prices for a Group of Services has been conducted, FME shall not request another review for the next three years after completion of the benchmarking process. Upon request, the Parties shall make a benchmarking evaluation.

7.                                      GOVERNANCE STRUCTURE AND CHANGE REQUEST PROCEDURE

7.1                               The Parties agree to implement and appoint certain committees and boards for the

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coordination of the cooperation between the Parties. The governance structure shall have the following three levels:

a)                                     Management Board: strategic level

b)                                     Steering Committee: tactical level

c)                                      Operation Units: operational level.

7.2                               Obligations and tasks of each level, the constitution and composition of each level as well as escalation procedures shall be governed by and defined in the MSD.

7.3                               Each Party shall have the right to request in writing a change to the contractual arrangements between the Parties, as agreed in the Set of Contracts, including the processes defined in the MSD, the Services or specifications.

a)                                     Changes with an impact on the specifications or scope of the Services shall be subject to the change procedures defined in the MSD. The following provisions shall apply to any changes to the contractual provisions of this General Agreement or any processes defined in the MSD, the Attachments or any general provisions in the Annexes or Service Agreements that are meant to provide a deviation from the provisions in this General Agreement or the MSD and that do not have an impact on the content or scope of a Service, the service fees or alike (“Contractual Change”).Subject to the terms and conditions of this General Agreement, NETCARE shall undertake to comply with FME’s reasonable requests for a Contractual Change provided that the Parties have agreed in writing on the effects of any Contractual Change on this General Agreement or its Annexes.

b)                                     If provisions in the Set of Contracts are erroneous, incomplete, ambiguous, or impossible to fulfill for anybody, the Parties shall upon request of one Party decide without undue delay on modifying and completing such provisions.

c)                                      If changes in applicable laws, orders of authorities or courts have an impact on the Services or the Set of Contract or make changes to the Services or Set of Contract necessary, NETCARE shall implement such changes upon request of FME or in its own discretion provided that NETCARE will inform FME of such change. The Parties will mutually and reasonably agree on the relevant contractual changes necessary.

d)                                     Neither Party shall unreasonably withhold or delay its consent to a Contractual Change. Any Contractual Change agreed between the Parties shall be made in writing and signed by the Parties.

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e)                                      Contractual Changes shall be discussed and agreed on the level of the Steering Committee.

8.                                      CONFIDENTIALITY

8.1                               Each Party shall keep strictly confidential

a)                                     all documents, information, and data, and

b)                                     all trade secrets or confidential information proprietary to one of the Parties or a third Party disclosed to her or obtained by her incidental to the cooperation under the Set of Contracts (Confidential Information). Confidential Information shall include without limitation know-how, details of orders, contractual provisions and prices.

8.2                               The Parties shall disclose Confidential Information as defined in Section 8.1 to third Parties only upon prior written consent of the other Party. The Parties shall put all third Parties or companies who may receive Confidential Information or who are retained under this General Agreement under the same obligations as the respective Party has entered into.

8.3                               Subcontractors obtained by NETCARE shall not qualify as third parties under Section 8.2, provided that such subcontractors are under an obligation to keep information confidential at least as protective as the confidentiality provisions under this General Agreement and that the breach of such obligation shall be punishable by an adequate penalty. Confidential Information shall only be disclosed to subcontractors on a need to know basis.

8.4                               This obligation to keep confidential does not include

a)                                     information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Receiving Party;

b)                                     information which hereafter lawfully comes into the Receiving Party’s possession from an independent third source without any obligation of secrecy;

c)                                      information which the Receiving Party can show by sufficient evidence was in the Receiving Party’s possession prior to the time of receipt from the Disclosing Party, or information or knowledge which was independently developed by or for the Receiving Party without access to any of the Confidential Information disclosed hereunder.

d)                                     information which the Receiving Party has an obligation or duty to disclose under applicable law or by order issued by the competent courts, provided

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Disclosing Party is given a reasonable opportunity to review the planned disclosure and discuss the need for such with Receiving Party prior to the actual disclosure;

8.5                               FME shall ensure that any user names and passwords are kept confidential and that only authorized users use the Services and licenses rendered by NETCARE. User names and passwords shall not be disclosed to an third Party and shall be kept confidential in order to prevent access of not authorized third Parties.

9.                                      PRIVACY LAW/SAFETY/COMPLIANCE WITH GXP/ORDER-DATA PROCESSING

9.1                               NETCARE shall comply with the data protection, data safety and security obligations imposed on FME by the applicable laws and regulations and the provisions of the Network Security Guideline of Fresenius Medical Care AG & Co. KGaA provided to NETCARE by FME.

9.2                               For that reason and according to requirements imposed on FME by law, regulations and safety aspects, FME has to insist on the obedience of the following terms and conditions. NETCARE acknowledges these terms and conditions as being mandatory for FME to comply with laws, regulations and safety aspects and for the fulfillment of FME’s business.

9.3                               NETCARE shall be liable to FME that

a)                                     NETCARE follows FME’s instructions with regard to the creation and implementation of user profiles; and

b)                                     system architecture shall maintain the security and consistency of the data, and access by FME officers, employees and agents shall be according to the user profiles; and

c)                                      each of FME’s employees shall have unhindered access to FME’s proprietary data unless such access is restricted by the user profile and/or FME’s other instructions; and

d)                                     no third Party (including employees or representatives of further companies of the Fresenius SE & Co. KGaA group of companies) shall, at any time, have access to FME’s data.

9.4                               FME shall be entitled to audit and/or qualify NETCARE with respect to the current quality management system and the quality management system envisioned to be implemented under section 9.5, the internal control system prescribed by FME’s corporate governance regulations, and/or, at FME’s choice, to let have an external auditor audit and/or qualify NETCARE once a year, or as deemed necessary, but reasonably

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acceptable for NETCARE, in order to assure that NETCARE complies with its contractual obligations. Prior to such FME or third Party audit, FME shall give NETCARE timely prior written notice and FME or third Party access shall be limited to NETCARE’s normal business hours.

9.5                               NETCARE shall be obliged to maintain a quality management system meeting the requirements agreed in a separate quality assurance agreement. The quality assurance agreement shall define responsibilities, scope, regulatory requirements, validation and documentation requirements, among others.

9.6                               In general Netcare shall ensure that FME’s GxP-critical applications and data, as expressly defined by FME, are maintained and archived in a GxP-compliant way. Netcare shall ensure that all FME GxP-critical systems, applications and data will be operated GxP-compliant in accordance to the specifications as set forth in the applicable Service Agreement and instructions of FME. Further requirements concerning archiving and disaster recovery as well as how FME and Netcare work in GxPcritical projects shall be defined in the quality assurance agreement.

9.7                               Whenever FME shall be obligated by the applicable laws, regulations or requirements imposed on FME by the competent authorities or agencies to change, amend or modify its quality as well as corporate governance standards in order to fulfill the regulatory requirements for FME’s business, NETCARE shall be obligated to follow any of such FME’s requests in order to comply with any such changes, amendments or modifications. Any changes shall be made by applying the change procedures defined in this General Agreement or the MSD, as applicable.

9.8                               FME’s business is strongly regulated by governmental authorities. Due to regulation changes FME may be forced to changed business processes that may also affect NETCARE’s duties and may require NETCARE to exceed any cur r ent st andards, i. e.the requirements defined in the qualit y assur ance. As f ar as t he im plem ent at ion of such changes tr igg er s any m at er ial cost s NETCARE shall inform FME before implementation of such changes or requirements. Both Parties shall agree in accordance with the change procedures defined in this General Agreement or the MSD, as applicable, on the implementation of such changes and document in writing such changes and related costs. FME shall compensate NETCARE for any costs related to such changes based on the related effort and expenses.

Any measures and related costs in connection with the implementation, application and maintenance of any internal control system required by FME or FME’s corporate governance regulations shall be agreed in a separate Annex or Service Agreement.

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10.                               ORDER-DATA PROCESSING (AUFTRAGSDATENVERARBEITUNG)

10.1                        The Parties acknowledge that NETCARE (as the processor) will provide services to FME (as the controller) on basis of order-data processing (Auftragsdatenverarbeitung). The following rules apply to all activities in which the staff of NETCARE or a third party acting on behalf of NETCARE may come into contact with Personal Data of FME. Personal Data means any individual element of information concerning the personal or material circumstances of an identified or identifiable natural person (individual).

10.2                        Duration (term) and subject of the order-data processing shall be defined in the Master Service Description, the Standard Service Agreement or the Individual Service Agreement — whichever is applicable.

10.3                        The extent, type and purpose of the intended collection, processing or use of personal data, the type of data and categories of data subjects are stipulated in Section 1 of this General Agreement.

10.4                        NETCARE shall take the appropriate technical and organizational measures to adequately protect FME’s Personal Data against misuse und loss in accordance with requirements of section 9 of the German Federal Data Protection Law (Bundesdatenschutzgesetz; hereinafter: BDSG). The measures are defined in the Master Service Description and may be expanded in Standard Service Agreements or Individual Service Agreements.

10.5                        The technical and organizational measures are subject to technical progress and development, and NETCARE may implement adequate alternative measures in accordance with Section 7.3 of this General Agreement. These must not however fall short of the level of security provided by the specified measures. Any material changes must be documented.

10.6                        FME and NETCARE are aware of the fact that, at present, NETCARE operates its services under the Set of Contracts through a “one-client-system”, i. e. FME and further companies of the Fresenius SE & Co. KGaA group of companies are within the same “client-system”.

10.7                        NETCARE is obliged to rectify, erase or block the Personal Data processed in accordance with the reasonable instructions of FME. NETCARE shall take the necessary precautions to ensure that Personal Data can be rectified, erased or blocked in its systems.

10.8                        If a data subject (individual person) should apply directly to NETCARE to request the correction or deletion of his Personal Data, NETCARE must forward this request to

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FME without delay, unless the correction or deletion is part of the specific service.

10.9                        NETCARE shall collect, process and use Personal Data only within the Set of Contracts. NETCARE may not use Personal Data for any other purposes, including its own purposes.

10.10                 NETCARE shall ensure that any personnel entrusted with processing FME’s Personal Data have undertaken to comply with the principle of data secrecy in accordance with section 5 of the BDSG and have been duly instructed on the obligations of NETCARE to protect Personal Data. The obligation of confidentiality shall continue after their employment ends.

10.11                 NETCARE shall monitor compliance with the provision of this section by means of regular tests.

10.12                 Where stipulated by law, NETCARE shall appoint a data protection officer, able to discharge his duties as set out in sections 4f and 4g of the BDSG. The officer’s contact details must be supplied to FME to enable direct contact to be made.

10.13                 Upon FME’s request, NETCARE shall provide all information necessary for compiling the overview defined by section 4g (2) sentence 1 of the BDSG.

10.14                 NETCARE may use sub-contractors according to Section 3 of this General Agreement.

10.15                 FME must be granted the right to monitor and inspect the sub-contractor in all cases of order-data processing.

10.16                 In addition to Section 10.7 of this General Agreement, FME may carry out the job control stipulated in No. 6 of the annex to the BDSG, or appoint auditors to do so.

10.17                 NETCARE shall provide FME with the information required to meet its job control obligation, and shall make the necessary documentation available.

10.18                 With regard to the monitoring obligations of FME under section 11 (2) sentence 4 BDSG before the start of data processing and throughout the term of the commission, NETCARE must ensure that FME can confirm adherence to the technical and organizational measures taken. For this purpose, NETCARE must provide FME upon request with evidence of the implementation of the technical and organizational measures pursuant to section 9 of the BDSG and the annex thereto. Evidence of the implementation of any measures that do not only affect the specific commission may also be presented in the form of up-to-date attestations, reports or extracts thereof from independent bodies (e.g. external auditors, internal audit, the data protection officer, the IT security department or quality auditors) or suitable certification by way of

18

an IT security or data protection audit.

10.19                 In addition to Section 5 of this General Agreement, NETCARE shall notify FME in all cases of violations of data protection provisions.

10.20                 Where FME’s Personal Data becomes subject to search and seizure, an attachment order, confiscation during bankruptcy or insolvency proceedings, or similar events or measures by third parties while being processed, NETCARE shall inform FME without undue delay. NETCARE also shall, without undue delay, notify to all pertinent parties in such action, that any Personal Data affected thereby is in FME’s sole property and area of responsibility, that Personal Data is at FME’s sole disposition, and that FME is the responsible body in the sense of the BDSG.

10.21                 The Parties are aware that section 42a of the BDSG may impose a duty to inform in the event of the loss or unlawful disclosure of Personal Data or access to it. Such incidents should therefore be notified by NETCARE to FME immediately, regardless of their origin. This also applies to serious operational faults or where there is any suspicion of an infringement of provisions relating to the protection of Personal Data or other irregularities in the handling of Personal Data belonging to FME. In consultation with FME, NETCARE must take appropriate measures to secure the data and limit any possible detrimental effect on the data subjects. Where obligations are placed in FME under section 42a of the BDSG, NETCARE must assist in meeting them.

10.22                 FME is responsible for compliance with the BDSG and other relevant regulations on data protection, and retains control over the extent of the data to be processed.

10.23                 FME shall have the right to give NETCARE reasonable instructions as to the nature, scope and method of data processing. The proceeding of FME’s authority to issue instructions is stipulated in Section 7 of this General Agreement.

10.24                 Any changes to the subject-matter of the processing must be agreed in writing by the Parties and documented together.

10.25                 NETCARE shall inform FME immediately if NETCARE believes that an instruction violates privacy laws. NETCARE may then postpone the execution of the relevant instruction until it is confirmed or changed by FME.

10.26                 After the termination of a commission under this General Agreement NETCARE must return to FME all of FME’s Personal Data in NETCARE’s possession and all Personal Data collected and produced in connection with the commission, or delete them with the prior written consent of FME. The deletion log must be presented upon request.

10.27                 Documentation intended as proof of proper data processing must be kept by NETCARE beyond the end of the Set of Contracts in accordance with relevant retention

19

periods. NETCARE may hand such documentation over to FME after expiry of this General Agreement or its Annexes.

11.                               RIGHTS OF USE AND INTELLECTUAL PROPERTY RIGHTS

11.1                        NETCARE shall procure, operate and maintain any software, licenses and rights needed by NETCARE for the provision of the Services.

11.2                        As a matter of principle, NETCARE shall procure and acquire licenses and rights in connection with the Services in its own name and sublicense such licenses or grant to FME the rights of use for software or other deliverables to the extent required by FME in connection with, or as a result of, the relevant Service Agreement for the use of the Services under the Set of Contracts in accordance with the provisions defined in this Section 11, unless otherwise agreed in a Service Agreement.

11.3                        Any rights granted by NETCARE to FME under this Agreement shall not entitle FME, without NETCARE’s prior consent, to modify, decompile, translate, decrypt, decompose, or copy the deliverable, unless otherwise expressly agreed herein or in a Service Agreement.

11.4                        With respect to third party standard software or NETCARE’s own software, not specifically and exclusively developed for FME, which is used by NETCARE to provide the Services (“Standard Software”), NETCARE shall grant FME the non-exclusive, nontransferable right to use without limitation in time, scope or place subject to the terms of this General Agreement and the relevant Service Agreement, in particular limited to the purpose described in the relevant Service Agreement. The scope of the right of use of FME shall be in accordance with the license and right of use granted by the third party licensor to NETCARE. NETCARE shall ensure that it will obtain all required rights and licenses to sub-license or transfer the license to FME for the required purposes.

11.5                        To the extent that any rights derive from software or other deliverables expressly developed for and on behalf of FME by NETCARE, including new developments of interfaces, platforms, changes, etc., provided that NETCARE has not used any proprietary software of NETCARE or any third party, any intellectual property rights shall vest in FME and FME shall be the owner of any intellectual property rights in connection with such deliverable. FME grants to NETCARE the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Set of Contracts. The right to use is limited to the purposes described in the Service Agreement applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable.

20

11.6                        As far as NETCARE develops any deliverable only partly for and on behalf of FME or FME only partly reimburses the costs associated with a deliverable, NETCARE and FME shall be co-owners of such deliverable in the proportion of the relevant contribution to the development of the deliverable. FME shall have the non-exclusive, transferable right to use the deliverable for the purpose of this General Agreement. NETCARE shall have the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Set of Contracts. The right to use is limited to the purposes described in the Service Agreement applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable. NETCARE shall have the right to sublicense such rights to affiliated companies and to provide maintenance, update and upgrade services with respect to the deliverables to such affiliated companies as agreed between the Parties in a Service Agreement.

11.7                        In case of developments, updates, upgrades and changes to Standard Software or NETCARE’s proprietary software, provided that such updates and upgrades are not available on the market, including customizing and adjustments to general structures, systems, configurations, scripts and other customizing, NETCARE shall grant FME the non-exclusive, transferable right for the term of this General Agreement to use the developments in connection with the basis software without additional charges.

11.8                        Own developments of NETCARE shall be solely in the property of NETCARE. Any rights of use of FME shall be granted in accordance with Section 11.4.

11.9                        As far as FME has acquired licenses or rights in connection with a Service from a third party, that are required for the use of the Services, or FME is obliged in connection with a Service to provide standard software or other individual software developed for FME, FME shall grant to NETCARE the non-exclusive, non-transferable right to use the software or deliverables for the purposes and as far as necessary for the provision of the Services to FME under the Set of Contracts. As far as necessary for the provision of the Services FME shall also grant NETCARE the right to copy, revise and decompile the software, whereas such right shall be limited to the maintenance or reinstatement of the agreed functionality of the software. The Parties shall agree on the specific rights in the relevant Service Agreement. The scope of the right of use of NETCARE shall be in accordance with the license and right of use granted by the third party licensor to FME. FME shall be obliged to ensure that any relevant license permits NETCARE’s use of any licensed rights granted hereunder to NETCARE for the required purpose and FME shall inform NETCARE of any license terms applicalble. NETCARE shall be obliged to comply with the license terms of the third party licensor and not use or revise the software in violation of such license. In particular, NETCARE shall notify FME of any violations of such license agreement and terms

21

defined therein.

12.                               DEFECTS AND WARRANTY

12.1                        NETCARE shall render its Services in accordance with the service levels defined, if any, or any specifications defined in the relevant Service Agreement and the Services shall be free of defects of priority 1, 2 and 3. Services rendered by NETCARE or its subcontractors not complying with the aforementioned standards shall be deemed “Defects”.

12.2                        In the event of Defects of an agreed product or works that shall be supplied, FME’s claims shall expire twenty four months after delivery of the respective product or works. FME shall notify NETCARE of any Defects immediately upon delivery, or in case of hidden Non-Conformities upon discovery, at the latest within 10 business days.

12.3                        NETCARE shall have opportunity to cure all Defects free of charge and within reasonable time. NETCARE may choose to remedy by repair or redelivery within its discretion. NETCARE shall have two attempts to remedy a Defects. If NETCARE fails to cure before an appropriate dead-line set by FME expires FME may appropriately reduce the price. If said Defect that has not been remedied by NETCARE does not affect economically reasonable uses of the remaining parts of services or goods which NETCARE has delivered or shall deliver and FME makes such use thereof, FME’s rights shall be limited to the defect service or part of NETCARE’s performance. Save for the provisions in Section 15 FME shall have no right to terminate the relevant Service Agreement or this General Agreement due to a Defect.

12.4                        Unless otherwise agreed between the Parties in this Section 12 any Defects shall be regulated by the relevant warranty provisions defined by statutory law, as applicable to the Service.

13.                               LIABILITY

13.1                        Either Party shall be liable without limitation for all damages caused by intent or gross negligence of the Party or its vicarious agents as well as Defects fraudulently concealed and all mandatory statutory liability.

13.2                        Parties shall be liable for all personal injuries up to an amount of Euro 500,000 (five hundred thousand Euros) for each incident, in a total for all such damages up to an amount of Euro 5,000,000 (five million Euros), provided that such liability is not covered by section 13.1. For all other civil liability arising out of slight negligence by the Parties and their relevant vicarious agents not covered by section 13.1 or 13.2 the following applies:

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a)                                     for all damages to material objects (Eigentumsverletzungen) in the property of or leased by FME which are caused as a direct consequence of the services performed under the Set of Contracts, such as but not limited to excess of voltage, damages to hard and software due to services rendered under the Set of Contracts the injured Party may recover the amount necessary for repair or for compensation of such damages up to an amount of Euro 2,000,000 (two million Euro) for each incident.

b)                                     For all damages caused by negligent breach of contract, such as but not limited to system break-downs and which FME has to incur in accordance with claims of third contractors which cannot be solved amicably, FME is to be held harmless by NETCARE by a calendar-year compensation cap up to 15% (Fifteen percent) of the contractual value of the respective Service Agreement reduced by the penalty, if any, as defined in the respective Service Agreement. NETCARE shall be informed about the facts underlying such case in a maximum transparent manner. FME shall use best efforts to defend such cases.

c)                                      No Party shall be liable for lost profits, potential savings, consequential or indirect damages.

13.3                        Should NETCARE be held liable for a breach of contract or other liability, FME’s contributory fault shall be reasonably considered. NETCARE shall not be liable for damages caused by instructions, information, documents, materials, or contributions or support provided by FME to NETCARE.

13.4                        NETCARE shall in no instance be liable for deficiencies of software, assistance or other appliances that FME has ordered from third parties or that FME has provided. NETCARE shall support FME by problem solving with best effort against compensation, if not agreed otherwise within the specific Service Agreement. NETCARE shall in no event be liable under this Section 13 if FME (without NETCARE’s written approval) or a third party has modified Services delivered by NETCARE, FME has used the Service in breach of the Set of Contracts (handling error), FME has not provided its cooperation obligations in a proper or timely manner, the Defect arises from instructions of FME provided that NETCARE has notified FME of the associated risks that lead to the Defect.

13.5                        In the event that NETCARE retained a subcontractor upon FME’s sole and specific request to use such subcontractor, NETCARE hereby assigns all its claims and rights vis-á-vis such subcontractor under the relevant contract with the subcontractor to FME. To the extent of such assignment, FME’s claim against NETCARE shall be fulfilled and NETCARE shall not be liable for any damages, losses or claims of FME or any third party resulting from the services of such subcontractor. FME authorizes NETCARE to make any claims and enforce any claims against such subcontractor.

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NETCARE shall reasonably enforce any claims out of or in courts and FME will assist NETCARE in any actions. NETCARE shall in any event consult and coordinate any actions with FME and follow instructions of FME in connection with the enforcement of a claim. The aforementioned shall also apply in case NETCARE has integrated or used a certain product or software or procured such product or software from a designated subcontractor upon FME’s request.

13.6                        NETCARE shall be responsible for the services and contractual deliverables rendered by its own subcontractors to the same extent NETCARE itself is liable for the Services. Contractual partner of subcontractors shall solely be NETCARE and the scope of services to be rendered by NETCARE to FME shall not be affected by the use of subcontractors.

13.7                        The aforementioned provisions shall apply to the personal liability of all statutory representatives, senior management, agents, subcontractors and employees as far as these qualify as vicarious agents of the relevant Party.

13.8                        NETCARE shall be excused from performance of its obligations and the Services under this General Agreement, any Annex and Service Agrement affected and shall not be held liable for any losses, damages or delays, including consequential damages, resulting from any event or cause beyond its reasonable control, including earthquake, fire, flood, explosion, war, embargo, transportation shortage or delay, breakage of machinery or electric power outage.

14.                               PENALTIES

14.1                        The sum of any penalties accrued under the Set of Contracts for the period of one year shall not exceed 5 % of the total remuneration under the Set of Contract, excluding remuneration for Projects, for the previous year. For the purposes of this section the yearly remuneration and sum of penalties shall not be calculated on the basis of the calendar year but on a rolling basis, i.e. the 12 months prior to the event triggering the penalty.

15.                               TERM AND TERMINATION

15.1                        The term of this General Agreement shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the General Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the General Agreement will be extended automatically for successive one year periods unless one of the parties terminates this General Agreement by giving 6 months prior written notice to the expiration of the then current term.

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15.2                        The Parties shall be entitled to terminate individual Service Agreements by giving 6 months written notice prior to the end of the agreed term unless otherwise agreed under applicable termination clauses in the Service Agreements.

15.3                        Each Party shall be entitled to terminate this General Agreement and the Set of Contracts in whole or in part with immediate effect by giving written notice if (a) the other Party becomes insolvent, (b) the other Party is the subject of any winding up, dissolution, insolvency or liquidation proceedings, or makes any assignment of materially all assets for the benefit of creditors, (c) the other Party terminates its business in whole or in substantial part, or (d) in case of a merger or acquisition, whereby the common shareholder Fresenius SE & Co. KGaA transfers its controlling interest, be it by transfer of assets or by transfers of shares or dilution of the interest of Fresenius SE & Co. KGaA, in the non-terminating Party to a third Party which is not under the control of Fresenius SE & Co. KGaA.

15.4                        Furthermore, FME shall be entitled to terminate the Set of Contracts upon giving reasonable notice, if NETCARE (i) unreasonably restricts FME from accessing data for processing in other systems; (ii) breaches the terms and conditions of Sections 9.1, 9.3, 9.5, 9.6 or 9.7 above and/or (iii) after discussion in the Steering Committee, will not be able to comply with the terms and conditions as outlined under Sections 9.1, 9.3, 9.5, 9.6 or 9.7 above.

16.                               EFFECT OF TERMINATION/EXPIRATION

16.1                        The termination of this General Agreement shall not affect the term of its Service Agreements or any Annex and no such Service Agreement or Annex shall be terminated unless expressly and separately terminated by the terminating Party. In case of a termination of this General Agreement the terminating Party shall have a special termination right with respect to each Annex and Service Agreement being part of the Set of Contracts.

16.2                        The termination of a Service Agreement or Annex shall not affect this General Agreement or any other Annex or document of this Set of Contracts unless expressly agreed for certain cases in Section 16.

16.3                        After termination or expiration of the contractual relationship the Parties shall undertake to modify the remainder of the Set of Contracts as economically indicated and according to the factual situation. Furthermore, they shall return all documents and other information which they have received from the other Party because of or incidental to the cooperation upon first request. The correspondence between the Parties and all documents and papers that have to be kept available as required by laws or

25

regulations or papers and documents that are destined to remain with the respective Party.

16.4                        After termination of the General Agreement or Service Agreement hereto, NETCARE shall be obliged to deliver the services agreed upon hereunder to FME upon FME’s request for such period which is required by FME to retain an alternative service provider. FME’s obligations defined under Section 4 shall remain in effect for such transition period. However, FME shall not be required to buy these services from NETCARE. In case that FME decides to discontinue individual services or parts thereof NETCARE shall not be responsible for the remainder of the services to be delivered to FME, provided, that the discontinued services were required for rendering the remainder of the services. Furthermore, NETCARE shall reasonably cooperate with FME on the transfer of any services or system operated or maintained under this Set of Contracts to an alternative service provider. Remuneration for services rendered and other terms and conditions for this transition period shall be analogous to the terms of this General Agreement or any Service Agreement referred to of the year of termination. Additional services required for the transition or migration of services to an alternative service provider shall be agreed separately and shall be compensated by FME in accordance with the agreed prices in the relevant up-to-date price list of NETCARE or as separately agreed.

16.5                        Details regarding the services and transfer of data shall be agreed upon in the Steering Committee. As far as an agreement about the reintegration and continuation of the services has not been achieved within 3 months after written notice, an external Party shall be commissioned for defining the scope of services to be rendered by NETCARE and FME’s or any third Parties responsibilities and assistance. The external Party shall be nominated by FME and NETCARE in mutual agreement, however, if such consensus cannot be reached by FME and NETCARE, the arbitrator under Section 17.3 shall nominate the external Party.

16.6                        NETCARE shall grant to FME upon termination/expiration of the contractual relationship a license for the use of all intellectual property rights owned by NETCARE at the time of termination/expiration of the contractual relationship, with respect to NETCARE’s own developments, including modifications, add-ons, developments, required to operate and run the system governed by and arising out of the Set of Contracts. Such license shall be non-exclusive, unlimited, unrestricted and shall include the right to grant sublicenses to re-outsourcers for the purposes of providing services to FME, however, the right to grant further sublicenses shall not be included. Such license shall be granted free of charge and shall enable FME for further development for internal purposes.

16.7                        Upon termination of this Set of Contracts, neither tangible nor intangible assets shall be transferred from NETCARE to FME and neither claim for such transfer shall vest in

26

FME except for those where FME is the owner of such tangible or intangible assets. Additionally, FME shall in no event actively pursue employment of employees of NETCARE during the term of the General Agreement and for the period of two years thereafter.

16.8                        Upon termination of this General Agreement and/or its applicable Annexes and Service Agreements under the Set of Contracts FME shall neither be entitled without the prior written consent of NETCARE nor shall FME be contractually obligated to take over any employee of NETCARE. In the event FME is obligated to take over such employees or employment contracts according to the respective law, NETCARE shall be obligated to compensate FME any costs and expenses which FME might incur thereby for employees FME is not willing to take over provided that FME is not actively deploying such employees.

16.9                        The following provisions shall survive a termination of this General Agreement and shall remain in effect upon a termination for a period of at least five years or applicable storage and documentation obligations, whichever is longer: Sections 5, 8, 9, 13, 16, 17, 18.

17.                               GOVERNING LAW, ARBITRATION

17.1                        The Set of Contracts shall be governed by the laws of Germany (excluding UN-CISG and the rules and principles on the conflict of laws).

17.2                        Any dispute, controversy or claim, arising out of or in connection with the Set of Contracts, or the breach, termination or invalidity thereof (the “Controversies”), shall be governed by the following dispute resolution mechanism:

17.3                        Controversies shall be settled amicably between the Parties on operational level and according to the escalation procedure as defined in the MSD. If the Parties are unable to reach a mutual consensus, the Parties shall be entitled to file for arbitration complaints in the arbitration panel of the Deutsche Gesellschaft für Recht and Informatik e.V. (“DGRI”), according to its Rules of Arbitration. The place of arbitration shall be in Frankfurt am Main, Germany. The numbers of arbitrators shall be [3]. English shall be used in the arbitrational proceedings.

17.4                        In order to allow the arbitration to proceed the Parties waive the defense of expiration of statute of limitation for all claims arising in the disputed matter, starting with the request for arbitration filed with the DGRI and until one month after the end of the arbitration process. The expiration of statute of examination shall be suspended for the time of the arbitration proceeding.

17.5                        The decision of the arbitration panel shall be binding.

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18.                               MISCELLANEOUS

18.1                        All Annexes, the Attachments, and the Preamble are incorporated into this General Agreement. The Preamble shall reflect the intentions of the Parties as of the effective date of the General Agreement and shall have legal effect, however, only insofar as it may be used for interpretative purposes in case of controversy over the interpretation of certain clauses in the General Agreement, Annexes or the Attachments or if Section 17 is applicable.

18.2                        Neither Party’s general terms and conditions (Allgemeine Geschäftsbedingungen) shall be incorporated in this Set of Contracts.

18.3                        The rights inuring to the benefits of the Parties under the Set of Contracts shall be non-transferable unless the other Party has agreed to the transfer in writing. Such consent shall not be unreasonably withheld if the rights are transferred to Parties under common control of Fresenius SE & Co. KGaA or Fresenius Medical Care AG & Co. KGaA.

18.4                        No action or inaction of one of the Parties shall be construed as a waiver of rights or shall affect such rights, unless this General Agreement does provide to the contrary.

18.5                        Alterations of and amendments to the Set of Contracts must be made in writing. This applies also to this requirement of writing.

18.6                        If any provision of the General Agreement is held to be invalid or unenforceable, the validity of the remaining provisions shall not be affected. The Parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the Parties when signing the General Agreement.

18.7                        Same shall apply to all contractual provisions that the Parties may have omitted to include in this General Agreement.

18.8                        As far as the language of Set of Contracts uses the name under which a software is marketed all later releases shall be included.

18.9                        FME may execute rights to hold back or to set off only upon claims uncontested by NETCARE, or sums finally awarded by DGRI under Section 17 of this General Agreement.

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Bad Homburg,	Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA		Fresenius Netcare GmbH
represented by its General Partner		represented by
Fresenius Medical Care Management AG,
represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and		Chairman
Chairman of Management Board

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America,		Vice Chairman
Middle East and Africa
Global Chief Strategist

Attachment 1:	List of Affiliates
Attachment 2:	Fairness Opinion
Attachment 3:	Glossary
Attachment 4:	Master Service Description

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Attachment 1 to the General Agreement

List of Affiliates based on FNC’s customer master data

Attachment 1 to the General Agreement

List of Affiliates

Branch	Debitor	Affiliate	Unit	Location	Country code
N210	60000252	FMC D GmbH	-Zahler-	Bad Homburg	DE
N210	60000295	FMC D GmbH	GB ZE Overhead/Key Turn Proj.	Bad Homburg	DE
N210	60000296	FMC D GmbH	Projektierung	Bad Homburg	DE
N210	60000300	FMC D GmbH	Marketing Technik	Bad Homburg	DE
N210	60000305	FMC D GmbH	IT-Projektierung	Bad Homburg	DE
N210	60000306	FMC D GmbH	GB ZE Production	Bad Homburg	DE
N210	60000388	GFI - Deltronix	Ges. für Informationssysteme mbH	Fürth / Bayern	DE
N210	60000728	FMC D GmbH	GB ZE OVH Technics /Training & Educ	Bad Homburg	DE
N210	60000729	FMC D GmbH	GB ZE Technical Service Internation	Bad Homburg	DE
N211	60000128	Fresenius Medical Care Deutschland	Bereich EMEA - Overhead EMEA +Comme	Bad Homburg	DE
N211	60000130	Fresenius Medical Care Deutschland	Bereich EMEA - Controlling	Bad Homburg	DE
N211	60000134	Fresenius Medical Care Deutschland	Bereich EMEA - SCE Distribution	Bad Homburg	DE
N211	60000267	Fresenius Medical Care Deutschland	Bereich EMEA - NESEE Overhead	Bad Homburg	DE
N211	60000268	Fresenius Medical Care Deutschland	Bereich EMEA - Supply Network Plann	Bad Homburg	DE
N211	60000269	Fresenius Medical Care Deutschland	Bereich EMEA - SC OVH&SCPI	Bad Homburg	DE
N211	60000270	Fresenius Medical Care Deutschland	Bereich EMEA - EEMEA BG/PL/RO	Bad Homburg	DE
N211	60000271	Fresenius Medical Care Deutschland	Bereich EMEA - Clinical Governance	Bad Homburg	DE
N211	60000394	Fresenius Medical Care Deutschland	Bereich EMEA - CS Latin America	Bad Homburg	DE
N211	60000395	Fresenius Medical Care Deutschland	Bereich EMEA - SCE CDC	Bad Homburg	DE
N211	60000592	FMC D GmbH	International Marketing & Medicine	Bad Homburg	DE
N211	60000618	Fresenius Medical Care Deutschland	Bereich EMEALA - POI	Bad Homburg	DE
N211	60000619	Fresenius Medical Care Deutschland	Bereich EMEA - Overhead EEMEA + Pro	Bad Homburg	DE
N211	60000620	Fresenius Medical Care Deutschland	Bereich EMEA - Russian Speaking	Bad Homburg	DE
N211	60000621	Fresenius Medical Care Deutschland	Bereich EMEA - Middle East Overhead	Bad Homburg	DE
N211	60000622	Fresenius Medical Care Deutschland	Bereich EMEA - W Africa Overhead	Bad Homburg	DE
N211	60000623	Fresenius Medical Care Deutschland	Bereich EMEA - SE Africa Overhead	Bad Homburg	DE
N211	60000753	Fresenius Medical Care Deutschland	Bereich EMEA - Supply Chain F&D	Bad Homburg	DE
N211	60000759	Fresenius Medical Care Deutschland	Bereich EMEA - Supply Chain Executi	Bad Homburg	DE
N211	60000760	Fresenius Medical Care Deutschland	Bereich EMEA - System & Demand Plan	Bad Homburg	DE
N211	60000761	Fresenius Medical Care Deutschland	Bereich EMEA - Business Operation	Bad Homburg	DE

1

N211	60000762	Fresenius Medical Care Deutschland	Bereich EMEA - Medical Reporting &	Bad Homburg	DE
N211	60000763	Fresenius Medical Care Deutschland	Bereich EMEA - Clinical Research	Bad Homburg	DE
N211	60000764	Fresenius Medical Care Deutschland	Bereich EMEA - Nephrocare Coordinat	Bad Homburg	DE
N211	60000871	Fresenius Medical Care Deutsch. - G	Bereich EMEA -	Bad Homburg	DE
N211	60000878	Fresenius Medical Care Deutschland	WE OVH	Bad Homburg	DE
N211	60000879	Fresenius Medical Care Deutschland	TME	Bad Homburg	DE
N213	60000132	FMC GmbH	Sales Region	Bad Homburg	DE
N213	60000297	FMC GmbH	Marketing Deutschland	Bad Homburg	DE
N213	60000298	FMC GmbH	Technical Service National	Bad Homburg	DE
N213	60000299	FMC GmbH	Stammdaten & Projektmanagement	Bad Homburg	DE
N213	60000301	FMC GmbH	Commercial Department OVH	Bad Homburg	DE
N213	60000302	FMC GmbH	Material Planning	Bad Homburg	DE
N213	60000303	FMC GmbH	Logistics	Bad Homburg	DE
N213	60000304	FMC GmbH	Congresses	Bad Homburg	DE
N213	60000727	FMC GmbH	Overhead	Bad Homburg	DE
N213	60000730	FMC GmbH	Application Service	Bad Homburg	DE
N213	60000742	FMC GmbH	-Zahler-	Bad Homburg	DE
N213	60000777	FMC GmbH	Provider Deutschland	Bad Homburg	DE
N219	60000137	FMC D GmbH	Executive Medical Consulting	Bad Homburg	DE
N219	60000138	FMC D GmbH	Renal Pharma	Bad Homburg	DE
N219	60000141	FMC D GmbH	IBD Corp. Finance	Bad Homburg	DE
N219	60000143	FMC D GmbH	Human Resources	Bad Homburg	DE
N219	60000144	FMC D GmbH	Quality/Regulatory/Environment	Bad Homburg	DE
N219	60000147	FMC D GmbH	R&D (HG)	Bad Homburg	DE
N219	60000148	FMC D GmbH	Vorstand	Bad Homburg	DE
N219	60000487	FMC D GmbH	R&D (SW)	Schweinfurt	DE
N219	60000635	FMC D GmbH	Business Development	Bad Homburg	DE
N219	60000858	FMC D GmbH	International Strategic Development	Bad Homburg	DE
N219	60000882	FMC D GmbH	R&D (WND)	Bad Homburg	DE
N220	60000005	FMC Nederland B.V.	Administratie	VLIJMEN	NL
N220	60000006	Fresenius Medical Care (Schweiz) AG		Oberdorf	CH
N220	60000011	FMC AUSTRIA GmbH		WIEN	AT

2

N220	60000021	FMC Belgium NV		ANTWERPEN - WILRIJK	BE
N220	60000389	Fresenius Medical Care	Slovenija d.o.o.	Zrece	SI
N220	60000773	Fresenius Medical Care	Servizi Logistici SA	Manno	CH
N221	60000003	FMC Ltda., Portugal		Moreira - Maia	PT
N221	60000004	FMC ITALIA S.P.A		PALAZZO PIGNANO(CREMONA)	IT
N221	60000007	FMC Magyarország Egészségügyi Kft		BUDAPEST	HU
N221	60000015	FMC FRANCE SAS		FRESNES Cedex	FR
N221	60000017	Fresenius Medical Care Espana S.A.		MADRID	ES
N221	60000023	FRESENIUS MEDIKAL HIZMETLER A.S.	Free Trade Zone Branch	Antalya	TR
N221	60000026	FMC UK. Ltd.		Huthwaite Nottinghamshire	GB
N221	60000032	NMC of Spain S.A.		Madrid	ES
N221	60000035	Fresenius Medical Care Suomi Oy		HELSINKI	FI
N221	60000036	Fresenius Medical Care Denmark A/S		Taastrup	DK
N221	60000052	FMC ITALIA S.P.A	Naples Office	PALAZZO PIGNANO(CREMONA)	IT
N221	60000058	FMC France S.A. - Provider		FRESNES CEDEX	FR
N221	60000196	Dialifluids S.r.l.		Canosa Sannita CH	IT
N221	60000217	NephroCare Portugal SA		-233 Lisboa (Portugal)	PT
N221	60000224	Fresenius Medical Care - DS, s.r.o.	Provider	Praha 6	CZ
N221	60000391	Fresenius Medical Care Slovensko Gm	Product company	Piestany	SK
N221	60000407	FMC Swerige AB		Sollentuna	SE
N221	60000452	Fresenius Medical Care Maroc		Casablanca	MA
N221	60000457	Fresenius Medical Care Romania S.R.	Baneasa Business Center	Bucharest	RO
N221	60000458	Fresenius Medical Care Polska SA		Poznan (PL 78314807	PL
N221	60000459	FRESENIUS MEDIKAL HIZMETLER A.S.Mai		Maslak/Istanbul	TR
N221	60000488	Fresenius Medical Care Hrvatska d.o	Mr. Davorka Jaman	Zagreb	HR
N221	60000507	Fresenius Medical Care Bulgaria Gmb		Gabrovo	BG
N221	60000518	ZAO Fresenius SP	INN 7736045187 / KPP 772301001	Moscow	RU
N221	60000527	Fresenius HemoCare Adsorber	Technology Middle East S.A.R.L.	Hamra - Beirut	LB
N221	60000547	Saudi Advanced Renal Services	Corporation Ltd.	Riyadh	SA
N221	60000581	Fresenius Diyaliz Hizmetleri A.S		Maslak/Istanbul	TR
N221	60000747	Fresenius Medical Care BH d.o.o.	Sarajevo	Sarajevo, Bosnia and Hercegovina	BA
N221	60000867	Fresenius Medical Care LLC		Kiew	UA

3

N221	60000869	Fresenius Medical Care LLC	Mr. Dmytro Iarmak	Kiew	UA
N221	60000870	Health Care Facility - Hospital	“International Dialysis Center”	Banja Luka	BA
N223	60000002	SMAD S. A.	Z.I. DE LA PONCHONNIERE	L’ARBRESLE	FR
N223	60000016	SIS-TER S.P.A.		PALAZZO PIGNANO (CREMONA)	IT
N223	60000057	Novamed GmbH	Free Trade Zone, Production Plant	Antalya	TR
N223	60000071	FMC Thalheim GmbH	Herr Gerd Bucher	Stollberg	DE
N223	60000145	FMC D GmbH	Production Unit Machines (PUM SW)	Schweinfurt	DE
N223	60000553	Fresenius Medical Care Adsorber Tec		Krems	AT
N223	60000567	Fresenius Medical Care Srbija d.o.o	Predstavnistvo Beograd	Novi Beograd / SERBIA MONTENEGRO	RS
N223	60000625	Fresenius Medical Care Ceská republ	spol.s.r.o. - Product -	Praha 6	CZ
N224	60000206	FMC D GmbH	Global Infrastructure	Bad Homburg	DE
N224	60000342	FMC D GmbH	Inventory EMEALA	Bad Homburg	DE
N224	60000343	FMC D GmbH	International Corporate Finance	Bad Homburg	DE
N224	60000344	FMC D GmbH	Reporting & Master Data	Bad Homburg	DE
N224	60000346	FMC D GmbH	- Financial Statements -	Bad Homburg	DE
N224	60000347	FMC D GmbH	International Consolidation	Bad Homburg	DE
N224	60000398	FMC D GmbH	P & C	Bad Homburg	DE
N224	60000537	FMC-D GmbH	ITSA	Bad Homburg	DE
N224	60000538	FMC D GmbH	CSE	Bad Homburg	DE
N224	60000626	FMC D GmbH	Strategic Controlling	Bad Homburg	DE
N224	60000627	FMC D GmbH	Financial Compliance & Risk Managem	Bad Homburg	DE
N224	60000643	FMC D GmbH	INSITE	Bad Homburg	DE
N224	60000842	FMC-D GmbH	IT Processes	Bad Homburg	DE
N224	60000843	FMC-D GmbH	Integrated Learning	Bad Homburg	DE
N224	60000854	FMC-D GmbH	NCIS	Bad Homburg	DE
N224	60000855	FMC-D GmbH	HBAM	Bad Homburg	DE
N224	60000859	FMC-D GmbH	Business Intelligence	Bad Homburg	DE
N225	60000135	FMC D GmbH	Manufacturing Operations Dialysis	Bad Homburg	DE
N225	60000136	FMC D GmbH	Global Manufacturing Operations (GM	Bad Homburg	DE
N225	60000140	FMC D GmbH	QS EMEA GMO	Bad Homburg	DE
N225	60000146	FMC D GmbH	Purchasing Consulting Center (PCC)	Bad Homburg	DE
N225	60000477	Fresenius Medical Care Deutschland	Folienentwicklung St. Wendel	St. Wendel	DE

4

N225	60000478	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000479	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000480	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000481	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000482	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000483	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000484	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000486	Fresenius Medical Care Deutschland	PU Disposables St. Wendel	St. Wendel	DE
N225	60000779	Fresenius Medical Care Deutschland	Membranentwicklung	St. Wendel	DE
N229	60000387	Fresenius Medical Care SA (Pty) Ltd		Midrand	ZA
N230	60000012	FMC Argentina S.A.		BUENOS AIRES	AR
N230	60000013	Fresenius Medical Care Colombia S.		Bogota, Colombia	CO
N230	60000131	FMC D GmbH	Latin America	Bad Homburg	DE
N230	60000183	FMC Brazil Ltda.		Rio de Janeiro/RJ, Brazil	BR
N230	60000218	FMC D GmbH	DLV Argentinien	Bad Homburg	DE
N230	60000259	FMC de Venezuela C.A.	Zona Industrial Municipal Norte	Valencia, Estado Carabobo	VE
N230	60000332	FMC Brazil Sao Paulo Ltda.	Headquarter	Chácara Snato antonio	BR
N230	60000361	Nephrocare Chile S.A.		San Miguel, Santiago	CL
N230	60000463	FMC D GmbH	DLV Kolumbien	Bad Homburg	DE
N230	60000464	FMC D GmbH	DLV Brasilien	Bad Homburg	DE
N230	60000466	FMC D GmbH	DLV Venezuela	Bad Homburg	DE
N230	60000467	FMC D GmbH	DLV Chile	Bad Homburg	DE
N230	60000468	FMC D GmbH	DLV BRASILIEN / SAO PAOLO	Bad Homburg	DE
N230	60000557	Fresenius Medical Care de Peru S.A.		Lima 3	PE
N230	60000558	FMC D GmbH	DLV Peru	Bad Homburg	DE
N230	60000883	FMC D GmbH	DLV Eucador	Bad Homburg	DE
N230	60000884	Fresenius Medical Care Ecuador Hold	Mr. Bolivar Cordero	Quito	EC

5

Attachment 2 to the General Agreement

Fairness Opinion regarding

the General Agreement 2013

for IT services to be realized between

Fresenius Medical Care AG & Co. KGaA

and

Fresenius Netcare GmbH

Fresenius Medical Care Deutschland GmbH

17 December 2012

Fairness Opinion regarding the General
Agreement 2013 for IT services to be realized between

Fresenius Medical Care AG &. Co. KGaA

and

Fresenius Netcare GmbH

Table of content

I.	INTRODUCTION AND SCOPE OF WORK	1

A.	BACKGROUND	1
B.	SCOPE OF OUR WORK	1

II.	BASIS FOR OUR WORK	3

III. SUMMARY OF THE CONSIDERATIONS MADE BY FME AND FNC REGARDING TERMS AND CONDITIONS FOR THE CONCLUSION OF A GENERAL AGREEMENT 2013		5

A.	BACKGROUND	5
B.	CURRENT CONSIDERATIONS OF FME AND FNC FOR THE CONCLUSION OF A GENERAL AGREEMENT 2013	5
C	CURRENT CONSIDERATIONS OF FME AND FNC REGARDING THE PRICING MECHANISM UNDER THE GA 2013	7

IV. ASSESSMENT ON THE PLAUSIBILITY OF THE CONSIDERATIONS MADE BY FME AND FNC IN THE INTENDED CONTRACTUAL REGULATIONS COMPARED TO WHAT WOULD BE EXPECTED BETWEEN THIRD PARTIES		8

A.	ASSESSMENT ON THE GENERAL APPROACH OF FME AND FNC	8
B.	ASSESSMENT ON THE TERM OF THE GENERAL AGREEMENT 2013	9
C.	ASSESSMENT ON THE PRICING MECHANISM FORESEEN IN THE GENERAL AGREEMENT 2013	10
D.	ASSESSMENT ON THE MAN DAY RATE FOR INTERNAL RESOURCES OF FNC CONSIDERED IN THE PRICE LIST 2013	12
E.	ASSESSMENT ON THE EXPECTED IT COST AS PERCENTAGE OF REVENUE UNDER THE TERMS AND CONDITIONS OF THE GA 2013	12

V. CONCLUSION WITH REGARD TO THE PLAUSIBILITY OF THE CONSIDERATIONS MADE BY FME AND FNC REGARDING TERMS AND CONDITIONS UNDER THE GENERAL AGREEMENT 2013 COMPARED TO WHAT WOULD BE EXPECTED AMONG THIRD PARTIES		16

VI.	NOTES TO OUR PROFESSIONAL STATEMENT	17

ATTACHMENT 1: GENERAL AGREEMENT 2013 BETWEEN FME UND FNC (“GA 2013”), DATED 17 DECEMBER 2012		I

ATTACHMENT 2: OVERVIEW ON THE VOLUME OF EXPECTED IT COST FOR OPERATIONS AND PROJECTS UNDER THE GENERAL AGREEMENT 2013 FOR THE YEARS 2013 TO 2022 (“FNC COST ESTIMATE”) INCLUDING ADDITIONAL CALCULATIONS		II

ATTACHMENT 3: GENERAL TERMS AND CONDITIONS AS OF MAY 2012		III

I

I.                              Introduction and Scope of Work

Based on the engagement agreement dated 6 November 2012 Fresenius Medical Care Deutschland GmbH (hereinafter “FMCD”) commissioned us with a project to prepare an independent fairness opinion with respect to the intended contractual IT service cooperation between Fresenius Medical Care AG & Co. KGaA (hereinafter “FME”) and Fresenius Netcare GmbH (hereinafter “FNC”) as described in the General Agreement 2013 (hereinafter “GA 2013”). This was done by conducting a plausibility check of the intended contractual regulations between FME and FNC regarding comparability with what would be expected between third parties at this stage of negotiations.

A.        Background

FME and FNC are currently negotiating the conditions of a contract governing the provision of IT services through FNC for FME and its affiliates. As the legal representatives and oversight bodies of FME want to ensure that such contract is comparable to what would be reasonably expected between third parties they have raised the request for an independent fairness opinion to be based on the actual status of the negotiations which is considered close to final.

B.        Scope of our Work

In this context Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft (“E&Y”) was engaged by FMCD to make an assessment if the current considerations of the parties involved (FME and FNC) regarding terms and conditions of the contract to be concluded between FME and FNC are comparable to what would be expected among third parties at this stage of the negotiations of a contract.

For this purpose, E&Y reviewed the respective considerations as provided by FMCD, FME and FNC and assessed the plausibility of these considerations compared to what would be expected among third parties at this stage of the negotiation of a contract.

E&Y did not review or assess the General Agreement 2013 in relation to the following points:

•            legal or tax aspects,

•            content of the services,

•            technical realization,

•            amount of total cost to be expected for the services

•            adequacy of the IT measures,

•            adequacy of the IT support level,

•            adequacy of single pricing elements,

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The aforementioned listing is a non-exhaustive enumeration and for illustration purpose only.

The following areas were specifically agreed to be excluded from the scope of the project:

•                A market evaluation by setting up a “Request for Proposal” to the external market for the IT services covered by the GA 2013 to have comparable figures for the services to be provided by FNC.

•                Specific benchmarking studies for the various services to be provided by FNC under the GA 2013.

•                A legal judgment of the existing contracts and Service Level Agreements.

•                A review of the current service relationship.

•                Any detailed analysis outside the scope of discussing the information provided by FMCD, FME and FNC with employees or service providers of these companies.

•                Verification or reconciliation of the contractual information.

•                Verification or reconciliation of the volume of expected IT cost for Operations and Projects under the General Agreement 2013 for the years 2013 to 2022

•                Validation of the requirements and assumptions taken as basis for negotiating the GA 2013.

•                Evaluation of any fairness aspects on a per-country or per-region basis.

The statements included in our fairness opinion reflect our opinion, based on our professional experience. The fairness opinion is only for use of FMCD. However, FMCD is allowed to provide the fairness opinion to its related parties and to the legal bodies of such related parties (e.g. their supervisory board).

Our fairness opinion is the result of our observation of the situation at a given point in time under the constraints and environmental factors valid at this given point in time and based on the information provided to us by FMCD, FME and FNC in the documents and correspondence listed below. We made use of no other FMCD, FME or FNC related information sources for the purpose of our review.

Risks relating to dependencies on documents we did not review were not considered for the purpose of our fairness opinion. We did also not specifically check the existence of all documents referenced to in the reviewed documents and correspondence. If any such documents do not exist or have not yet been agreed and signed they could affect the overall fairness of the GA 2013 defined between FME and FNC. Both parties could have a disagreement on the content and validity of the definition.

Furthermore we were requested to take special consideration of the fact that the negotiations regarding the GA 2013 relate to a contract to be concluded between two entities of the same parent company who are currently already in a successful customer and service provider relationship based on contracts for which the arm’s length nature has been confirmed by a Fairness Opinion from PwC Deutsche Revision

2

Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (hereinafter “PwC”) dated 14 August 2003.

II.                         Basis for our Work

Our work was performed using the following key data files and documents provided by FMCD, FME and FNC:

•            Documents provided by Mr. Griesenbeck from FMCD on 2 November 2012:

•            Draft General Agreement 2013 between FME und FNC, dated 29 October 2012 [20121029 GA V1.0 Final (frozen).docx]

•            FNC Price List 2013 V1.1, Summary of Standard Services, Prices and Charging Conditions (“Price List 2013”) [PRICE_LIST_2013.pdf]

•           SAP Price List V 1.0.10-0 (“SAP Price List”) [SAP Price List V 1.0.10-0.xlsx]

•            Documents provided by Mr. Griesenbeck from FMCD on 27 November 2012:

•            Overview on the volume of expected IT cost for Operations and Projects under the General Agreement 2013 for the years 2013 to 2022 (“FNC Cost Estimate”) [FMC 10 Years_final-ovw.xlsx]

•            Expected IT service cost for 2013 under the General Agreement 2013 by category (“IT cost detail 2013”) [Warengruppe_Material_2013.xlsx]

•            Document provided by Mr. Griesenbeck from FMCD on 17 December 2012

•            General Agreement 2013 between FME und FNC (“GA 2013”), dated 17 December 2012 [20121217 GA V1.0 Final (frozen).docx]

The following supporting documents and information were taken into account for the purpose of our fairness opinion:

•            Documents provided by Mr. Griesenbeck from FMCD on 2 November 2012 or earlier:

•            General Agreement between Fresenius Medical Care AG (FME) and Fresenius Netcare GmbH (FNC) on services provided in the area of information technology within the Territory and related to named subsidiaries of FME dated 8 December 2003 (“General Agreement 2003” or “GA 2003”)

•            Attachment 1 to the GA 2003: FME Affiliates under this Agreement

•            Annex 08 to the GA 2003 between FME and FNC governing individual EDP projects mutually agreed between FME and FNC commencing as of 1 January 2003 (“Annex 8”)

•            Glossary as Annex to the General Agreement 2013 (“Glossary”)

•            Master Service Description as Annex to the General Agreement 2013 (“MSD”)

•            FNC Service Catalog 2013 (“Service Catalog 2013”)

•            Service Agreement SAP to the General Agreement 2013 (“Service Agreement SAP”)

•            SAP Service Level Agreements to the General Agreement 2013/ Service Agreement SAP for the SAP System Families BO, X11,X12,X13,X20,X22,X24,X25,X27,X29,X39,X45,X46,X50 and X57 each (“SAP SLA GA 2013”)

3

•            Annexes 9,10,14,15,17,18,22,23,24,25,27,28,30,31,33,34,35,36 and 40 to the GA 2003 (“Enduring Annexes GA 2003”)

•            Information provided by Mr. Griesenbeck on 5 December 2012 regarding expected FME EMEALA revenue growth until 2022

•            Information provided by Mr. Griesenbeck on 17 December 2012 regarding expected FME EMEALA revenues for 2012

In addition, various verbal and e-mail communication has been held with the following persons to discuss the considerations during the negotiations between FME and FNC and discuss the plausibility of the current approach in the draft contract compared to what would be expected among third parties:

•             Mr. Grimm of FME (Head of IT Coordination EMEALA)

•             Mr. Griesenbeck of FMCD (IT Service Management)

4

III.                   Summary of the considerations made by FME and FNC regarding terms and conditions for the conclusion of a General Agreement 2013

A.        Background

Based on the General Agreement 2003 and several Annexes to the General Agreement 2003, FNC is acting as IT Service provider for FME, FMCD and other FME affiliates since several years with a wide functional range. FNC has therefore deep insight into and knowledge of the Fresenius Medical Care group wide IT landscape.

The initial term for major parts of the General Agreement 2003 and its Annexes ends as of 31 December 2012.

FME and FNC are therefore in continuous negotiations to finalize a contract governing the provision of IT services through FNC for FME and its affiliates. Such contract is referred to as “General Agreement 2013” or “GA 2013”.

B.        Current Considerations of FME and FNC for the conclusion of a General Agreement 2013

FME and FNC have generally taken the terms and conditions agreed under the General Agreement 2003 as starting point for their negotiations regarding the General Agreement 2013.

Such GA 2013 shall be concluded by FME in its own name and on behalf of its current and future affiliates as listed and continuously updated in Attachment 1 to the GA 2013.

The GA 2013 shall govern the parameters of cooperation between FME and FNC with regard to services in the field of information technology for users in the FME regions Europe, Africa, Middle East and Latin America, the “FME EMEALA”.

The intention is to continue the long term business relationship in the same manner as under the expiring GA 2003.

Partnership, transparency and competitiveness of both prices and services rendered are among the basic principles for the cooperation as defined in the Preamble of the GA 2013.

Moreover, based on the Preamble, the GA 2013 and its modules shall be construed without taking into account that the Parties are affiliated companies.

The complete agreement between the Parties and the modular contractual structure as governed by the GA 2013 and referred to as “Set of Contracts” is set-up as follows:

5

1.          General Agreement 2013 and

2.          related documents (the Annexes) such as:

Master Service Description

Glossary

Fairness Opinion

List of Affiliates

3.          Service Agreements

Standard Service Agreements

Individual Service Agreements

The following graphic illustrates the intended structure of the contractual relationship under the GA 2013:

6

Under this structure, the GA 2013 provides the legal framework that shall govern the cooperation between, and the overall relationship and general obligations of, the Parties. The provisions in this GA 2013 shall apply as a general agreement to all Annexes and Service Agreements hereto between FME and FNC on services provided in the area of information technology.

The Master Service Description (“MSD”) defines general processes, requirements, conditions and quality levels usually relevant for each Service in order to ensure a high quality Service provision from FNC to FME. It is structured according to the cooperation interfaces between FNC and FME.

The MSD furthermore defines testing and acceptance procedures as well as general acceptance criteria for the Services.

Moreover the MSD shall define the extent, type and purpose of the intended collection, processing or use of personal data, the type of data and categories of data subjects, if applicable to the type of services.

The Service Agreements, as mutually agreed, will define specific Services and provide detailed provisions on individual Services including timing and reimbursement.

For recurring Standard Services a Service Catalogue (“Service Catalog 2013)” as well as a respective Price List (“Price List 2013”) have been compiled.

In addition, existing contracts already created as Annexes under the former General Agreement 2003 and not terminated until 31.12.2012 shall become an integral part of the Set of Contracts under the GA 2013 (“Enduring Annexes GA 2003”) and shall remain in effect subject to the terms of this GA 2013 without amendment under this GA 2013 until their regular termination.

The GA 2013 shall govern all future Services ordered by FME or any of FME EMEALA’s affiliates and rendered by FNC to FME or any of FME EMEALA’s affiliates, even where no explicit reference is made hereto, unless the applicability of the GA 2013 has been explicitly excluded. The initial term for the GA 2013 is five years with an automatic renewal for another five years unless one of the parties terminates the GA with a six month notice period to the end of the first five years term.

C.        Current considerations of FME and FNC regarding the pricing mechanism under the GA 2013

The GA 2013 states in § 6.1 that all prices, conditions of payment, and schedules are subject to written agreements, and shall be as defined in the MSD and the Service Agreements, if Individual Services are concerned. Regarding Standard Services, fees shall be equal to the up-to-date prices listed in the price list for standard services of FNC, published, updated and agreed with FME each year.

As we were told, the Price List 2013 was developed and agreed between FNC and FME by taking the prices applied under the GA 2003 until its expiration as basis.

7

Services for which no fees have been specifically agreed, shall be rendered according to the hourly or daily rate in accordance with the latest price list.

According to the Price List 2013 the hourly rate for internal FNC personnel is 122,50 EUR, the corresponding daily rate defined is 980,00 EUR.

In § 6.8 of the GA 2013 it is further stated that FNC shall offer to FME competitive prices in the average for a Group of Services, based on the costs for the individual Services.

FME shall be entitled to request a review of the prices for a Group of Services. Upon such request, the Parties shall make a benchmarking evaluation. If FNC’s prices are out of market range after such benchmarking evaluation, FME shall have the right to request an alternative offer from FNC within a period of one month after the benchmarking results. FNC shall have a period of three month to prepare such an offer. If FME accepts the alternative offer, acceptance may not be unreasonably withheld, adjusted pricing shall apply with retrospective effect from the date of receipt of FME’s request for an alternative offer.

The same procedure shall apply as far as FNC’s prices are below market prices. FNC shall then be entitled to submit the alternative offer to FME without request from FME and FME shall be obliged to reasonably accept the alternative offer.

If a benchmark of the prices for a Group of Services has been conducted, FME shall not request another review for the next three years after completion of the benchmarking process. Upon request, the Parties shall make a benchmarking evaluation.

IV.                   Assessment on the plausibility of the considerations made by FME and FNC in the intended contractual regulations compared to what would be expected between third parties

A.        Assessment on the general approach of FME and FNC

The general approach to take the regulations of the expiring GA 2003 as basis for the negotiations of the GA 2013 is reasonable for us.

In our view the contractual framework of the GA 2013 including its different modules referred to as “Set of Contracts” provides a very detailed and structured framework for the provision of IT services. This goes beyond the set-up of the GA 2003 which mainly consisted of the GA 2003 and different, partly heterogeneous appendices to this GA 2003.

As this increases clarity and reliability for the contractual Parties, the set-up of the GA 2013 is generally as we would expect it between independent third parties.

8

The GA 2013 provides detailed regulations regarding both parties’ duties as well as regarding practically relevant issues like the use of subcontractors, compliance with GxP, rights of use and intellectual property rights.

Governance structure, change request procedures, confidentiality and privacy law matters are also defined in the GA 2013.

Moreover the GA 2013 is clear on defect and warranty as well as on liability and penalties.

As far as we can assess the respective regulations are well balanced between service provider and service recipient interests as would be expected between independent parties. They do also include measures usually installed between independent parties to enforce that contractual obligations are kept.

Examples for this are FME’s right to audit or qualify FNC’s quality management system (§ 9.4), the definition of a mechanism for penalties (§ 14) or the granting of an extraordinary termination right for FME in case FNC should violate core duties (§ 15.4).

More general principles or obligations stipulated in the GA 2013 are than further broken down in additional documents like the MSD.

This does for example include in § 7 of the MSD a detailed description of the order process including request for quotation and approval which is necessary before FNC is allowed to work on individual service requests of FME.

Another example are the binding project management methods defined in § 8 of the MSD in dependence on the project volume.

These are examples for what would typically be expected between independent parties to ensure sufficient cost control.

As a summary, the general approach taken by FME and FNC as to the conceptual set up of the contractual relationship stands a third party comparison in our view.

B.         Assessment on the term of the General Agreement 2013

§ 15.1 of the GA 2013 defines that the term of the GA 2013 as framework agreement shall last from 1 January 2013 until 31 December 2017. Thereafter the GA 2013 shall automatically renew by another period of five years unless one party terminates the agreement by giving six months prior written notice to the end of the term. After the second five years term the GA 2013 will be extended automatically for successive one year periods unless one of the parties terminates the GA 2013 by giving six months prior written notice to the expiration of the then current term.

In addition immediate or reasonable notice termination rights for the GA 2013 are foreseen in §§ 15.3 and 15.4 for extraordinary events like for example insolvency, transfer of controlling interest or violation of core contractual duties.

9

According to § 15.2 of the GA 2013 the individual Service Agreements concluded under the GA 2013 can be terminated by giving 6 months written notice prior to the end of the agreed term of the respective Service Agreement unless otherwise agreed under applicable termination clauses in the Service Agreements.

Based on §§ 16.1 and 16.2 the termination of single Service Agreements shall not affect the term of the GA 2013 and vice versa. In case the GA 2013 is terminated, § 16.1 grants to the terminating party a special termination right with respect to each Annex and Service Agreement being part of the Set of Contracts under the GA 2013.

In our view the initial five years term of the GA 2013 with an automatic renewal for another five years is comparable to what would be expected among third parties for a framework agreement given the previous and planed future breadth and depth of the cooperation between FME and FNC in IT matters.

The fact that the termination rights for individual service agreements under the GA 2013 are more flexible is reasonable for us as this would also be an important aspect among third parties to enable service and cost level control within the cooperation under the framework agreement.

In addition, the GA 2013 foresees a variety of detailed regulations for an orderly transition in case the GA 2013 should be terminated.

This is also what third parties would typically establish.

As a result we consider the term of the GA 2013 as comparable to what third parties would agree under comparable circumstances.

C.         Assessment on the pricing mechanism foreseen in the General Agreement 2013

The basic idea of taking the service remunerations applied under the expiring GA 2003, which was considered as fair, as basis for negotiating the terms of the new GA 2013 is plausible for us and can be expected to be applied in comparable manner among third parties.

The idea to establish a price list for recurring standard services including unit price per service and the related material number for a service follows the mutual economic interest of reducing fulfilment time and costs for high volume recurring customer requests. It can thus be expected to be applied among independent parties in comparable manner.

The fact that § 10.5 of the MSD foresees that an agreement on prices for new services and price changes for existing services has to be achieved annually during the budget process between FME and FNC is for us another indicator that the terms are comparable to what would be expected between independent parties.

Another strong indicator for the third party comparability of the GA 2013 is in our view the benchmarking process foreseen in § 6.8 of the GA 2013. This mechanism

10

exercises a strong pressure on both parties to keep the service prices within a competitive market range.

A further indicator for the parties’ efforts to establish their contractual relationship under the GA 2013 at arm’s length is the regulation stated in § 8.6 of the MSD for individual projects with a “time and material for effort” remuneration agreement.

Based on this regulation, FNC shall immediately inform FME and shall state reasons should the estimated and agreed upon time and material for such project be exceeded by 10% or more. Only after written approval by FME such additional costs shall be deemed accepted and refundable by FME. If FME does not respond within one business day after the receipt of FNC’s notification the progress of the individual project is agreed. FNC bears the onus of proof that such notification has been received by the respective FME project manager.

In addition, all project related expenditures (e.g. travel expenses, travel time, out-of-pocket expenses) which will be charged to FME by FNC have to be documented and to be acknowledged by FME in advance, unless otherwise agreed within the respective Individual Service Agreement.

With respect to projects it is also foreseen in § 8.7 of the MSD that FME may, at any time and at its sole discretion, terminate individual projects by giving FNC written notice thereof. On the other hand FME is than obliged to compensate FNC with 15% of the remaining budget, as agreed in the respective Individual Service Agreement for free capacities which cannot be utilized due to the termination of the Individual Service Agreement.

The regulations related to projects are in our view comparable to what would be expected between independent parties.

Another element of the pricing mechanism that ensures transparency and thus third party comparability is the fact that § 10.1 of the MSD foresees that the price model is principally based on unit prices and the actual quantity ordered and received by FME.

Such price model shall define charging criteria for each service depending on utilization (such as number of end devices for a defined category, number of mailboxes, file space used, etc.).

§ 5.1 of the Service Agreement SAP foresees a comparable principle according to which the most common pricing principles that should be applied to the SAP system families are as follows:

•                  Consumption based pricing calculated based upon the amount of usage

•                  User based remuneration based on number of named users

•      Lump sum based pricing

The type of pricing that shall be applied to a specific service shall be defined in the respective SAP Price List.

In our view this is basically what can be expected between independent parties.

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D.         Assessment on the man day rate for internal resources of FNC considered in the Price List 2013

The man day rate stated in the Price List 2013 for internal resources of FNC amounts to 980 EUR per day.

As the man day rate applicable for the year 2011 under the expiring General Agreement 2003 on IT services between FME and FNC was 960 EUR, the man day rate for 2013 appears to be reasonably developed from the terms and conditions valid under the GA 2003.

Third parties would also be expected to take the current man day rate applicable under a valid contract as basis for their considerations during negotiations for contracts on further periods.

In addition, we were told that the man day rate of EUR 980 is slightly below the range of average man day rates which was derived from proposals of external IT service companies during the RFP for the project inSITE. As we were told, the average man day rates for external IT service companies were in the range from EUR 995 to 1,160. From our point of view this is an additional indicator that the man day rate of EUR 980 used for FNC’s services can be considered to be arm’s length and in line with third party behaviour.

Also in view of the external IT consultants’ Accenture and SAP Germany rate cards, which are quoted in the Service Level Agreement Annexes for the project inSITE for Germany with a man day rate range from EUR 1,000 to 2,650 respectively EUR 602 to 3,008 depending on role level, the man day rate of EUR 980 for FNC appears reasonable to us.

E.         Assessment on the expected IT cost as percentage of revenue under the terms and conditions of the GA 2013

Expected IT cost charged by FNC under the GA 2013

During the negotiations regarding the GA 2013, FME was provided by FNC with an estimate of the total IT cost resulting from FNC services governed by the GA 2013 for the years 2012 to 2022 (“FNC Cost Estimate”). The FNC Cost Estimate distinguishes between operational IT cost in four categories (SAP, Communication, Infrastructure and Other) and project related cost.

Basis for such cost estimate was the detailed budget discussed between FME and FNC for the year 2013. In such budget different FNC service types are stated with a specific article group number, planned quantity and planned cost.

Based on the information exchanged between FME and FNC concerning FME’s expectations regarding business and IT service level development during the years up to 2022, FNC has compiled the cost estimate for the two initial five years terms of the GA 2013 until the end of the year 2022.

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According to the FNC Cost Estimate the total contract value for the 10 years period based on the current knowledge regarding the expected service levels and projects is MEUR 319 until the end of the year 2022. MEUR 246 of such expected cost are related to operational categories whereas MEUR 73 are related to projects currently foreseen.

An annual projection of service levels for the upcoming year is also agreed as standard between FME and FNC in § 10.3 of the MSD. According to this paragraph FNC shall provide it’s FME customers in the course of the yearly budget process with data regarding current service volumes adjusted to the known volume variations as expectation values for the following year.

Benchmarking of total expected IT cost for the year 2013

The IT cost information compiled in the FNC Cost Estimate was used to benchmark the IT cost under the GA 2013 on a plausibility level with IT cost information available from independent sources.

For this purpose the annual IT Spending and Staffing Benchmarks study 2011/2012 published by Computer Economics Inc. (“CE Study”) was taken as primary source of reference.

The key metric used for testing the adequacy of the terms established under the GA 2013 was the Total IT Spending as Percentage of Revenue.

Due to the availability of detailed planning data the analysis was focused on the year 2013.

In order to approach the relevant total IT cost for the FME region EMEALA, the IT service cost anticipated to be charged by FNC for 2013 with EUR 42,012,081 under the GA 2013 for operations and projects were taken as basis.

The expected IT cost under the GA 2013 taken from the FNC Cost Estimate as well as the following calculation steps are also outlined in Attachment 2 to this Fairness Opinion.

As we were informed by FME that the amounts charged by FNC to FME make up approximately 60% of FME’s total IT cost, the assumed amount of total IT cost was calculated by dividing the amount expected to be charged by FNC for the year 2013 by 0.6.

This resulted in estimated total FME EMEALA IT cost for 2013 including projects of EUR 70,020,136.

In order to assess the corresponding revenues for FME EMEALA, the expected FME EMEALA revenues for the year 2012 have been taken as basis. According to the information we received such revenues amount to EUR 2,910,708,661 (3,696,600,000 USD at an average rate of 1.27 USD/EUR).

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As we were told that the Compound Annual Growth Rate (CAGR) of such sales is expected to be 8% over the next years, the relevant FME EMEALA sales for 2013 have been assumed with EUR 2,910,708,661 * 1.08 = EUR 3,143,565,354.

The calculated expected total IT Spending as percentage of revenue for FME EMEALA 2013 is thus 2.23%. This percentage was than compared to the available benchmarks from the CE Study.

According to this CE Study, total IT spending as percentage of revenue for organizations across all sectors is 2.00% of revenue at the median, ranging from 1.00% at the 25th percentile to 3.5% at the 75th percentile. The 25th percentile and the 75th percentile show the range of values for the sample within the benchmark study, within which half of the organizations fall (“inter quartile range”).

As a conclusion, FME’s expected IT spending for 2013 including projects, which is mainly driven by FNC charges under the planned GA 2013, lies close to the median of companies benchmarked across all sectors in the PE study in terms of total IT spending as percentage of revenue.

Taking also into consideration the industry specific benchmark ranges published in the PE study for total IT spending as percentage of revenue, FME EMEALA’s calculated value of 2.23% for 2013 lies within the inter quartile range for Discrete Manufacturing ranging from 1.10% at the 25th percentile to 2.3% at the 75th percentile with a median of 1.6% and is slightly below the inter quartile range for Healthcare Providers lasting from 2.30% at the 25th percentile to 4.9% at the 75th percentile with a median of 3.6%.

An additional corroboration with the total IT Spending as Percentage of Revenue for 2010 published in Gartner Inc.’s annual report 2011 of IT spending and staffing metrics for Pharmaceuticals, Life Sciences and Medical Products with 3.3%, for Healthcare Providers with 3.2% and for Industrial manufacturing with 1.9% confirmed that the total IT spending as percentage of revenue that is expected by FME and FNC for FME EMEALA after conclusion of the GA 2013 is within a range that can also be expected for independent companies.

Benchmarking of operational IT cost for the year 2013

The same logic used for total IT spending was applied to the operational IT cost expected to be charged by FNC to FME under the GA 2013 for 2013 as additional corroboration.

The operational IT cost expected to be charged by FNC according to the FNC Cost Estimate were assumed to represent 60% of FME EMEALA’s operational IT spending. The total operational IT spending was thus derived by dividing the expected operational FNC charges by 0.6. The resulting amount was then divided by the expected FME EMEALA revenue for 2013 as already outlined above.

As a result FME EMEALA’s calculated total operational IT cost for the year 2013 amount to 1.16% of the revenue expected for 2013.

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The inter quartile range for IT operational budgets as percentage of revenue across all sectors which can be taken from the PE Study lasts from 0.90% to 3.20% with 1.60% as median.

Consequently also FME’s expected operational IT spending for 2013 excluding projects, which is mainly driven by FNC charges under the planned GA 2013, lies within the inter quartile range of companies benchmarked in the PE study in terms of operational IT budget as percentage of revenue.

Taking into consideration also the industry specific benchmark ranges published in the PE study for operational IT spending as percentage of revenue, FME EMEALA’s calculated value of 1.16% for 2013 lies within the inter quartile range for Discrete Manufacturing ranging from 1.0% at the 25th percentile to 2.0% at the 75th percentile with a median of 1.4% and is below the inter quartile range for Healthcare Providers lasting from 1.6% at the 25th percentile to 3.6% at the 75th percentile with a median of 2.5%.

This confirms that the operational IT spending as percentage of revenue expected by FME and FNC for FME EMEALA after conclusion of the GA 2013 is within a range that can also be expected for independent companies.

Development of assumed IT cost

Based on the expected FNC IT cost charges for the years 2014-2022 under the GA 2013 as outlined in the FNC Cost Estimate, the development of IT Spending as Percentage of Revenue has been compared to the benchmarks that can be taken from the CE study.

For this purpose the total expected IT Spending for the years 2014-2022 was derived from the FNC charges outlined in the FNC Cost Estimate by dividing them by 0.6.

In addition it was assumed that FME EMEALA revenues increase with a CAGR of 8% until 2022 as informed by FMCD.

Under these assumptions taken by FME and FNC, the IT operational budget as percentage of revenue decreases from 1.10 % in 2014 to 0.73% in 2022.

The total IT spending as percentage of revenue decreases from 1.82% in 2014 to 0.83% in 2022.

Although the accuracy of the underlying data does certainly diminish due to the long term under consideration, the calculation nevertheless indicates in our view that the expected IT cost mainly driven by FNC charges under the GA 2013 come close to the benchmark inter quartile ranges known from the 2011/2012 PE study.

Summary

As a summary the FME EMEALA IT cost level mainly driven by the FNC charges under the GA 2013 as forecasted by FNC and FME is in our view comparable to what can be benchmarked from independent sources in terms of percentage of revenue.

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This is a clear indicator for us that the terms and conditions of the GA 2013 are comparable to what independent parties would be expected to agree.

V.                 Conclusion with regard to the plausibility of the considerations made by FME and FNC regarding terms and conditions under the General Agreement 2013 compared to what would be expected among third parties

On the basis of the information provided to us we have not identified areas where the considerations made by FME and FNC regarding terms and conditions for the conclusion of a General Agreement 2013 deviate significantly from the considerations that may be expected between two independent parties at this stage of the negotiation of a contract.

We therefore conclude that these considerations are plausible compared to what would be expected between two independent parties at this stage.

This report is backed by two attachments that were provided by FME and FNC as basis for our work as well as by the General Terms and Conditions as of May 2012.

The report was prepared to the best of our knowledge and ability. It is based on the examination and discussion of the information and documentation made available to us by FME and FNC.

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VI.            Notes to our professional statement

This professional statement is based on documents and oral information provided to us. If the facts or assumptions underlying this professional statement prove to be incorrect or change, this may affect the validity of this professional statement.

This professional statement is based on the law as of the date of this professional statement and reflects our interpretation of the applicable laws and regulations and the corresponding court rulings.

In the course of time, laws, their interpretation and court rulings may change. Such changes may necessitate a revision of this professional statement.

Please note that we are not obliged to review and revise this professional statement in the event of changes in the underlying facts, assumptions, laws or court rulings, unless we are engaged to do so.

This professional statement was prepared solely for our client on the basis of the engagement agreement concluded between the client and ourselves. It is not intended to serve third parties as basis for their decisions. Third parties’ notice of its contents is entirely at their own risk. We have no obligation, responsibility or duty of care towards third parties (reliance restricted), unless otherwise confirmed to a third party in advance in writing.

****

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Oliver Wehnert	/s/ ppa. Thomas Wilwers
Oliver Wehnert	ppa. Thomas Wilwers
Partner	Senior Manager

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Attachment 1:              General Agreement 2013 between FME und FNC (“GA 2013”), dated 17 December 2012

I

General Agreement 2013

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	17.12.2012
Last printed	:	17.12.2012
Version	:	1.0

Index

Preamble		3
1.	Contractual Structure and Scope of Application	5
2.	NETCARE’s Duties	8
3.	Use of Subcontractors	9
4.	FME’s duties	10
5.	Cooperation	11
6.	Prices, Invoice, Payments	11
7.	Governance Structure and Change Request Procedure	12
8.	Confidentiality	14
9.	Privacy Law/Safety/Compliance with GxP/Order-Data Processing	15
10.	Order-Data Processing (auftragsdatenverarbeitung)	16
11.	Rights of Use and Intellectual Property RIGHTS	20
12.	Defects AND Warranty	21
13.	Liability	22
14.	Penalties	24
15.	Term and Termination	24
16.	Effect of Termination/Expiration	25
17.	Governing Law, Arbitration	27
18.	Miscellaneous	27

2

GENERAL AGREEMENT

This agreement is made and entered into on 01.01.2013 by and among Fresenius Medical Care AG & Co. KGaA, Else-Kröner-Straße 1, 61352 Bad Homburg v. d. H. (“FME”) and Fresenius Netcare GmbH, Else-Kröner-Straße 1, 61352 Bad Homburg v. d. H. (“NETCARE” and together with FME, the “Parties” and each a “Party”).

PREAMBLE

(A)                            FME is the parent company of a group that manufactures and distributes dialysis-related products and provides dialysis services.

(B)                            NETCARE is a provider of IT services.

(C)                            The Parties entered into a General Agreement dated 8 December 2003 to provide for a legal framework under which NETCARE provided IT services to FME. The term of such General Agreement will expire on 31 December 2012.

(D)                            The Parties intend to continue the existing contractual relationship by entering into this General Agreement (hereinafter referred to as the “General Agreement”).

(E)                             FME, in its own name and on behalf of its current and future affiliates (as listed in Attachment 1 to this Agreement, as amended once a year in accordance with the procedure defined in the MSD), for each limited to users located in the Territory (“Territory” exclusively meaning: FME regions Europe, Africa, Middle East and Latin America, the “FME EMEALA”) and NETCARE intend to agree upon the parameters of their cooperation with respect to services in the field of information technology. This General Agreement and its Annexes and Service Agreements shall describe the services to be provided by NETCARE to FME and the terms and conditions under which the services will be provided and of the cooperation between the Parties with the intention to continue the long term business relationship in the same manner as under the expired General Agreement.

(F)                              NETCARE has the expertise, knowledge and capacity to provide the IT services under this General Agreement. Based on its previous role as service provider to FME, NETCARE is prepared to assume and render the services, functions and projects described in the Set of Contracts (as defined below) to FME.

(G)                            Such cooperation shall be governed by the following principles both Parties have accepted:

(i)       Information Technology to support the FME business

(ii)      Partnership

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(iii)                               Transparency

(iv)                              Competitiveness

(v)                                 Economic benefits and

(vi)                              Safety

(vii)                           Compliance

(H)                           Information Technology to Support FME business. The maxim of the FME EMEALA IT-strategy is to support the business units of FME through the use of information technologies efficiently. According to such maxim, technology is a method serving such purpose consequently and must not become an end in itself. Subject to the terms and conditions of this General Agreement, the Annexes and Service Agreements thereto, “Efficiently” in this context means the use of software close to the standard, the avoidance of custom-developments and, in given cases and subject to written -agreement thereon, the repatriation of uneconomic modifications deviating from the standard.

(I)                                Partnership. Reliable and high performing information technology may be achieved only in close collaboration between the Parties. Amicable collaboration in this context shall mean frequent communication through established channels of communication as defined in this General Agreement and a common pursuit for achieving goals. Cases of controversy shall be discussed openly and settled amicable. When using their discretion, both Parties shall in no instance disregard the other Party’s interests involved.

(J)                                Transparency. Either Party shall inform the respective other Party of projects which may affect the collaboration under this General Agreement in due time via the established communication channels as described within this General Agreement. Parties shall undertake to provide data for plausibility analysis if required by the General Agreement, Annexes or Service Agreements thereto.

(K)                           Competitiveness. Both prices and services or goods rendered shall be competitive to market prices. NETCARE shall be responsible for keeping its compensation scheme proportionate to the costs incurred. Savings earned through joint projects shall be allocated fairly. Pricing and price changes shall be discussed between the Parties and shall be jointly settled. FME may commission benchmark opinions by third Parties. NETCARE shall undertake to assists in such benchmark projects.

(L)                             Economic effects. It is understood that FME desires to save costs by means of information technology. It shall be a continuous task of both Parties to determine and to realize possible cost saving potentials made available by the use and operation of information

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technology. However, cost saving measures shall not adversely affect the scope and quality of services rendered under the terms and conditions of any Annex or Service Agreement. (Both Parties are aware, that although the prices per user are envisioned to be decreasing the total cost may increase due to an increasing number of users and additional functionality). The goal of performing cost saving measures shall be a common one even though the intent of NETCARE to make profits contradicts FME’s desire to lower cost at first sight.

(M)                         Safety. FME shall have unhindered access to its proprietary data. However, unauthorized access by third Parties and employees shall be prevented. NETCARE may not misuse data security rationale for denying FME access to data, e.g. preventing FME to undertake additional data analysis with IT technology which is not covered by this General Agreement.

(N)                            Compliance. The Parties acknowledge that FME as a company with its business in the medical and pharmaceutical industry operates in a regulated market and is subject to certain legal and regulatory requirements, including, but not limited to GxP, SOX and data protection. NETCARE shall provide the services in a manner required by FME to ensure compliance of FME with such legal requirements and NETCARE shall reasonably assist FME upon request in complying with such legal requirements as far as the legal requirements impose requirements on the IT services and FME has notified NETCARE of the relevant requirements.

(O)                            Third Party comparison. Furthermore, this General Agreement and the Set of Contracts (as defined below) shall be drafted and construed without taking into account that the Parties are affiliated companies. Therefore, this General Agreement and modules attached hereto shall be in accordance with arm’s length principles and stand third Party comparison. In order to achieve this purpose, FME and NETCARE have commissioned Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft to issue a fairness opinion on the comparability of the terms and conditions of this present Set of Contracts with third Party agreements. The fairness opinion is attached hereto as Attachment 2.

1.                                   CONTRACTUAL STRUCTURE AND SCOPE OF APPLICATION

1.1                            The complete agreement between the Parties and the contractual structure defined as “Set of Contracts” consists of:

a)                                        this General Agreement; and

b)                                         related documents (the Annexes) such as:

(i)   Master Service Description;

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(ii)               Glossary

(iii)            Fairness Opinion

c)                                         Service Agreements

(i)                  Standard Service Agreements

(ii)               Individual Service Agreements;

1.2                            The Set of Contracts is structured in a modular basis:

a)                                  This General Agreement provides the legal framework that shall govern the cooperation between, and the overall relationship and general obligations of, the Parties. The provisions in this General Agreement shall apply as a general agreement to all Annexes and Service Agreements hereto between FME and NETCARE on services provided in the area of information technology.

b)                                  The Service Agreements, as mutually agreed, will define specific Services and provide detailed provisions on individual Services.

1.3                            The following details shall be provided at a minimum:

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a)                                    Master Service Description (MSD)

(i)             The MSD defines general processes, requirements and conditions for each Service or qualities for the Services.

(ii)          MSD defines testing and acceptance procedures as well as general acceptance criteria for the Services.

(iii)       MSD shall define the extent, type and purpose of the intended collection, processing or use of personal data, the type of data and categories of data subjects, if applicable to the type of services.

b)                                    Service Agreements

(i)             a specified description of the scope and the subject of the Services to be performed by NETCARE.

(ii)          time and location of performance of Services.

(iii)       tasks to be performed by FME and FME’s assistance.

(iv)      reimbursements and service fees.

(v)         definition of service levels and measure procedure.

1.4                           Existing contracts already created as Annexes under the former General Agreement as of 8th December 2003 and not terminated until 31.12.2012 shall become an integral part of the Set of Contracts and shall remain in effect subject to the terms of this General Agreement without amendment under this General Agreement until their regular termination.

1.5                           In cases of contradictions, clauses in Annexes shall supersede the clauses in this General Agreement, and clauses in Individual Service Agreements or Standard Service Agreements shall supersede the clauses in the General Agreement and the Annexes.

1.6                           The individual Services to be provided by NETCARE may qualify as service, work, rent or similar type of contract under civil law or a combination of various types of contracts defined under civil law. The Parties shall mutually agree and define the relevant obligations and the type of contract in a Service Agreement, as far as possible, in order to clarify the applicable legal regulations and obligations of the Parties;

1.7                           For the avoidance of doubt, the contractual provisions and principles set forth in the General Agreement, including but not limited to regulatory, data protection, shall only be subject to change in accordance with the change request procedure pursuant to

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Section 7.

1.8                            This General Agreement shall govern all future Services ordered by FME or any of FME EMEALA’s affiliates and rendered by NETCARE to FME or any of FME EMEALA’s affiliates, even where no explicit reference is made hereto, unless the applicability of the General Agreement has been explicitly excluded.

2.                                   NETCARE’S DUTIES

2.1                            NETCARE will provide Services in the area of information technology to FME. Individual Services and details are specified in the Annexes and Service Agreements.

2.2                            NETCARE shall

a)                                  render the Services in accordance with the provisions defined in the Set of Contracts and, where applicable and where defined, at the place/location defined in a specific service description in a Service Agreement or, if not defined, at the location mutually agreed by both Parties;

b)                                  render its Services in compliance with applicable statutory accident prevention regulations, applying to NETCARE and FME, if notified by FME of the relevant regulations, as well as applicable statutory health and safety regulations;

c)                                   deliver services in compliance with the current state of the art, as applicable from time to time, according to best practice, and free of material Defects with respect to specifications for the Services.

d)                                  comply, and procure that any of its sub-contractors complies, with FME’s security and control regulations and systems provided that NETCARE has been notified hereof at a reasonable time before the commencement of NETCARE’s performance.

e)                                   procure licenses as agreed in Section 11.

f)                                    provide and use appropriate verification tools to monitor and measure compliance with any service levels agreed in a Service Agreement, whereas such verification tool shall be appropriate if it measures the items to be measured according to the verification method agreed between the Parties in connection with such service level; whether non-compliance with agreed service levels results in legal consequences shall be agreed in the relevant Annex or Service Agreement.

g)                                   be obliged to comply with the license terms of the third party licensor and not use the software in violation of such license. In particular, NETCARE shall notify

8

FME of any violations of such license agreement and terms defined therein.

h)                                  allow FME or an agent of FME to audit whether NETCARE’s use of the software is consistent with the rights granted to NETCARE herein upon request by FME and provided there is a legitimate interest therein and to give full cooperation to FME or its agent carrying out such audit. In case of an audit by the licensor with respect to compliance of FME with the licensing conditions, NETCARE shall reasonably assist FME in providing the information reasonably requested by the licensor in connection with such audit.

2.3                            Unless explicitly agreed otherwise between the Parties, NETCARE shall not be obliged to consult with FME when modifying or changing any hard- or software, or amending any system, used for rendering a Service, unless the modification or change adversely affects the performance of NETCARE or the compliance with any service levels agreed or the compliance with privacy law;

2.4                            NETCARE is not obliged to deliver the source code unless such obligation is agreed upon in the Service Agreements.

3.                                   USE OF SUBCONTRACTORS

3.1                            NETCARE may use subcontractors for rendering the services in its own discretion. In no event will NETCARE be relieved of its obligations under this General Agreement as a result of its use of any subcontractors. NETCARE shall inform FME of any subcontractors used upon written request of FME.

3.2                            NETCARE’s obligations for imposing duties of secrecy and compliance with an obligation towards FME on subcontractors shall be governed by Section 8 and 9 and NETCARE shall ensure that all subcontractors are subject to and comply with the same obligations as are imposed on NETCARE under the terms agreed in the Set of Contracts.

3.3                            If FME determines that a subcontractor has to be replaced for good reasons, FME shall notify NETCARE explaining the reasons for such a replacement. Following receipt of this notification, NETCARE will promptly, or within such period of time reasonably agreed by the Parties, replace such a subcontractor by another third party or by NETCARE’s personnel. A good reason exists, in particular, if

a)                                  a supervisory authority objects to or prohibits the engagement of a specific subcontractor or the subcontracting with respect to the services rendered by the subcontractor;

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b)                                  any rights or interests of FME or any of its affiliates with respect to confidentiality, data protection or data security are at risk;

c)                                   a subcontractor engaged in data processing relocates its activities or the data processing or parts thereof to a country outside of the EU;

d)                                  a competitor of FME holds or acquires more than 25% of the interests or voting rights in the subcontractor.

4.                                   FME’S DUTIES

4.1                            FME shall

a)                                  provide all required reasonable assistance and co-operate with NETCARE including

•                  the assignment of competent staff to a reasonable extent for problem solution.

•                  the assignment, supervision and control of FME staff and capacities.

•                  the assurance that FME employees will comply with FME’s guidelines implemented for the use of the services, data and applications.

b)                                  provide to NETCARE all relevant information and documentation reasonably required by NECTARE for the provision of the Services under the Set of Contracts, including any (internal) guidelines or regulations NETCARE shall comply with when providing the Services.

c)                                   if required, grant NETCARE and its agents and subcontractors access to FME’s premises and equipment free of charge for the time reasonably expectable for an appropriate performance under this Set of Contracts, at least during FME’s regular business hours.

d)                                  assist and cooperate with NETCARE in implementing any changes or system requirements, i.e. by allowing NETCARE to train FME personnel.

e)                                   be obliged to comply with the license terms of the third party licensor and not use the software in violation of such license. In particular, FME shall notify NETCARE of any violations of such license agreement and terms defined therein.

f)                                    allow NETCARE or an agent of NETCARE to audit whether FME’s use of the software is consistent with the rights granted to FME herein upon request by

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NETCARE and provided there is a legitimate interest therin and to give full co-operation to NETCARE or its agent carrying out such audit. In case of an audit by the licensor with respect to compliance of NETCARE with licensing conditions, FME shall reasonably assist NETCARE in providing the information reasonably requested by the licensor in connection with such audit.

4.2                            The Parties shall agree on the specifications of any required assistance and co-operation in connection with a service and an Annex or Service Agreement.

5.                                   COOPERATION

5.1                            The Parties shall

a)                                   co-operate in good faith;

b)                                 appoint relevant key personnel with respect to the overall management of the Set of Contracts and the cooperation between the Parties and shall ensure that such key personnel will only be replaced for good cause;

c)                                  appoint responsible personnel and contact persons for the coordination and general management of the Services under this General Agreement, the MSD, other Annexes and Service Agreements;

d)                                 inform the other Party of any circumstances that may have an impact on the provision of the services and result in a default with respect to the services as well as any actual default or remedy of defaults;

e)                                  agree on and comply with a defined communication and escalation process which shall leave the obligations of the Parties under the Set of Contracts unaffected, in particular any retention rights or rights to non-performance shall be excluded;

f)                                   co-operate and provide reasonable assistance for transition and migration of the relevant services after termination of any Annex, Service Agreement or this General Agreement.

g)                                  agree on the performance of license management for FME.

6.                                   PRICES, INVOICE, PAYMENTS

6.1                            All prices, conditions of payment, and schedules are subject to written agreements, and shall be as defined in the MSD and the Service Agreements, if Individual Services are concerned. As regards Standard Services, fees shall be equal to the up-to-

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date prices listed in the price list for standard services of NETCARE, published, updated and agreed with FME each year.

6.2                            Services, where no fees have been agreed, shall be rendered according to the hourly or daily rate in accordance with latest price list as per 6.1.

6.3                            Prices shall be renegotiated and reasonably be modified if a Service Agreement is modified or amended.

6.4                            A price adjustment clause may be incorporated if applicable in any individual Service Agreement.

6.5                            Prices are net prices plus the applicable VAT (value added tax, in Germany currently 19%) and as determined in the specific Service Agreement.

6.6                            Payments hereunder shall be made in EURO.

6.7                            The payment terms should be agreed between NETCARE and the respective affiliate invoiced in a separate or the relevant Service Agreement. For Germany payment terms shall be according to the applicable Fresenius group procedures. A written invoice shall be provided to the respective affiliate even though the booking is done by EDI. Outside Germany, a payment range between 30 —60 days shall be applied.

6.8                            Overall NETCARE shall offer to FME competitive prices in the average for a Group of Services, based on the costs for the individual Services. FME shall be entitled to request a review of the prices for a Group of Services. Upon such request, the Parties shall make a benchmarking evaluation. If NETCARE’s prices are out of market range after such benchmarking evaluation, FME shall have the right to request an alternative offer from NETCARE within a period of one month after the benchmarking results. NETCARE shall have a period of three month to prepare such an offer. If FME accepts the alternative offer, acceptance may not be unreasonably withheld, adjusted pricing shall apply with retrospective effect from the date of receipt of FME’s request for an alternative offer. The same procedure shall apply as far as NETCARE’s prices are below market prices whereas NETCARE shall be entitled to submit the alternative offer to FME without request from FME and FME shall be obliged to reasonably accept the alternative offer. If a benchmark of the prices for a Group of Services has been conducted, FME shall not request another review for the next three years after completion of the benchmarking process. Upon request, the Parties shall make a benchmarking evaluation.

7.                                   GOVERNANCE STRUCTURE AND CHANGE REQUEST PROCEDURE

7.1                            The Parties agree to implement and appoint certain committees and boards for the

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coordination of the cooperation between the Parties. The governance structure shall have the following three levels:

a)                                  Management Board: strategic level

b)                                  Steering Committee: tactical level

c)                                   Operation Units: operational level.

7.2                            Obligations and tasks of each level, the constitution and composition of each level as well as escalation procedures shall be governed by and defined in the MSD.

7.3                            Each Party shall have the right to request in writing a change to the contractual arrangements between the Parties, as agreed in the Set of Contracts, including the processes defined in the MSD, the Services or specifications.

a)                                  Changes with an impact on the specifications or scope of the Services shall be subject to the change procedures defined in the MSD. The following provisions shall apply to any changes to the contractual provisions of this General Agreement or any processes defined in the MSD, the Attachments or any general provisions in the Annexes or Service Agreements that are meant to provide a deviation from the provisions in this General Agreement or the MSD and that do not have an impact on the content or scope of a Service, the service fees or alike (“Contractual Change”).Subject to the terms and conditions of this General Agreement, NETCARE shall undertake to comply with FME’s reasonable requests for a Contractual Change provided that the Parties have agreed in writing on the effects of any Contractual Change on this General Agreement or its Annexes.

b)                                  If provisions in the Set of Contracts are erroneous, incomplete, ambiguous, or impossible to fulfill for anybody, the Parties shall upon request of one Party decide without undue delay on modifying and completing such provisions.

c)                                   If changes in applicable laws, orders of authorities or courts have an impact on the Services or the Set of Contract or make changes to the Services or Set of Contract necessary, NETCARE shall implement such changes upon request of FME or in its own discretion provided that NETCARE will inform FME of such change. The Parties will mutually and reasonably agree on the relevant contractual changes necessary.

d)                                  Neither Party shall unreasonably withhold or delay its consent to a Contractual Change. Any Contractual Change agreed between the Parties shall be made in writing and signed by the Parties.

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e)                                   Contractual Changes shall be discussed and agreed on the level of the Steering Committee.

8.                                   CONFIDENTIALITY

8.1                            Each Party shall keep strictly confidential

a)                                   all documents, information, and data, and

b)                                  all trade secrets or confidential information proprietary to one of the Parties or a third Party disclosed to her or obtained by her incidental to the cooperation under the Set of Contracts (Confidential Information). Confidential Information shall include without limitation know-how, details of orders, contractual provisions and prices.

8.2                            The Parties shall disclose Confidential Information as defined in Section 8.1 to third Parties only upon prior written consent of the other Party. The Parties shall put all third Parties or companies who may receive Confidential Information or who are retained under this General Agreement under the same obligations as the respective Party has entered into.

8.3                            Subcontractors obtained by NETCARE shall not qualify as third parties under Section 8.2, provided that such subcontractors are under an obligation to keep information confidential at least as protective as the confidentiality provisions under this General Agreement and that the breach of such obligation shall be punishable by an adequate penalty. Confidential Information shall only be disclosed to subcontractors on a need to know basis.

8.4                            This obligation to keep confidential does not include

a)                                 information which is now or hereafter becomes part of the public domain in other ways than by faults, acts or omissions of the Receiving Party;

b)                                 information which hereafter lawfully comes into the Receiving Party’s possession from an independent third source without any obligation of secrecy;

c)                                  information which the Receiving Party can show by sufficient evidence was in the Receiving Party’s possession prior to the time of receipt from the Disclosing Party, or information or knowledge which was independently developed by or for the Receiving Party without access to any of the Confidential Information disclosed hereunder.

d)                                 information which the Receiving Party has an obligation or duty to disclose under applicable law or by order issued by the competent courts, provided

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Disclosing Party is given a reasonable opportunity to review the planned disclosure and discuss the need for such with Receiving Party prior to the actual disclosure;

8.5                            FME shall ensure that any user names and passwords are kept confidential and that only authorized users use the Services and licenses rendered by NETCARE. User names and passwords shall not be disclosed to an third Party and shall be kept confidential in order to prevent access of not authorized third Parties.

9.                                   PRIVACY LAW/SAFETY/COMPLIANCE WITH GXP/ORDER-DATA PROCESSING

9.1                            NETCARE shall comply with the data protection, data safety and security obligations imposed on FME by the applicable laws and regulations and the provisions of the Network Security Guideline of Fresenius Medical Care AG & Co. KGaA provided to NETCARE by FME.

9.2                            For that reason and according to requirements imposed on FME by law, regulations and safety aspects, FME has to insist on the obedience of the following terms and conditions. NETCARE acknowledges these terms and conditions as being mandatory for FME to comply with laws, regulations and safety aspects and for the fulfillment of FME’s business.

9.3                            NETCARE shall be liable to FME that

a)                                  NETCARE follows FME’s instructions with regard to the creation and implementation of user profiles; and

b)                                  system architecture shall maintain the security and consistency of the data, and access by FME officers, employees and agents shall be according to the user profiles; and

c)                                   each of FME’s employees shall have unhindered access to FME’s proprietary data unless such access is restricted by the user profile and/or FME’s other instructions; and

d)                                  no third Party (including employees or representatives of further companies of the Fresenius SE & Co. KGaA group of companies) shall, at any time, have access to FME’s data.

9.4                            FME shall be entitled to audit and/or qualify NETCARE with respect to the current quality management system and the quality management system envisioned to be implemented under section 9.5, the internal control system prescribed by FME’s corporate governance regulations, and/or, at FME’s choice, to let have an external auditor audit and/or qualify NETCARE once a year, or as deemed necessary, but reasonably

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acceptable for NETCARE, in order to assure that NETCARE complies with its contractual obligations. Prior to such FME or third Party audit, FME shall give NETCARE timely prior written notice and FME or third Party access shall be limited to NETCARE’s normal business hours.

9.5                            NETCARE shall be obliged to maintain a quality management system meeting the requirements agreed in a separate quality assurance agreement. The quality assurance agreement shall define responsibilities, scope, regulatory requirements, validation and documentation requirements, among others.

9.6                            In general Netcare shall ensure that FME’s GxP-critical applications and data, as expressly defined by FME, are maintained and archived in a GxP-compliant way. Netcare shall ensure that all FME GxP-critical systems, applications and data will be operated GxP-compliant in accordance to the specifications as set forth in the applicable Service Agreement and instructions of FME. Further requirements concerning archiving and disaster recovery as well as how FME and Netcare work in GxP-critical projects shall be defined in the quality assurance agreement.

9.7                            Whenever FME shall be obligated by the applicable laws, regulations or requirements imposed on FME by the competent authorities or agencies to change, amend or modify its quality as well as corporate governance standards in order to fulfill the regulatory requirements for FME’s business, NETCARE shall be obligated to follow any of such FME’s requests in order to comply with any such changes, amendments or modifications. Any changes shall be made by applying the change procedures defined in this General Agreement or the MSD, as applicable.

9.8                            FME’s business is strongly regulated by governmental authorities. Due to regulation changes FME may be forced to changed business processes that may also affect NETCARE’s duties and may require NETCARE to exceed any current standards, i.e.the requirements defined in the quality assurance. As far as the implementation of such changes triggers any material costs NETCARE shall inform FME before implementation of such changes or requirements. Both Parties shall agree in accordance with the change procedures defined in this General Agreement or the MSD, as applicable, on the implementation of such changes and document in writing such changes and related costs. FME shall compensate NETCARE for any costs related to such changes based on the related effort and expenses.

Any measures and related costs in connection with the implementation, application and maintenance of any internal control system required by FME or FME’s corporate governance regulations shall be agreed in a separate Annex or Service Agreement.

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10.                            ORDER-DATA PROCESSING (AUFTRAGSDATENVERARBEITUNG)

10.1                     The Parties acknowledge that NETCARE (as the processor) will provide services to FME (as the controller) on basis of order-data processing (Auftragsdatenverarbeitung). The following rules apply to all activities in which the staff of NETCARE or a third party acting on behalf of NETCARE may come into contact with Personal Data of FME. Personal Data means any individual element of information concerning the personal or material circumstances of an identified or identifiable natural person (individual).

10.2                     Duration (term) and subject of the order-data processing shall be defined in the Master Service Description, the Standard Service Agreement or the Individual Service Agreement – whichever is applicable.

10.3                     The extent, type and purpose of the intended collection, processing or use of personal data, the type of data and categories of data subjects are stipulated in Section 1 of this General Agreement.

10.4                     NETCARE shall take the appropriate technical and organizational measures to adequately protect FME’s Personal Data against misuse und loss in accordance with requirements of section 9 of the German Federal Data Protection Law (Bundesdaten-schutzgesetz; hereinafter: BDSG). The measures are defined in the Master Service Description and may be expanded in Standard Service Agreements or Individual Service Agreements.

10.5                     The technical and organizational measures are subject to technical progress and development, and NETCARE may implement adequate alternative measures in accordance with Section 7.3 of this General Agreement. These must not however fall short of the level of security provided by the specified measures. Any material changes must be documented.

10.6                     FME and NETCARE are aware of the fact that, at present, NETCARE operates its services under the Set of Contracts through a “one-client-system”, i. e. FME and further companies of the Fresenius SE & Co. KGaA group of companies are within the same “client-system”.

10.7                     NETCARE is obliged to rectify, erase or block the Personal Data processed in accordance with the reasonable instructions of FME. NETCARE shall take the necessary precautions to ensure that Personal Data can be rectified, erased or blocked in its systems.

10.8                     If a data subject (individual person) should apply directly to NETCARE to request the correction or deletion of his Personal Data, NETCARE must forward this request to FME without delay, unless the correction or deletion is part of the specific service.

10.9                     NETCARE shall collect, process and use Personal Data only within the Set of Contracts.

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NETCARE may not use Personal Data for any other purposes, including its own purposes.

10.10             NETCARE shall ensure that any personnel entrusted with processing FME’s Personal Data have undertaken to comply with the principle of data secrecy in accordance with section 5 of the BDSG and have been duly instructed on the obligations of NETCARE to protect Personal Data. The obligation of confidentiality shall continue after their employment ends.

10.11             NETCARE shall monitor compliance with the provision of this section by means of regular tests.

10.12             Where stipulated by law, NETCARE shall appoint a data protection officer, able to discharge his duties as set out in sections 4f and 4g of the BDSG. The officer’s contact details must be supplied to FME to enable direct contact to be made.

10.13             Upon FME’s request, NETCARE shall provide all information necessary for compiling the overview defined by section 4g (2) sentence 1 of the BDSG.

10.14             NETCARE may use sub-contractors according to Section 3 of this General Agreement.

10.15             FME must be granted the right to monitor and inspect the sub-contractor in all cases of order-data processing.

10.16             In addition to Section 10.7 of this General Agreement, FME may carry out the job control stipulated in No. 6 of the annex to the BDSG, or appoint auditors to do so.

10.17             NETCARE shall provide FME with the information required to meet its job control obligation, and shall make the necessary documentation available.

10.18             With regard to the monitoring obligations of FME under section 11 (2) sentence 4 BDSG before the start of data processing and throughout the term of the commission, NETCARE must ensure that FME can confirm adherence to the technical and organizational measures taken. For this purpose, NETCARE must provide FME upon request with evidence of the implementation of the technical and organizational measures pursuant to section 9 of the BDSG and the annex thereto. Evidence of the implementation of any measures that do not only affect the specific commission may also be presented in the form of up-to-date attestations, reports or extracts thereof from independent bodies (e.g. external auditors, internal audit, the data protection officer, the IT security department or quality auditors) or suitable certification by way of an IT security or data protection audit.

10.19             In addition to Section 5 of this General Agreement, NETCARE shall notify FME in all

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cases of violations of data protection provisions.

10.20             Where FME’s Personal Data becomes subject to search and seizure, an attachment order, confiscation during bankruptcy or insolvency proceedings, or similar events or measures by third parties while being processed, NETCARE shall inform FME without undue delay. NETCARE also shall, without undue delay, notify to all pertinent parties in such action, that any Personal Data affected thereby is in FME’s sole property and area of responsibility, that Personal Data is at FME’s sole disposition, and that FME is the responsible body in the sense of the BDSG.

10.21             The Parties are aware that section 42a of the BDSG may impose a duty to inform in the event of the loss or unlawful disclosure of Personal Data or access to it. Such incidents should therefore be notified by NETCARE to FME immediately, regardless of their origin. This also applies to serious operational faults or where there is any suspicion of an infringement of provisions relating to the protection of Personal Data or other irregularities in the handling of Personal Data belonging to FME. In consultation with FME, NETCARE must take appropriate measures to secure the data and limit any possible detrimental effect on the data subjects. Where obligations are placed in FME under section 42a of the BDSG, NETCARE must assist in meeting them.

10.22             FME is responsible for compliance with the BDSG and other relevant regulations on data protection, and retains control over the extent of the data to be processed.

10.23             FME shall have the right to give NETCARE reasonable instructions as to the nature, scope and method of data processing. The proceeding of FME’s authority to issue instructions is stipulated in Section 7 of this General Agreement.

10.24             Any changes to the subject-matter of the processing must be agreed in writing by the Parties and documented together.

10.25             NETCARE shall inform FME immediately if NETCARE believes that an instruction violates privacy laws. NETCARE may then postpone the execution of the relevant instruction until it is confirmed or changed by FME.

10.26             After the termination of a commission under this General Agreement NETCARE must return to FME all of FME’s Personal Data in NETCARE’s possession and all Personal Data collected and produced in connection with the commission, or delete them with the prior written consent of FME. The deletion log must be presented upon request.

10.27             Documentation intended as proof of proper data processing must be kept by NETCARE beyond the end of the Set of Contracts in accordance with relevant retention periods. NETCARE may hand such documentation over to FME after expiry of this General Agreement or its Annexes.

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11.          RIGHTS OF USE AND INTELLECTUAL PROPERTY RIGHTS

11.1        NETCARE shall procure, operate and maintain any software, licenses and rights needed by NETCARE for the provision of the Services.

11.2        As a matter of principle, NETCARE shall procure and acquire licenses and rights in connection with the Services in its own name and sublicense such licenses or grant to FME the rights of use for software or other deliverables to the extent required by FME in connection with, or as a result of, the relevant Service Agreement for the use of the Services under the Set of Contracts in accordance with the provisions defined in this Section 11, unless otherwise agreed in a Service Agreement.

11.3        Any rights granted by NETCARE to FME under this Agreement shall not entitle FME, without NETCARE’s prior consent, to modify, decompile, translate, decrypt, decompose, or copy the deliverable, unless otherwise expressly agreed herein or in a Service Agreement.

11.4        With respect to third party standard software or NETCARE’s own software, not specifically and exclusively developed for FME, which is used by NETCARE to provide the Services (“Standard Software”), NETCARE shall grant FME the non-exclusive, non-transferable right to use without limitation in time, scope or place subject to the terms of this General Agreement and the relevant Service Agreement, in particular limited to the purpose described in the relevant Service Agreement. The scope of the right of use of FME shall be in accordance with the license and right of use granted by the third party licensor to NETCARE. NETCARE shall ensure that it will obtain all required rights and licenses to sub-license or transfer the license to FME for the required purposes.

11.5        To the extent that any rights derive from software or other deliverables expressly developed for and on behalf of FME by NETCARE, including new developments of interfaces, platforms, changes, etc., provided that NETCARE has not used any proprietary software of NETCARE or any third party, any intellectual property rights shall vest in FME and FME shall be the owner of any intellectual property rights in connection with such deliverable. FME grants to NETCARE the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Set of Contracts. The right to use is limited to the purposes described in the Service Agreement applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable.

11.6        As far as NETCARE develops any deliverable only partly for and on behalf of FME or FME only partly reimburses the costs associated with a deliverable, NETCARE and

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FME shall be co-owners of such deliverable in the proportion of the relevant contribution to the development of the deliverable. FME shall have the non-exclusive, transferable right to use the deliverable for the purpose of this General Agreement. NETCARE shall have the non-exclusive, transferable right to use, to copy, to revise and to decompile the deliverables without limitation in time, scope or place subject to the terms of the Set of Contracts. The right to use is limited to the purposes described in the Service Agreement applicable to the relevant deliverable. The right to copy, revise and decompile the deliverable shall be limited, however, to the maintenance or reinstatement of the agreed functionality of the deliverable. NETCARE shall have the right to sublicense such rights to affiliated companies and to provide maintenance, update and upgrade services with respect to the deliverables to such affiliated companies as agreed between the Parties in a Service Agreement.

11.7        In case of developments, updates, upgrades and changes to Standard Software or NETCARE’s proprietary software, provided that such updates and upgrades are not available on the market, including customizing and adjustments to general structures, systems, configurations, scripts and other customizing, NETCARE shall grant FME the non-exclusive, transferable right for the term of this General Agreement to use the developments in connection with the basis software without additional charges.

11.8        Own developments of NETCARE shall be solely in the property of NETCARE. Any rights of use of FME shall be granted in accordance with Section 11.4.

11.9        As far as FME has acquired licenses or rights in connection with a Service from a third party, that are required for the use of the Services, or FME is obliged in connection with a Service to provide standard software or other individual software developed for FME, FME shall grant to NETCARE the non-exclusive, non-transferable right to use the software or deliverables for the purposes and as far as necessary for the provision of the Services to FME under the Set of Contracts. As far as necessary for the provision of the Services FME shall also grant NETCARE the right to copy, revise and decompile the software, whereas such right shall be limited to the maintenance or reinstatement of the agreed functionality of the software. The Parties shall agree on the specific rights in the relevant Service Agreement. The scope of the right of use of NETCARE shall be in accordance with the license and right of use granted by the third party licensor to FME. FME shall be obliged to ensure that any relevant license permits NETCARE’s use of any licensed rights granted hereunder to NETCARE for the required purpose and FME shall inform NETCARE of any license terms applicable. NETCARE shall be obliged to comply with the license terms of the third party licensor and not use or revise the software in violation of such license. In particular, NETCARE shall notify FME of any violations of such license agreement and terms defined therein.

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12.          DEFECTS AND WARRANTY

12.1        NETCARE shall render its Services in accordance with the service levels defined, if any, or any specifications defined in the relevant Service Agreement and the Services shall be free of defects of priority 1, 2 and 3. Services rendered by NETCARE or its subcontractors not complying with the aforementioned standards shall be deemed “Defects”.

12.2        In the event of Defects of an agreed product or works that shall be supplied, FME’s claims shall expire twenty four months after delivery of the respective product or works. FME shall notify NETCARE of any Defects immediately upon delivery, or in case of hidden Non-Conformities upon discovery, at the latest within 10 business days.

12.3        NETCARE shall have opportunity to cure all Defects free of charge and within reasonable time. NETCARE may choose to remedy by repair or redelivery within its discretion. NETCARE shall have two attempts to remedy a Defects. If NETCARE fails to cure before an appropriate dead-line set by FME expires FME may appropriately reduce the price. If said Defect that has not been remedied by NETCARE does not affect economically reasonable uses of the remaining parts of services or goods which NETCARE has delivered or shall deliver and FME makes such use thereof, FME’s rights shall be limited to the defect service or part of NETCARE’s performance. Save for the provisions in Section 15 FME shall have no right to terminate the relevant Service Agreement or this General Agreement due to a Defect.

12.4        Unless otherwise agreed between the Parties in this Section 12 any Defects shall be regulated by the relevant warranty provisions defined by statutory law, as applicable to the Service.

13.          LIABILITY

13.1        Either Party shall be liable without limitation for all damages caused by intent or gross negligence of the Party or its vicarious agents as well as Defects fraudulently concealed and all mandatory statutory liability.

13.2        Parties shall be liable for all personal injuries up to an amount of Euro 500,000 (five hundred thousand Euros) for each incident, in a total for all such damages up to an amount of Euro 5,000,000 (five million Euros), provided that such liability is not covered by section 13.1. For all other civil liability arising out of slight negligence by the Parties and their relevant vicarious agents not covered by section 13.1 or 13.2 the following applies:

a)    for all damages to material objects (Eigentumsverletzungen) in the property of or leased by FME which are caused as a direct consequence of the services performed under the Set of Contracts, such as but not limited to excess of voltage,

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damages to hard- and software due to services rendered under the Set of Contracts the injured Party may recover the amount necessary for repair or for compensation of such damages up to an amount of Euro 2,000,000 (two million Euro) for each incident.

b)    For all damages caused by negligent breach of contract, such as but not limited to system break-downs and which FME has to incur in accordance with claims of third contractors which cannot be solved amicably, FME is to be held harmless by NETCARE by a calendar-year compensation cap up to 15% (Fifteen percent) of the contractual value of the respective Service Agreement reduced by the penalty, if any, as defined in the respective Service Agreement. NETCARE shall be informed about the facts underlying such case in a maximum transparent manner. FME shall use best efforts to defend such cases.

c)     No Party shall be liable for lost profits, potential savings, consequential or indirect damages.

13.3        Should NETCARE be held liable for a breach of contract or other liability, FME’s contributory fault shall be reasonably considered. NETCARE shall not be liable for damages caused by instructions, information, documents, materials, or contributions or support provided by FME to NETCARE.

13.4        NETCARE shall in no instance be liable for deficiencies of software, assistance or other appliances that FME has ordered from third parties or that FME has provided. NETCARE shall support FME by problem solving with best effort against compensation, if not agreed otherwise within the specific Service Agreement. NETCARE shall in no event be liable under this Section 13 if FME (without NETCARE’s written approval) or a third party has modified Services delivered by NETCARE, FME has used the Service in breach of the Set of Contracts (handling error), FME has not provided its cooperation obligations in a proper or timely manner, the Defect arises from instructions of FME provided that NETCARE has notified FME of the associated risks that lead to the Defect.

13.5        In the event that NETCARE retained a subcontractor upon FME’s sole and specific request to use such subcontractor, NETCARE hereby assigns all its claims and rights vis-á-vis such subcontractor under the relevant contract with the subcontractor to FME. To the extent of such assignment, FME’s claim against NETCARE shall be fulfilled and NETCARE shall not be liable for any damages, losses or claims of FME or any third party resulting from the services of such subcontractor. FME authorizes NETCARE to make any claims and enforce any claims against such subcontractor. NETCARE shall reasonably enforce any claims out of or in courts and FME will assist NETCARE in any actions. NETCARE shall in any event consult and coordinate any actions with FME and follow instructions of FME in connection with the enforcement

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of a claim. The aforementioned shall also apply in case NETCARE has integrated or used a certain product or software or procured such product or software from a designated subcontractor upon FME’s request.

13.6        NETCARE shall be responsible for the services and contractual deliverables rendered by its own subcontractors to the same extent NETCARE itself is liable for the Services. Contractual partner of subcontractors shall solely be NETCARE and the scope of services to be rendered by NETCARE to FME shall not be affected by the use of subcontractors.

13.7        The aforementioned provisions shall apply to the personal liability of all statutory representatives, senior management, agents, subcontractors and employees as far as these qualify as vicarious agents of the relevant Party.

13.8        NETCARE shall be excused from performance of its obligations and the Services under this General Agreement, any Annex and Service Agrement affected and shall not be held liable for any losses, damages or delays, including consequential damages, resulting from any event or cause beyond its reasonable control, including earthquake, fire, flood, explosion, war, embargo, transportation shortage or delay, breakage of machinery or electric power outage.

14.          PENALTIES

14.1        The sum of any penalties accrued under the Set of Contracts for the period of one year shall not exceed 5 % of the total remuneration under the Set of Contract, excluding remuneration for Projects, for the previous year. For the purposes of this section the yearly remuneration and sum of penalties shall not be calculated on the basis of the calendar year but on a rolling basis, i.e. the 12 months prior to the event triggering the penalty.

15.          TERM AND TERMINATION

15.1        The term of this General Agreement shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the General Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the General Agreement will be extended automatically for successive one year periods unless one of the parties terminates this General Agreement by giving 6 months prior written notice to the expiration of the then current term.

15.2        The Parties shall be entitled to terminate individual Service Agreements by giving 6

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months written notice prior to the end of the agreed term unless otherwise agreed under applicable termination clauses in the Service Agreements.

15.3        Each Party shall be entitled to terminate this General Agreement and the Set of Contracts in whole or in part with immediate effect by giving written notice if (a) the other Party becomes insolvent, (b) the other Party is the subject of any winding up, dissolution, insolvency or liquidation proceedings, or makes any assignment of materially all assets for the benefit of creditors, (c) the other Party terminates its business in whole or in substantial part, or (d) in case of a merger or acquisition, whereby the common shareholder Fresenius SE & Co. KGaA transfers its controlling interest, be it by transfer of assets or by transfers of shares or dilution of the interest of Fresenius SE & Co. KGaA, in the non-terminating Party to a third Party which is not under the control of Fresenius SE & Co. KGaA.

15.4        Furthermore, FME shall be entitled to terminate the Set of Contracts upon giving reasonable notice, if NETCARE (i) unreasonably restricts FME from accessing data for processing in other systems; (ii) breaches the terms and conditions of Sections 9.1, 9.3, 9.5, 9.6 or 9.7 above and/or (iii) after discussion in the Steering Committee, will not be able to comply with the terms and conditions as outlined under Sections 9.1, 9.3, 9.5, 9.6 or 9.7 above.

16.          EFFECT OF TERMINATION/EXPIRATION

16.1        The termination of this General Agreement shall not affect the term of its Service Agreements or any Annex and no such Service Agreement or Annex shall be terminated unless expressly and separately terminated by the terminating Party. In case of a termination of this General Agreement the terminating Party shall have a special termination right with respect to each Annex and Service Agreement being part of the Set of Contracts.

16.2        The termination of a Service Agreement or Annex shall not affect this General Agreement or any other Annex or document of this Set of Contracts unless expressly agreed for certain cases in Section 16.

16.3        After termination or expiration of the contractual relationship the Parties shall undertake to modify the remainder of the Set of Contracts as economically indicated and according to the factual situation. Furthermore, they shall return all documents and other information which they have received from the other Party because of or incidental to the cooperation upon first request. The correspondence between the Parties and all documents and papers that have to be kept available as required by laws or regulations or papers and documents that are destined to remain with the respective Party.

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16.4        After termination of the General Agreement or Service Agreement hereto, NETCARE shall be obliged to deliver the services agreed upon hereunder to FME upon FME’s request for such period which is required by FME to retain an alternative service provider. FME’s obligations defined under Section 4 shall remain in effect for such transition period. However, FME shall not be required to buy these services from NETCARE. In case that FME decides to discontinue individual services or parts thereof NETCARE shall not be responsible for the remainder of the services to be delivered to FME, provided, that the discontinued services were required for rendering the remainder of the services. Furthermore, NETCARE shall reasonably cooperate with FME on the transfer of any services or system operated or maintained under this Set of Contracts to an alternative service provider. Remuneration for services rendered and other terms and conditions for this transition period shall be analogous to the terms of this General Agreement or any Service Agreement referred to of the year of termination. Additional services required for the transition or migration of services to an alternative service provider shall be agreed separately and shall be compensated by FME in accordance with the agreed prices in the relevant up-to-date price list of NETCARE or as separately agreed.

16.5        Details regarding the services and transfer of data shall be agreed upon in the Steering Committee. As far as an agreement about the reintegration and continuation of the services has not been achieved within 3 months after written notice, an external Party shall be commissioned for defining the scope of services to be rendered by NETCARE and FME’s or any third Parties responsibilities and assistance. The external Party shall be nominated by FME and NETCARE in mutual agreement, however, if such consensus cannot be reached by FME and NETCARE, the arbitrator under Section 17.3 shall nominate the external Party.

16.6        NETCARE shall grant to FME upon termination/expiration of the contractual relationship a license for the use of all intellectual property rights owned by NETCARE at the time of termination/expiration of the contractual relationship, with respect to NETCARE’s own developments, including modifications, add-ons, developments, required to operate and run the system governed by and arising out of the Set of Contracts. Such license shall be non-exclusive, unlimited, unrestricted and shall include the right to grant sublicenses to re-outsourcers for the purposes of providing services to FME, however, the right to grant further sublicenses shall not be included. Such license shall be granted free of charge and shall enable FME for further development for internal purposes.

16.7        Upon termination of this Set of Contracts, neither tangible nor intangible assets shall be transferred from NETCARE to FME and neither claim for such transfer shall vest in FME except for those where FME is the owner of such tangible or intangible assets. Additionally, FME shall in no event actively pursue employment of employees of

26

NETCARE during the term of the General Agreement and for the period of two years thereafter.

16.8        Upon termination of this General Agreement and/or its applicable Annexes and Service Agreements under the Set of Contracts FME shall neither be entitled without the prior written consent of NETCARE nor shall FME be contractually obligated to take over any employee of NETCARE. In the event FME is obligated to take over such employees or employment contracts according to the respective law, NETCARE shall be obligated to compensate FME any costs and expenses which FME might incur thereby for employees FME is not willing to take over provided that FME is not actively deploying such employees.

16.9        The following provisions shall survive a termination of this General Agreement and shall remain in effect upon a termination for a period of at least five years or applicable storage and documentation obligations, whichever is longer: Sections 5, 8, 9, 13, 16, 17,18.

17.          GOVERNING LAW, ARBITRATION

17.1        The Set of Contracts shall be governed by the laws of Germany (excluding UN-CISG and the rules and principles on the conflict of laws).

17.2        Any dispute, controversy or claim, arising out of or in connection with the Set of Contracts, or the breach, termination or invalidity thereof (the “Controversies”), shall be governed by the following dispute resolution mechanism:

17.3        Controversies shall be settled amicably between the Parties on operational level and according to the escalation procedure as defined in the MSD. If the Parties are unable to reach a mutual consensus, the Parties shall be entitled to file for arbitration complaints in the arbitration panel of the Deutsche Gesellschaft for Recht and Informatik e.V. (“DGRI”), according to its Rules of Arbitration. The place of arbitration shall be in Frankfurt am Main, Germany. The numbers of arbitrators shall be [3]. English shall be used in the arbitrational proceedings.

17.4        In order to allow the arbitration to proceed the Parties waive the defense of expiration of statute of limitation for all claims arising in the disputed matter, starting with the request for arbitration filed with the DGRI and until one month after the end of the arbitration process. The expiration of statute of examination shall be suspended for the time of the arbitration proceeding.

17.5        The decision of the arbitration panel shall be binding.

27

18.          MISCELLANEOUS

18.1        All Annexes, the Attachments, and the Preamble are incorporated into this General Agreement. The Preamble shall reflect the intentions of the Parties as of the effective date of the General Agreement and shall have legal effect, however, only insofar as it may be used for interpretative purposes in case of controversy over the interpretation of certain clauses in the General Agreement, Annexes or the Attachments or if Section 17 is applicable.

18.2        Neither Party’s general terms and conditions (Allgemeine Geschäftsbedingungen) shall be incorporated in this Set of Contracts.

18.3        The rights inuring to the benefits of the Parties under the Set of Contracts shall be non-transferable unless the other Party has agreed to the transfer in writing. Such consent shall not be unreasonably withheld if the rights are transferred to Parties under common control of Fresenius SE & Co. KGaA or Fresenius Medical Care AG & Co. KGaA.

18.4        No action or inaction of one of the Parties shall be construed as a waiver of rights or shall affect such rights, unless this General Agreement does provide to the contrary.

18.5        Alterations of and amendments to the Set of Contracts must be made in writing. This applies also to this requirement of writing.

18.6        If any provision of the General Agreement is held to be invalid or unenforceable, the validity of the remaining provisions shall not be affected. The Parties shall replace the invalid or unenforceable provision by a valid and enforceable provision closest to the intention of the Parties when signing the General Agreement.

18.7        Same shall apply to all contractual provisions that the Parties may have omitted to include in this General Agreement.

18.8        As far as the language of Set of Contracts uses the name under which a software is marketed all later releases shall be included.

18.9        FME may execute rights to hold back or to set off only upon claims uncontested by NETCARE, or sums finally awarded by DGRI under Section 17 of this General Agreement.

28

Bad Homburg,	Bad Homburg,

Fresenius Medical Care AG & Co. KGaA	Fresenius Netcare GmbH
represented by its General Partner	represented by
Fresenius Medical Care Management AG, represented by

[Name]	[Name]
Member of Management Board	[Title]

[Name]	[Name]
Member of Management Board	[Title]

29

Attachment 2:	Overview on the volume of expected IT cost for Operations and Projects under the General Agreement 2013 for the years 2013 to 2022 (“FNC Cost Estimate”) including additional calculations

II

Attachment 2: FNC Cost Estimate including additional calculations

IT cost expected to be charged by FNC under the GA 2013 in EUR:

Category	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
SAP	9.629.885	10.052.242	10.515.499	11.009.333	11.530.004	11.986.358	12.464.868	13.077.427	13.727.442	14.420.068	118.413.127
Communication	4.624.457	4.686.558	4.752.186	4.821.517	4.894.735	4.972.035	5.053.617	5.139.697	5.230.496	5.326.252	49.501.549
Infrastructure	4.500.606	4.489.355	4.478.131	4.466.936	4.455.769	4.444.629	4.433.518	4.422.434	4.411.378	4.400.349	44.503.105
Other	3.175.669	3.202.792	3.231.327	3.261.346	3.292.921	3.326.131	3.361.058	3.397.786	3.436.407	3.477.014	33.162.452
Total Operational IT cost charged by FNC	21.930.618	22.430.946	22.977.143	23.559.131	24.173.430	24.729.153	25.313.061	26.037.344	26.805.723	27.623.683	245.580.234
Total Operational IT cost (FNC/0.6)	36.551.030	37.384.911	38.295.239	39.265.219	40.289.050	41.215.255	42.188.435	43.395.574	44.676.206	46.039.471	409.300.389
Projects FNC	20.081.463	14.562.187	14.506.182	3.699.621	3.000.000	3.150.000	3.307.500	3.472.875	3.646.519	3.828.845	73.255.192
Total IT cost charged by FNC	42.012.081	36.993.133	37.483.325	27.258.752	27.173.430	27.879.153	28.620.561	29.510.219	30.452.242	31.452.527	318.835.425
Total IT Cost (FNC/0.6)	70.020.136	61.655.222	62.472.209	45.431.254	45.289.050	46.465.255	47.700.935	49.183.699	50.753.737	52.420.879	531.392.375

Additional Calculations:

Revenue FME EMEALA under consideration of 8% CAGR 2013-2022 on 2012 basis:	3.143.565.353,88	3.395.050.582,19	3.666.654.628,77	3.959.986.999,07	4.276.785.958,99	4.618.928.835,71	4.988.443.142,57	5.387.518.593,97	5.818.520.081,49	6.284.001.688,01

Total Operational IT cost als % of revenue:	1,16%	1,10%	1,04%	0,99%	0,94%	0,89%	0,85%	0,81%	0,77%	0,73%
Total IT Cost as % of revenue:	2,23%	1,82%	1,70%	1,15%	1,06%	1,01%	0,96%	0,91%	0,87%	0,83%

Attachment 3:   General Terms and Conditions as of May 2012

III

GENERAL TERMS AND CONDITIONS

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

as of May 2012

This is an English translation of the German text (please refer to http://www.ey.com/DE/DE/Home and click on “AAB” at the bottom of the website, please refer to the section “Non-Assurance Dienstleistungen”), the German text being the sole authoritative version

Our Relationship with You

1.                   We will perform the Services1 in accordance with the standards of proper professional conduct (“Grundsätze ordnungsmäßiger Berufsausübung”) for the sole benefit of you, our Client.

2.                   We are a member of the global network of Ernst & Young firms (“EY Firms”), each of which is a separate legal entity.

3.                   We will provide the Services to you as an independent contractor and not as your employee, agent, partner or joint venturer. Neither you nor we have any right, power or authority to bind the other.

4.                   We may subcontract portions of the Services to other EY Firms, as well as to other service providers, who may deal with you directly. Nevertheless, we alone will be responsible to you for the Reports (as defined in Section 11), the performance of the Services, and our other obligations under this Agreement1.

5.                   We will not assume any management responsibilities in connection with the Services. We will not be responsible for the use or implementation of the output of the Services.

Your Responsibilities

6.                   You shall assign a qualified person to oversee the Services. You are responsible for all management decisions relating to the Services, the use or implementation of the output of the Services and for determining whether the Services are appropriate for your purposes.

7.                   You shall provide (or cause others to provide) to us, promptly, the information, resources and assistance (including access to records, systems, premises and people) that we reasonably require to perform the Services. This also applies to those supporting documents and records, events and circumstances which first become known during our work.

8.                   All information provided by you or on your behalf (“Client Information”) shall be accurate and complete. The provision of Client Information to us will not infringe any copyright or other third-party rights.

9.                   We may rely on Client Information made available to us and, unless we expressly agree otherwise, will have no responsibility to evaluate or verify it.

10.            You shall be responsible for your personnel’s compliance with your obligations under this Agreement.

Our Reports

11.            Any information, advice, recommendations or other content of any reports, presentations or other communications we provide under this Agreement (“Reports”), other than Client Information, are for your internal use only (consistent with the purpose of the Services).

12.            You may not disclose a Report (or any portion or summary of a Report) externally (including to your affiliates), or refer to us or to any other EY Firm in connection with the Services, except:

(a)    to your lawyers subject to these disclosure restrictions who may review it only in connection with advice relating to the Services,

(b)    to the extent, and for the purposes, required by applicable law and you will promptly notify us of such legal requirement to the extent you are permitted to do so,

(c)     to other persons (including your affiliates) with our prior written consent, who have executed an access letter and who may use it only as we have specified in our consent, or

(d)    to the extent it contains Tax Advice, as set forth in Section 13.

If you are permitted to disclose a Report (or a portion thereof), you shall not alter, edit or modify it from the form we provided.

13.            You may disclose to anyone a Report (or any portion thereof) solely to the extent that it relates to tax matters, including tax advice, tax opinions, tax returns, or the tax treatment or tax structure of any transaction to which the Services relate (“Tax Advice”). With the exception of tax authorities, you shall inform those to whom you disclose Tax Advice that they may not rely on it for any purpose without our prior written consent.

14.            You may incorporate into documents that you intend to use our summaries, calculations or tables based on Client Information contained in a Report, but not our recommendations, conclusions or findings. You must assume sole responsibility for the contents of those documents and you must not externally - directly or indirectly - refer to us or any other EY Firm in connection with them.

15.            If we are required to present the results of our work in writing, only that written presentation is authoritative.

You may not rely on any draft Reports (which are non-binding), but only on final written Reports. Draft Reports only serve our internal purposes and/or the coordination with you and, therefore, only constitute preliminary stages of Reports and are neither final nor binding and are subject to further review. We shall not be required to update any final Report for circumstances of which we become aware, or events occurring, after the cut-off date indicated in the Report or, in absence of such date, the delivery date of the Report, unless otherwise agreed or we are obliged to do so with regard to the Services provided by us.

Limitations of Our Liability

16.            (a) Pursuant to Section 54a para. 1 No. 2 WPO2 our liability for claims of compensatory damages of any kind - except for damages resulting from injury to life, body or health - for an individual case of damages resulting from negligence is limited to EUR 4 million; this also applies if liability to a person other than you should be established.

1 Terms which are not defined in these General Terms and Conditions are defined in the Cover Letter.

2 “Wirtschaftspruferordnung” (Public Accountant Act)

(b) An individual case of damages also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty without taking into account whether the damages occurred in one year or in a number of successive years. In this case multiple acts or omissions of acts based on a similar source of error or on a source of error of an equivalent nature are deemed to be a uniform breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against us is limited to EUR 5 million.

17.             If you consider the liability limit stipulated in Section 16 and the amount our liability is limited to where Section 16 applies (“Maximum Liability Amount”) as inappropriate, please inform us of the extension of our liability you would like to be agreed on instead. In this case we will endeavor to obtain additional insurance for such increased amount (“Increased Amount”). Provided that you are furthermore prepared to bear the additional costs arising from the additional insurance covering the Increased Amount, we are prepared to agree with you on a corresponding extension of our liability. We emphasize that an increase of Maximum Liability Amount only applies if agreed on in writing.

18.             If legitimate claims falling within our limitation of liability are brought against us by you and/or one or more third parties who are entitled to invoke this Agreement, the Maximum Liability Amount will be - in accordance with Section 428 BGB3 - available only once to all - including all future - claimants collectively. Hence, any payment by us to you has discharging effect towards all claimants. In case the sum of all claims (including future claims) to which our limitation-of-liability-provisions apply exceed the Maximum Liability Amount, the allocation of this Maximum Liability Amount amongst all claimants (incl. you) is entirely a matter for discussion amongst all claimants.

19.             A compensatory damages claim may only be lodged within a preclusive deadline of one year of the rightful claimant having become aware of the damage and of the event giving rise to the claim - at the very latest, however, within 5 years subsequent to the event giving rise to the claim. The claim expires if legal action is not taken within a six month deadline subsequent to the written refusal of acceptance of the indemnity and you were informed of this consequence. The right to assert the bar of the preclusive deadline remains unaffected.

20.             Should, as an exception in an individual case, any persons other than you, our Client, have a right to invoke this Agreement, the provisions of Section 16 through 21 also apply to such third parties. Section 334 BGB shall apply.

21.             You may not make a contractual claim or bring proceedings arising from the provision of the Services or otherwise based on this Agreement against any other EY Firm or our or its subcontractors, members, shareholders, directors, officers, partners, principals or employees (“EY Persons”). You shall make any contractual claim or bring such proceedings only against us.

Indemnity

22.             You shall indemnify us, the other EY Firms and the EY Persons against all claims by third parties (including your affiliates  and lawyers)   and   resulting  liabilities,   losses, damages, costs and expenses (including reasonable external legal costs) arising out of the third party’s use of or reliance on any Report (induding Tax Advice) disclosed to it by or through you or at your request. You shall have no obligation hereunder to the extent that we have specifically authorized, in writing, the third party’s reliance on the Report.

Intellectual Property Rights

23.             We may use data, software, designs, utilities, tools, models, systems and other methodologies and know-how (“Materials”) that we own in performing the Services. Notwithstanding the delivery of any Reports, we retain all intellectual property rights in the Materials (including any improvements or knowledge developed while performing the Services), and in any working papers compiled in connection with the Services (but not Client Information reflected in them).

Confidentiality

24.             We are bound by the strict professional confidentiality obligations as stipulated in Section 43 WPO and Section 57 StBerG4 and, except as otherwise permitted by this Agreement, neither of us may disclose to third parties the contents of this Agreement or any information (other than Tax Advice) provided by or on behalf of the other that ought reasonably to be treated as confidential and/or proprietary.

25.             Notwithstanding any superseding legal professional secrecy obligation, either of us may, however, disclose such information to the extent that it

(a)   is or becomes public other than through a breach of this Agreement,

(b)   is subsequently received by the recipient from a third party who, to the recipient’s knowledge, owes no obligation of confidentiality to the disclosing party with respect to that information,

(c)    was known to the recipient at the time of disclosure or is thereafter created independently,

(d)   is disclosed as necessary to enforce the recipient’s rights under this Agreement, or

(e)    must be disclosed under applicable law or professional regulations.

26.             Either of us may use electronic media to correspond or transmit information and such use will not in itself constitute a breach of any confidentiality obligations under this Agreement and acknowledge that sending information and documents in electronic form (in particular by e-mail) entails risks.

27.             We may disclose Client Information to other EY Firms, EY Persons, which may use, transfer, store or otherwise process it to facilitate performance of the Services, to comply with regulatory requirements, to check conflicts, or for quality, risk management or financial accounting purposes. The Client Consent for such purposes is attached to this Agreement for signature.

28.             With respect to any Services if U.S. Securities and Exchange Commission auditor independence regulations apply to the relationship between you or any of your associated entities and any EY Firm, you represent, to the

3 “Burgerliches Gesetzbuch” (German Civil Code)

4 “Steuerberatungsgesetz” (Tax Advisory Act)

2

best of your knowledge, as of the date of this Agreement, that neither you nor any of your affiliates has agreed, either orally or in writing, with any other advisor to restrict your ability to disclose to anyone the tax treatment or tax structure of any transaction to which the Services relate. An agreement of this kind could impair an EY Firm’s independence as to your audit or that of any of your affiliates, or require specific tax disclosures as to those restrictions. Accordingly, you agree that the impact of any such agreement is your responsibility.

Data Protection

29.             We may collect, use, transfer, store or otherwise process (collectively, “Process”) Client Information that can be linked to specific individuals (“Personal Data”). We may Process Personal Data in various jurisdictions in which we and the other EY Firms operate (which are listed at www.ey.com) to facilitate performance of the Services, comply with regulatory requirements, check conflicts, or for quality, risk management or financial accounting purposes. We will Process the Personal Data in accordance with applicable law and professional regulations, including (without limitation) the BDSG5. We will require any service provider that Processes Personal Data on our behalf to adhere to such requirements.

30.             You warrant that you have the authority to provide the Personal Data to us in connection with the performance of the Services and that the Personal Data provided to us has been processed in accordance with applicable law.

Fees and Expenses Generally

31.             You shall pay our professional fees and specific expenses in connection with the Services as detailed in the applicable Statement of Work or any of its appendices. You shall also reimburse us for other reasonable expenses incurred in performing the Services. Our fees are exclusive of taxes or similar charges, as well as customs, duties or tariffs imposed in respect of the Services, all of which you shall pay (other than taxes imposed on our income generally). We may claim appropriate advances for remuneration and reimbursement of outlays and make the rendering of our Services dependent upon complete satisfaction of our claims. Unless otherwise set forth in the applicable Statement of Work, payment is due within 30 days following receipt of each of our invoices.

32.             We may charge additional professional fees if events beyond our control (including your acts or omissions) affect our ability to perform the Services as originally planned or if you ask us to perform additional tasks.

33.             If we are required by applicable law, legal process or government action to produce information or personnel as witnesses with respect to the Services or this Agreement, you shall reimburse us for any professional time and expenses (including reasonable external legal costs) incurred to respond to the request, unless we are a party to the proceeding or the subject of the investigation or unless we do get fully reimbursed by public authorities.

34.             If you default in accepting the Services offered by us or if you do not provide the assistance incumbent on you pursuant to Section 7, 8 or otherwise, we are entitled to cancel the Agreement immediately. Our right to compensation for additional  expenses as well  as for damages caused by the default or the lack of assistance is not affected, even if we do not exercise our right to cancel.

Force Majeure

35.            Neither you nor we shall be liable for breach of this Agreement (other than payment obligations) caused by circumstances beyond your or our reasonable control.

Term and Termination

36.            This Agreement applies to the Services whenever performed (including before the date of this Agreement).

37.            This Agreement shall terminate on the completion of the Services. Either of us may terminate it, or any particular Services, earlier upon 90 days’ prior written notice to the other. In addition, we may terminate this Agreement, or any particular Services, immediately upon written notice to you if we reasonably determine that we can no longer provide the Services in accordance with applicable law or professional obligations. Sections 626 and 627 BGB shall remain unaffected.

38.            You shall pay us for all work-in-progress, Services already performed, and expenses incurred by us up to and including the effective date of the termination of this Agreement.

39.            Our respective confidentiality obligations under this Agreement, as well as other provisions of this Agreement that give either of us rights or obligations beyond its termination, shall continue indefinitely following the termination of this Agreement.

Governing Law and Jurisdiction

40.            This Agreement, and any non-contractual matters or obligations arising out of this Agreement or the Services, shall be governed by, and construed in accordance with, the laws of Germany.

41.            Any dispute relating to this Agreement or the Services shall be subject to the exclusive jurisdiction of the courts of Stuttgart, Germany, to which each of us agrees to submit for these purposes, or, at our discretion, (i) the court located where our office that conducted the main part of the work is registered or (ii) the courts located where you are registered.

Miscellaneous

42.            Upon our request, you must confirm in a written statement drafted by us that the supporting documents and records and the information and explanations provided are complete.

43.            You guarantee to refrain from everything which may endanger the independence of our staff. This particularly applies to offers of employment and offers to undertake engagements on one’s own account.

44.            Where there are deficiencies, you are entitled to subsequent fulfillment of the Agreement. You may demand a reduction in fees or the cancellation of the contract only for the failure to subsequently fulfill the Agreement; if the Agreement was awarded by a person carrying on a commercial business as part of that commercial business, a government-owned legal person under public law or a special government-owned fund under public law, you may demand the cancellation of the Agreement only if the Services rendered are of no interest to you due to the failure to subsequently fulfill the Agreement. Section 16

5  “Bundesdatenschutzgesetz” (German Data Protection Act)

3

through 21 applies to the extent that claims of damages exist beyond this.

You must assert your claim for the correction of deficiencies in writing without delay. Claims pursuant to the first paragraph not arising from an intentional tort cease to be enforceable one year after the commencement of the statutory time limit for enforcement.

Obvious deficiencies, such as typing and arithmetical errors and deficiencies associated with technicalities contained in a Report may be corrected - and also the applicable versus third parties - by us at any time. Errors which may call into question the conclusions contained in our Reports entitle us to withdraw - also versus third parties - such Reports. In the cases noted we should first hear you, if possible.

45.            We retain, for ten years, the supporting documents and records in connection with the completion of the Agreement - that had been provided to us and that we have prepared ourselves - as well as the correspondence with respect to the Agreement.

After the settlement of our claims arising from the Agreement we, upon your request, must return all supporting documents and records obtained from you or for you by reason of our work on the Agreement This does not, however, apply to correspondence exchanged between you and us and to any documents of which you have the original or a copy. We may prepare and retain copies or photocopies of supporting documents and records which we return to you.

46.            This Agreement constitutes the entire agreement between us as to the Services and the other matters it covers, and supersedes all prior agreements, understandings and representations with respect thereto, including any confidentiality agreements previously delivered.

47.            This Agreement and/or any Statement of Work hereunder (and modifications to them) must be executed in written form in the sense of Section 126 para. 1 BGB. Each of us may sign a different copy of the same document

48.            Each of us represents that the person signing this Agreement and/or any Statement of Work hereunder on its behalf is also authorized to execute it and to bind each of us to its terms.

You represent that your affiliates and any others for whom Services are performed shall be bound by the terms of this Agreement and the applicable Statement of Work.

49.            You agree that we and the other EY Firms may, subject to professional obligations, act for other clients, including your competitors.

50.            Neither of us may assign any of our rights, obligations or claims under this Agreement.

51.            If any provision of this Agreement (in whole or part) is held to be illegal, invalid or otherwise unenforceable, the other provisions shall remain in full force and effect.

52.            If there is any inconsistency between provisions in different parts of this Agreement, those parts shall have precedence as follows (unless expressly agreed otherwise): (a) the Cover Letter, (b) the applicable Statement of Work (incl. - as the case may be - the Agreement on Fees), (c) the Client Consent, (d) these General Terms and Conditions, and (e) other annexes to this Agreement

53.             Neither of us may use or reference the other’s name, logos or trademarks without its prior written consent. Once we have obtained your prior consent by the attached Client Consent, we are allowed to use your name publically to identify you as a client in connection with specific Services or otherwise.

54.             The limitations in Sections 16 to 21 and the provisions of Sections 22, 27, 29 and 49 are intended to benefit the other EY Firms and all EY Persons, who shall be entitled to enforce them.

4

ALLGEMEINE AUFTRAGSBEDINGUNGEN

der Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Stand: Mai 2012

Die Grundlagen der Auftragsbeziehung

1.                   Die Leistungen(1) werden von uns in Übereinstimmung mit den Grundsätzen ordnungsmäßiger Berufsausübung ausschließlich für Sie als unseren Mandanten erbracht.

2.                   Wir sind Mitglied des weltweiten Verbunds der Ernst & Young-Gesellschaften („EY-Mitglieder”); jedes EY-Mitglied ist ein eigenständiger Rechtsträger.

3.                   Die Leistungen erbringen wir für Sie als unabhängiger Vertragspartner und nicht als Ihr Mitarbeiter, Vertreter, Gesellschafter oder Mitunternehmer. Weder Sie noch wir sind berechtigt, ermächtigt oder befugt, die jeweils andere Vertragspartei zu verpflichten.

4.                   Wir sind berechtigt, Teile der Leistungen an andere EY-Mitglieder oder sonstige Dienstleister als Unterauftragnehmer zu vergeben, die direkt mit Ihnen in Kontakt treten können. Die Verantwortlichkeit für die Arbeitsergebnisse (vgl. Definition in Ziff. 11), die Erbringung der Leistungen und für unsere sonstigen aus der Mandatsvereinbarung resultierenden Verpflichtungen liegt ausschließlich bei uns.

5.                   Im Zusammenhang mit unseren Leistungen übernehmen wir keine Aufgaben der Geschäftsführung. Für die Nutzung oder Umsetzung der Ergebnisse unserer Leistungen sind wir nicht verantwortlich.

Ihre Verantwortlichkeiten

6.                   Sie benennen uns einen qualifizierten Ansprechpartner für die Begleitung unserer Leistungen. Sie sind verantwortlich für sämtliche Geschäftsführungsentscheidungen im Zusammenhang mit unseren Leistungen, die Nutzung oder Umsetzung der Ergebnisse unserer Leistungen und die Entscheidung darüber, inwieweit unsere Leistungen für Ihre Zwecke geeignet sind.

7.                   Sie werden (oder veranlassen andere), uns sämtliche für die Erbringung der Leistungen erforderlichen Informationen, Ressourcen und Unterstützung (einschließlich des Zugangs zu Unterlagen, Systemen, Räumlichkeiten und Personen) unverzüglich zur Verfügung stellen. Dies gilt auch für solche Unterlagen, Nachweise, Vorgänge und Umstände, die erst während unserer Tätigkeit bekannt werden.

8.                   Sämtliche Informationen, die uns von Ihnen oder in Ihrem Auftrag zur Verfügung gestellt werden („Mandanteninformationen“), müssen richtig und vollständig sein. Sie stellen sicher, dass uns zur Verfügung gestellte Mandanteninformationen weder Urheberrechte noch sonstige Rechte Dritter verletzen.

9.                   Wir sind berechtigt, uns auf uns zur Verfügung gestellte Mandanteninformationen zu verlassen und sind, sofern nicht ausdrücklich etwas Abweichendes vereinbart wurde, nicht dafür verantwortlich, diese zu bewerten oder deren Richtigkeit zu überprüfen.

10.            Sie übernehmen die Verantwortung dafür, dass Ihre Mitarbeiter die Ihnen gemäß der Mandatsvereinbarung obliegenden Pflichten einhalten.

Unsere Arbeitsergebnisse

11.            Mit Ausnahme der Mandanteninformationen sind sämtliche Informationen, Beratungsleistungen, Empfehlungen oder sonstige Inhalte von Berichten, Präsentationen oder sonstigen Mitteilungen, die wir Ihnen in Erfüllung der Mandatsvereinbarung zur Verfügung stellen (die „Arbeitsergebnisse”), ausschließlich (im Einklang mit dem Zweck der Leistungen) zu Ihrer internen Verwendung bestimmt.

12.            Sie sind nicht dazu berechtigt, Arbeitsergebnisse (ebenso wie einen Teil oder eine Zusammenfassung eines solchen) gegenüber Dritten (einschließlich Ihrer verbundenen Unternehmen) offenzulegen oder sich auf uns oder ein anderes EY-Mitglied im Zusammenhang mit den Leistungen zu beziehen; dies gilt nicht

(a) gegenüber Ihren Rechtsanwälten, wenn diese, vorbehaltlich dieses Offenlegungsverbots, die Arbeitsergebnisse ausschließlich dazu prüfen, Sie im Zusammenhang mit den Leistungen zu beraten,

(b) soweit Sie aufgrund eines Gesetzes (zur Offenlegung (über die Sie uns soweit zulässig unverzüglich in Kenntnis setzen) verpflichtet sind,

(c) gegenüber anderen Personen oder Unternehmen (einschließlich Ihrer verbundenen Unternehmen), wenn wir zuvor schriftlich unsere Zustimmung erteilt haben, diese unsere Informationsvereinbarung unterzeichnet haben und diese die Arbeitsergebnisse lediglich im Rahmen der erteilten Zustimmung verwenden, oder

(d) soweit die Arbeitsergebnisse eine Steuerberatung im Sinne der Ziff. 13 zum Gegenstand haben.

Soweit Sie dazu berechtigt sind, Arbeitsergebnisse (oder Teile davon) offenzulegen, ist es Ihnen dennoch nicht gestattet, Änderungen, Bearbeitungen oder Modifizierungen der Arbeitsergebnisse vorzunehmen.

13.            Soweit ein Arbeitsergebnis steuerliche Angelegenheiten zum Gegenstand hat, einschließlich Steuerberatung, Steuergutachten, Steuererklärungen sowie die steuerliche Behandlung oder Gestaltung einer Transaktion, die Gegenstand der Leistungen ist (insgesamt „Steuerberatung”), sind Sie dazu berechtigt, das Arbeitsergebnis (ebenso wie einen Teil dessen) gegen-über Dritten offenzulegen. Sie bleiben jedoch dazu verpflichtet, den Dritten, dem Sie die Steuerberatung offenlegen, darüber zu informieren, dass er ohne unsere vorherige schriftliche Zustimmung für keinerlei Zwecke auf die Steuerberatung vertrauen darf. Diese Verpflichtung zur Information gilt nicht gegenüber den Steuerbehörden.

14.            Sie sind dazu berechtigt, Zusammenfassungen, Berechnungen oder Tabellen, die in einem Arbeitsergebnis enthalten sind und auf Mandanteninformationen basieren, in Dokumente, die Sie zu verwenden beabsichtigen, aufzunehmen, nicht jedoch unsere Empfehlungen, Schlussfolgerungen oder Feststellungen. Sie übernehmen die alleinige Verantwortung für den Inhalt solcher Dokumente, und Sie sind nicht dazu berechtigt gegenüber Dritten, - direkt oder indirekt- auf uns oder ein anderes EY-Mitglied im Zusammenhang mit diesen zu verweisen.

15.            Wenn wir dazu verpflichtet sind, die Ergebnisse unserer Tätigkeit schriftlich darzustellen, ist nur die schriftliche Darstellung maßgebend.

Sie sind nicht dazu berechtigt, sich auf die Entwurfsfassung eines Arbeitsergebnisses (die unverbindlich ist) zu verlassen, sondern lediglich auf dessen finale schriftliche Fassung. Entwurfsfassungen eines Arbeitsergebnisses dienen lediglich unseren internen Zwecken und/oder der Abstimmung mit Ihnen und stellen demzufolge nur eine Vorstufe des Arbeitsergebnisses dar und sind weder final noch verbindlich und erfordern eine weitere Durchsicht. Wir sind nicht dazu verpflichtet, ein finales Arbeitsergebnis im Hinblick auf Umstände, die uns seit dem im Arbeitsergebnis benannten Zeitpunkt des Abschlusses unserer Tätigkeit,

1 Begriffe, die nicht in diesen Allgemeinen Auftragsbedingungen definiert werden, sind im Anschreiben definiert.

oder - in Ermangelung eines solchen Zeitpunkts - der Auslieferung des Arbeitsergebnisses zur Kenntnis gelangt sind oder eintreten, zu aktualisieren. Dies gilt dann nicht, wenn wir von Ihnen entsprechend beauftragt wurden oder wir aufgrund der Natur der Leistungen dazu verpflichtet sind.

Haftungsbeschränkung

16.            (a) Unsere Haftung für Schadensersatzansprüche jeder Art, mit Ausnahme von Schäden aus der Verletzung von Leben, Körper und Gesundheit, ist gemäß § 54 a Abs. 1 Nr. 2 WPO bei einem fahrlässig verursachten ein zelnen Schadensfall auf EUR 4 Mio. begrenzt; dies gilt auch dann, wenn eine Haftung gegenüber einer anderen Person als Ihnen begründet sein sollte.

(b) Ein einzelner Schadensfall ist auch bezüglich eines aus mehreren Pflichtverletzungen stammenden einheitlichen Schadens gegeben. Der einzelne Schadensfall umfasst sämtliche Folgen einer Pflichtverletzung ohne Rücksicht darauf, ob Schäden in einem Jahr oder in mehreren aufeinanderfolgenden Jahren entstanden sind. Dabei gilt mehrfaches auf gleicher oder gleichartiger Fehlerquelle beruhendes Tun oder Unterlassen als einheitliche Pflichtverletzung, wenn die betreffenden Angelegenheiten miteinander in rechtlichem oder wirtschaftlichem Zusammenhang stehen. In diesem Fall können wir nur bis zur Höhe von EUR 5 Mio. in Anspruch genommen werden.

17.            Sollte die in Ziff. 16 vorgesehene Haftungsbeschränkung und die dort genannte Haftungssumme („Haftungshöchstbetrag”) nicht angemessen sein, so teilen Sie uns bitte den von Ihnen gewünschten Haftungshöchstbetrag mit. In diesem Fall werden wir uns bemühen, einen entsprechenden zusätzlichen Versicherungsschutz zu erhalten („Höherversicherung”). Sofern Sie zudem den zusätzlichen Aufwand aus der Höherversicherung tragen, sind wir bereit, mit Ihnen einen entsprechenden erweiterten Haftungsrahmen zu vereinbaren. Wir weisen darauf hin, dass eine Erhöhung des Haftungshöchstbetrags nur dann zur Anwendung kommt, wenn sie schriftlich zwischen uns vereinbart wurde.

18.            Werden berechtigte Ansprüche, die unserer Haftungsbeschränkung unterfallen, von Ihnen und/oder einem oder mehreren Dritten, die sich auf die Mandatsvereinbarung berufen dürfen, gegen uns geltend gemacht, steht der Haftungshöchstbetrag in Obereinstimmung mit § 428 BGB sämtlichen - auch künftigen - Anspruchsberechtigten gemeinsam nur einmal zu. Demnach können wir mit schuldbefreiender Wirkung gegenüber allen Gläubigern an Sie leisten. Sollte die Summe aller Ansprüche (einschließlich künftiger Ansprüche), auf die die Bestimmungen dieses Abschnitts „Haftungsbeschränkung” Anwendung finden, den Haftungshöchstbetrag überschreiten, so obliegt die Aufteilung dieses Haftungshöchstbetrags Ihnen und allen weiteren Anspruchsberechtigten.

19.            Ein Schadensersatzanspruch kann nur innerhalb einer Ausschlussfrist von einem Jahr geltend gemacht werden, nachdem der Anspruchsberechtigte von dem Schaden und von dem anspruchsbegründenden Ereignis Kenntnis erlangt hat, spätestens aber innerhalb von fünf Jahren nach dem anspruchsbegründenden Ereignis. Der Anspruch erlischt, wenn nicht innerhalb einer Frist von sechs Monaten seit der schriftlichen Ablehnung der Ersatzleistung Klage erhoben wird, sofern Sie auf diese Folge hingewiesen wurden. Das Recht, die Einrede der Verjährung geltend zu machen, bleibt unberührt.

20.            Sollten ausnahmsweise im Einzelfall auch andere Personen als Sie dazu berechtigt sein, Ansprüche aus der Mandatsvereinbarung gegen uns geltend zu machen, so gelten auch gegenüber solchen Dritten die Bestimmungen der Ziff. 16 bis 21. §334 BGB findet Anwendung.

21.            Sie sind nicht dazu berechtigt, vertragliche Ansprüche oder Verfahren im Zusammenhang mit den Leistungen oder generell auf der Grundlage der Mandatsvereinbarung gegen ein anderes EY-Mitglied oder dessen oder unsere Unterauftragnehmer, Mitglieder, Anteilseigner, Geschäftsführungsmitglieder, Partner oder Mitarbeiter („EY-Personen’) geltend zu machen bzw. anzustrengen. Sie verpflichten sich, vertragliche Ansprüche ausschließlich uns gegenüber geltend zu machen bzw. Verfahren nur uns gegenüber anzustrengen.

Haftungsfreistellung

22.            Sie sind dazu verpflichtet, uns, andere EY-Mitglieder und EY-Personen von allen Ansprüchen Dritter (einschließlich Ihrer verbundenen Unternehmen und Anwälte) sowie daraus folgenden Verpflichtungen, Schäden, Kosten und Aufwendungen (insbesondere angemessene externe Anwaltskosten) freizustellen, die aus der Verwendung des Arbeitsergebnisses durch Dritte oder weil ein Dritter auf das Arbeitsergebnis (einschließlich Steuerberatung) vertraut, resultieren und die Weitergabe direkt oder indirekt durch Sie oder auf Ihre Veranlassung erfolgt ist. Diese Verpflichtung besteht nicht, sofern wir uns ausdrücklich schriftlich damit einverstanden erklärt haben, dass der Dritte auf das Arbeitsergebnis vertrauen darf.

Nutzungsrechte

23.            Im Rahmen der Erbringung unserer Leistungen sind wir berechtigt, Daten, Software, Muster, Hilfsmittel, Tools, Modelle, Systeme sowie andere Methoden und Fachwissen („Know-How“) zu nutzen, die in unserem Eigentum stehen. Ungeachtet der Auslieferung des Arbeitsergebnisses verbleibt das geistige Eigentum am Know-How (einschließlich der im Rahmen der Erbringung der Leistungen entwickelten Verbesserungen oder der erworbenen Kenntnisse) und an sämtlichen im Rahmen der Leistungen zusammengestellten Arbeitspapieren (mit Ausnahme der in diesen wiedergegebenen Mandanteninformationen) weiterhin bei uns.

Vertraulichkeit

24.            Wir sind an die strengen berufsrechtlichen Verschwiegenheitspflichten gemäß § 43 WPO und § 57 StBerG gebunden. Soweit in der Mandatsvereinbarung nichts Anderweitiges geregelt ist, ist keine der Vertragsparteien dazu berechtigt, die Inhalte der Mandatsvereinbarung oder sonstige Informationen (mit Ausnahme der Steuerberatung), die von der jeweils anderen Vertragspartei oder in deren Namen zur Verfügung gestellt wurden und nach vernünftigen Erwägungen vertraulich sind und/oder als schützenswert zu behandeln sind, gegenüber Dritten offenzulegen.

25.            Vorbehaltlich vorrangiger gesetzlicher Verschwiegenheitspflichten ist den Vertragsparteien eine Offenlegung solcher Informationen jedoch gestattet, soweit sie

(a) ohne Verstoß gegen die Mandatsvereinbarung öffentlich bekannt geworden sind oder öffentlich bekannt werden,

(b) der Empfänger nach Abschluss der Mandatsvereinbarung von einem Dritten erhalten hat, der nach Kenntnis des Empfängers gegenüber der offenlegenden Partei im Hinblick auf die Informationen nicht zur Vertraulichkeit verpflichtet ist,

2

(c) dem Empfänger bereits zum Zeitpunkt der Offenlegung bekannt waren oder danach unabhängig entwickelt wurden,

(d) offengelegt werden, soweit dies erforderlich ist, um die Rechte des Empfängers aus der Mandatsvereinbarung durchzusetzen,

(e) aufgrund gesetzlicher Vorschriften oder berufsrechtlicher Vorgaben offengelegt werden müssen.

26.            Den Vertragsparteien ist die Verwendung elektronischer Medien zum Austausch und zur Übermittlung von Informationen gestattet. Eine solche Verwendung stellt per se keinen Verstoß gegen die Verschwiegenheitspflichten gemäß der Mandatsvereinbarung dar. Den Vertragsparteien ist bewusst, dass die elektronische Übermittlung von Informationen (insbesondere per E-Mail) Risiken birgt.

27.            Wir sind berechtigt, zum Zwecke der Erbringung unserer Leistungen, zur Einhaltung berufsrechtlicher Vorschriften, zur Vermeidung von Interessenskonflikten und zum Zwecke des Qualitäts- und Risikomanagements sowie der Rechnungslegung Mandanteninformationen an andere EY-Mitglieder und EY-Personen, die solche Daten verwenden, übertragen, speichern oder anderweitig verarbeiten können, weiterzugeben. Eine entsprechende Einwilligungserklärung ist der Mandatsvereinbarung zur Unterschrift beigefügt.

28.            Soweit die Unabhängigkeitsvorschriften der U.S. Security and Exchange Commission für die Mandatsbeziehung zwischen Ihnen bzw. einem Ihrer verbundenen Unternehmen und einem EY-Mitglied gelten, bestätigen Sie nach bestem Wissen und Gewissen in Bezug auf sämtliche Leistungen, dass bei Abschluss der Mandatsvereinbarung weder Sie noch eines Ihrer verbundenen Unternehmen mit einem anderen Berater schriftlich oder mündlich Beschränkungen für die Offenlegung der steuerlichen Behandlung oder der steuerlichen Gestaltung einer Transaktion, die Gegenstand der Leistungen sind, vereinbart haben. Eine derartige Vereinbarung könnte die Unabhängigkeit eines EY-Mitglieds hinsichtlich Ihrer Prüfung oder der Prüfung eines Ihrer verbundenen Unternehmen beeinträchtigen bzw. bestimmte steuerliche Angaben zu diesen Beschränkungen erforderlich machen. Demzufolge stimmen Sie zu, dass Konsequenzen einer solchen Vereinbarung allein in Ihrer Verantwortung liegen.

Datenschutz

29.            Wir sind dazu berechtigt, Mandanteninformationen, die bestimmten Personen zugeordnet werden können (,personenbezogene Daten”), zu erheben, zu verwenden, zu übertragen, zu speichern oder anderweitig zu verarbeiten (zusammen „verarbeiten”). Zum Zwecke der Erbringung unserer Leistungen, zur Einhaltung berufsrechtlicher Vorschriften, zur Vermeidung von Interessenskonflikten und zum Zwecke des Qualitäts- und Risikomanagements sowie der Rechnungslegung sind wir berechtigt, personenbezogene Daten in den verschiedenen Jurisdiktionen, in denen wir und die anderen EY-Mitglieder tätig sind (eine Aufstellung ist unter www.ey.com abrufbar), zu verarbeiten. Wir verarbeiten personenbezogene Daten ausschließlich in Übereinstimmung mit berufsrechtlichen Vorschriften und geltendem Recht, insbesondere unter Beachtung des BDSG. Wir verpflichten sämtliche Auftragnehmer, die in unserem Auftrag personenbezogene Daten verarbeiten, sich ebenfalls an diese Bestimmungen zu halten.

30.            Sie garantieren uns, dass Sie befugt sind, uns personenbezogene Daten im Zusammenhang mit der Erbringung unserer Leistungen zur Verfügung zu stellen und dass die uns zur Verfügung gestellten personenbezogenen Daten in Übereinstimmung mit geltendem Recht verarbeitet wurden.

Vergütung

31.            Ihre Vergütungsverpflichtung umfasst die Zahlung unserer Vergütung und bestimmter Auslagen für unsere Leistungen in Übereinstimmung mit der entsprechenden Leistungsbeschreibung bzw. deren Anlagen. Sie sind zudem verpflichtet, uns weitere angemessene Auslagen zu erstatten, die uns im Rahmen der Erbringung unserer Leistungen entstanden sind. Unsere Vergütung versteht sich exklusive Steuern oder ähnlichen Aufwendungen oder Zöllen, Gebühren oder Abgaben, die im Zusammenhang mit den Leistungen anfallen; diese sind von Ihnen zu tragen (mit Ausnahme der allgemeinen Besteuerung des Einkommens). Wir können angemessene Vorschüsse auf unsere Vergütung und Auslagenersatz verlangen und die Auslieferung unserer Arbeitsergebnisse von der vollen Befriedigung unserer Ansprüche abhängig machen. Soweit in der Leistungsbeschreibung nicht anderweitig geregelt, ist die Vergütung 30 Tage nach Zugang unserer Rechnung fällig.

32.            Wir haben Anspruch auf eine zusätzliche Vergütung, soweit Ereignisse außerhalb unseres Einflussbereichs (einschließlich Ihrer Handlungen oder Unterlassungen) uns daran hindern, die Leistungen wie ursprünglich geplant zu erbringen oder wenn Sie uns mit der Wahrnehmung zusätzlicher Aufgaben betrauen.

33.            Soweit wir von Gesetzes wegen oder aufgrund richterlicher oder sonstiger hoheitlicher Anordnung verpflichtet sind, Informationen als Beweismittel oder Personal als Zeugen im Zusammenhang mit unseren Leistungen oder der Mandatsvereinbarung zur Verfügung zu stellen, sind Sie dazu verpflichtet, uns den dadurch entstandenen Zeit- und Kostenaufwand (inklusive externer Rechtsberatungskosten) zu erstalten, sofern wir nicht selbst Partei des Verfahrens bzw. Subjekt der Ermittlungen sind oder soweit wir nicht durch staatliche Stellen entschädigt werden.

34.            Kommen Sie mit der Annahme der von uns angebotenen Leistungen in Verzug oder unterlassen Sie eine Ihnen nach Ziff. 7, 8 oder anderweitig obliegende Mitwirkungshandlung, so sind wir zur fristlosen Kündigung der Mandatsvereinbarung berechtigt. Unberührt bleibt unser Anspruch auf Ersatz zusätzlich entstandener Kosten sowie der uns durch den Verzug oder die von Ihnen unterlassene Mitwirkung entstandenen Schäden, und zwar auch dann, wenn wir von dem Kündigungsrecht keinen Gebrauch machen.

Höhere Gewalt

35.            Keine der Vertragsparteien ist für einen Bruch der Mandatsvereinbarung verantwortlich (mit Ausnahme von Zahlungsverpflichtungen), wenn diese durch Umstände verursacht wurde, die außerhalb des Einflussbereiches der Vertragsparteien liegen („höhere Gewalt“).

Laufzeit und Beendigung

36.            Die Bedingungen der Mandatsvereinbarung finden unabhängig vom Zeitpunkt ihrer Ausführung für die Leistungen dieser Mandatsvereinbarung Anwendung (einschließlich solcher Leistungen, die vor Unterzeichnung der Mandatsvereinbarung erbracht wurden).

37.            Die Mandatsvereinbarung endet mit dem Abschluss der Leistungen. Jede Vertragspartei ist berechtigt, die Mandatsvereinbarung bzw. eine bestimmte Leistung vorzeitig unter Einhaltung einer Frist von 90 Tagen schriftlich zu kündigen. Darüber hinaus sind wir zur fristlosen Kündigung der Mandatsvereinbarung bzw. einer bestimmten Leistung berechtigt, wenn wir aus vernünftigen Erwägungen zu dem Schluss kommen, die Leistungen nicht mehr in Übereinstimmung

3

mit geltendem Recht oder unseren Berufspflichten erbringen zu können. §§ 626 und 627 BGB bleiben unberührt.

38.            Sie sind verpflichtet, uns bereits begonnene oder abgeschlossene Leistungen zu vergüten sowie entstandene Aufwendungen und Auslagen zu ersetzen, die uns bis zum Tag der Beendigung der Mandatsvereinbanjng entstanden sind.

39.            Unsere Verschwiegenheitspflichten gemäß der Mandatsvereinbanjng sowie andere Bestimmungen der Mandatsvereinbarung, die Rechte und Pflichten der Vertragsparteien über die Beendigung der Mandalsvereinbarung hinaus begründen, bestehen auch nach Beendigung der Mandatsvereinbarung zeitlich unbegrenzt fort.

Anwendbares Recht und Gerichtsstand

40.            Auf die Mandatsvereinbarung und sämtliche außervertraglichen Angelegenheiten oder Verpflichtungen, die sich aus der Mandatsvereinbarung oder den Leistungen ergeben, findet deutsches Recht Anwendung.

41.            Ausschließlicher Gerichtsstand für alle in Verbindung mit der Mandatsvereinbarung oder den Leistungen entstehenden Rechtsstreitigkeiten ist Stuttgart, Deutschland, oder nach unserer Wahl, (i) das Gericht, bei dem unsere mit der Erbringung der Leistungen schwerpunktmäßig befassle Niederlassung ihren Sitz hat oder (ii) die Gerichte an dem Ort, an dem Sie Ihren Sitz haben.

Sonstiges

42.            Auf unsere Aufforderung hin werden Sie uns in einer schriftlichen von uns vorformulierten Erklärung bestätigen, dass die unserer Beratung zugrunde gelegten Dokumente und Ihre Informationen und Erklärungen vollständig sind.

43.            Sie sichern zu, alles zu unterlassen, was die Unabhängigkeit unserer Mitarbeiter gefährden könnte. Dies gilt insbesondere für Angebote auf Anstellung und für Angebote, Aufträge auf eigene Rechnung zu übernehmen.

44.            Bei etwaigen Mängeln haben Sie Anspruch auf Nacherfüllung durch uns. Nur bei Fehlschlagen der Nacherfüllung können Sie Herabsetzung der Vergütung oder Rückgängigmachung der Mandatsvereinbarung verlangen; wenn der Auftrag von einem Kaufmann im Rahmen seines Handelsgewerbes, einer juristischen Person des öffentlichen Rechts oder von einem öffentlichrechtlichen Sondervermögen erteilt wurde, so können Sie die Rückgängigmachung der Mandatsvereinbarung nur verlangen, wenn die erbrachten Leistungen wegen Fehlschlagens der Nacherfüllung für Sie ohne Interesse sind. Soweit darüber hinaus Schadensersatzansprüche bestehen, gelten Ziff. 16 bis 21.

Der Anspruch auf Beseitigung von Mängeln muss von Ihnen unverzüglich schriftlich geltend gemacht werden. Ansprüche nach dem vorstehenden Absatz, die nicht auf einer vorsätzlichen Handlung beruhen, verjähren nach Ablauf eines Jahres ab dem gesetzlichen Verjährungs-beginn.

Offensichtliche Unrichtigkeiten, wie z. B. Schreibfehler, Rechenfehler und formelle Mängel, die in einem Arbeitsergebnis enthalten sind, können jederzeit von uns - auch Dritten gegenüber - berichtigt werden. Unrichtigkeiten, die geeignet sind, in unserem Arbeitsergebnis enthaltene Ergebnisse in Frage zu stellen, berechtigen uns, das Arbeitsergebnis auch Dritten gegenüber zurückzunehmen. Sofern dies möglich und zumutbar ist, werden wir Ihnen in den vorgenannten Fällen vorab Gelegenheit zur Stellungnahme geben.

45.            Wir bewahren die im Zusammenhang mit der Erfüllung der Mandatsvereinbarung uns übergebenen und von uns selbst angefertigten Unterlagen sowie den in Zusammen hang mit der Mandatsvereinbarung geführten Schrift wechsel zehn Jahre auf.

Nach Befriedigung unserer Ansprüche aus der Mandatsvereinbarung haben wir auf Ihr Verlangen alle Unterlagen herauszugeben, die wir in Erfüllung der Mandatsvereinbarung von Ihnen oder für Sie erhalten haben. Dies gilt jedoch nicht für den Schriftwechsel avischen Ihnen und uns und für Schriftstücke, die Ihnen bereits in Urschrift oder Abschrift vorliegen. Wir sind berechtigt, von Unterlagen, die wir an Sie zurückgeben, Abschriften oder Fotokopien zum Verbleib anzufertigen.

46.            Die Mandatsvereinbarung stellt die gesamte Vereinbarung im Hinblick auf die Leistungen und die sonstigen in der Mandatsvereinbarung geregelten Angelegenheiten zwischen den Vertragsparteien dar und ersetzt alle vorangegangenen diesbezüglichen Vereinbarungen, Übereinkünfte und Erklärungen einschließlich früher geschlossener Vertraulichkeitsvereinbarungen.

47.            Die Mandatsvereinbarung und/oder die Leistungsbeschreibung (sowie Änderungen derselben) bedürfen der Schriftform gem. §126 Abs. 1 BGB. Für die Wirksamkeit der Mandatsvereinbarung ist es ausreichend, wenn jede der Vertragsparteien eine separate Ausfertigung desselben Dokuments unterzeichnet

48.            Jede Partei sichert der anderen zu, dass die Personen, die die Mandatsvereinbarung und/oder die Leistungsbeschreibung in ihrem Namen unterzeichnen, berechtigt sind, die jeweilige Partei vertraglich zu binden.

Sie sichern zu, dass Ihre verbundenen Unternehmen oder andere Parteien, für die die Leistungen erbracht werden, und die Bedingungen der Mandatsvereinbarung und der Leistungsbeschreibung gebunden sind.

49.            Sie stimmen hiermit zu, dass wir und die anderen EY-Mitglieder unter Einhaltung der berufsrechtlichen Vorschriften für andere Mandanten - einschließlich Ihrer Wettbewerber - tätig werden dürfen.

50.            Eine Abtretung der Rechte, Pflichten oder Ansprüche aus der Mandatsvereinbarung ist nicht zulässig.

51.            Sollten eine oder mehrere Bestimmungen der Mandatsvereinbarung teilweise oder vollständig unwirksam, nichtig oder in sonstiger Weise undurchführbar sein, so berührt dies nicht die Wirksamkeit der übrigen Bestimmungen.

52.            Bei Widersprüchen oder Unklarheiten zwischen den Bestimmungen der Mandatsvereinbarung gilt folgende Rangfolge (sofern nicht ausdrücklich etwas anderes vereinbart ist): (a) das Anschreiben, (b) die entsprechende Leistungsbeschreibung (ggf. inkl. Vergütungsvereinbarung). (c) Einwilligungserklärung, (d) diese Allgemeinen Auftragsbedingungen und (e) die übrigen Anlagen zur Mandatsvereinbarung.

53.            Keine Partei ist berechtigt, den Namen, das Logo oder die Marke der jeweils anderen Partei ohne deren vorherige Zustimmung zu verwenden oder darauf Bezug zu nehmen. Sofern wir Ihre vorherige Zustimmung durch die beiliegende Einwilligungserklärung erhalten, dürfen wir Ihre Firmierung öffentlich im Zusammenhang mit den erbrachten Leistungen oder auf andere Art Sie als unseren Mandanten nennen.

54.            EY-Mitglieder und EY-Personen sind berechtigt, sich auf die Beschränkungen aus Ziff. 16 bis 21 und die Bestimmungen der Ziff. 22, 27, 29 und 49 zu berufen.

4

Glossary

to the General Agreement 2013

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	22.01.2013

Last printed	:	18-Jul-13 10:08:00

Version	:	1.0

1

Version History

This section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the service model will cause a higher number before the dot. Therefore all service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document is an attachment to the General Agreement and may be updated regularly by the Service Management Units of the Parties. Changes to this Glossary require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

2

Definitions

Acceptance	means the acknowledgement by FME to NETCARE that the Project or Service has been received as defined in the respective Service Agreement.

Annex	means an annex to the General Agreement, including but not limited to the MSD, this Glossary, Fairness Opinion.

Change Management	means the handling of changes and change requests in accordance with the processes defined either in the GA or the MSD.

Confidential Information	means any information as defined in Section 8 of the General Agreement.

Continuous Improvement Process	means an ongoing effort to improve Services or processes.

Contractual Change	means any changes to the contractual provisions as defined in Section 7 of the GA.

Customer	means, for the purposes of invoicing and billing, an individual unit or entity of FME as defined in the NETCARE invoicing system.

Defects	means non-compliance with any Service Levels or the specifications agreed with respect to a Service or a defect in the priorities level 1, 2 or 3 as defined in the MSD and the GA.

Emergency Support Service	means NETCARE’s Service providing support outside the regular service times as described in the Standard Service Agreement.

Escalation Level	means the various management levels 1, 2 and 3 for the clearance and settlement of any disputes between the Parties as defined in the MSD.

Escalation Management Process	is the process for involving higher level management in the course of the handling of a critical issue or dispute as defined in Section 4 of the MSD.

FME	means Fresenius Medical Care AG & Co. KGaA.

FME EMEALA	means FME regions Europe, Africa, Middle East and Latin

3

America.

GA

means General Agreement. This is the framework agreement governing the contractual relationship between FME and NETCARE with respect to IT Services to be provided with effect from 1 January 2013 and replacing the General Agreement dated 8 December 2003.

GxP	Means Good Practice guidelines as applicable and agreed, e.g. GMP (Good Manufacturing Practice).

Group of Services	means a group of Services that form a comprehensible package to be defined by the Parties in connection with a benchmarking request.

Incident	is any event, which is not part of the standard operation of a Service and which causes an interruption to, or a reduction in the quality of the Service including Defects.

Individual Service	means a service which is not (yet) covered via the Standard Service Agreement, i.e. not yet covered via the Service Catalogue.

Individual Service Agreement	means an agreement between the Parties with respect to an Individual Service.

Intellectual Property Rights

means any rights relating to trademarks, registered designs, patents, applications for any of the foregoing, copyrights, design rights, know-how, trade and business names, publication rights, goodwill and any other similar rights which are protected by law in a country in the Territory.

Known Error	is a problem that has a documented root cause and a Workaround.

Known Error Database	is created by Problem Management and used by Incident and Problem Management to manage all Known Errors.

Management Board	means the highest level in the approval process, Escalation Management Process and management of the service relationship between the Parties as defined in detail in the MSD.

MSD	means the Master Service Description.

4

NETCARE	means Fresenius Netcare GmbH.

Operation Units	mean the local units of FME and NETCARE involved in the daily management of service operation under the Set of Contracts at an operational level.

Party	means either FME or NETCARE.

Parties	means collectively FME and NETCARE.

FNC Price List	means NETCARE’s standard price list “Summary of Standard Services, Prices and Charging Conditions” available on NETCARE´s Intranet.

Person Days	means the time period of 8 business hours.

Price List	means a price list for FME as agreed by the Steering Committee each year based on the FNC Price List.

Problem	means a cause of one or more Incidents. The cause is not usually known at the time a Problem is created.

Project	means a temporary endeavor with defined time, budget and scope in order to develop or implement a Service.

Project Leading Committee	means a specific steering committee in connection with a Project.

Operation Units	focus on the daily management of the Service provisioning.

Request for Change	means a request for a Technical Change submitted by FME or NETCARE.

Service Agreement

means any agreement between the Parties with respect to any standard or individual services provided by NETCARE to FME under the General Agreement and includes the Individual Service Agreements and Standard Service Agreements.

Service Catalogue	means a catalogue of standard services published on NETCARE´s Intranet.

Service Desk	means a single point of contact for FME employees requiring IT support.

Service Level	means those service standards in relation to a Service which are to be achieved by NETCARE and which are specified in a Service

5

Agreement relating to a specific Service.

Service Level Agreement	means a Service Agreement with defined Service Levels.

Service Management Units	are generally focused on the operational management of the Service provision from NETCARE to FME as agreed under the Set of Contracts.

Service Meeting	means a regular meeting of the Service Management Units.

Services	means any services or works performed by NETCARE in accordance with the terms of the Set of Contracts and defined in a Standard Service Agreement or an Individual Service Agreement.

Service Change	means a change with respect to the type, scope, price or quality of a Service or any other change with an impact on a Service.

Service Component Description	means description of in-scope and out-of-scope activities, availability of the Service, the order process, and optionally selectable service features.

Set of Contracts

means collectively the terms of the General Agreement, any Annexes and Service Agreements and any other documents which may be referenced therein (and as may be amended from time to time), between the Parties.

Service Request	means any kind of request by FME for the provision of a Service.

Standard Service	means a service which covers recurring customer requests as defined in a Service Catalogue and agreed in a Standard Service Agreement.

Standard Service Agreement	means an agreement between the Parties regarding Standard Services based on NETCARE´s Service Catalogue.

Standard Software	means any third party standard software or NETCARE’s own software not specifically and exclusively developed for FME.

Steering Committee	forms the central steering body of the service relationship between the contractual bodies as defined in detail in the MSD.

Support Level	means First-Level-Support (Service Desk) and further support levels like Second-Level-Support and Third-Level-Support as described in the MSD.

6

Systems	means the hardware and/or operating software needed for the provision of the Services.

Technical Changes	The addition, modification or removal of Hardware and Software that could have an effect on IT services.

Territory	means FME regions Europe, Africa, Middle East and Latin America.

Third Party	means a person or company other than NETCARE or FME or any of their respective affiliates.

7

Master Service Description

to the General Agreement 2013

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	23.01.2013

Last printed	:	23.1.2013

Version	:	1.0

Index

1.	Introduction			4
	1.1	Version History		4
	1.2	Contractual Structure		5

2.	Governance			7
	2.1	Contractual Bodies		8
		2.1.1	Management Board	9
		2.1.2	Steering Committee	9
		2.1.3	Service Management Units	10
		2.1.4	Operation Units	10
	2.2	Risk Management		10

3.	Service Change Management			11
	3.1	Principles of Service Change Management:		11
	3.2	Principles of Change Approval		12
	3.3	Principles of Signatures		13

4.	Escalation Management			14

5.	IT Service Management			15
	5.1	Service Level Management		16
	5.2	Incident Management		17
		5.2.1	Ticket Lifecycle	18
		5.2.2	Support Channels	19
		5.2.2.1	Central Service Desk Bad Homburg	19
		5.2.2.2	Central SAP Service Desk Bad Homburg	19
		5.2.2.3	Decentralized Service Desks	19
	5.3	Technical Change Management		20
	5.4	IT Service Continuity Management		20
	5.5	IT Security Management		21
	5.6	Service Catalogue Management		21

6.	Standard Service Requests			22

7.	Individual Service Requests			22

8.	Projects			23
	8.1	Project Management Method		23
		8.1.1	Project Definition	24
		8.1.2	Project Planning	24
		8.1.3	Project Execution	24
		8.1.4	Project Closure	24

	8.2	Project Changes		24
	8.3	Committees		25
	8.4	Responsibilities within an Individual Project		25
		8.4.1	NETCARE’s Responsibilities and Services	25
		8.4.2	FME Responsibilities and Services	26
	8.5	Project and Service Approval		26
	8.6	General Terms for Project Pricing		28
	8.7	Advanced Termination of Projects		29

9.	Continual Service Improvement			30
	9.1	Service Meeting		30
	9.2	Continuous Improvement Process (CIP)		30
	9.3	Complaint Management		31

10.	Service Accounting & Charging			31
	10.1	Price Model		31
	10.2	Price Setting for Standard Services		32
	10.3	Service Volume		33
	10.4	Volume and Master Data Variations		33
	10.5	Yearly Reconciliation with FME		33
	10.6	Invoice Reporting		34

11.	Technical and organizational measures (9 BDSG)			34
	11.1	Access Control to Premises and Facilities (Entry Control)		34
	11.2	Access Control to Systems (Admission Control)		34
	11.3	Data Access Control		35
	11.4	Disclosure Control		35
	11.5	Input Control		35
	11.6	Job Control		35
	11.7	Availability Control		36
	11.8	Segregation Control		36

1.              Introduction

1.1            Version  History

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document is an attachment to the General Agreement and may be updated regularly by the Service Management Units of the Parties. Changes to this MSD require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by/ When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

1.2            Contractual Structure

The complete agreement between the Parties and the contractual structure defined as “Set of Contracts” consists of:

a)                  this General Agreement; and

b)                  related documents (the Annexes) such as:

i.                  Master Service Description;

ii.               Glossary

iii.            Fairness Opinion

iv.           List of Affiliates

v.              others

c)                   Service Agreements

i.                  Standard Service Agreements

ii.               Individual Service Agreements.

The order of precedence of the documents under the Set of Contracts is defined in the General Agreement in Section 1. The General Agreement provides the legal framework that shall govern the cooperation between, and the overall relationship and general obligations of, the Parties.

The List of Affiliates shall be amended according to the procedure defined in Section 10.5.

The MSD is structured according to the interfaces between NETCARE and FME extended by additional topics which describe the general processes necessary for a high quality Service provision from NETCARE to FME.

2.                            Governance

In addition to the general governance structure set forth in the GA, the Parties agreed upon the committees and their roles, focus, tasks and responsibilities as described in this Section. The defined contractual bodies shall be staffed with equal representation of FME and NETCARE and decisions shall be mutually agreed.

The Parties commit themselves to collaborate at least with the below mentioned and described bodies:

2.1          Contractual Bodies

Management Board (meeting cycle: on request)

Party	Participating Roles	Person Acting

FME	Board Member for Global Manufacturing Operations	Kent Wanzek

	CEO of Region EMEALA	Dr. Emanuele Gatti

	Board Member for Global Law, Compliance, Intellectual Property, Corporate Business Development	Dr. Rainer Runte

NETCARE	Chairman	Klaus Kieren

	Vice Chairman	Jürgen Kunze

	Member of the Management Board	Stephan Sturm

Steering Committee (meeting cycle: regular, minimum four times per year (quarterly)

Party	Participating Roles	Person Acting

FME	Chief Financial Officer EMEALA	Thomas Dimt

	Head of IT Coordination EMEALA	Klaus Grimm

NETCARE	Vice Chairman	Jürgen Kunze

	Head of Global IT Service Office & European Regions	Ralf Ehrenborg

Service Management Units (meeting cycle: regular, minimum on monthly basis

Party	Participating Roles	Person Acting

FME	Head of IT Service Management	Winfried Döll

	IT Service Coordinator	Florian Griesenbeck

	Controlling EMEALA	Holger Neumann

NETCARE	Head of IT Service Management	Hermann Luckhardt

	Head of Commercial Business	Andreas Standfest

	Consultant IT Service Management	Sebastian Biebl

Operation Units (meeting cycle: on request)

Party	Participating Roles	Person Acting

FMER	Participants on request from local Operation Units	On request

NETCARE	Participants on request from local Operation Units	On request

2.1.1       Management Board

The Management Board as defined hereunder shall be consistent of at least 2 representatives of both Parties’ Management Boards.

The Management Board agrees on the Set of Contracts in general and acts as highest escalation level in case of any dispute, controversy or claim arising out of or in connection with the Set of Contracts.

The Management Board will make every effort to settle amicably any escalation and avoid a lawsuit. Furthermore the Management Board has an important role for contractual management as described in Section 3.

2.1.2       Steering Committee

The Steering Committee forms the central steering body of the Service relationship between the contractual bodies. In addition to relationship and Escalation Management, its main focus is the examination of operative and strategic plans and the related achievement of objectives. This body decides about production and process issues and controls and evaluates the Services rendered by NETCARE with regards to quality, continuity and risk.

The Steering Committee allocates necessary budgets and resources and initiates Projects or working groups. In this respect the Steering Committee centrally steers and supervises measures and Projects related to the Service relationship of the Parties.

In addition, the Steering Committee is the last Escalation Level before the Management Board. FME and NETCARE aim at resolving or settling preferably all escalations and conflicts on the level of the Steering Committee. The Steering Committee meets at regular intervals or if necessary.

2.1.3       Service Management Units

The Service Management Units comprehend FME Information Technology Coordination EMEALA Department (ITC), NETCARE IT Service Management (ITSM) and NETCARE Commercial Business. This contractual body is generally focused on the operational management of the Service provision from NETCARE to FME as agreed under the Set of Contracts. Also monitoring of Service Levels and scope of Services as well as Service Changes during the period of Service provisioning shall be the responsibility of such units.

2.1.4       Operation Units

The Operation Units comprehend FME local units and NETCARE departments on an operational level. The Operation Units provide the governance for the daily management of the Service provisioning.

2.2          Risk Management

NETCARE performs risk management with the aim to identify the GMP-critical processes for a prospective validation of the business processes based on the process description and other related documentation. The risk analysis will be executed and documented. Furthermore the risk management is one of the core elements within NETCARE’s quality management system. The figure below describes NETCARE’s approach to ensure GxP-compliant IT Services.

3.      Service Change Management

In accordance with §7 of the General Agreement, changes with an impact on the specifications or scope of the Services (Service Changes) will be handled as described hereunder. Contractual Changes will be handled according to the change procedure as defined in the General Agreement.

3.1          Principles of Service Change Management:

Service Changes have to be discussed and prepared on certain levels:

1.     Changes with impact to the General Agreement, Master Service Description, global Standard Services and global Individual Services are in the responsibility of the defined Service Management Units.

2.     Changes with impact to local Individual Services and local Standard Services are in the responsibility of the respective Operation Units.

3.2          Principles of Change Approval

Service Changes have to be approved on certain levels:

1.     Changes with impact to the General Agreement, Master Service Description, global Standard Services and global Individual Services are in the responsibility of the defined Steering Committee.

2.     Changes with impact to local Standard Services and local Individual Services are in the responsibility of the Service Management Units.

3.3          Principles of Signatures

Service Changes have to be signed on certain levels:

1.     Changes with impact to the General Agreement are in the responsibility of the Management Board.

2.     Changes with impact to the Master Service Description, global Standard Services and global Individual Services are in the responsibility of the Steering Committee.

3.     Changes with impact to local Standard Services and local Individual Services are in the responsibility of the respective Operation Units.

The principles defined above shall not affect the signature authorities defined in the relevant signature policies (Unterschriftenrichtlinie) of the Parties.

4.     Escalation Management

Both Parties agree to cooperate in good faith as it is outlined in §5 of the General Agreement. Nevertheless there is a need for an Escalation Management in order to manage the collaboration efficiently and effectively, to solve issues on the appropriate organizational level and to proactively prevent any potential law suits.

The Parties agree to institute the Escalation Management Process described hereunder before taking any other legal steps including initiation of arbitration proceedings as specified in the General Agreement. Furthermore the Parties agree to mutually tend to find a consensus involving the respective Operation Units of FME and NETCARE, as far as reasonable, before instituting the Escalation Management Process.

Any disagreements shall first be discussed on operational level. As far as a consensus cannot be reached each Party may initiate the following Escalation Management Process in case of dissension regarding Service provisioning, Service quality, operational topics or dissension about any other agreement in the context of the Set of Contracts.

1. Escalation Level: The Party initiating the Escalation Management Process is obliged to provide a statement in writing or text outlining the reasons for the dissension and the escalation to the first Escalation Level being the Service Management Unit of both Parties. The statement shall include at least the reason for the dissension, the reference to the relevant provisions and documents in the Set of Contracts and possible alternatives to settle the dissension. The other Party is obliged to react with a statement in writing or text on the dissension. The Service Management Units shall discuss the dissension and agree on a settlement as soon as reasonable.

2. Escalation Level: If no settlement can be reached by the Service Management Units (this requires in general unanimity) the request for further escalation including the statements shall be processed to the next Escalation Level being the Steering Committee. The Steering Committee shall discuss the dissension and agree on a settlement as soon as reasonable.

3. Escalation Level: If no settlement can be reached in the Steering Committee the request for further escalation including the statements shall be processed to the last Escalation Level being the Management Board. If the Management Board is not able to reach a unanimous settlement agreement each Party may independently from the other declare the Escalation Management Process as failed and initiate arbitration proceedings as defined in the General Agreement.

5.     IT Service Management

NETCARE shall establish and maintain a state of the art Service management which orientates on the good practices collected in the IT Infrastructure Library (currently version V3). The objective of NETCARE’s IT Service management is to ensure that their IT Services provide best possible support for FME’s business. The established Service management processes include but are not limited to:

•              NETCARE’s Service management processes with interface to FME

•                 Service Level Management

•                 Incident Management

•                 Technical Change Management

•                 IT Service Continuity Management

•                 IT Security Management

•                 Service Catalogue Management

•              NETCARE’s internal Service management processes

•      Availability Management

•      Event Management

•      Financial Management

•      Knowledge Management

•      Problem Management

•      Release & Deployment Management

•      Request Fulfillment.

This MSD focuses on the above mentioned Service management processes with interface to FME and does not describe NETCARE’s internal processes implemented to ensure that the Service provision meets the agreed Service Levels.

5.1          Service Level Management

Service Level Management includes the processes of planning, coordinating, drafting, agreeing, monitoring and reporting of Service Agreements, and the ongoing review of Service achievements to ensure that the required and cost-justifiable Service quality is maintained and gradually improved.

The Service Agreements agreed between the Parties shall comprise at least the following provisions:

•      introduction

•      version, change history, author

•      validity

•      territory

•      timeframe

•      Service description

•      overview

•      short summary

•      assumptions

•      scope of Services

•      detailed Service description

•      in-scope Services

•      out-of-scope Services

•      optional Services

•      dependencies

•      obligation of FME

•      Service Level

•      definition of Service Level and/or classes of Service Levels

•      definition of measurements (KPIs) and measurement methods

•      reporting

•      conditions and exceptions of Service provision

•      deviances from the GA; MSD or other agreements under the Set of Contracts

•      service price (if not covered within the Price List)

•      signatures

•      glossary

•      attachments

NETCARE performs Service Level Management in order to conclude Service Agreements with FME. In terms of Service Agreements the Parties distinguish between Individual Service Agreements and Standard Service Agreements.

The differentiation between Individual and Standard Service Agreement depends on the kind of demand of FME. If FME has a new demand not covered via an existing Service Agreement or a demand for a change to an existing Service Agreement this shall be covered via an Individual Service Agreement. If the demand of FME shows that there is a need for certain recurring requests this shall be covered within the umbrella of the Standard Service Agreement between NETCARE and FME, i.e. via the Services from the Service Catalogue. If no deviance from NETCAREs Service Catalogue is agreed by the Parties the Service Catalogue acts as Standard Service Agreement.

Furthermore NETCARE’s Service Level Management monitors the adherence to the agreed Service Levels and ensures a regular discussion within the Service Meetings as described in Section 9.1.

5.2            Incident Management

NETCARE provides FME with a state of the art Incident Management. The aim of this Incident Management is to resolve any Incidents causing an interruption of Service provided by NETCARE to FME in the quickest and most effective way possible. This includes also monitoring the effectiveness and efficiency of the IT support. FME can trigger the Incident Management process via user calls or mails to the Service Desk as described in Section 5.2.2. Furthermore NETCARE performs a state of the art Event Management in order to proactively avoid any Incidents. Therefore Incidents can be triggered by system monitoring or information from NETCARE staff as well.

The Incident Management performed by NETCARE comprises:

•                  registration of Incidents,

•                  prioritization of Incidents,

•                  direct resolution of Incidents (First Level Support),

•                  resolution of complex Incidents (Second & Third Level Support),

•                  closure of Incidents and analysis of Incidents,

•                  performance of Incident Management reporting,

•                  monitoring and escalation of Incidents,

•                  proactive information of the users,

•                  maintenance of the Support Knowledge Base.

Beside the Incident Management NETCARE performs Problem Management with the purpose to manage all Problems throughout their lifecycle, proactively identify similar support cases with unknown cause and provide and maintain a Known Error Database. The goal is to identify the root cause of a Problem and develop a solution that eliminates this root cause in order to prevent potential or further occurrences of similar Incidents. If it is not possible to avoid support cases, the goal is to minimize the impact on FME.

5.2.1   Ticket Lifecycle

NETCARE shall ensure that every Incident is inserted in the Service Desk’s ticketing system and the information received is registered, such as name of the FME user, date and time of registration, short text and description, category of request, priority, etc. If the Incident can be resolved immediately by the Service Desk (First Level Support), the ticket will be closed. If not, the ticket will be prioritized and then passed to the appropriate department (Second Level Support, Third Level Support, third party suppliers). A reminder function is active for the Service Desk, so the state of the ticket will be requested, if not solved/closed after the appropriate period. The Service Desk is responsible for the coordination of all Incidents up to a final closure of the tickets. NETCARE shall notify the requesting FME employee after an Incident has been closed.

5.2.2   Support Channels

NETCARE provides FME with a decentralized support concept that considers the local conditions and/or specific requirements as described in the Service Catalogue. This Section is a summary of the available support channels. The NETCARE Intranet contains information regarding the Service Desks which enables the user to choose the correct support channel. In general the Service Desk(s) can be contacted by FME via e-mail or phone.

NETCARE’s decentralized support concept differentiates the Central Service Desk Bad Homburg, the Central SAP Service Desk Bad Homburg and the decentralized Service Desks.

Outside the regular Service times NETCARE provides an Emergency Support Service in order to support business critical IT Systems and their supportive infrastructure. Furthermore NETCARE provides FME with Onsite Support such as providing IMAC Services (IMAC = install, move, add, change) which comprise the setup, disassembly and move of NETCARE’s Services as well as the elimination of interferences and changes to the FME user’s IT equipment.

5.2.2.1   Central Service Desk Bad Homburg

The Central Service Desk is the single point of contact for all non-SAP-Services provided by NETCARE in the Rhine-Main region (e.g. standard applications, Services, hardware, user administration, contact details, non-standard applications where possible).

5.2.2.2   Central SAP Service Desk Bad Homburg

The Central SAP Service Desk is the single point of contact for all SAP-Services provided by NETCARE in the Rhine-Main region.

5.2.2.3   Decentralized Service Desks

The decentralized Service Desks cover each a location and/or several locations in a country or region. They are specialized on the service portfolio that is used at the particular location. Whenever there is a local Service Desk available for a location, this is the first point of contact for NETCARE’s Services provided in the specific region / location. As far as a local SAP Service Desk is available this is the first point of contact for SAP Services provided in the specific region / location.

5.3                     Technical Change Management

NETCARE performs a state of the art Technical Change management with the aim to ensure the adherence to internal and external guidelines regarding the operation of Systems and applications. Thereby the Technical Change Management enables NETCARE to maintain a validated status of the Systems and applications and ensures the consistence of FME requirements and available functionalities. NETCARE’s Technical Change Management has additionally the objectives to reduce the number of Incidents and to increase the stability of the IT environment.

In general the Technical Change management process is triggered by Incidents, Problems, requests, ideas or during Projects. The initiation of the Technical Change management process is always a Request for Change (RfC) which runs through a two-tier procedure based on permission and approval, involving customers’ test contribution and explicit customer approvals.

The permission of RFCs requires a description of the change, its organizational and technical classification and the agreement of actions and documentation requirements necessary for an RfC-approval and following go-live.

The RfC-approval, which is the second step in the two-tier procedure, ensures the adherence to the agreed actions and documentation requirements before a go-live can take place.

Thereby NETCARE’s Technical Change management process ensures that legal requirements are fulfilled and that changes affecting configuration items within the productive environment are traceable, documented, coordinated and planned.

5.4                     IT Service Continuity Management

As agreed in the respective Service Agreements NETCARE performs IT Service Continuity Management for IT Services belonging to critical business Services in order to enable FME’s business continuity with a defined minimum Service provision in case of a disaster. Main steps to reach this objective are:

•                  the creation of a Service criticality description or risk assessment document based on a risk or availability assessment,

•                  the creation of a recovery plan for data or IT Services covering the requirements of the respective Service Agreement including the definition of the recovery time objective and recovery point objective,

•                  the deployment and testing of the recovery plan.

5.5                     IT Security Management

NETCARE performs IT Security Management on behalf of FME in order to enable and maintain a secure IT environment. In general both Parties maintain an IT security framework. NETCARE implements the defined technical security measures on behalf of FME and assures Service delivery in line with FME’s IT security guidelines. State of the art IT security processes are performed by NETCARE in all relevant areas.

This includes but is not limited to antivirus, data encryption, penetration tests and intrusion detection systems. NETCARE IT Security Management covers all Systems and Services provided by NETCARE if not otherwise agreed between the Parties in Service Agreements.

The collaboration of NETCARE and FME related to IT Security Management happens on two levels:

1.              Governance level: Security governance, checklists and policies are discussed and coordinated by the IT Security Managers of FME and NETCARE. They collaborate within the Risk, Security & Compliance Working Group (RSCWG) to be established by the Parties.

2.              Operational level: NETCARE provides security support for FME through the proactive analysis and management of security advisories. A security advisory is a notification about a potential or existing security gap which is currently provided to NETCARE by third-party. These security advisories are monitored and categorized on a regular basis and if necessary appropriate actions are performed in order to maintain a secure IT environment for FME. Furthermore NETCARE’s Service Desk acts as single point of contact for FME users in case of security issues. NETCARE’s Service Desk involves the respective technical support teams as necessary in case of Incidents. Additionally the Service Desk informs user groups about important security information via e-mail if necessary.

5.6                     Service Catalogue Management

NETCARE performs Service Catalogue Management in order to ensure that a Service Catalogue is produced and maintained, containing accurate information on all operational Services. Service Catalogue Management provides vital information for all other Service management processes including Service details and the Services’ interdependencies. FME can order Services from the Service Catalogue via Standard Service Requests as described in Section 6.

6.  Standard Service Requests

Standard Service Requests shall cover recurring customer requests in order to reach the Parties’ mutual target to save fulfillment time and costs. FME users may request Standard Services via the NETCARE Intranet based on NETCARE’s general Service Catalogue.

Under the Set of Contracts FME and NETCARE agree on a certain level of Service provisioning based on this Service Catalogue, called Standard Service Agreement. The MSD applies for all Services listed in the Service Catalogue.

The NETCARE Service Catalogue consists of two parts:

•                  Standard Services, which are described in a clear and comprehensive language, free from IT-specific terminology whenever possible.

•                  Service Component Descriptions, which provide information concerning in-scope and out-of-scope activities, availability of the Service, the order process, and optionally selectable service features.

7.  Individual Service Requests

Individual Service Requests shall be placed if FME has a demand which is not (yet) covered via Standard Services in the Service Catalogue. This can include the establishment of new Services, Service Changes, feasibility studies, concepts or other Projects. Any FME employee is enabled and allowed to place an IT request with respect to the local guidelines defined by FME. Whenever FME plans to involve IT resources or spend IT budget and order NETCARE, a request in FME’s demand management tool has to be placed which ensures that the FME approval process is adhered to.

The order process contains the following steps:

1.         Request for Quotation (RFQ): FME describes the request from business perspective and transfers it to NETCARE. NETCARE provides FME an offer covering the demand described in the RFQ.

2.         Approval Process: All FME Project and change requests run through the FME approval process.

3.         Order Process: With successful completion of the approval process the order is officially placed to NETCARE and the related fulfillment processes to the request are triggered.

No work shall be performed by NETCARE without an officially placed order by FME. NETCARE is not allowed to accept any request by FME which is not submitted via the procedure mentioned above.

The responsibility for the customizing and the development of applications shall solely be assigned to NETCARE and such Services shall be handled in a separate Project to be agreed between the Parties according to the regulations outlined in the GA and this MSD. Both the above mentioned written offer by NETCARE detailing the specification of the Individual Service Request and the price of Services to be rendered by NETCARE thereunder and an order confirmation by FME lead to an Individual Service Agreement mutually agreed between the Parties.

8.  Projects

This Section shall govern all Projects which have been mutually agreed between FME and NETCARE and are not superseded by stipulations set forth in Individual Service Agreements for specific Projects.

8.1                     Project Management Method

The procedure for executing Projects is described in the NETCARE Project Management Manual (PM@FNC) that applies to all employees of NETCARE and/or subcontractors commissioned by NETCARE who are either involved in the execution of Projects, are processing activities with a project character or are responsible for providing project management services and/or having such services provided. PM@FNC is aligned with the V-Model for Software Development & Implementation. In general NETCARE’s project methodology PM@FNC will be used for Projects with a budget volume higher than 35.000 € if not otherwise agreed between the Parties.

The project management activities performed by the defined project team during a Project shall cover:

•                  roles & responsibilities

•                  project plan

•                  risk management

•                  quality management

•                  escalation & issue management

•                  communication & stakeholder management

•                  standard reporting.

Each Project shall be divided in the following phases:

8.1.1   Project Definition

The goal of this first phase of the project management lifecycle is to provide all necessary information for the approval of the Project.

8.1.2   Project Planning

The goal of this phase is to establish solid foundation for the Project enabling the management to understand the work that needs to be done to deliver the Service before the implementation of the Project is approved.

8.1.3   Project Execution

In this phase the defined requirements are realized.

8.1.4   Project Closure

During this phase the official closure of the Project is performed and finally documented (e. g. end project report including follow-on action recommendations and lessons learned, validation accept, FME approval).

8.2                     Project Changes

FME reserves the right to demand from NETCARE, at any time during the performance of an individual Project, to carry out changes in such individual Project including alterations, modifications in the type or extent of the individual Project being an amendment, omission or addition, increase or decrease in its quantity, acceleration etc. whichever FME in its sole discretion considers necessary or desirable. NETCARE shall be obligated to carry out such changes, if mutually agreed upon between the Parties. NETCARE shall only be entitled to withhold its consent to any such change requests if NETCARE can show that such change request were to materially violate NETCARE’s rights.

During the performance of the individual Project NETCARE may propose in writing to FME any changes that NETCARE considers necessary and/or desirable in order to effect cost savings and/or improve the quality, efficiency of the individual Project and/or otherwise to the benefit of FME. FME shall be entitled, at its sole discretion, to approve or reject any changes proposed by NETCARE.

NETCARE shall submit to FME for its proper evaluation a written summary of such changes requested and/or proposed such as but not limited to indicating the time required for carrying out the change and any effect on the schedule, as well as the costs associated therewith.

If FME desires to accept such change the Parties shall add such corresponding changes to the scope of Services, the schedule, and the agreed costs as reduced into writing by the project managers.

8.3                     Committees

Individual project values of more than 100.000 € shall require a mandatory implementation of a Project Leading Committee according to the PM@FNC project methodology. The participants of the Project Leading Committee shall at least consist of one member of FME and NETCARE senior management.

8.4                     Responsibilities within an Individual Project

The following general responsibilities apply to all Projects in addition to the responsibilities set forth in the GA.

8.4.1   NETCARE’s Responsibilities and Services

•                  A removal of NETCARE employees from the project team within an ongoing Project needs to be discussed with FME in advance.

•                  If NETCARE removes project members from the project team, NETCARE is obliged to replace the resource with internal or external resources with the same skill level. Any additional costs caused by the replacement will not be charged to FME, unless it has been agreed otherwise between the two Parties.

•                  As far as no fixed payment terms have been agreed upon between the Parties, services rendered by NETCARE shall be payable only upon sufficient proof such as a detailed report of performed activities which shall be made available to FME with each monthly invoice. Detailed regulations shall be agreed upon between the Parties and shall then be part of the Individual Service Agreement.

•                  The individual Project has to be fulfilled by NETCARE according to the NETCARE project guidelines mentioned in Section 8.1 and regulations of NETCARE and FME. In case of conflicts between such guidelines and regulations, the project managers of both, FME and NETCARE, shall undertake to find a compromise. If such conflict persists the issue shall be submitted to the Project Leading Committee and, if the conflict cannot be settled, further escalated to the Steering Committee in accordance with the Escalation Management Process.

•                  Responsibilities of NETCARE and third parties, if any, shall be agreed upon by the Parties in greater detail in each Individual Service Agreement and shall be binding with respect to the individual Project.

8.4.2   FME Responsibilities and Services

•                  A removal of FME employees from the project team within an ongoing project needs to be discussed with NETCARE in advance.

•                  If FME removes project members from the project team, FME is obliged to replace the resource with internal or external resources with the same skill level. Any additional costs caused by the replacement will be covered by FME, unless it has been agreed between the two Parties.

•                  For each individual Project one responsible FME project manager has to be assigned by FME.

•                  Responsibilities of FME shall be agreed upon by the Parties in greater detail in each Individual Service Agreement and shall be binding with respect to the individual Project.

8.5                     Project and Service Approval

NETCARE shall inform FME of the readiness for testing and Acceptance upon completion of the Project. Where the Parties have agreed on certain delivery dates for the deliverable under the Project, NETCARE shall inform FME of the readiness for testing and Acceptance 15 days prior to the delivery date.

Within a period of 10 days after receipt of the notification NETCARE and FME shall carry out an acceptance test and review in accordance with the acceptance and test plan agreed for the relevant deliverable or as appropriate for the Acceptance of the deliverable.

Defects ascertained during the acceptance testing and review shall be documented by FME and reported to NETCARE without undue delay. NETCARE shall subsequently remedy these Defects in accordance with the priorities and categories defined below.

Defects determined in the performance or part performance under review shall be divided into the following error categories:

Category 1: As a result of the error, the System as a whole or the part of the System under review cannot be used. If the effect of simultaneous existence of Defects in category 2 and category 3 is equivalent to that of a category 1 Defect, such simultaneous Defects shall constitute a category 1 Defect.

Category 2: The error causes substantial restrictions in the use of important functions, which cannot be circumvented by suitable measures for a reasonable time from FME’s point of view. If the effect of simultaneous existence of Defects in category 3 is equivalent to that of a category 2 Defect, such simultaneous Defects shall constitute a category 2 Defect.

Category 3: All other errors.

The Parties shall agree on the classification of a Defect to a category. If this cannot be achieved within undue delay after identification of such Defect, the matter shall be resolved through the Escalation Management Process.

FME shall only be entitled to refuse its Acceptance as a result of Defects in the categories 1 and 2. Category 3 Defects shall not prevent the Acceptance of the performance, but shall be remedied as part of the rights in case of Defects. Such Defects shall be recorded as Defects in the written acceptance declaration. Following remedy of the Defects relevant for Acceptance, the Parties shall without undue delay repeat the acceptance testing. If Defects are still discovered during the testing, NETCARE shall undertake further remedial work to correct such Defects. Where, after the third acceptance testing Defects are still discovered relevant for Acceptance, the Parties may agree and declare the remedy as failed and FME shall be entitled to either require NETCARE to provide at no extra charge such replacement or additional services as will enable such deliverable to pass the acceptance testing within a reasonable time or accept such deliverable with a reasonable abatement of charges for such deliverable.

After the acceptance review has been successfully completed, FME must declare its Acceptance without undue delay, to be made in writing if requested by NETCARE. If FME does not declare its Acceptance within a period of 30 business days upon completion of the acceptance review, NETCARE shall be entitled to request Acceptance from FME within an additional period of 20 business days. The deliverable shall be deemed accepted upon expiry of such period unless FME notifies NETCARE of any material Defects of categories 1 or 2 in the deliverable and rejects Acceptance within such period.

Acceptance of a final deliverable will be deemed Acceptance of parts included and incorporated into the final deliverable.

If there can be no Acceptance because of the nature of the services rendered under the Project, then the provision and delivery of the services shall replace such Acceptance.

Where a Service qualifies as a works result or NETCARE is obliged to provide a deliverable, Acceptance shall be required in accordance with the acceptance testing and review procedure set forth in this Section 8.5.

8.6       General Terms for Project Pricing

The Parties agree to the following terms, unless different conditions have been defined in the respective Individual Service Agreement:

•                  In general Projects are offered by NETCARE on time & material basis.

•                  The prices per person day are applied as specified in the Price List in and outside of regular business hours.

•                  Any additional costs for external resources need to be negotiated between NETCARE and FME in the Individual Service Agreement.

•                  If the Services rendered by NETCARE or, as far as applicable by subcontractors on behalf of NETCARE, do not require full Person Days, such Services shall be reimbursed by FME pro rata temporis.

•                  All expenditures (e.g. travel expenses, travel time, out-of-pocket expenses) which will be charged to FME by NETCARE have to be documented and to be acknowledged by FME in advance, unless otherwise agreed within the respective Individual Service Agreement.

•                  Alternatively and upon FME’s request, NETCARE shall offer one of the following pricing models:

•                  fixed price for the overall individual Project:

•                  realization of defined requirements at an agreed price and date

•                  upper price limit for the overall individual Project:

•                agreement of an upper price limit which may not be exceeded

•                 charging according to services rendered on the basis of Person Days

•                  If FME acknowledges in writing a request by NETCARE to increase prices, the respective Individual Service Agreement shall be modified accordingly. Otherwise the individual Project shall be fulfilled as already stipulated in the respective Individual Service Agreement.

•                  If the Parties agree upon one of the pricing models as outlined above, such terms and details shall be implemented in the respective Individual Service Agreement.

•                  If NETCARE foresees that in case of fixed price or upper price limit agreements, the costs might exceed the agreed upon price, for example due to additional requirements, NETCARE shall:

•                  immediately inform FME thereof and state reasons

•                  not be entitled to invoice higher cost if such cost is not caused by additional requirements requested by FME (following the above mentioned change procedure).

•                 If the price is an “upper limit price” NETCARE shall not charge FME for the capacity which NETCARE has kept available but which was not required for the finalization of the individual Project.

•                 Should the estimated and agreed upon time and material for effort Projects be exceeded by 10% or more (Additional Costs), NETCARE shall immediately inform FME thereof and shall state reasons. Only after written approval by FME such Additional Costs shall be deemed accepted and refundable by FME. If FME does not respond within one business day after the receipt of NETCARE’s notification the progress of the individual Project is agreed. NETCARE bears the onus of proof that such notification has been received by the respective FME project manager.

8.7       Advanced Termination of Projects

FME may, at any time and at its sole discretion, terminate individual Projects by giving NETCARE written notice thereof. Immediately after receipt of written notice for termination, NETCARE shall terminate its Services according to such terminated individual Project. FME shall be obligated to reimburse NETCARE for the services rendered until the termination date. Furthermore, FME shall be obligated to reimburse NETCARE with 15% of the remaining budget, as agreed in the respective Individual Service Agreement as compensation for free capacities which cannot be utilized according to the termination of the Individual Service Agreement. NETCARE shall be obliged to utilize the free capacity in other Projects, if possible, and the above mentioned reimbursement of 15% shall then be reduced accordingly. NETCARE is obliged to negotiate identical terms with subcontractors involved in individual Projects to reduce risk for FME in the case of prior termination. As far as the subcontractor is not willing to accept such terms FME’s written confirmation has to be obtained. In case of FME’s acknowledgement in writing to such deviating terms, FME is obliged to pay all costs which may be caused by prior termination with subcontractors. No additional payment obligations or compensation of whatsoever nature shall vest in FME with respect to the terminated Individual Service Agreement.

9. Continual Service Improvement

9.1       Service Meeting

NETCARE and FME agree to perform regular Service Meetings with the objective to reach customer satisfaction through the delivery of the right Service at the right time within the defined Service Level. These meetings are performed on operational level on a monthly basis involving the Service Management Units of NETCARE and FME and the agenda shall cover at least:

•                  A discussion about the reports provided by NETCARE in the last reporting period.

•                  A discussion about the service portfolio of NETCARE focusing not only on the currently productive Services but also on new demands of FME or Services which are close to the end of their lifecycle and can be withdrawn from NETCARE’s current service portfolio.

•                  A handling of issues or requests for Service Changes. In case of dissension the Service Management Units shall initiate the Escalation Management Process.

9.2       Continuous Improvement Process (CIP)

NETCARE’s quality management comprises a Continuous Improvement Process (CIP). CIP is an instrument used for process optimization to continuously check NETCARE’s quality management system for its effectiveness and to update it at regular intervals to reflect the state of the art. The following two basic approaches are used for the continuous improvement of the quality management system, the processes as well as Services:

•                  Deming Cycle approach - Plan - Do - Check - Act (PDCA)

•                  QM documentation.

9.3       Complaint Management

Complaint management provides the FME users with the possibility to raise a complaint if a NETCARE Service is perceived less than satisfactory. A complaint has to be differentiated from a Defect of a Service. Defects shall be handled in the Incident Management as described in Section 5.2.

NETCARE’s Service Desks serve as preferred point of contact for all FME users having a complaint regarding Services provided by NETCARE. After a complaint has been reported by FME, NETCARE analyzes the complaint and triggers Problem Management or the Continuous Improvement Process if necessary. Until the complaint is finally closed NETCARE keeps in touch with the user who raised the complaint and regularly informs him about the actions taken in order to recover customer satisfaction.

10. Service Accounting & Charging

10.1        Price Model

Unless otherwise agreed in Section 8.6 the Parties agree upon monthly payment for the Services rendered by NETCARE under the Set of Contracts. The price model is based on unit prices and the actual quantity ordered and received by FME.

This price model defines charging criteria for each Service depending on utilization (such as number of end devices for a defined category, number of mailboxes, file space used, etc.).

The price model is based on:

•                  Prices for Standard Services according to Price List

•                  Prices for Individual Services as agreed between the Parties in the Individual Service Agreements

Optional Services can be charged based on daily rates according to skill level or special conditions (monthly fixed prices). The Price List for FME is generated based on the standard FNC Price List available on NETCARE´s Intranet and is agreed by the Steering Committee each year as described in Section 10.5.

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10.2                        Price Setting for Standard Services

Each Service has a specific material number. The unit price per Service and the related material number for a Service are named in the Price List.

For charging the IT Standard Services, each entity and unit of FME will be defined as Customer in NETCARE’s invoicing system. A Customer may involve several internal FME cost centers but NETCARE will only charge to a single clearing cost center to be provided by the Customer. FME shall be solely responsible for the allocation of the users / Services to the individual internal FME cost centers.

The particular Services will be captured and administered in sub systems containing data relevant for the invoicing process. These sub systems will be summarized monthly in one NETCARE invoice.

Planned Time Schedule Invoicing

From 12th to 17th day of the month	• Accumulation of invoicing data

From 17th — 19th day of the month	• Inspection of invoicing data

From 20th to 23rd day of the month	• Generation of invoices followed by dispatch

From 23rd day of the month	• Data import into Business Warehouse (P20/Portal)

If the above mentioned dates do not occur on a weekend or public holiday, the above mentioned time schedule should be observed.

In December the dates will vary well-planned from the above mentioned time schedule as charging has to be carried out one week in advance due to year-end closing activities of the businesses in Germany and abroad. Hence in December, three weeks of Services will be charged and five weeks the following January correspondingly. This mainly concerns Services depending on volume such as SAP usage, telephone charge units and Internet volume.

Due to the time schedule, changes (cancellations and transfer registrations) of names, cost centers or Services can only be considered until the 14th day of a current month within an invoicing cycle. Changes received later will be processed during the following billing process.

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10.3                        Service Volume

In the course of the yearly budget processes (Group regulation) the Customers are provided with the current data in due time (end of June / beginning of July) adjusted to the known volume variations as expectation values for the following year.

The actual volumes per Customer are determined on a monthly basis and transferred to the charging system per Service.

10.4                        Volume and Master Data Variations

Master data (names, cost centers and customer assignments) are maintained by the respective Operation Units of NETCARE.

Changes to master data can be considered until the 14th day of a current month.

•                  Master data for equipment (including PC back-up and Credant) can be entered by the respective user at the beginning of the month via self-service in the “inventory inquiry”.

•                  It is possible to make use of a registration / deregistration tool for user or Service Changes

•                  In case of substantial changes, it is advisable to prepare an Excel Sheet. These changes will be carried out by Commercial Business or forwarded to the respective Operation Units.

10.5                        Yearly Reconciliation with FME

Within the yearly budget process the following activities have to be coordinated with FME IT Coordination:

•                  Agree on scheduling at the beginning of each budget process

•                  Alignment of Customer master data (new customers, changes in organization, cost centers, etc.). This results in an update of the List of Affiliates which contains FME’s affiliated companies receiving Services from NETCARE. If necessary the list shall be updated during the year.

•                  Verification of Service volume

•                  Agreement on prices for new Services and price changes for existing Services - if any.

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•                 Provision of Service Agreement per Customer incl. Standard and Individual Services

The result of the reconciliation process has to be presented to and approved by the Steering Committee.

10.6                        Invoice Reporting

A contact person from Commercial Business will grant the authorizations necessary to access invoice details per Customer. Sending an email request is sufficient. Data can be accessed via the SAP BI system (P20) or portal. This service is free of charge for FME.

11. Technical and organizational measures (9 BDSG)

NETCARE is obliged to pursue the following general technical and organizational measures in order to adhere to Section §9 BDSG and annex.

11.1                        Access Control to Premises and Facilities (Entry Control)

Unauthorized access (in the physical sense) must be prevented. Technical and organizational measures to control access to premises and facilities, particularly to check authorization may include but are not limited to:

•                  establishing and maintaining staggered access authorizations for employees and third parties

•                  close loop lifecycle process for employees and visitors identity cards

•                  guarding by security Service outside working hours

•                  appropriate physical security measures

•                  any other appropriate measures for data security.

11.2                        Access Control to Systems (Admission Control)

Unauthorized access to IT Systems by NETCARE personnel must be prevented.

Technical (ID/password security) and organizational (user master data) measures for user identification and authentication for NETCARE personnel may include but are not limited to:

•                  definition of authorized persons

•                  personalized user account and password

•                  password procedures

•                  segmentation of networks

•                  use of antivirus software and personal firewalls

•                  rules of behavior for the use of mobile devices and laptops

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•                  appropriate WLAN security

11.3                        Data Access Control

Access to processed data not covered by the allocated access rights must be prevented.

Definition of the authorization scheme and access rights driven by data security requirements may include but are not limited to:

•                  differentiated access rights

•                  monitoring and logging of violations

•                  restrictions of access rights of non-administrators

•                  management of access rights only by administrators

•                  usage of data processing equipment only after identifying and authenticating the user.

11.4                        Disclosure Control

Aspects of the disclosure of personal data must be controlled and monitored.

Measures for storing, transporting or transmitting data may include but are not limited to:

•                  appropriate measures must be in place while transmitting or transporting data

•                  appropriate security for data on mobile devices

•                  disclosure of data to third parties contracted by NETCARE only with legal permit

•                  restrictions of persons authorized to transfer data.

11.5                        Input Control

Documentation of data management and maintenance must be maintained.

Measures for subsequent checking whether data have been entered, changed or removed (deleted), and by whom:

•                  instructions for the collection of data

•                  logging and reporting systems

•                  write access by role

11.6                        Job Control

Commissioned data processing must be carried out according to instructions.

Measures (technical/organizational) to segregate the responsibilities between FME and the NETCARE:

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•                  unambiguous wording of the contract

•                  formal commissioning (request form) in accordance to BDSG

•                  criteria for selecting the NETCARE as processor

•                  regular monitoring and control of contract performance by NETCARE

•                  subcontract only with equivalent level of safety.

11.7                        Availability Control

The data must be protected against accidental destruction or loss.

Measures to assure data security (physical/logical) may include but are not limited to:

•                  backup procedures

•                  mirroring of hard disks

•                  uninterruptible power supply (UPS)

•                  malicious software

•                  disaster recovery plan based on the requirements provided by FME.

11.8                        Segregation Control

Data collected for different purposes must be processed separately.

Measures to provide separate processing (storage, amendment, deletion, transmission) of data for different purposes may include but are not limited to:

•                  segregation of functions (production/testing)

•                  logical or physical data separation

•                  Multi-Client-System, except the systems which are as of the effective date One- Client-Systems. Within such clients, for “cost-sharing” purposes, applications of other Fresenius companies are operated.

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Standard Service Agreement

to the General Agreement

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Table of Content

Servicecatalog 2013 - EN, 11.12.2012 V. 02.02

Price List 2013 - EN, 29.10.2012 V. 01.4

Signatures

Current status	:	22.01.2013
Last printed	:	12/21/2012 11:48:00 AM
Version	:	1.0

SERVICE CATALOG 2013

Fresenius Netcare GmbH

Else-Kröner Straße 1

61352 Bad Hornburg v.d.H.

T: +49 (0) 6172 608 0

E: service@fresenius-netcare.com

I: www.fresenius-netcare.com

Stand: December 2012

Inhalt

•	Servicecatalog

	IT Workstation	6
	Email Communication Services	9
	Telephony at Workstation	12
	Mobile Phones and Data Connections	14
	Home office	16
	FAX Connection Service	19
	Secure Data Connections to Fresenius	20
	Conferencing Services	22
	Service Desk & Support	24
	Terminal Server (Citrix)	29

•	End User Services

	Basic IT Operation Package	31
	Client Backup	33
	Hard Drive Protection	34
	First Installation Service	35
	IT Equipment Moving Service	36
	On-site Support	37
	Computer Pick-up Service	38
	Central Service Desk Bad Homburg	39
	Decentralized Service Desks	41
	FNC Emergency Support	43
	Email Plus with User Support	45
	Email Facility Connection Standard	47
	Email Facility Connection Plus	49
	Email Web Solution Basic	51
	Email Web Solution Extended	53
	Mobile Email for BlackBerrys	55
	Software Packaging and Deployment	57
	Terminal Server	59
	E-Fax	61

•	Network- and Telecommunications

	Network Printer Access	62
	Internet Access Basic	63
	VPN Connect Full Access	65
	VPN Connect Basic Application	67
	VPN WEB Connect	69
	Home Office Basic	71
	Home Office Comfort	73
	Voice Telephone	75
	Voice Mailbox	77
	Fax Connection	78
	Mobile Phones and Data Connections	79
	Audio Conferencing	81
	Room Video Conferencing	82
	Desktop Video Conferencing	83

•	Hosting

	Output Management Internal	85
	Output Management External	86

•	Application-Management

	One-time License Fee SAP ERP 6.0 and SAP Maintenance	87
	SAP Usage	89
	SAP Support	90
	SAP Project capacity for application development	91
	Electronic Data Interchange	93
	IT Training	94
	SAP Travel Management	95
	Online Learning Center	97

Health is everything we lay its foundation

IT Workstation Desktop computers and laptops for the mobile workstation or the office workstation

Contact Person:

Lothar Gützkow

Which service suits me best?

In the service “IT Workstation” you find all FNC services to equip your workstation with a computer or laptop. This portfolio includes a data protection package that protects your important data from any third party and from loss in a reliable manner. Should you require support with an error that occurs at your IT workstation, the central service desk will gladly assist you at the following telephone number: +49-6172-608-1111 and our on-site technicians are available as well.

You can combine whichever service components you want. To provide you with some assistance, we have assembled two different recommendations for an optimal workstation. Please select the appropriate services:

Service components	Standard workstation	Mobile workstation	Description

Hardware and related equipment	X	X	Select a desktop computer or laptop from our standard portfolio.

Basic package - workstation connection	X	X	Infrastructure (e.g. network, standard office programs, antivirus protection)

Applications (subject to licensing)	X	X	Use professional software to optimize your results. In addition to the standard applications included, you can also purchase software that is subject to licensing.

Laptop / Computer data backup (Client Backup)	X	X	Protect your local data automatically from data loss.

Internet access	X	X	Access to internet.

Hard disk encryption		X	With the service “Hard Disk Encryption”, sensitive data is inaccessible for third parties if your laptop is lost or stolen.

VPN Connect - full access		X	Access your internal resources, such as data and applications, while on the go.

Mobile data connection		X	By using an UMTS card, connect to the internet or the Fresenius resources via the mobile phone network.

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How can I obtain this service?

Hardware and Related Equipment*

Choose Standard Computer / Laptop in the FNC-Intranet. Relay purchase requisition (BANF) to FNC purchasing department.

* Service fees are calculated per order item (I00084) 23,62 € or bundle (I000285) 50,00 €

Basic Package - Workstation Connection (I000045) (Basic IT-Operation Package)	per device € 85.00 / month

After ordering the hardware with FNC Procurement, you will receive a configuration form by email. Please complete this form and have it signed by your line manager. Afterwards please fax the form to Hardware Delivery (fax number +49-(0)-6172-608-7513).

Applications (subject to licensing)	The price depends on the applicable license fees plus a flat rate for the software procurement

Please complete the order specifications for the application to be procured and send these to FNC Procurement (fax number: +49 6172 608 395655). Then the application is purchased for you and activated in the software depot, if possible. Alternatively, the software is delivered to your workstation. Our User Support will gladly assist you (where possible) with the installation.

Laptop / Computer Data Backup (I000222)	per device € 11.80 / month
(Client Backup)

You obtain the Client Backup via the software depot (Start - Software Depot). You will be prompted to enter your cost unit. Please provide the necessary information. The service will be invoiced automatically every month.

Internet-Access (I000048) Internet-Access Volume (I000081)	€ 4.00 incl. 20 MB data volume / month each additional MB € 0.14

For data volumes exceeding 3 GB, we charge an additional fee of € 31.50 per GB and month.

Hard Disk Encryption (I000269)	per device € 4.85 / month

You obtain the Hard Disk Encryption via the software depot (Start - Software - Depot - Security - Credant Mobile Guardian). You will be prompted to enter your cost unit. Please provide the necessary information. The service will be invoiced automatically every month.

VPN Connect — Full Access (I000171)	€ 23.75 plus data volume / month

See FNC Services “Secure Data Connection to Fresenius”

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On-Site Assignments

See FNC Services “FNC User Support”

On-site services	Description	Price per hour (target prices)*

One-site Support (I000205)	Interference elimination and changing of IT equipment (e.g. adding memory)	84 €

First Installation Service (1000203)	Configuring, delivering and installing new IT equipment	84 €

IT Equipment Moving Service (1000204)	Moving IT equipment (order through Central Services)	84 €

Computer Pick-up Service (1000211)	Disposing of used devices and returning to lessor, as well as backing up your data	84 €

Software Packaging and Deployment	Mass rollout of software components Installation, update, de-installation (software life cycle management)	by request

Terminal Server (Citrix): (I000252)	per device 19.90 € / month

Please fill out a requisition form, in which you specify the number of your order item or send an email to: lothar.guetzkow@fresenius-netcare.com

With the aid of the terminal server (Citrix) technology, office applications (currently Office 2003 / 2010, Kipdips, Applix, SPAGUI (current version)) are operated in the FNC Data Center. In this way, you have — independent of your end device - a secure and fast working environment. Software installations and updates of existing programs are executed centrally by FNC so that they are available to all users within a very short time. By request, we will also provide you with other applications via Citrix. The work required for this is invoiced according to time and effort.

Note: License fees are not included!

Where can I get help?

If you have questions or problems, please contact our service desk from Monday through Friday (except public holidays) from 06:00 to 18:00 CET at the following telephone number: +49 6172 608 1111.

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Email Communication Services Worldwide email communication and scheduling

Contact Person:

Gianpietro Alpiani

Which service suits me best?

The Fresenius communication platform — based on Lotus Notes — provides you with a wide range of functions for your daily communication with customers, suppliers and colleagues. In addition to sending emails, you can also use the platform for scheduling and task management. The setup of new Notes user accounts and the user support will be provided either by FNC or by a local administrator, depending on the Fresenius location.

Please select the appropriate service:

	Email Plus with User Support (I000051)	Email Location Integration Standard (I000036)	Email Web Solution Basic (I000173)	Email Web Solution Extended (I000305)

Availability	Rhine-Main Area	worldwide	worldwide	worldwide

Mailbox size in MB	300	depending on local memory	100	100

User support	Service Desk	provided by the location	provided by the location	provided by the location

Email server operation	by FNC	provided by the location	by FNC	by FNC

One-time license fees per user (I000054)	€ 47.25	€ 47.25	none	none

Price per user per month	€ 9.50	€ 7.53	€ 2.50	€ 3.50

Available extensions	• mailbox extension • E-fax • mobile email • BlackBerrys • email • long-term-archiving	• email location integration plus • mobile email BlackBerrys	none	• mobile email

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Which extensions are available?

Email Mailbox Extension (I000087)	per additional 50 MB € 3.88 per month

With the service component “Email Plus with User Support”, the mailbox size is limited to 300 MB. This is the total size of emails including all folders, such as “inbox”, “sent”, etc. Shortly before this limit is reached - at 280 MB -, you will automatically receive a warning by email. You can request an expansion* of your mailbox by sending an email to the central service desk (hotline-pc@fresenius-netcare.com), in which you specify your cost unit.

*for FMC max. extension up to 500 MB possible

Email Facility Connection Plus (I000051)	per user / month € 9.50

For locations that do not want to operate their own email infrastructure, FNC provides and operates the infrastructure with the aid of local partners.

The following services are provided by FNC:

• Deployment and maintenance of required email hardware

(email server - without local IT infrastructure)

• Installation of new releases (operating system software versions) for server application

E-Fax (I000033)	per user / month € 4.00

With the extension package “E-Fax”, you can receive and send faxes via your email mailbox. Additionally, you will receive your personal fax number next to your existing telephone number. In addition to faxing emails, you can also fax email attachments, e.g. Excel, Word or PowerPoint files. The document is automatically opened and reaches the recipient as a fax.

Mobile Email BlackBerrys (I000172)	per connection / month € 13.75

Connect your mailbox to your BlackBerry. With this service you can send and receive emails; furthermore, you have access to your calendar. As a result, information concerning your latest scheduling is readily available, and in this way you are in a position to send or respond to invitations while on the go.

Please find additional information under the service “Mobile Phones and Data Connections”.

Email Long-Term Archiving onto Server (I000277)	per 10 MB /month € 0.14

With the option “Email Long-Term Archiving onto Server” you can back up your actual email correspondence at a reasonable price and you can access it again when needed. With long-term archiving you can keep your mailbox ‘slim’.

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How can I obtain this service?

Email Plus with User Support:

Request a new Lotus Notes user account via the IT requests in the FNC intranet:

You will find these in the FNC intranet portal under “IT Requests”

Bad Homburg	Friedberg
Network and Notes users	Service Desk Pfingstweide 53
Central Service Desk	T: +49 6172 686 - 8823
T: +49 6172 608 - 1111	Service Desk Freseniusstr. 1
E: hotline-pc@fresenius-netcare.com	T: +49 6172 686 - 6135

St. Wendel	Oberursel (Borkenberg)
Service Desk St. Wendel	Network and Notes users
T: +49 6851 807 - 555	Service Desk Borkenberg
E: de-wn.it-support@fresenius-netcare.com	T: +49 6172 608 - 4444
E: B14-FNC@fresenius-netcare.com

Please find additional user information, such as “First Steps in Lotus Notes”, in IT Proficiency (“IT-Führerschein”) in the FNC intranet.

Email Location Integration Standard and Email Web Solution:

To request a new Lotus Notes user account, please contact the Lotus Notes administrator responsible for your location. If the local administrator is not known, please contact the central service desk.

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Telephony at Workstation Digital landline telephone connections, -end devices and telephony features for the office workstation

Contact Person:

Gerhard Rettenbacher

Which service suits me best?

FNC provides you with a digital landline telephone with a wide range of business func-tions at your office workstation. By request, you can individually extend the standard scope of service. Please select the appropriate option from our service portfolio below:

Digital Office Telephone:

FNC provides you with a digital landline telephone with business functions - such as call forwarding, call re-routing or conference calls - at your office workstation, at your workplace in the production department, or in your meeting room.

Related Equipment for Office Telephones:

You have the option to enhance your office telephone with different headset solutions. This is especially useful, if you spend most of your daily working time answering and conducting telephone calls. You will find an overview of the related equipment in the FNC intranet.

Voice Mailbox Standard:

The free voice mailbox is a virtual answering machine which enables you to never miss another call. You can listen to your voice mailbox from your telephone at any time.

Voice to Mail:

With the option “Voice-to-Mail”, your voice mailbox is extended. With this extension, all recorded calls are sent to you as an audio file from your voice mailbox via email.

You will find the instruction manuals in the intranet under:

Infos & News / Technical Directions and Info / Phone Devices Quick Guides

How can I obtain this service?

Digital Office Telephone (I000075):	€ 21.50 month per device
Invoicing per unit (I000080):	€ 0,013 per unit

You wil find the IT request in the FNC-Intranet under:

IT requests / Phone Service Request

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Voice Mailbox Standard (Voice Mailbox)	(included in the digital telephone connection)

You can order the voice mailbox through the service desk via email (informal text). Contact: hotline-pc@fresenius-netcare.com

Voice to Mail (I000033):	€ 4 per device / month
€ 52.50 one time fee per device

1.              An existing Lotus Notes account and an existing telephone number are required

2.              Ordering a new Lotus Notes fax account in the intranet
(IT-requests - Network & Notes HG - request type: New Lotus Notes Fax Account)

3.              After ordering you will receive an email with all necessary information and brief instructions.
For further information and/or questions, please contact the central service desk.

You can order the voice mailbox through the service desk via email (informal text).

Note: In your order, please provide the telephone number for which you require the installation.

Contact: hotline-pc@fresenius-netcare.com

Where can I get help?

If you have questions or problems, please contact our service desk from Monday through Friday (except public holidays) from 06:00 to 18:00 CET at the following telephone number: +49 6172 608 – 1111.

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Mobile Phones and Data Connections Models and information concerning mobile phones, smartphones and mobile telephoning with Fresenius

Contact Person:

Jürgen Schulz

Which service suits me best?

Together, FNC and D2 Vodafone offer mobile phones (handys), smartphones (BlackBerrys) and data connections for mobile internet. When signing a new contract or after a contract duration of two years, you can acquire a subsidized end device.

For the models from the Fresenius standard portfolio, FNC ensures full integration into the Fresenius infrastructure (e. g. email programs) and extensive support. When purchasing an end device that is not part of the Fresenius portfolio, increased support expenditures become necessary, which will be invoiced separately.

The information mentioned here are refer to the Rhein-Main region. Other locations may have diverging regulations.

To choose the service best suited for you, please download the current prices from the FNC intranet: (Services & Produkte - Mobilfunk - Standard mobile phones)

Further information to specific tariffs and options can be found in the telephone guidelines:
(Services & Produkte - Mobilfunk - Standard mobile phones)

If you require a mobile phone handsfree set for your car, please contact the following contact person with regards to availability:

Mister Joerg Buckisch (Joerg.buckisch@fmc-ag.de or under the direct dial +49 6172 8383).

How can I obtain this service?

Mobile Phones and Data Connections:

Please fill out a purchase requisition and send it to:

Telecommunicationfnc@fresenius-netcare.com

Mobile E-Mail (BlackBerrys):

For ordering a BlackBerry, you merely need the form that can be found by following this link: http://fnc.intra.fresenius.de/cps/rde/xfw/fnc-intranet/Order_Form_BB(1).XLS

Simply fill out the form, have it signed by your superior and fax it to:

+49 6172 608 - 7513.

Employees of Fresenius SE and Fresenius Medical Care, please use the following approval workflow:

(Approval form) notes://FRE-DE-RM-A07/apps/fmc/bbwf.nsf

By following this link, you can take a look at the current BlackBerry models:

http://fnc.intra.fresenius.de/cps/rde/xfw/fnc-intranet/Fresenius-Standard.pdf

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Where can I get help?

Technical disturbances and defektive end devices:

Central service desk in Bad Homburg

Monday through Friday (except public holidays) from 06:00 – 18:00 CET

T: +49 6172 608 – 1111

E: hotline-pc@fresenius-netcare.com

Advanced questions:

Vodafone-Business-Team-Hotline

Monday through Friday from 06:00 – 24:00 CET

toll-free when calling from German Vodafone network as well as from German landline.

T: +49 172 1234 oder +49 800 1721234

If you have questions concerning:

•                  Tariffs

•                  Bills and frame conditions

•                  Renewal of contracts

•                  Eligibility for subsidies

•                  Loss of card

•                  Rental devices

please contact:

Juergen Schulz

Telecommunications

T: +49 6172 608 - 7543

F: +49 6172 608 39 -7543

E: telecommunicationfnc@fresenius-netcare.com

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Home office Staff members in their home office have access to internal Fresenius IT resources

Contact Person:

Gerhard Rettenbacher

Which service suits me best?

FNC equips your home work station with a secure and reliable connection to your Fresenius resources. In addition, we set up a telephone connection for you. Please select the appropriate service from our range of services below:

Home Office: Telephone ISDN Connection

For a home workstation, an ISDN connection is requested. The features of the connection correspond to the most reasonable base line available at the time of installation. If the installation of a digital connection is not possible due to time constraints, structural or similar reasons, an analog connection, if applicable, will be installed for the time being.

Landline hardware for a home office

Siemens Gigaset SX795 ISDN

Price: approx € 103

• Integrated answering machine with 30-minutes of recording time

• Completely compatible with ISDN

• Integrated Bluetooth® wireless technology

• Caller display with picture (Picture CLIP)

Home Office: Internet Connection

FNC offers you two different services to establish a connection from your home office to internal Fresenius IT resources. Please select the appropriate option:

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The variations and their performance characteristics.

	Basic	Comfort
	(I000202)	(I000213)

Incident resolution on router or DSL line via remote connection	optional	yes

Replacing defective end devices (router)	optional	yes

Wi-Fi	optional	yes

Feasible statistics about utilization / performance	no	yes

Performing necessary hardware/software maintenance for router (proactive)	no	yes

Alternative connection (second ISDN line) to Fresenius re-sources possible (separate compensation)	no	yes

Charge per month	€ 67	€ 90

One-time setup fee per user	€ 700	€ 400

VPN Connect Full Access	yes	yes

Basic

The service includes the hardware required to access internal Fresenius IT resources. Any maintenance and support services are invoiced according to time and effort. Hardware that enables wireless (Wi-Fi) internet access is available, subject to an additional charge.

Comfort

With “Home Office Comfort” you obtain the carefree package for your workstation at home. FNC provides all necessary maintenance for your internet and Fresenius access. Should the connection be down, FNC makes certain that the components are repaired or replaced as quickly as possible.

17

For information concerning DSL availability at your home workstation, and for questions about new or existing contracts, please contact:

Telecommunications

Jürgen Schulz

T: +49 6172 608 - 7543

F: +49 6172 608 39 - 7543

E: telecommunicationfnc@fresenius-netcare.com

Service Desk in Bad Homburg

T: +49 6172 608 - 1111

E: fgn@fresenius-netcare.com

If you are ecountering technical difficulties with your existing home office connection, please contact our service desk.

How can I obtain this service?

Please request the home office connections via BANF to Mr. Schulz.

Where can I get help?

If you have questions or problems, please contact our service desk from Monday through Friday (except public holidays) from 06:00 to18:00 CET at the following telephone number: +49 6172 608 – 1111.

18

FAX Connection Service

Sending and receiving faxes by fax machine, multi-function device or via the Lotus Notes email mailbox

Contact Person:

Gerhard Rettenbacher

Which service suits me best?

With this service you can send and receive faxes with your own fax machine at your workstation or via a multi-function device with a fax function. Alternatively, you can receive and send faxes directly via your Lotus Notes mailbox. Please select the appropriate option:

•                  Fax machines: You receive a lot of faxes and need your own fax machine at your workstation or in your department.

•                  Multi-function devices: You need or already have a multi-function device in your department for faxing, copying and printing.

•                  E-Fax: You compose faxes on your own computer and you want to send and receive them directly via Lotus Notes.

How can I obtain this service?

Fax Machines / Faxing via Multi-function Devices (I000075)	€ 21.50 per device / month

1.              Selecting the fax machine or multi-function device in the FNC intranet. FNC Procurement will gladly assist you with your selection (telephone: +49 6172 608 7512). You will find an overview of the currently available hardware in the FNC intranet under the following link:(Service & Products - Workstation - User Equipment - Fax) (Service & Products - Workstation - User Equipment - Multi-function Devices)

2.              Ordering a fax connection in the FNC intranet. If you need assistance with completing the form, please contact the central service desk at: +49 6172 608 – 1111.
(IT Requests - Requesting Telephone Service)

3.              After delivery of the fax machines, please request their setup and configuration with the service desk at: +49 6172 608 – 1111.

The setup and installation of multi-function devices is provided by the supplier.

E-Fax (I000033)	€ 4 per device / month

1.              An existing Lotus Notes account and an existing telephone number are required

2.              Ordering a new Lotus Notes fax account in the intranet (IT Requests - Network Access HG - Request Type: New Lotus Notes Fax Account)

3.              After ordering you will receive an email with all necessary information and brief instructions. For further information and/or questions, please contact the central service desk at: +49 6172 608 - 1111.

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Secure Data Connections to Fresenius Secure worldwide access to Fresenius information, applications and data networks

Contact Person:

Gerhard Rettenbacher

Which service suits me best?

With the FNC services “Secure Data Connections to Fresenius” you can access the Fresenius network via the internet. Please select the appropriate service, depending on your specific requirements:

VPN-Connect Basic Applications	For Fresenius staff members who only want to use the Fresenius core applications (email, SAP and intranet) while on the go. The access method is tied to a selected computer.

VPN Connect Full Access	For Fresenius staff members who want to use all Fresenius applications with their Fresenius standard computer, as usual, while on the go. The access method is tied to a selected computer.

VPN WEB Access

For Fresenius staff members or external staff and/or business partners who want to use Fresenius email, SAP or intranet contents while on the go. The connection to the Fresenius network can be established from any internet-capable computer. The token - an external password generator — ensures maximum security when logging in.

20

	VPN Connect	VPN Connect	VPN-WEB
Service name	Basic Applications	Full Access	Access
Order number	(I000228)	(I000171)	(I000227)

Support by FNC service desk	included	included	included

Suitable for the following computers	Run on a Fresenius computer	Tied to a Fresenius computer	Computer independent

Suitable for external staff / external suppliers	no	no	yes

Access to the following Fresenius applications	Core applications	All applications	Core applications

One-time configuration on computer necessary	no	yes	no

Requirements

Internet connection required	yes	yes	yes

Service features

Guaranteed service times: Monday through Friday (except public holidays) 06:00-18:00 CET	yes	yes	yes

Prices

VPN service incl. 5 GB data transmission	€ 14 per month	€ 23.75 per month	€ 21 per month

One-time setup fee	€ 105	€ 105	€ 105

Additional GB transmission	€ 31.50 per GB	€ 31.50 per GB	€ 31.50 per GB

On-site support by FNC technician	€ 84 per hour	€ 84 per hour	€ 84 per hour

How can I obtain this service?

VPN-Connect Basic Applications (I000228)

1.              Please request the service via the FNC intranet (IT requests - combined VPN-request)

2.              You will receive an email with further instructions on installing your Fresenius connection

VPN-Connect Full Access (I000171)

1.              Please request the service via the FNC intranet

2.              You will receive an email with further instructions on installing your Fresenius connection

VPN-WEB Access (I000227)

1.              Please request the service via the FNC intranet (IT requests - combined VPN-request)

2.              You will receive an email with further instructions on installing your Fresenius connection

3.              Your personal password generator will be sent to you by postal mail

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Conferencing Services Video and telephone conferencing services for conference rooms / workplace

Contact Person:

Andreas Schaubert

Which service suits me best?

The “FNC Conference Services” connect you and your business partners worldwide via video or telephone conference. FNC offers you telephone conferences with up to 60 participants. Additionally, FNC cooperates with external service providers in order to organize mass-conferences. You have the option of having your conference channel monitored by a professional administrator. Please choose the most suitable conference service from the following chart:

Service Component	Description

Telephone Conferencing	You receive a central telephone number and necessary access codes for your telephone conference with up to 60 participants

Videoconferencing at the workplace*	This service grants you the option of initiating or participating in video conferences from your workplace.

Videoconferencing from conference room	Equip your conference rooms with videoconferencing systems and perform worldwide video conferences with your locations and business partners.

Functions	Telephone Conference (I000262)	Videoconferencing at the workplace (I000261)	Videoconferencing from conference room (I000262)

Dial-Up Options	Mobile Phone / Conference Phone	Workplace Computer / Laptop with connection to the Fresenius Network*	Conference rooms with videoconferencing systems

Max. Participants	60

Connection Informationn	Email	Email and address list	Email and conference room list

Monitoring of the connection by an operator		Optional € 1.00 per minute	Optional € 1.00 per minute

Price	€ 0.06 per minute per user	€ 19.70 per month plus € 100.00 one time installation fee	€ 19.70 per month zzgl. 100,00 € one time installation fee

* Requirement for the use of the desktop video conferencing component is - if not integrated in the device - a headset and a video camera.

22

How can I obtain this service?

Telephone and video conferencing:

Please write an informal email to the contact person of the specialized department with reference to the required component. Afterwards, you will receive the installation as well as all additionally necessary information.

If you need audio and/ or video conferencing regularly, you will receive access to a Lotus Notes databank, with which you can book the required service directly.

Contact person for telephone and videoconferencing:

Erkan.Taskor@fresenius-netcare.com

Joerg.Hagemeyer@fresenius-netcare.com

Where can I get help?

If you have questions or problems, please contact our service desk from Monday through Friday (except public holidays) from 06:00 to 18:00 CET at the following telephone number: +49 6172 608 – 1111.

23

Service Desk & Support Worldwide support for dependable IT services

Contact Person:

Branimir Madzarevic

How is the FNC support organized?

FNC offers a decentralized support concept that considers local conditions and specific requirements. At most greater Fresenius locations, FNC offers its own support crew in order to provide the best possible help to local users.

We provide you information on planned maintenance and present disturbances of the IT systems. These can be found at “Maintenance & Disturbances” on the FNC intranet.

If you would like to actively be informed on disturbances, then please register with the Customer Alert Tool. This service includes the sending of disturbance and status notices via email and/or IM.

Which service desk should I contact?

Central Service Desk Bad Homburg (Central Service HG)

The central service desk provides aid and consultation for all your question and problems concerning FNC services such as standard applications, standard services, standard hardware, user administration, contact data and — as far as possible — nonstandard applications. If you are looking for a local FNC contact person of a contact person for specific applications, the central service desk is also your single point of contact. If you have questions about SAP, please consult with the SAP service desk (see paragraph SAP Support Service).

Service Desk	Contact Information	Service Times

Central Service Desk Bad Homburg	+49 6172 608 - 1111 hotline-pc@fresenius-netcare.com	Mo.-Fr. 06:00 - 18:00 GMT +1

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Decentralized Service Desks

The decentralized service desks serve either a single or multiple locations of a state or region. They are specialized on the service offers that are mostly used at the location. If your location offers a local service desk then that is your first contact point for your questions and problems concerning FNC services. If you have questions about SAP, please consult with the SAP service desk (see paragraph SAP Support Service).

Service Desk	Contact Information	Service Times

IT Service Oberursel / B14	+49 (6172) 608 – 4444 B14-FNC@fresenius-netcare.com	Mo.-Fr. 09.00 - 17:00 GMT +1

IT Service Desk St. Wendel	+49 (6851) 807 – 555 de-wn.it-support@fresenius-netcare.com	Mo.-Fr. 08:00 - 17:00 GMT +1

Service Desk UK & Ireland	+44 (1928) 533 – 700 IT.Helpdesk-UK@fresenius-netcare.com	Mo.-Fr. 08.30 - 17.30 GMT

IT Service Desk Emmer-Compascuum	+31 (591) 355 – 874 (Intern: 666) IT-Helpdesk.FHCN@fresenius-netcare.com	Mo.- Fr. 08:00 - 17:00 GMT +1

APP Service and Support Center	+1 (888) 254 – 3954 SSC@fresenius-kabi.com	Mo.-Fr. 5.30 - 20.00 GMT -6

IT Support Center China	+86 510 85960190	Mo.-Fr. 08.00 - 17:00 GMT +8

SAP Support Service

Fresenius’ business operations are primarily supported by SAP. In order to give you the best possible support with questions revolving around SAP, FNC runs an extensive SAP support organization.

Please select your local SAP service desk:

Service Desk	Contact Information	Service Times

SAP Service Desk Bad Homburg	+49 6172 608 - 7577 hotline-sap@fresenius-netcare.com	Mo.-Fr. 08.00 - 18:00 GMT +1

SAP Support St. Wendel	+49 6851 807 - 666 de-wn.sap@fresenius-netcare.com	Mo.-Fr. 08.00 - 17:00 GMT +1

SAP Support Austria	+43 316 249 - 1111 | +43 732 7651 - 1111 austria.sap-hotline@fresenius-kabi.com	Mo.-Th. 08:00 - 17:00 und Fr. 08:00 - 14.00 GMT +1

Sam.ware Support	+49 6851 807 - 123 de-wn.samware@fresenius-netcare.com	Mo.-Fr. 08:00 - 17:00 GMT +1

SAP Service Desk Netcare France	+ 33 1 41 14 26 00 (Paris) | + 33 474 01 60 00 (Lyon) fnc-hotline.france@fresenius-netcare.com	Mo.-Fr. 9:00 - 18.00 GMT +1

SAP Support Munich	+49 8165 901 560 helmut.spindler@fresenius-netcare.com	Mo.- Fr. 09:00 - 16:00 GMT +1

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Service Desk	Kontaktdaten	Bürozeiten

SAP Support Uppsala / Sweden	+46 18644550	Mo.- Fr. 08:30 - 17:00 GMT +1

SAP Support Emmer-Compascuum	+31 591 355 768 SAP-Hotline.FHCN@fresenius-netcare.com	Mo.- Fr. 08:00 - 17:00 GMT +1

SAP Support Belgium & Netherlands	+49 6851 807 666 de-wn.sap@fresenius-netcare.com	Mo.- Fr. 08:00 - 17:00 GMT +1

SAP Support Switzerland	+49 6851 807 666 de-wn.sap@fresenius-netcare.com	Mo.- Fr. 08:00 - 17:00 GMT +1

SAP Support Russia	+7 495 789 - 64 # 54	Mo.- Fr. 09:30 - 17:30 GMT +2

SAP Service Italy	+39 0373 275 420 fnc-hotline.italy@fresenius-netcare.com	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT +1

SAP Service Turkey	+39 0373 275 420 fnc-hotline.italy@fresenius-netcare.com	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT +1

SAP Service Greece	+39 0373 275 420 fnc-hotline.italy@fresenius-netcare.com	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT +1

SAP Service Switzerland	+39 0373 275 420 fnc-hotline.italy@fresenius-netcare.com	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT +1

SAP Service Spain	+34 932 256 583 fnc-hotline.italy@fresenius-netcare.com	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT +1

SAP Service Portugal	+35 1232 831 253	Mo.-Fr. 9:00 - 13:00 und 14:00 - 18:00 GMT

SAP Service Chile & Argentina	+54 11 4130 1143	Mo.-Fr. 09:00 - 18:00 GMT-4

SAP Service Mexico & Colombia	+52 333 540 4312	Mo.-Fr. 09:00 - 18:00 GMT-6

SAP Service Brazil	+55 19 3847 9742	Mo.-Fr. 09:00 - 18:00 GMT-4

SAP Service Desk China	+86 105 909 6937	Mo.-Fr. 09:00 - 18:00 GMT +8

SAP Service Desk Hong Kong	+85 221 521 318	Mo.-Fr. 09:00 - 18:00 GMT +8

SAP Service Desk Taiwan	+886 227 398 800 # 151	Mo.-Fr. 09:00 - 18:00 GMT +8

SAP Service Desk Japan & Korea	+82 10 2688 3457	Mo.-Fr. 09:00 - 18:00 GMT +9

SAP Service Desk Australia	+61 2 9391 5553	Mo.-Fr. 09:00 - 18:00 GMT +10

SAP Service Desk Thailand	+66 2651 8245 | +66 81753 5192	Mo.-Fr. 09:00 - 18:00 GMT +7

SAP Service Desk India	+91 1244 885 286	Mo.-Fr. 09:00 - 18:00 GMT +5.5

Healthcare Service Desk	+49 6172 608 - 5199	Mo.-Fr. 09:00 - 16:00 GMT +1

HCM Service Desk	+49 6172 608 - 7699	Mo.-Do. 09:00 - 17:00 und Fr. 09:00 - 16:00 GMT +1

SEM Service	+49 6172 608 - 4000	According to service agreement

26

Emergency Support	from € 480.00

The emergency support is available for the main Fresenius systems. With the emergency support, the support times outside the regular service times are provided. Attention please! The service shall only be used for major IT problems that fundamentally affect smooth business processes.

When using the emergency support, the following charges apply:

•             Each case / incident is invoiced at € 480 (up to two hours).

•             If the efforts on the case exceed two hours, each additional hour commenced is invoiced at € 240.

•             All other services that are not described in the service component “FNC Emergency Support” are invoiced according to time and effort.

Service Desk	Kontaktdaten	Bürozeiten

Emergency Support	+49 6172 608 - 7877	Mo.-Fr. 18:00 - 08:00 GMT +1 Sa, Su, bank holidays 0:00 - 24:00

Emergency Support St. Wendel	+49 6851 807 - 100	Mo.-Su. 04:00 - 08:00 GMT +1 Sa, Su, bank holidays 08:00 - 12:00 GMT +1

Which on-site support services does FNC provide for my IT equipment?

IMAC - Services and On Site Support	€ 84.00

With the IMAC services (IMAC = Install, Move, Add, Change), the FNC technicians provide setup, disassembly, moving services and interference elimination as well as any changes to your IT equipment. The service is available for locations in the Rhine-Main area. On-site services are invoiced according to time and effort or at a flat rate.

Services	Description	Price per hour (target prices)*

On-site Support (I000205)	Interference elimination and changing of IT equipment (e.g. adding memory)	€84

First Installation Service (1000203)	Configuring, delivering and installing new IT equipment	€84

IT Equipment Moving Service (1000204)	Moving IT equipment (order through Central Services)	€84

Computer Pick-up-Service (1000211)	Disposing of used devices and returning to lessor, as well as backing up your data	€84

* The services are always invoiced according to time and effort. The target prices are based on empirical values of average time and effort.

27

How is the FNC incident priority assigned?

After receipt of an Incident, the processing front line staff shall prioritize the ticket. All received tickets shall be processed according to the priority of the ticket. The following priorities shall apply (for the avoidance of doubt, the requirements in each priority hereunder shall be cumulative only if explicitly indicated by the use of the word “and”):

Priority 1: Critical

A service in its entirety or an important part of a service is not available and processes important or critical to FME’s businesses cannot be used or are materially affected by a problem. Service levels are violated or such violation is very probable. The Incident may seriously affect FME’s business relationships. A material number of FME’s staff cannot perform their assigned duties or are materially affected in performing their permanent du- ties. FME has no immediate alternative in order to perform the affected business process.

Priority 2: High

A material function of an Application is not available and no workaround is available for an immediate solution. Frequently used business processes are affected by the Incident and a violation of service levels is probable. It is likely that the Incident may affect FME’s business relationships. Numerous FME staff may be frequently affected in performing their temporarily assigned duties or a single staff cannot perform his/her permanently assigned duties. This priority is applicable, e.g., if order registration and commissioning is affected. For the avoidance of doubt, events more critical than the ones defined under Priority 2 shall be exclusively governed by Priority 1.

Priority 3: Medium

An Application is not complying with specifications and/or a workaround for a Priority 1 or Priority 2 Incident is available. The effect on business process is of non-material nature. Violations of Service Levels are of non-material nature or not likely. Effects on FME’s business relationships are non-material. FME staff is affected in performing their duties only occasionally or they may perform other duties during Incident solution. Priority 3 shall apply if procurement orders, booking of cost accounts except for the purpose of month end closing and invoicing review is affected.

Priority 4: Low

An Incident not or minimally affecting business processes. There is no direct effect on FME’s clients. The Inci- dent may cause an inconvenience to single employees. E.g., Incidents may affect reporting, headlines are not formatted, sums and selections are not correct.

28

Terminal Server (Citrix)

Virtual hardware independent from working environment

Contact Person: Lothar Gützkow

Which service suits me best?

Your application program is available to you on a central server. This allows a safe and fast working environment, since data management and processing power of the active program are run on the central server as well. Software installations and updates of current programs are run centrally, making them available to all users within a very short timeframe.

How can I obtain this service?

Provision of basic applications (currently Office 2003 / 2010, Kipdips, Applix, SPAGUI (recent version)):

Note: License fees are not included!

Rhine-Main-Area: (I000252)	€ 19.50 per device / month

Please fill out the BANF, in which you specify the number of your order item and send to:

lothar.guetzkow@fresenius-netcare.com

Other locations: (I000252)	€ 19.50 per device / month

Please write an informal email, in which you specify the service “Terminal Server” to:

lothar.guetzkow@fresenius-netcare.com

By request, we will also provide you with other applications via Citrix. The work required for this is invoiced according to time and effort.

Where can I get help?

If you have questions or problems, please contact our service desk from Monday through Friday (except public holidays) from 06:00 to 18:00 CET at the following telephone number: +49 6172 608 1111.

29

Component catalog

End User Services

Network and Telecommunication Services

Hosting

Basic IT Operation Package

Operating hardware and software in the Fresenius systems landscape

Contact Person: Lothar Gützkow | Availability: Rhine-Main-Area	Material No.: I000045

SERVICE COMPONENT DESCRIPTION

The software and/or hardware used in the Fresenius IT landscape has to be integrated into the Fresenius systems landscape after the purchase. Therefore, it is necessary to install software for the distribution and to configure the hardware and the software products in such a way that they can be used in the Fresenius network. All of those individual and in part very complex tasks, as well as the operation, are combined in this service component.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Montag bis Freitag (außer an Feiertagen) 06:00-18:00Uhr

Maintenance window in hours per week:	10 (Saturdays 16:00 – 20:00 CET Sundays 08:00 – 14:00 CET or by arrangement)

Availability in % per month:	98*

* Based on a three month average

FUNCTIONALITIES

•                       File, backup, restore for backend systems (DC-relevant systems)

•                       Data server standard is 100 MB

•                       Network access to Fresenius Global Network

•                       Network printing (print server)

•                       Client security (firewall, antivirus, malware, intrusion detection)

•                       Software distribution via push and pull

•                       Central firewall

DEPLOYMENT

•                       Installation, configuration and integration of:

•  Backend hardware and software

•  Frontend software for standard applications

•                       Installation of releases, patches, updates, for standard applications

PROVISIONS BY FNC

•                       Infrastructure provided by FNC Data Center in Bad Homburg/Germany

•                       LAN connection (connected to the Fresenius Global Network)

•                       Storage space on file server

•                       Domain controller

•                       Print service

•                       Client protection (e.g. antivirus firewall,…)

•                       Software depot service

•                       System-related software (e.g. network client, PDF viewer, backend infrastructure licenses, browser, MS CAL, archive tool (zip)…)

•                       User and directory services

•                       Network services (DHCP, WINS, DNS, ...)

Basic IT Operation Package

Operating hardware and software in the Fresenius systems landscape

OPERATIONS

•                       Concept design of standard system configurations

•                       Maintenance of software standards

•                       Maintenance and further development of technology

•                       Implementation of current security standards

•                       Infrastructure operation and maintenance

•                       Domains management

•                       Policies for client configuration per Group Policies (GPOs)

•                       Availability monitoring for file and print services

•                       Availability reporting for file and print services

•                       Maintenance of standard applications (deployment, patches, updates); distribution is carried out via software depot

•                       Hardware maintenance for backend systems

•                       Software Deployment for standard applications

INCIDENT MANAGEMENT & SUPPORT

•                       2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                       Connecting and configuring local printers

•                       Connecting peripheral devices

•                       Client / user configuration

•                       Additional storage space for file server

USER / CUSTOMER PARTICIPATION

•                       Maintaining master data

•                       Reporting changes within your organisation (e.g. the company changes) to service desk

OUT OF SCOPE

•                       Laptop client / desktop client (hardware & software)

•                       Printers, peripherals and other hardware

•                       Operating system software for clients

•                       Internet access

•                       Messaging and email services

•                       Terminal server services

•                       Remote access services (RAS, VPN)

•                       User training sessions and consultations

•                       Installation, configuration and integration of frontend hardware

•                       Upgrading/rebuilding of:

•                       Desktop hardware, peripherals, components

•                       Backend hardware, peripherals, components

•                       Installation and de-installation of software

•                       IT workstation moves

•                       Removal and disposal of hardware, if applicable

•                       Extraction of software from the system environment

Client Backup

Data backup of workstation computers used by the Fresenius staff

Contact Person: Lothar Gützkow | Availability: worldwide	Material No.: I000222

SERVICE COMPONENT DESCRIPTION

The volume of important data increases continuously on the hard disks of mobile computers. That is why regular backups are so essential. If, for example, a local hard disk becomes defective or is stolen, the data is usually irretrievably lost. The service component “Client Backup” by FNC addresses this risk and provides you with the complete solution for protecting the data on mobile clients.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	24 At the weekend with advance notice

Availability in % per month:	98*

Max. recovery period for selected backup sets in days:	30

Versions of data backup:	10

* Based on a three month average

FUNCTIONALITIES

•                       Automatic data backups on central backup server
(Rechenzentrum Bad Homburg)

PROVISIONS BY FNC

•                       Backup software

OPERATIONS

•                       Define client backup concept (recommendation for client backup)

•                       Carry out necessary systems maintenance

•                       Performing backup and restore for:

•             user data

•             systems data (the user can configure this with the software)

•                       Test restore concept at regular intervals

•                       Availability monitoring

•                       Create / adjust user documentation

DEPLOYMENT

•                       Client software via software depot

•                       Release installation software via software depot (if available)

•                       Installation of patches, updates for software, deployment via client backup server

•                       Capacity, utilisation and performance monitoring

INCIDENT MANAGEMENT & SUPPORT

•                       2nd and 3rd Level Support

USER / CUSTOMER PARTICIPATION

•                       Installing software via software depot

•                       Observing user documentation (backup concept)

•                       Restore has to be triggered by the customer

Hard Drive Protection

Reliable hard drive data protection for Fresenius computers

Contact Person: Lothar Gützkow | Availability: worldwide	Material No.: I000269

SERVICE COMPONENT DESCRIPTION

Continuously increasing user mobility in the form of laptops, CDs, DVDs, USB sticks or external hard disks entails high risks. Especially the loss of such devices or media — for instance through theft — poses a high risk. In this way company secrets or patient data can quickly fall into the wrong hands and lead to serious problems. By using this service component “Harddisk Protection”, the risk is minimized to a great extent due to data encryption.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	4 Saturdays 16:00 – 20:00 CET, after announcement

FUNCTIONALITIES

•                       Identifying the user via domain user

•                       Client file encryption

•                       Encryption of USB removable storage media

•                       Encryption of CD and DVD

PROVISIONS BY FNC

•                       Encryption software

•                       Patches, client updates, releases

•                       Deployment of key recovery technology

DEPLOYMENT

•                       Installation via software distribution (if available) or via email dispatch

OPERATIONS

•                       Defining standard encryption policy

•                       Capacity and performance planning for the infrastructure

•                       Central key management

•                       Policy management

INCIDENT MANAGEMENT & SUPPORT

•                       2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                       Recovery installations, e.g. in case of hardware damage or hardware exchange

USER / CUSTOMER PARTICIPATION

•                       Installation of software via software depot (if possible) with declaration concerning the assumption of costs

•                       Request for new user via email to 2nd Level, if Empirum is not available

First Installation Service

Setup and Configuration of a new computer for your workstation

Contact Person: Christian Scheerer | Availability: Rhine-Main Area	Material No.: I000203

SERVICE COMPONENT DESCRIPTION

With the service component “First Installation Service “ FNC configures your new computer for the Fresenius IT environment. In addition to the configuration, a service technician sets up your new computer — by request at your workstation - and carries out a first functional check.

QUALITY PARAMETERS

Request handling:	Monday through Friday (except public holidays) 08:00 - 16:30 CET

Installation of a new workstation:	One week after the hardware and the completed configuration sheet are available

OPERATIONS

•                       IMAC preparation, scheduling and coordination

•                       Image installation on Clients (Fresenius standard)

•                       Setting up the hardware at the workstation, by request in compliance with the German Ordinance on Working with Screens, incl. functional check and acceptance

•                       Installation, configuration and integration of hardware and software

•                       Systems inventory and personalization

•                       Initial instructions for users

•                       Network connection setup

•                       User instructions

•                       Functional check and acceptance

•                       Documentation of the procedure

•                       Data migration < 1 GB

INCIDENT MANAGEMENT & SUPPORT

•                       2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                       Data migration > 1 GB

•                       Software/hardware installation beyond the standard

•                       Short instructions for additional persons

USER / CUSTOMER PARTICIPATION

•                       Scheduling a date and place for installation

•                       Opening a ticket at service desk

•                       If necessary, completing IT request / orders

•                       Necessary requirements (requests / orders etc.) have to be fulfilled

OUT OF SCOPE

•                       Travelling to on-site assignments (expenses)

•                       Consumables

IT Equipment Moving Service

Moving IT workstations and IT systems

Contact Person: Christian Scheerer | Availability: Rhine-Main Area	Material No.: I000204

SERVICE COMPONENT DESCRIPTION

With the service component “IT Equipment Moving Service” you obtain professional preparation and execution of IT moves. The Fresenius IT equipment that needs to be moved is subject to a functional check after the move. Installation / de-installation and the removal of the equipment will be carried out by specially trained staff.

QUALITY PARAMETERS

Operating times:	Monday through Friday (except public holidays) 08:00 - 16:30 CET

Moving and dismantling of system:	Within a week*

*For single moving

OPERATIONS

•                       Preparation, scheduling and coordinating of IT moves

•                       On-site setup / removal of devices

•                       Installation of system incl. functional check and acceptance

•                       Patching LAN connection

•                       Logical move (assigning printer, IP area etc.)

•                       Setup of telephone connection to the Fresenius telephone server

•                       Selection and coordination of local IT suppliers for infrastructure, if required

INCIDENT MANAGEMENT & SUPPORT

•                       2nd Level Support

USER / CUSTOMER PARTICIPATION

•                       Scheduling a date and time for the IT move

•                       Opening a ticket at service desk

•                       If necessary, completing IT request / orders

OUT OF SCOPE

•                       Travelling to on-site assignments (expenses)

•                       Consumables

•                       Transport between the sites

•                       Mass move ( > 3)

•                       Packing, preparing for the transport (carried out by an external service provider)

On-site Support

On-site IT support for hardware and software by FNC technicians

Contact Person: Christian Scheerer | Availability: Rhine-Main Area	Material No.: I000205

SERVICE COMPONENT DESCRIPTION

With the service component “On-site Support” you obtain the FNC on-site IT support. The FNC staff member comes directly to your workstation for support and for the resolution of IT incidents, for upgrading your hardware (e.g. increasing the main memory or software installation, software update), for replacing a defective device/component or exchanging it for a higher-performance model/ component. Administrative incident resolution (e.g. password reset) is provided via remote support. The service component is invoiced according to time and effort.

QUALITY PARAMETERS

Guaranteed service times:	Monday through Friday (except public holidays) 08:00 - 16:30 CET

OPERATIONS

•                       IMACs preparation, scheduling and coordination

•                       1st and 2nd Level Support

•                       Software and hardware installation, incl. functional check and acceptance

•                       Systems inventory and personalization

•                       User instructions in case of new hardware

•                       Coordinating the replacement of defective end devices by supplier (only within the supplier´s warranty)

•                       Hardware refurbishment (refurbishing and checking the hardware), return to customer, if applicable

•                       On-site incident isolation / resolution and repair

•                       Remote interference elimination

•                       Feedback to 1st Level Support

•                       Escalation to 3rd Level Support

•                       Scheduling the Installation, Move, Add and Change measures (IMAC)

•                       Virus removal, removal of spy- and malware

•                       Data backup and restore

•                       Setting up the hardware, by request in compliance with the German Ordinance on Screens

•                       Hardware upgrading / rebuilding and adjusting

•                       Remote “Incident Resolution” Technical

•                       support during conferences Forwarding

•                       repair requests to manufacturer (within the manufacturer´s warranty)

USER / CUSTOMER PARTICIPATION

•                       Scheduling a date and time for on-site support

•                       Opening a ticket at service desk

•                       If necessary, completing IT request and/or orders

•                       Necessary requirements (requests / orders etc.) have to be fulfilled

OUT OF SCOPE

•                       User training sessions and consultations

•                       Group training sessions

•                       Travelling to the place of the assignment (expenses)

•                       Consumables

Computer Pick-up Service

De-installation of your Fresenius hardware or software

Contact Person: Christian Scheerer | Availability: Rhine-Main Area	Material No.: I000211

SERVICE COMPONENT DESCRIPTION

The service component “Computer Pick-up Service” contains the disassembling of a device / component and/or de-installation of the software. Prior to the proper return to the lessor, existing data shall be backed up — depending on the component — and deleted on the device that needs to be returned.

QUALITY PARAMETERS

Request handling	Monday through Friday (except public holidays) 08:00-16:30 CET

OPERATIONS

•                       Preparation, scheduling and coordination

•                       Pickup of device

•                       Software and hardware de-installation service, incl. functional check and acceptance

•                       Systems inventory and personalization

•                       Disassebly and disposal or return to hardware lessor, if applicable

•                       Deletion of hard disk in case of a hardware return

•                       Remote support for de-install

INCIDENT MANAGEMENT & SUPPORT

•                       2nd Level Support

USER / CUSTOMER PARTICIPATION

•                       Scheduling a date and place for de-installation

•                       Opening a ticket at service desk

•                       If necessary, completing IT request / orders

•                       Necessary requirements (requests / orders etc.) have to be fulfilled

OUT OF SCOPE

•                       Travelling to on-site assignments

Central Service Desk Bad Homburg

The central service desk is the main point of contact for all service requests within our organizational structure

Contact Person: Marc Kreischer | Availability: Bad Homburg

SERVICE COMPONENT DESCRIPTION

The Central Service Desk is your first point of contact whenever you have problems revolving around your computer workstation. In addition to the central service desk in Bad Homburg/Germany, there are local service desks that cover the respective specific local requirements. You will find the latest service desks` contact details in the FNC intranet under “Service Desk / Hotline”.

What we offer our customers:

•                       Personal contact, no voice computer

•                       No re-directing or long, cost-intensive waiting loops — on average, 80% of the calls are answered within 30 seconds (see also “Service Reporting”)

•                       Friendly, quick and reliable assistance

•                       Trained service desk staff for the particular IT environments

•                       A high direct incident resolution rate at the service desk (“Skilled Service Desk”)

•                       Defining workarounds

•                       Monitoring the service levels within the scope of ITIL-based incident management

Processing time

Service times (active call answering):	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Accepting calls:	75% of all incoming calls*

Response time:	75% of accepting calls in less than 30 seconds*

Initial incident first time:	80%*

* Based on a three month average

PROVISIONS BY FNC

•                       Single point of contact

•                       Ticketing system

•                       Processing of:

• Information and service requests

• Hardware / software incidents

• Password resets (automatic process)

• Non-standard application incidents (where possible)

•                       Request / contact acceptance via: telephone, email, fax

REPORTING

•                       Monthly service reports shall be provided by FNC and published in the FNC intranet

Central Service Desk Bad Homburg

The central service desk is the main point of contact for all service requests within our organizational structure

OPERATIONS

•                  Scheduling the Installation Move, Add, Change (IMAC) process

•                  Incident analysis, prioritisation, classification and documentation in the ticketing system

•                  User administration on the application level (users, groups, rights,… .) for selected software

•                  Ad-hoc assistance / incident resolution (by back office)

•                  Remote support in accordance with Fresenius policy (IMAC, subject to a charge)

•                  Escalation management

•                  Current information to customer in the event of an escalation

•                  Forwarding / escalating and tracking of tickets to 2nd Level Support

•                  Instructions, individual user training sessions up to 30 minutes for selected software

•                  Consultation on hardware, applications and training options

QUALITÄTSPARAMETER

Resolution time for priority 1:	90% in 6 hours (business hours)*

Resolution time for priority 2:	90% on the next business day*

Resolution time for priority 3	90% within 3 business days*

Resolution time for priority 4:	Status report after one week

* Based on a three month average

Processing time for creating, changing or deleting user accounts:	80% within 3 business days

USER / CUSTOMER PARTICIPATION

•                  Keeping information about the incident ready

•                  Contacting service desk in charge

•                  Using tips, FAQ and/or user manuals for possible own incident resolution

•                  Contacting service desk via defined paths

•                  Required request forms have to be completely filled in and released

OUT OF SCOPE

•                  Accepting requests / contacts via web self service

•                  On-site incident resolution
(applies also to IMAC actions which are carried out via remote connection)

Decentralized Service Desks
FNC provides the appropriate support structure for on-site services or special applications

Contact Person: Branimir Madzarevic | Availability: worldwide

SERVICE COMPONENT DESCRIPTION

FNC provides you with a decentralized support concept which takes the local conditions and/or specific requirements of our customers into account. At most of the larger Fresenius locations, FNC has its own staff in order to offer the best possible support to the local users. In addition to the central service desk in Bad Homburg/Germany, there are local service desks that cover the respective specific requirements. You will find the latest service desks´ contact details in the FNC intranet under “Service Desk / Hotline”.

Processing time

Service times (active call answering):	See local service times

Accepting calls:	75% of all incoming calls*

Response time:	75% of accepting calls in less than 30 seconds*

Initial incident first time:	80%*

*Based on a three month average

PROVISIONS BY FNC

•                  Single point of contact for local site

•                  Ticketing system

•                  Proc1essing of:

•   Information and service requests

•   Hardware / software incidents

•   Password resets (automatic process)

•   Non-standard application incidents (where possible)

•   Incidents in the Fresenius SAP systems

•   Request / contact acceptance via: telephone, e-mail, fax

REPORTING

•                  Monthly service reports shall be provided by FNC and published in the FNC intranet (depending on the local infrastructure)

OPERATIONS

•                  Scheduling the Installation Move, Add, Change (IMAC) process

•                  Incident analysis, prioritisation, classification and documentation in the ticketing system

•                  User administration on the application level (users, groups, rights,…) for selected software

•                  Ad-hoc assistance / incident resolution (by back office)

•                  Remote support in accordance with Fresenius policy (IMAC, subject to a charge)

•                  Escalation management

•                  Forwarding / escalating and tracking of tickets to 2nd Level Support

•                  Current information to customer in the event of an escalation

•                  Instructions, individual user training sessions up to 30 minutes for selected software

•                  Consultation on hardware, applications and training options

Decentralized Service Desks

FNC provides the appropriate support structure for on-site services or special applications

QUALITY PARAMETERS

Resolution time for priority 1	90% on the next business day*

Resolution time for priority 2	90% in 6 hours (business hours)*

Resolution time for priority 3	90% within 3 business days*

Resolution time for priority 4	Status report after one week

* Based on a three month average. Measurability depending on location and infrastructure.

USER / CUSTOMER PARTICIPATION

•                  Keeping information about the incident ready

•                  Contacting service desk in charge

•                  Using FAQ and/or user manuals for possible own incident resolution

•                  Contacting service desk via defined channels

•                  Required request forms have to be completely filled in and released

OUT OF SCOPE

•                  Accepting requests / contacts via web self service

•                  On-site incident resolution (applies also to IMAC actions which are carried out via remote connection)

GENERAL NOTE

•                  The performance portfolio provided herein is dependent on the particular location of the service desk. The service desk responsible for you informs you about its local range of services. In addition, the FNC intranet provides further information.

FNC Emergency Support

Support for IT systems that are critical for business outside the standard support times

Contact Person: Lothar Löser | Availability: worldwide                                              Material No.: I000283

SERVICE COMPONENT DESCRIPTION

The scope of the emergency support covers the support of IT systems that are critical for business as well as their supporting infrastructure. The emergency service enables the users to report emergencies, classified as “Priority 1”, to FNC outside its regular working hours. A list of the systems that are critical for business is stored in the FNC intranet.

A “Priority 1” incident meets the following criteria:

•       An application in its entirety is not available and processes that are critical for business are not executable or fundamentally affected by this incident.

•       Fresenius customer Service Level Reporting cannot be adhered to or is seriously jeopardized.

•       There is the risk that business relations to Fresenius´ customers will be disrupted.

•       Many staff members cannot perform their assigned tasks.

•       The customer does not have an immediate alternative in order to carry out the affected business process.

The emergency service is only available for “Priority 1” emergency cases.

Phone number: +49 (6172) 608 - 7877 For all other cases please contact the Service Desk. All services described are solely provided outside the regular working hours effective in Germany (Hessen).

QUALITY PARAMETERS

Service times:	Workdays: 18:00 - 08:00 CET, weekends and public polidays* (prior to the next business day): 00:00-24:00 CET

Information to Reporting Person (outside regular service times):	After 4 hours** at the latest

Information to Reporting Person (within regular service times):	After 2 hours** at the latest

* The workday and public holidays referred to are effective in Germany and Hessen

** Provided that the agreed communication channels (e.g Lotus Notes ) are available

PROVISIONS BY FNC

•                  Availability of supporting staff

•                  “Best effort” concerning finding solutions or provisional solutions for “Priority 1” emergency cases

•                  Request/contact acceptance via emergency phone number

OPERATIONS

•                  FNC is responsible for defining and determining the priority of an emergency

•                  Fault analysis, prioritization and classification, assignment

•                  Escalation management (if necessary)

•                  All “Prio 1” emergency cases reported by the customer shall be accepted by FNC and documented in a ticketing system

•                  Providing ad-hoc assistance or workarounds

•                  Information to Reporting Person after solving the problem and status information during the problem resolution process

FNC Emergency Support

Support for IT systems that are critical for business outside the standard support times

USER / CUSTOMER PARTICIPATION

•                  User shall report “Priority 1” emergency cases only to the responsible emergency service help desk. The emergency service help desk has to be contacted via the stipulated an communicated channel (e.g. telephone number). FNC cannot ensure proper processing of requests and problem reports if these were submitted to other FNC staff members.

•                  The customer and FNC shall collaborate in all stages of the process and shall be responsible for supporting FNC in its efforts to provide the service to the following extent:

•   appoint an appropriate number of competent staff for communication and problem resolution.

•   provide FNC with all reasonable and necessary information and documentation.

•   responsible for reaching timely internal consensus and decisions required for the performance of services under this service description.

•   In case that joint actions have been agreed upon, the customer shall be responsible for its own efforts — supported by FNC - to independently prepare, perform and analyze the actions to be contributed by the customer.

•   make applications available only to those staff members who have been appropriately trained.

•   ensure compliance with the policies, implemented for the use of the applications, on the part of the “customer´s” staff.

OUT OF SCOPE

•                  Faults that do not match “Priority 1”

•                  User administration

INFRASTRUCTURE

•                  Active Call Distribution system (ACD)

•                  Ticketing tool

REPORTING

•                  Call and ticket statistics by request

Email Plus with User Support

Reliable worldwide email communication and scheduling

Contact Person: Gianpietro Alpiani | Availability: Rhine-Main Area                                       Material No.: I000051

SERVICE COMPONENT DESCRIPTION

With the service component “Email Plus with User Support” you obtain a highly available platform - based on Lotus Notes - for your internal and external communication. In addition to sending emails and having a 300 MB mailbox, you can also do scheduling and use the chat function for quick arrangements. The mailbox is limited to 300 MB and can be enhanced, if required, for an additional charge. Attachments of up to 50 MB can be sent with each email. FNC´s top priority is the security of your data. That is why your data is backed up by the FNC Data Center at regular intervals. Furthermore, while sending and receiving messages, the entire unencrypted mail traffic is automatically checked for viruses and spam.

In addition to its communication infrastructure with Lotus Domino servers, certificate servers and directories, FNC is the worldwide administrator of the Fresenius email domains (e.g. @Fresenius.com) and the Domino Lightweight Directory Access Protocol (LDAP) directory services. Numerous extensions (see Optional Extensions) are available to supplement this service.

QUALITY PARAMETERS

Operating times:	24/7

Maintenance window:	A maintenance window is not stipulated, necessary work will be announced

Availability in % per month:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Platform: Lotus Notes (the standard is 300 MB per mailbox)

•                  Interfaces to Domino servers

•                  Maximum size of email incl. attachments 50 MB

•                  Automatic antivirus monitoring of unencrypted emails

•                  Automatic spam filtering

•                  Message encryption (Notes encryption) possible within the Fresenius network

•                  Instant messaging (chat)

•                  Scheduling

PROVISIONS BY FNC

•                  “Messaging Infrastructure” provided by FNC Data Center in Bad Homburg/Germany

DEPLOYMENT

•                  Client software is provided through central software distribution

•                  Client access data will be sent by interoffice mail (letter: “user name and password for DP systems”)

Email Plus with User Support

Reliable worldwide email communication and scheduling

OPERATIONS

•                  Administration of:

•   Domino server software

•   Master data of users, distribution lists

•   Simple Mail Transfer Protocol (SMTP) server

•   Global Domino administration service

•                  Mailbox recovery

•                  Recovery of deleted items

•                  Mailbox backup

•                  General systems monitoring

•                  Availability monitoring

•                  Capacity, utilisation and performance monitoring

•                  Service Level Reporting

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Mailbox size extension ( > 300 MB) possible for an additional charge

USER / CUSTOMER PARTICIPATION

•                  New Lotus Notes user account via IT request in the FNC intranet

OUT OF SCOPE

•                  Notes client licenses (separate compensation)

•                  Installation of client applications

•                  Creating team rooms or Notes databases (based on standard template)

•                  1st Level Support

Email Facility Connection Standard

Local platform for worldwide communication by operating your own local email server

Contact Person: Gianpietro Alpiani | Availability: worldwide                                                    Material No.: I000036

SERVICE COMPONENT DESCRIPTION

With the service component “Email Facility Connection Standard” you obtain the key — based on Lotus Notes — for your daily worldwide email communication. FNC provides the server application (Notes Domino server) incl. server software licenses. The setup of the server software and the administration is also carried out by FNC via remote connection. The necessary server hardware shall be provided by you at your location in accordance with the specifications.

In addition to communicating by email, the Lotus Notes platform provides scheduling and chat functions as standard features. Attachments of up to 50 MB can be sent with each email. The particular size of the mailbox is limited to the local email server memory capacity. Automatic spam filtering protects you from unsolicited promotional emails and enhances security.

You provide the administration of the end users from a local site. This includes the installation of the client software onto the end devices as well as the local user administration. The local administrator is the first point of contact for the users. FNC supports the local administrator and provides 2nd and 3rd Level Support.

The Lotus Notes client licenses incur license fees.

Extensions are available for the service component “Email Facility Connection Standard” (see Optional Extensions).

QUALITY PARAMETERS

Operating times:	24/7

Availability:	The customer´s own responsibility

FUNCTIONALITIES

•                  Platform: Lotus Notes (mailbox size depends on local memory)

•                  Message encryption (Notes encryption) possible within the Fresenius network

•                  Data backup on local server

•                  Interfaces

(e.g. LDAP, POP, SMTP, MAPI, IMAP...)

•                  Maximum size of e-mail incl. attachments 50 MB

•      Automatic spam filtering

•      Scheduling

PROVISIONS BY FNC

•                  Licenses for Domino server

•                  Domino server software

DEPLOYMENT

•                  Installation of Domino server software via remote connection

•                  Installation of Domino server software patches and hot fixes via remote connection

Email Facility Connection Standard

Local platform for worldwide communication by operating your own local email server

OPERATIONS

•                  General systems administration for Domino server software via remote support

•                  Administration of SMTP server

•                  Global Domino administration service

•                  Server software maintenance via remote connection

INCIDENT MANAGEMENT & SUPPORT

•                  2nd Level / 3rd Level Support for Domino server software via remote connection

•                  2nd Level and 3rd Level Support for local 1st Levels

OPTIONAL EXTENSIONS

•                  Web interface (Lotus iNotes)

•                  Automatic antivirus monitoring for unencrypted e-mails

•                  Mailbox archiving

•                  Installation of new releases for server application

•                  Creating team rooms or Notes databases (based on standard template)

USER / CUSTOMER PARTICIPATION

•                  Functioning local infrastructure for e-mail server

•                  Deployment / administration of e-mail server according to specifications

•                  Installation of client application

•                  Administration of user-, distribution lists (FNC provides self service for user administration)

•                  Recovery of team rooms and/or Notes databases

•                  Backup and restore

•                  Mailbox recovery

•                  Recovery of deleted items

•                  Web-Interface (Lotus iNotes)

OUT OF SCOPE

•                  Infrastructure for hardware housing

•                  Email server hardware

•                  Hardware and storage backup

•                  Local hardware maintenance

•                  License for Notes client access

•                  Installation and configuration of application software backup and restore

Email Facility Connection Plus

Local email server for worldwide communication provided and operated by FNC

Contact Person: Gianpietro Alpiani | Availability: worldwide                                                    Material No.:  I000051

SERVICE COMPONENT DESCRIPTION

With the service component “Email Facility Connection Plus” you obtain the key - based on Lotus Notes – to your daily worldwide communication. FNC provides the necessary email server incl. server software licenses. The setup and administration of the server is carried out via remote connection by FNC.

In addition to communicating by email, the Lotus Notes platform provides scheduling and chat functions as standard features. Attachments of up to 50 MB can be sent with each email. The particular size of the mailbox is limited to the local email server memory capacity. Automatic spam filtering protects you from unsolicited promotional emails and enhances security.

You provide the administration of the end users from a local site. This includes the installation of the client software onto the end devices. The local administrator is the first point of contact for the users. FNC supports the local administrator and provides 2nd Level and 3rd Level Support. Moreover, FNC actively monitors the availability of the local email server. The Lotus Notes client licenses incur license fees.

Numerous extensions are available for the service component “email facility connection plus” (see Optional Extensions).

QUALITY PARAMETERS

Operating times:	24/7

Request handling:	1 week lead time

Availability in % per month:*	99**

* The operability of the local infrastructure has to be ensured.

** Based on a three month average

FUNCTIONALITIES

•                  Platform: Lotus Notes (mailbox size depends on local memory)

•                  Message encryption (Notes encryption) possible within the Fresenius network

•                  Data backup on local server

•                  Interfaces (LDAP, POP, SMTP, MAPI, IMAP...)

•                  Maximum size of email incl.attachments 50 MB

•                  Automatic spam filtering

•                  Scheduling

PROVISIONS BY FNC

•                  Email server

•                  Server licenses: Domino

•                  Domino server software

DEPLOYMENT

•                  Installation and configuration of Domino server by local service provider

•                  Installation of releases, patches and hot fixes for server software

Email Facility Connection Plus

Local email server for worldwide communication provided and operated by FNC

OPERATIONS

•                  Administration of:

•   Domino server software via remote support

•   Simple Mail Transfer Protocol (SMTP) server

•   Global Domino administration service

Monitoring:

•    General systems monitoring

•    Availability monitoring

Maintenance of:

•    Local hardware — provided by hardware suppliers

•    Server software via remote connection by FNC

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support for Domino server via remote connection

•                  2nd and 3nd Level Support for local 1st Levels (local Notes administrators)

OPTIONAL EXTENSIONS

•                  Web interface (Lotus iNotes)

•                  Automatic antivirus monitoring for unencrypted emails

•                  Mailbox archiving

•                  Creating team rooms or Notes databases

•                  Mailbox extention ( > 300 MB) in steps of 50 MB

USER / CUSTOMER PARTICIPATION

•                  Installation of client application

•                  Administration of user-, distribution lists (Fresenius Netcare provides self service for user administration)

•                  Recovery of team rooms and/or Notes databases

•                  Backup and restore

•                  Mailbox recovery

•                  Recovery of deleted items

•                  Web-Interface (Lotus iNotes)

OUT OF SCOPE

•                  Infrastructure for hardware housing

•                  Lotus Notes client access licenses (separate compensation)

•                  1st Level Support

Email Web Solution Basic

Web-based worldwide email communication and scheduling

Contact Person: Gianpietro Alpiani | Availability: Worldwide                                                   Material No.: I000173

SERVICE COMPONENT DESCRIPTION

With the service component “Email Web Solution”, you obtain a highly available web platform for your internal and external email communication. The maximum size of the users’ mailbox is 100MB. Attachments of up to 5 MB can be sent with each email. Since the Web Client is opened in the Internet Explorer or Firefox, Lotus Notes Client does not have to be installed on your personal computer. However, to start the Web Client, an internet connection is required. FNC´s top priority is the security of your data. That is why your data is backed up by the FNC Data Center at regular intervals. Furthermore, while sending and receiving messages, the entire unencrypted email traffic is automatically checked for viruses and spam.

In addition to its communication infrastructure with Lotus Domino servers, certificate servers and directories, FNC is the worldwide administrator of the Fresenius email domains (e.g. @Fresenius. com) and the Domino Lightweight Directory Access Protocol (LDAP) directory services. There are no additional extensions available for Lotus Notes Web Client. Extensions are possible by switching to the Email Web Solution EXTENDED service, which includes Calendaring and PIM service, instant messaging (chat) and rich presence, and possible connection of authorized mobile devices (service extension).

QUALITY PARAMETERS

Operating times:	24/7

Maintenance window:	Necessary maintenance work will be announced

Availability in % per month:	99*

* based on a tree-month average

FUNCTIONALITIES

•                  Platform: Browser or other mail clients (no Lotus Notes Client)

•                  100 MB mailbox

•                  Web interface (Notes DWA)

•                  Maximum size of email 5 MB

•                  Automatic antivirus monitoring of unencrypted e-mails

•                  Automatic spam filtering

•                  Instant messaging (chat)

•                  Scheduling

PROVISIONS BY FNC

•                  “Messaging Infrastructure” provided by FNC Data Center in Bad Homburg/Germany

DEPLOYMENT

•                  Installation of new releases, patches, hot fixes for Web Mail server software

OPERATIONS

•                  Administration server software (Domino)

•                  User administration

•                  Backup and restore

•                  Mailbox recovery

•                  Recovery of deleted items

•                  Web access (Notes DWA)

•                  Global Mail User Directory administration service

•                  Routing of international mail traffic (Hub)

Email Web Solution Basic

Web-based worldwide email communication and scheduling

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support for Web Mail server software

•                  2nd and 3rd Level Support for local 1st Levels (local Notes administrators)

USER / CUSTOMER PARTICIPATION

•                  Request for new Web Mail Client shall be filed with local Lotus Notes administrator and forwarded to 2nd Level Support

•                  Local Lotus Notes administrator provides 1st Level Support

OUT OF SCOPE

•                  Lotus Notes client applications

•                  Message encryption within the Fresenius network

•                  Fax server and gateways

•                  Access to team rooms or Notes databases (based on standard template)

Email Web Solution Extended

Web-based worldwide email communication and scheduling

Contact Person: Gianpietro Alpiani | Availability: worldwide	Material No.: I000305

SERVICE COMPONENT DESCRIPTION

With the service component “Email Web Solution Extended”, you obtain a highly available web platform — based on Lotus iNotes - for your internal and external email communication. In addition to sending/ receiving emails and having a 100 MB mailbox, you can also do calendar and scheduling, instant messaging (chat) and rich presence, and connect your mailbox to an authorized mobile device (service extension). Attachments of up to 50 MB can be sent with each email.

Since the Web Client is opened in the Internet Explorer or Firefox, Lotus Notes Client does not have to be installed on your personal computer. However, to start the Web Client, an internet connection is required. FNC´s top priority is the security of your data. That is why your data is backed up by the FNC Data Center at regular intervals. Furthermore, while sending and receiving messages, the entire unencrypted email traffic is automatically checked for viruses and spam.

In addition to its communication infrastructure with Lotus Domino servers, certificate servers and directories, FNC is the worldwide administrator of the Fresenius email domains (e.g. @Fresenius. com) and the Domino Lightweight Directory Access Protocol (LDAP) directory services. As mentioned above, in addition to the service provided by the Email Web Solution basic, with this EXTENED option you will get those additional services:  Calendaring and PIM service, instant messaging (chat) and rich presence, and possible connection of authorized mobile devices (service extension). No further additional extensions are available for Lotus Notes Web Client.

QUALITY PARAMETERS

Operating times:	24/7

Maintenance window:	Necessary maintenance work will be announced

Availability in % per month:	99*

* based on a tree-month average

FUNCTIONALITIES

•                  Platform: Browser or other mail clients (no Lotus Notes Client)

•                  100 MB mailbox

•                  Web interface (Notes DWA)

•                  Maximum size of e-mail 50 MB

•                  Automatic antivirus monitoring of unencrypted e-mails

•                  Automatic spam filtering

•                  Instant messaging (chat)

•                  Calendar and Scheduling

PROVISIONS BY FNC

•                  “Messaging Infrastructure” provided by FNC Data Center in Bad Homburg/Germany

•                  Notes Web Client licenses (Lotus iNotes)

DEPLOYMENT

•        Installation of new releases, patches, hot fixes for Domino server software

OPERATIONS

•                  Administration server software (Domino)

•                  User administration

•                  Backup and restore

•                  Mailbox recovery

•                  Recovery of deleted items

•                  Webmail-Access (Lotus iNotes)

•                  Global Domino administration service

•                  Routing of international mail traffic (Hub)

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support for Web Mail server software

•                  2nd and 3rd Level Support for local 1st Levels (local Notes administrators)

USER / CUSTOMER PARTICIPATION

•                  Request for new Web Mail Client shall be filed with IT Administrator and forwarded to 2nd Level Support

•                  Local IT administrator provides 1st Level Support

OUT OF SCOPE

•                  Lotus Notes client applications

•                  Encryption of messages within Fresenius network

•                  Fax server and gateways

•                  Creation of team rooms or Notes databases (based on standard template)

Mobile Email for BlackBerrys

Reliable worldwide BlackBerry communication

Contact Person: Gianpietro Alpiani | Availability: worldwide	Material No.: I000172

SERVICE COMPONENT DESCRIPTION

With the service component “Mobile Email for BlackBerrys” you connect your BlackBerry to your Fresenius Lotus Notes mailbox via a mobile network. Emails, appointments and, if applicable, contacts are automatically synchronized between your Lotus Notes mailbox and your BlackBerry at the push of a button, and they are checked for viruses. Data can only be stored in the Fresenius Lotus Notes mailboxes. This makes it unnecessary to add special services concerning the backup, storage or recovery of data.

On-site support for the user is provided by a local Notes administrator who, if required, is assisted by FNC. FNC provides 2nd and 3rd Level Support in cooperation with the designated local administrator (1st Level).

Note:

The BlackBerry device and the data plan required by the mobile provider are not included in this service component. Your BlackBerry has to be protected locally by a password. In case of a hardware loss, FNC shall be notified immediately.

Any new contract has to be approved by the board of directors in charge or a representative appointed by the board of directors.

QUALITY PARAMETERS

Operating times:	24/7

Maintenance window:	Sunday 08:00 – 09:00 CET worldwide

Service times:	06:00 – 18:00 CET Service Desk

On-call service times (Server):	Monday - Friday 18:00 – 22:00 CET Saturday/Sunday + public holidays 09:00 – 19:00 CET

FUNCTIONALITIES

•                  Virus protection on server

•                  Encryption: strong

•                  Synchronization of:

• Mobile Mail with Lotus Notes

• Calendar

• Contacts, if applicable

PROVISIONS BY FNC

•                  “Mobile Messaging Infrastructure” provided by FNC Data Center in Bad Homburg/Germany

OPERATIONS

•                  Planning and defining global filtering rules

•                  Defining client policies (e.g. password rules)

•                  User service component consultation and selection

•                  Service component accessories consultation and selection (e.g. hands-free equipment)

•                  General systems monitoring

•                  User documentation of systems and operations

•                  Messaging server

•                  Software maintenance and daily data backup

INCIDENT MANAGEMENT & SUPPORT

• 2nd and 3rd Level Support for local hotline / service desks

•  Ticket processing

•  Incident isolation

•  Remote incident resolution, where possible

•  Feedback to local 1st Level Support

•  Escalation management

•  Support for local administrator re. setup/configuration

USER / CUSTOMER PARTICIPATION

•                  Ordering BlackBerry with corresponding requirements

•                  Complying with authorization procedure

•                  Ensuring security policy compliance

•                  Appointing/contacting key user and/or local administrator

•                  BlackBerry administration (e.g. client activation, re-generating master key, data deletion,…)

•                  Activation via Wireless Enterprise or BlackBerry Desktop Manager USB

•                  BlackBerry user administration

•                  User support re. setup/configuration by the local administrator

OUT OF SCOPE

•                  BlackBerrys and regional telecommunications contract

•                  Preparation and distribution of devices (e.g. inserting the SIM card)

•                  No support for non-BlackBerry devices (e.g. Nokia)

Software Packaging and Deployment

Target-oriented distribution and maintenance of the
software products used with FNC

Contact Person: Lothar Gützkow | Availability: worldwide	Material No.: -

SERVICE COMPONENT DESCRIPTION

With the service component “Software Packaging and Deployment” you can install, update and de- install your software on your user’s clients via mass rollout in a reliable and secure manner.

As far as standard software is concerned, FNC automatically makes sure that all software - that is provided by the Fresenius Group and required by the user - is available. Securing the running business by maintaining and distributing the software is also part of the service component “Basic IT Operation Package”.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 08:00 - 18:00 CET

Maintenance window in hours per week:	4

FUNCTIONALITIES

Rollout method:

•                  Push — for necessary security updates of applications

•                  Pull — for newly released applications and updates

•                  Offline - via CD or DVD dispatch only for SAPGUI

•                  User- or client-based

Special features:

•                  Language- or country-specific packaging possible (currently only for GER and UK)

•                  Distribution of software for terminal server (Citrix)

•                  Distribution for the use of Citrix to mobile or other clients

•                  Automatic de-installation possible in case of security-related relevance

•                  Maintaining and updating the operating system and software packages

PROVISIONS BY FNC

•                  Software depot and Windows server update service

DEPLOYMENT

•                  Deployment and maintenance of infrastructure for software distribution

•                  Maintaining and updating the distribution software

•                  Installation and configuration of client and user profiles (provided by the technician during an exchange of devices or move)

•                  Release installation distribution software

•                  Installation of patches, updates for distribution software

OPERATIONS

•                  Software life cycle management

•                  Implementing current security standards

•                  System maintenance

•                  Software packaging, creating scripts

•                  Testing standard software, incl. updates, patches, service packs for standard software

•                  Creating master images, CDs, DVDs

•                  Distribution of templates, policies, virus patterns

•                  Activation of software package with software subject to licensing

•                  Availability monitoring

•                  Capacity, utilisation and performance monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Testing of software, incl. updates, patches, service packs for software

•                  Offline rollout via CD or DVD dispatch for further applications (non-SAP)

USER / CUSTOMER PARTICIPATION

•                  In case of software subject to licensing, ordering the license with IT procurement

•                  Retrieving the software from the software depot after activation by user

•                  In case of individual software, the customer ensures compatibility with standard applications

•                  Clients have to be connected to the central software distribution (exception: for selected software, the rollout can be carried out via CD/DVD)

OUT OF SCOPE

•                  Distribution to servers

•                  On-site installation

•                  Short user instructions

•                  User training sessions and consultations

•                  Group training sessions for users

AVAILABILITY

•                  Distribution of application via software depot only for activated locations

•                  Activation of additional locations worldwide for software depot possible by arrangement (within the Fresenius Global Network)

•                  Dispatch of CD and DVD worldwide (only possible for selected software)

•                  Terminal server (Citrix) worldwide (Citrix Client is required)

•                  Windows server update service for activated locations

Terminal Server

Terminal servers enable a hardware-independent, reliable virtual working environment

Contact Person: Lothar Gützkow | Availability: worldwide	Material No.: I000252

SERVICE COMPONENT DESCRIPTION

With the service component “Terminal Server” you can open application programs on a central server and use them, assisted by a graphic user interface, with your own computer, via the Fresenius network. Terminal servers provide the following advantages:

•                  New software rollouts do not have to be installed on every single client

•                  The application software is operated centrally and runs independent of the hardware

•                  The processing power is rendered centrally and not on local computers; performance problems do not occur

•                  High security standard since the applications are centrally operated and the data remains in the Data Center.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	24 (outside the service times)

Availability in % pro Monat:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Deployment of basic applications without software licenses (e.g. SAPGUI (current version), Kipdips, Applix, Office products)

•                  Farm concept (quick response to customer requirements)

•                  Deployment of applications via Citrix (terminal server software) for mobile end devices

PROVISIONS BY FNC

•                  Citrix Server

•                  Operating system software

DEPLOYMENT

•                  Client provided via software depot or via mail and/or File Transfer Protocol (FTP) download

•                  Installation of releases and updates for client applications (software depot or via email with FTP link)

OPERATIONS

•                  Concept design of standard system configurations

•                  Capacity planning

•                  Implementation of current security standards (access rights control, virus protection, security patches)

•                  General systems administration and parametrization

•                  Hardware maintenance (i.e. incident isolation/resolution or repair/ replacement of hardware, incl. spare parts stockkeeping)

•                  Performance analyses and tuning measures

•                  Deletion of expired sessions

•                  Administration active directory

•                  Pro-active updating of standard software (update / patches)

•                  Availability monitoring

•                  Capacity, utilisation and performance monitoring

•                  Comprehensive virus protection for Citrix and the installed applications

•                  Creating and maintaining the user documentation

•                  Increasing and decreasing system capacities

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Quantity adjustments for a high number of users

•                  Deployment of individual Citrix-capable applications

•                  Patching and/or updating individual software

USER / CUSTOMER PARTICIPATION

•                  BANF/ e-mail with request and cost unit for new user to FNC

•                  Installing Citrix Client

OUT OF SCOPE

•                  Software licenses for applications offered

E-Fax

Send and receive fax messages directly via email

Contact Person: Gerhard Rettenbacher | Availability: Rhine-Main-Area	Material No.: I000033

SERVICE COMPONENT DESCRIPTION

With the service component “E-Fax” you can send and receive fax messages directly via your Lotus Notes Client. The “E-Fax Connector” accepts faxes for you around the clock in our Data Center in Bad Homburg/Germany — without a fax machine or a computer that is permanently switched on. You — as the fax recipient — do not accrue any additional telephone fees. The sender of a fax message only pays the valid telephone rate.

Performance features:

•                  Sending faxes from Lotus Notes

•                  Integrating and sending of Word, Excel, PPT, PDF and TIF files

•                  Receiving faxes

•                  Fax-on-demand

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times in hours per week:	Monday through Friday (except public holidays) 08:00 — 17:00 CET

Maintenance window in hours per week:	10

Processing time for standard change:	Next business day

Availability in % per month:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Sending and receiving faxes from Lotus Notes

•                  Sending e-mail attachments from Lotus Notes via fax

•                  Integrating Word, Excel, PPT, PDF and TIF files

•                  Fax-on-demand

PROVISIONS BY FNC

•                  Infrastructure provided by FNC Data Center in Bad Homburg/Germany

•                  Redundant infrastructure to enable high availability of service

USER / CUSTOMER PARTICIPATION

•                  Completing and sending the IT request “Request for LAN and Notes access” in the FNC intranet

OPERATIONS

•                  Planning and designing the standard systems configurations

•                  Maintaining and further developing the technology (incl. hardware replacement, if necessary)

•                  Implementing current security standards

•                  User administration

•                  Patch management and providing new releases of servers

•                  General systems monitoring

•                  Capacity, utilisation and performance monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

DEPLOYMENT

•                  Installation and activation of fax service

Network Printer Access

Staff members have the possibility to access printers in the Fresenius network system

Contact Person: Ralf Ehrenborg | Availability: Rhine-Main-Area	Material No.: I000284

SERVICE COMPONENT DESCRIPTION

The network printer service enables Fresenius staff members or external staff engaged by Fresenius to have access to printers in the Fresenius network system. The service ensures the timely integration (wiring, setup and print queue assignment) of the printers and operation via the existing print server.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times per week:	Monday through Friday (except public holidays) 08:00 - 16:30 CET

Availability in % per month:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Administration of print queue by FNC

•                  Printing via the Fresenius network

PROVISIONS BY FNC

•                  Print server (planning and operating)

•                  Network connection

OPERATIONS

•                  Monitoring

•                  General operations control

•                  Life cycle management

•                  Infrastructure maintenance (Hardware and Software)

•                  Monitoring the active network components

•                  User support

•                  Replacement of outdated infrastructure within the scope of life cycle management (for printservers)

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Printer setup and configuration

•                  Connection / configuration of multifunction devices

USER / CUSTOMER PARTICIPATION

•                  Procuring network printer via FNC procurement

•                  Completing printer management form (shall be sent by email)

•                  Scheduling date and place for installation and/or connection, if necessary

•                  Alternatively, opening a ticket for installation at service desk

OUT OF SCOPE

•                  Setting up and configuring (separate order)

•                  Client hardware (printer)

•                  Travelling to on-site assignments (expenses)

•                  Consumables

Internet Access Basic

Internet access via the Fresenius network

Contact Person: Gerhard Rettenbacher | Availability: worldwide	Material No.: I000048

SERVICE COMPONENT DESCRIPTION

With the service component “Internet Access” you obtain internet access via browser and File Transfer Protocol Client. The authorization for access is provided using the browser via a password query. If access is performed via other applications, these have to support a communication interface and a proxy authentication. Accessing unwanted or risky websites is automatically prevented. The traffic fees for usage are invoiced per MB.

In the FNC intranet you will find the IT request for internet access as well as information concerning the rules that have to be observed within the Fresenius Group for surfing the internet.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10 Saturday 16:00 — 20:00 CET, Sunday 08:00 — 14:00 CET or after advance notice

Availability in % per month*:	97*

* Guaranteed from the time of switching from the internet service provider to FNC

FUNCTIONALITIES

•                  Connection to several internet providers (high availability)

•                  Web caching

•                  Content and URL filtering

•                  User authentication

•                  User-based activation of the internet access

•                  Firewalling

PROVISIONS BY FNC

•                  Connection to the Internet Service Provider (ISP) for Bad Homburg / Germany included; other locations are responsible for their own ISP access

DEPLOYMENT

•                  Data transmission volume (20 MB internet traffic per month & user)

•                  Deployment of proxy

OPERATIONS

•                  Capacity and performance planning

•                  Implementation of current security standards (e.g. for internet browser, firewall,…)

•                  High availability concept

•                  ISP management / negotiations

•                  Infrastructure maintenance (required central hardware and software)

•                  Automatic update of URL filter rule

•                  General systems monitoring

•                  ISP connection(s) monitoring

•                  Individual and traffic invoicing on the user level

•                  Adjusting to technical standards

•                  Testing

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Automatic antivirus filtering

USER / CUSTOMER PARTICIPATION

•                  Requesting deployment via online forms

•                  Complying with the company internet policy (security / user policy)

•                  Using the enabled browser (Internet Explorer and Firefox)

OUT OF SCOPE

•                  Client hardware (modem, ISDN card, DSL router)

•                  Internet fees

•                  Telephone dial-in (analog/ISDN)

•                  GPRS / UMTS /DSL connection

•                  Virus protection and content checking

VPN Connect Full Access

Internet access via Fresenius network

Contact Person: Gerhard Rettenbacher | Availability: worldwide	Material No.: I000171

SERVICE COMPONENT DESCRIPTION

The service “VPN Connect Full Access” enables you to access Fresenius resources on the go from your own computer. The data transmission is encrypted via the internet. FNC provides an accessing software, which needs to be installed on your computer. A personal certificate - that has to be created when installing - is used for authentication.

In principle, all Fresenius programs/applications are executable via the VPN connection. Since this service component runs — for security reasons — in a protected area of the central Data Center, activation in the firewall is necessary for special applications. Please specify the application in the IT request. Standard applications, such as Lotus Notes, SAP or file server access, for example, are generally activated.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Montag bis Freitag (außer an Feiertagen) 06:00-18:00Uhr

Maintenance window in hours per week:	10 (Samstag 16:00 — 20:00 MEZ, Sonntag 08:00 — 14:00 MEZ oder nach Ankündigung)

Availability in % per month*:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Encryption algorithms: strong (e.g. 3DES, AES)

•                  Authentication via software certificate

•                  Central firewalling

•                  Simultaneous access to the company network for all clients

PROVISIONS BY FNC

•                  VPN client software

•                  central Fresenius internet access

DEPLOYMENT

•                  Deployment of client software by central sortware allocation center (if possible) or via email with link

•                  Activation of the clien software via remote access

OPERATIONS

•                  Implementation of current security standards

•                  Administration

•                  General systems administration and parametrization

•                  Life cycle management

•                  Certificate management (creation / blocking)

•                  Maintenance infrastructure (hardware and software)

•                  Monitoring of active central network components

•                  Monitoring the security specifications for central IT services

•                  Performing (security) audits for central components

•                  Monitoring of central infrastrukture

•                  Replacement of outdated infrastructure within the scope of life cycle management

•                  Deployment of patches and new releases

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Installation on site by technician (separate compensation)

USER / CUSTOMER PARTICIPATION

•                  The user needs internet access to enable communication with the Fresenius VPN gateways; the corresponding VPN protocols have to be activated in the user´s firewall

•                  Requesting the service via FNC intranet request

•                  Compliance to the FNC Security Policy (see FNC Intranet)

•                  In the event a third party is engaged: an agreement is required concerning the obligation to ensure compliance with security requirements, especially so that the network or the systems are not attacked and information is not spied upon

OUT OF SCOPEOUT OF SCOPE

•                  Client hardware (modem, ISDN card, DSL router)

•                  Internet fees with provider

•                  Telephone dial-in (analog/ISDN)

•                  GPRS / UMTS fees

•                  DSL connection

•                  Virus protection and content checking

•                  Installation of client software (client software is available at the software depot)

VPN Connect Basic Application

Staff members can — while on the go — access internal resources from the company computer via VPN and a certificate

Contact Person: Gerhard Rettenbacher | Availability: worldwide	Material No.: I000228

SERVICE COMPONENT DESCRIPTION

The service component “VPN connect Basic Application” enables you (as a Fresenius staff member), while travelling or working from your home office, to access internal Fresenius resources from your own Fresenius computer. Using web VPN with certificate is recommended for Fresenius staff members who only want to use email, SAP and intranet while on the go. The data is transmitted in encrypted form. The user has to register only once with the Web VPN service. In doing so, a browser certificate is generated which entitles the user to access the service.

The Web VPN service provides the following applications:

• Internal websites — special software is not required for this

• SAP (via SAPGUI)

• Lotus Notes

As far as SAP and Lotus Notes are concerned, a software client has to be loaded and started from the home page of the service. Only the Windows operating system in FNC Support is supported. Accessing other (or via other) applications, such as terminal or file service etc., is not possible with this service component.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10 Saturday 16:00 - 20:00 CET Sunday 08:00 - 14:00 CET or by arrangement

Availability in % per month:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Encryption algorithms: strong (e.g. 3DES, AES)

•                  Supported access technologies: SSL-VPN

•                  Authentication via software certificate

•                  Central firewalling

•                  Simultaneous access to the company network for all clients

PROVISIONS BY FNC

•                  Certificate

•                  VPN tunnel software for client

•                  Central Fresenius internet access

DEPLOYMENT

•                  Certificate activation (enrolment)

•                  Tunnel software provided by browser

OPERATIONS

•                  Implementation of current security standards

•                  General systems administration and parametrization

•                  Certificate generation / certificate management

•                  Certificate revocation

•                  Infrastructure maintenance

•                  Monitoring the active network components

•                  Monitoring the security specifications for central IT services

•                  Performing (security) audits for central components

•                  Deployment of patches and new releases for infrastructure

•                  Replacement of outdated infrastructure within the scope of life cycle management

•                  Monitoring the central infrastructure

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

USER / CUSTOMER PARTICIPATION

•                  The user needs internet access to enable communication with the Fresenius VPN gateways; the corresponding VPN protocols have to be activated in the user´s firewall

•                  In the event a third party is engaged: an agreement is required concerning the obligation to ensure compliance with security requirements, especially so that the network or the systems are not attacked and information is not spied upon

•                  Requesting the service via FNC intranet request

•                  Installation of the certificate that has been sent

OUT OF SCOPE

•                  Client hardware (modem, ISDN card, DSL router)

•                  Internet fees

•                  Telephone dial-in fees (analog/ISDN)

•                  GPRS / UMTS / DSL connection

•                  Virus protection and content checking

•                  Accessing other applications, such as terminal or file service etc., is not possible with this service component

VPN WEB Connect

Staff members can — from external locations - access internal websites and applications via VPN (password protected)

Contact Person: Gerhard Rettenbacher | Availability: worldwide	Material No.: I000227

SERVICE COMPONENT DESCRIPTION

The service “VPN WEB Connect” enables Fresenius staff members or external staff engaged by Fresenius to have access to internal Fresenius resources. Using web VPN with Token is recommended for access from external computers, for instance from an internet café or from external laptops. The data is transmitted in encrypted form.

The user has to log in to a website via browser. A special device, called Token, determines the password that needs to be entered in the browser. The Token measures 6 x 3.5 x 0.9 centimeters.

With this service component you can access the following applications:

•                  Internal websites — special software is not required for this

•                  SAP (via SAPGUI)

•                  Lotus Notes

As far as SAP and Lotus Notes are concerned, a minor software client has to be loaded and started from the home page of the service. Only the current version of the Windows operating system is supported.

Accessing other (or via other) applications, such as terminal or file service etc., is not possible with this service component.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10 Saturday 16:00 — 20:00 CET, Sunday 08:00 — 14:00 CET or by arrangement

Availability in % per month*:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Encryption algorithms: strong (e.g. 3DES, AES)

•                  Supported access technologies: SSL-VPN

•                  Authentication via user name and one-time password (Token or other)

•                  Central firewalling (application layer inspection)

•                  Simultaneous access to

PROVISIONS BY FNC

•                  Keytoken

•                  Replacement Token by request

•                  Tunnel software for client

•                  Central Fresenius internet access

DEPLOYMENT

•                       Deployment of VPN tunnel software via browser

•        Keytoken shall be sent

OPERATIONS

•                  Implementation of current security standards

•                  General systems administration and parametrization

•                  Life cycle management

•                  Maintenance of central hardware and software

•                  Central infrastructure monitoring

•                  Monitoring the security specifications for central IT services

•                  Performing (security) audits for central components

•                  Hardware and Keytoken maintenance

•                  Replacement of outdated infrastructure within the scope of life cycle management

•                  Deployment of patches and new releases for infrastructure

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

USER / CUSTOMER PARTICIPATION

•                  The user needs internet access to enable communication with the Fresenius VPN gateways; the corresponding VPN protocols have to be activated in the user´s firewall

•                  Requesting the service via FNC intranet request

•                  In the event a third party is engaged: an agreement is required concerning the obligation to ensure compliance with security requirements, especially so that the network or the systems are not attacked and information is not spied upon

•                  Returning the Token after the service has ended

•                  Requesting a replacement Token

OUT OF SCOPE

•                  Client hardware (modem, ISDN card, DSL router)

•                  Internet fees

•                  Telephone dial-in (analog/ISDN)

•                  GPRS / UMTS fees

•                  Virus protection and content checking

•                  Accessing other applications, such as terminal or file service etc., is not possible with this service component

Home Office Basic

Access to Fresenius resources from the
home office via a VPN router

Contact Person: Gerhard Rettenbacher | Availability: Germany	Material No.: I000202

SERVICE COMPONENT DESCRIPTION

With the service component “Home Office Basic” you can access the Fresenius network with your documents and data from your own computer in the home office. The data is transmitted in encrypted form via the internet. The connection to the Fresenius network is automatically provided via router. Therefore, separate VPN software is not required.

However, a DSL connection by Fresenius is needed. A connection to the Fresenius network via a private DSL connection is not possible! Regarding this service component “Home Office Basic”, all maintenance and support work that is carried out on the DSL router shall be separately invoiced according to time and effort.

In principle, all Fresenius programs/applications are executable from the home office. Since this service component runs — for security reasons — in a protected area of the central Data Center, activation in the firewall is necessary for special applications. Please specify the application you want to access from your home office in the IT request. Standard applications, such as Lotus Notes, SAP or file server access, for example, are generally activated.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10

Availability in % per month*:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Encryption algorithms: strong (e.g. 3DES, AES)

•                  3 GB traffic volume

•                  Central internet access via FNC

•                  Central firewalling (application layer inspection)

•                  Redundant VPN access gateways

•                  Simultaneous access to company network for all clients

PROVISIONS BY FNC

•                  DSL router

DEPLOYMENT

•                  Installation and configuration of router via remote connection

OPERATIONS

•                  Implementation of current Fresenius security standards

•                  General systems administration and parametrization

•                  Life cycle management

•                  Infrastructure maintenance (hardware and software)

•                  Monitoring the security specifications for central IT services

•                  Performing (security) audits for central components

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  On-site installation

•                  Deployment of patches

•                  Deployment of new releases

•                  Deployment of the installation of new releases, incl. required re-configuration

OUT OF SCOPE

•                  Hardware maintenance of router

•                  Replacement of outdated infrastructure within the scope of life cycle management

•                  Software maintenance of router

•                  Internet fees of the user

•                  Telephone dial-in (analog/ISDN)

•                  GPRS / UMTS function / fees

•                  DSL connection

•                  Life cycle management

•                  Central monitoring of the active decentralized network components

Home Office Comfort

Access to Fresenius resources from the home office
via a VPN router with W-LAN

Contact Person: Gerhard Rettenbacher	Material No.: I000213

SERVICE COMPONENT DESCRIPTION

With the service component “Home Office Comfort” you can access the Fresenius network with your data and documents from your own computer in the home office. The data is transmitted in encrypted form via the internet. The connection to the Fresenius network is automatically controlled via router with W-LAN function. Therefore, separate VPN software is not required. However, a DSL connection by Fresenius is necessary. Access to the Fresenius network via a private DSL connection is not possible. In case the DSLconnection fails, it can alternatively be established to Fresenius via ISDN. The service component “Home Office Comfort” contains all maintenance and support work that can be carried out on the DSL router via remote connection. If required, a service technician will provide on-site support subject to separate compensation.

In principle, all Fresenius programs/applications are executable from the home office. Since this service component runs — for security reasons — in a protected area of the central Data Center, activation in the firewall is necessary for special applications. Please specify in the IT request the applications you want to access from your home office. Standard applications, such as Lotus Notes, SAP or file server access, for example, are generally activated.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10

Availability in % per month*:	98*

* Based on a three month average

FUNCTIONALITIES

•                  Encryption algorithms “strong” (e.g. 3DES, AES)

•                  Central firewalling (application layer inspection)

•                  3 GB traffic volume

•                  Central internet access via FNC

•                  Redundant VPN access gateways

•                  Simultaneous access to company network for all clients

PROVISIONS BY FNC

•                  DSL router with W-LAN

•                  ISDN backup connection (optional)

DEPLOYMENT

•                  Pre-configuration of active components (e.g. router)

•                  Deployment of patches and new releases, incl. required reconfiguration via remote connection

OPERATIONS

•                  Implementation of current Fresenius security standards

•                  General systems administration and parametrization

•                  Life cycle management

•                  Certificate generation

•                  Certificate management

•                  Certificate revocation

•                  Infrastructure maintenance (hardware and software)

•                  Monitoring the security specifications for central IT services

•                  Performing (security) audits for central components

•                  Hardware maintenance for provided router with W-LAN

•                  Replacement of outdated infrastructure within the scope of life cycle management

•                  Monitoring the central infrastructure

•                  Software maintenance for provided router with W-LAN

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  ISDN backup connection

•                  Plus package (ISDN + 2GB traffic volume)

•                  On-site installation

OUT OF SCOPE

•                  Internet fees of the user

•                  Telephone dial-in (analog/ISDN)

•                  GPRS / UMTS function / fees

•                  DSL connection

•                  Central monitoring of the active decentralized network components

Voice Telephone

Digital telephone connection with a wide range
of business functions

Contact Person: Gerhard Rettenbacher | Availability: Rhine-Main Area	Material No.: I000075

SERVICE COMPONENT DESCRIPTION

A reliable communication infrastructure lays the foundation for a large corporate group with many subsidiaries. With the service component “Voice Telephone” FNC offers the connection to the central Fresenius telephone system and provides you with a standard IP telephone. The IP telephones offer practical functions, such as: call forwarding, call rerouting, conference calls and many more. FNC assigns the telephone numbers, sets up the telephones for you and ensures smooth operation.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Availability in % per month*:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Forwarding is programable (possible provisions are: time frame, reachability, busy)

•                  Conference call with max. 8 participants

•                  Call pickup, call groups, pickup groups

•                  Re-routing among locations

•                  Manager / secretary station

•                  Free distribution of all extension numbers to end devices

PROVISIONS BY FNC

•                  Voice end device: standard IP telephone

•                  Pool of replacement end devices for replacing devices outside the manufacturer´s maintenance

•                  Connecting to the central Fresenius telephone system

DEPLOYMENT

•                  On-site installation, configuration and integration of the telephone

•                  Setup of telephone connection

•                  Putting end device into service

•                  Installation of release patches and updates for end devices

•                  Disassembly and disposal of end devices, if applicable

OPERATIONS

•                  Designing the high availability concept

•                  Administration of telephone numbers

•                  Negotiations and management with telecommunication service providers (carrier management)

•                  General systems monitoring

•                  Maintenance of central components

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Interfaces with applications

•                  Automatic Call Distribution (ACD) — call distribution linear, cyclical or broadcast

•                  Hotline function: automatic connection dial-up to defined end devices

USER / CUSTOMER PARTICIPATION

•                  Sending IT request for a new telephone line to FNC

OUT OF SCOPE

•                  Fees for external telephone calls

•                  Voice mailbox for each subscriber

Voice Mailbox

Voice mailbox for existing landline connections

Contact Person: Gerhard Rettenbacher | Availability: Rhine-Main Area	Material No.: I000075

SERVICE COMPONENT DESCRIPTION

With the service component “Voice Mailbox” you receive a voice mailbox functionality for your existing telephone connection. Recorded calls are retrievable via a telephone message box. As an option, you can receive the recorded calls as a sound file via email.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Availability in % per month*:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Answering machine and voice mailbox

DEPLOYMENT

•                  Mailbox configuration by FNC

OPERATIONS

•                  General systems monitoring

•                  Availability monitoring

•                  Installation of releases, patches, updates for the voice mailbox system

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Voice-to-mail

USER / CUSTOMER PARTICIPATION

•                  IT request application

Fax Connection

Connection to the Fresenius fax infrastructure

Contact Person: Gerhard Rettenbacher | Availability: Rhine-Main Area	Material No.: I000075

SERVICE COMPONENT DESCRIPTION

With FNC’s service component “Fax Connection”, you receive a connection for your fax machine. The fax connection is provided and operated by FNC. Order the fax end device at the FNC IT procurement. Our on-site technicians will gladly help you to get started or aid in the analysis of errors.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Availability in % per month*:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Redirection of fax to other connections or locations can be established by the telephone switchboard

PROVISIONS BY FNC

•                  Connection for fax machines

DEPLOYMENT

•                  Installation of mailbox by FNC

OPERATIONS

•                  Implementation of current security standards

•                  General systems monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Upgrade and retooling of hardware components of end device

•                  Moving of single device

•                  Dismantling and - if need be - disposal of hardware

USER / CUSTOMER PARTICIPATION

•                  Request a new fax connection via FNC intranet

•                  Order end device through FNC IT

OUT OF SCOPE

•                  Fax machine (purchase via FNC IT procurement)

The following services are - as far as there is a service contract - provided by the supplier of the end device:

• Installation, configuration, integration hardware

• Initial operation

• Maintanence end devices

• Support end devices

Mobile Phones and Data Connections

Fresenius offers staff members standard mobile
 phones for commercial use

Contact Person: Jürgen Schulz | Availability: Rhine-Main Area	Material No.: -

SERVICE COMPONENT DESCRIPTION

A reliable communication infrastructure lays the foundation for a large corporate group with many subsidiaries. With the service component “Mobile Phones and Data Connections” FNC offers maximum flexibility and provides you with mobile phones (cell phones), smartphones, and hardware for data transmission from the range of services in the intranet. The mobile phones offer practical functions, such as: call forwarding, call rerouting, hands-free equipment, mailbox service and many more. FNC guarantees extensive service for standardized devices and ensures smooth operation.

QUALITY PARAMETERS

Guaranteed service times in hours per week:	Monday through Friday (except public holidays) 06:00 - 17:00 CET

Term of mobile phone contract:	24 months

PROVISIONS BY FNC

•                  Voice end devices (subsidized mobile phone / smartphone every 24 months)

•                  Subsidized data transmission hardware (e.g. UMTS stick, PDA) every 24 months

DEPLOYMENT

•                  Delivery of phone and contract data by postal mail

•                  Disposal of end devices

•                  Devices on loan

OPERATIONS

•                  Negotiations and management with telecommunication service providers (carrier management)

•                  De-activation of SIM cards

•                  Ordering replacement SIM cards

•                  SIM activation (PIN/PUK)

•                  Repair of defective end devices / accessories

•                  Contract data management

•                  Warranty processing

•                  On-Site stockkeeping of blank SIMs (for quick deployment of replacement cards)

•                  Stockkeeping of replacement / pool devices

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Hands-free equipment for motor vehicles

•                  Dual SIM card

•                  Data flat rate for internet usage

•                  Fixed data volume for internet usage

•                  International option

•                  Fixed quotas of call volume, group-internal

USER / CUSTOMER PARTICIPATION

•                  Sending BANF for new phone to FNC

•                  Adhering to approval workflow (FME intranet approval tool (only for BlackBerry))

•                  Requesting new mobile phone after 24 months (observing mobile phone guideline)

OUT OF SCOPE

•                  Standard support of non-enabled devices

REPORTING

•                  Call itemization (optional)

•                  Billing information by postal mail

•                  Reporting according to organizational unit, cost unit, etc. by request

Audio Conferencing

Initiating external conference calls

Contact Person: Andreas Schaubert | Availability: worldwide	Material No.: I000262

SERVICE COMPONENT DESCRIPTION

With the service component “Audio Conferencing” you can have conference calls worldwide with up to 60 participants. FNC provides the platform with telephone numbers and a conference management function. Should you have conference calls on a frequent or regular basis, you can request a permanent dial-in number. If necessary, an operator supports and monitors (optional) your conference call. FNC also supports — via an external service provider - audio conferences with up to 90 participants, as an option.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	Depending on necessity, outside the service times

Availability in % per month:	99*

* Based on a three month average

FUNCTIONALITIES

•                  Reserving the audio conference via email or Lotus Notes database (shall be set up at your location, by request, if needed regularly)

•                  Permanent setup of a dial-in number (by request)

•                  Conference management function for participants (among group of participants)

•                  Central dial-in number for audio conference

•                  Toll-free dial-in (USA)

PROVISIONS BY FNC

•                  Central audio conferencing server

OPERATIONS

•                  General systems administration (e.g. configuration of dial-in numbers)

•                  Availability monitoring of dial-in numbers

•                  Capacity and utilisation monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Monitoring the conference connection via operator

•                  Audio conference with more than 60 participants

USER / CUSTOMER PARTICIPATION

•                  Reserving the audio conference via e-mail or Lotus Notes database

•                  If needed, requesting the permanent setup of a dial-in number

OUT OF SCOPE

•                  Applicable telephone fees

Room Video Conferencing

Video conferencing for spoken and visual communication in
meeting rooms

Contact Person: Andreas Schaubert | Availability: worldwide	Material No.: I000262

SERVICE COMPONENT DESCRIPTION

With the service component “Room Video Conferencing” you can do video conferencing with internal and/or external colleagues and/or business partners in meeting rooms that are equipped with video conferencing systems. FNC will gladly support you in setting up a video conference room with regard to a video conferencing system, the equipment plan and a media control system for your location. As far as video conferencing is concerned, additional participants can dial-in and join the video communication via an audio link. If required, an operator monitors the connection.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

FUNCTIONALITIES

•                  Reserving the video conference via email or Lotus Notes database

•                  Worldwide video conferences possible via the global Fresenius network

•                  Encryption of the connection is possible when the end devices support the standard AES128 Media Encryption and DH1024 Key Exchange

•                  Camera control with zooming and focusing on the participants

•                  Video conferences with external companies

PROVISIONS BY FNC

•                  Central video conferencing server

OPERATIONS

•                  Availability monitoring of video conferencing server

•                  Capacity and utilisation monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Preparation of the video conference by FNC

•                  Monitoring the connection by an operator

•                  Setting up and checking the quality of the video connection

USER / CUSTOMER PARTICIPATION

•                  Requesting a new video conference via Lotus Notes database (blank form, time frame, booking information, cost unit, company) or per email

•                  Room has to be reserved / booked

OUT OF SCOPE

•                  Room for video conferences

•                  Video conferencing equipment

•                  Dial-in costs (e.g. ISDN)

Desktop Video Conferencing

Video conferencing for spoken and visual communication
 via your own computer

Contact Person: Andreas Schaubert | Availability: worldwide	Material No.: I000261

SERVICE COMPONENT DESCRIPTION

With the service component “Desktop Video Conferencing” by FNC you cannot only hear the persons you are talking to, but also see them. For this service you need a computer — connected to the Fresenius network - with a webcam and a headset. FNC provides you with the required conferencing software so that you can verbally and visually communicate with your business partners worldwide via video conferencing. In addition to a point-to-point connection between 2 conference participants, a video conference with several participants can be set up as an option.

QUALITY PARAMETERS

Operating times:	24/7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

Maintenance window in hours per week:	10

FUNCTIONALITIES

•                  Setting up a point-to-point connection via the global Fresenius network with the aid of address books

•                  Encryption of the connection is possible when the end devices support the standard AES128 Media Encryption and DH1024 Key Exchange

PROVISIONS BY FNC

•                  Central videoconferencing server

•                  Client software with license

•                  Application documentation and quick tips

•                  Address book of all participants

DEPLOYMENT

•                  Client software is provided via an email link

OPERATIONS

•                  General systems administration (e.g. configuration of user data)

•                  Installation of application, release patches, hot fixes

•                  Availability monitoring of video conferencing server

•               Capacity and utilisation monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Multi-point connection via the global network or ISDN

•                  Reserving a multi-point conference via email or Notes database with FNC

•                  Central instruction and management of the conference

•                  Software / hardware configuration by FNC technicians

USER / CUSTOMER PARTICIPATION

•                  Hardware has to be procured by the customer (order requirements forwarded to FNC IT procurement)

•                  IT request with name and cost unit of the user via email to National Telecommunication

•                  Installation of the required Client software and hardware by the user; support by an FNC technician is possible subject to separate compensation

OUT OF SCOPE

•                  Required user hardware: e.g. webcam, headset with microphone (newer notebooks may already have an integrated webcam and microphone)

•                  Applicable fees for ISDN connections

Output Management Internal

Receiving large printing tasks for central
processing and distribution

Contact Person: Christian Scheerer | Availability: Rhine-Main Area	Material No.: I000049

SERVICE COMPONENT DESCRIPTION

With the service component “Output Management Internal” you can print large internal printing tasks via a central system (e.g. SAP). The service component includes the subsequent collective distribution of the printed products to the output recipient via interoffice mail (Rhine-Main area).

QUALITY PARAMETERS

Operating times:	5x7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

PROVISIONS BY FNC

•                  Black/white laser printer

•                  Expendable items (toner and paper)

OPERATIONS

•                  Production planning andscheduling

•                  Post-processing (separating, tearing, ...)

•                  Mailing via interoffice mail (Rhine-Main area)

•                  Printer monitoring

•                  Output production monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Expendable items (pre-printed paper)

USER / CUSTOMER PARTICIPATION

•                  SAP has to be configured for mass printing

•                  Template for the printing paper has to be defined

•                  Recipient for output needs to be specified

•                  Coordinating the time schedule and/or delivery date

OUT OF SCOPE

•                  Transporting executed printing orders outside the Rhine-Main area

•                  Mail sorting

•                  Enveloping

•                  Franking

Output Management External

Organizing printing tasks worldwide via an
external service provider

Contact Person: Werner Wagner | Availability: worldwide	Material No.: I000047

SERVICE COMPONENT DESCRIPTION

With the service component “Output Management External” you can have your invoices, that are generated in SAP every day, sent to your customers worldwide via an external service provider. The external service provider prints the invoices and envelopes them in a postage- and cost-optimized manner. In this way, you save on mailing expenses and a quick and smooth process is ensured.

QUALITY PARAMETERS

Operating times:	5x7

Guaranteed service times:	Monday through Friday (except public holidays) 06:00 - 18:00 CET

OPERATIONS

•                  Production planning and scheduling

•                  Post-processing (separating, tearing, ...)

•                  Mail sorting, enveloping, franking

•                  Mailing worldwide (for international mailing separate postal charges apply)

•                  Consolidating mailings (mailings are pre-sorted)

•                  Printer monitoring

•                  Output production monitoring

•                  Issuing output status reports

INCIDENT MANAGEMENT & SUPPORT

•                  2nd and 3rd Level Support

OPTIONAL EXTENSIONS

•                  Expendable items (paper and pre-printed paper)

USER / CUSTOMER PARTICIPATION

•                  SAP has to be configured for mass printing

•                  Template for the printing paper has to be defined

•                  Coordinating the time schedule and/or delivery date

One-time License Fee

SAP ERP 6.0 and SAP Maintenance

Contact Person: Service Desk | Availability: worldwide

SERVICE COMPONENT DESCRIPTION

(Material groups: 96111129, 96111130)

One-time license fee for the usage of standard SAP systems including archiving, user and SAP GUI creation on your PC. Software maintenance of software providers (SAP).

SAP MAINTENANCE FEE:

mySAP Business Suite:

Material No.	Description	For named user and year
I000115	SAP Maintenance Professional User	€345,96

CHARGING

Licenses:

Based on period comparisons (actual number of users vs. licenses purchased) in coordination with the respective customers.

SAP Maintenance:

Monthly charging based on registered users.

Remark

In case of Professional and Limited Professional Users, IXOS is included.

Travel expenses for the set-up of SAP GUIs outside the area of Friedberg - Bad Homburg - Darmstadt will be charged to the customer.

Other license types are provided on request.

SAP Usage

Contact Person: Service Desk | Availability: worldwide	Material No.: I000159

SERVICE COMPONENT DESCRIPTION

(Material Group: 96111112)

The following services are covered by this annex:

•                  Ensuring system availability (e.g. 98%)

•                  Hardware for development, test and production incl. disks, archive, exchange of components, etc.

•                  Backup and external storage of backup

•                  Archiving Data

•                  Technical release changes and hot packages

•                  SAP GUI - Management

•                  Support of SAP ERP 6.0 printing

•                  Monitoring of System

•                  Reorganization of Data

•                  Improvement of response time

•                  Planning of further Hardware requirements

•                  Provision of Hardware and Software

•                  Housing Costs — Power, Floor space, Air Cond.

•                  Maintenance of data center Hardware / Software

QUALITY PARAMETERS

Technical Hotline:	Monday through Friday (except public holidays) 08:00-18:00 CET

Availability in % per month:	98*

*based on a three month average

OPERATIONS

The following price conditions are applied for the SAP Usage average:

•                  Usage in hours by average rate € 28,94

SAP Support

Contact Person: Service Desk

SERVICE COMPONENT DESCRIPTION

(Materialgruppe: 96111136)

Fresenius’ business operations are primarily supported by SAP. In order to give you the best possible support with questions revolving around SAP, FNC runs an extensive SAP support organization.

For the support of the SAP users FNC provides a certain capacity per user including the following services:

•                  Hotline / Maintenance

•                  Petty Requests (< 2h)

•                  Customer advice

•                  Test of release-changes/hot-packages

•                  Release-changes

•                  Hot-packages

•                  Check of new or changed programs

•                  Transports in productive systems

•                                Quality and performance improvement

•                                Monitoring productive systems

•                                Tuning activities (SAP-programs and -jobs)

•                                Quality Management as basis for progressive validation of GxP relevant processes

•                                Support for the validation of GxP relevant processes

SAP Project capacity for
 application development

Contact Person: Service Desk	Material No.: I000004

SERVICE COMPONENT DESCRIPTION

(Material Group: 96111114)

Fresenius Netcare will take over the complete handling of a project. It will provide a limited contingent for the use of externals. Therefore, a certain capacity are planned within the SLA.

From overall concept to draft for programming

•                  Project definition for further functional improvements

•                  User support in determining the benefits resulting from a project and assistance with the approval procedure

•                  Checking of effects upon the data processing centre and the network

•                  Hardware requirements

•                  Software requirements

•                  Demands on the network

•                  Checking of standard software

•                  If applicable, selection of development tools

Realisation

•                  Co-ordination with customer

•                  Programming

•                  Design and realisation of a training concept

•                  Offer for support

Work place costs for application developers

•                  Terminal devices (PC, Printer, etc.)

•                  Processor resources

•                  Network resources

•                  Consumptive material

•                  Rentals

•                  Office equipment

•                  Travel expenses between the Fresenius locations in Rhein Main Area (Germany)

•                  All other travel expenses will be charged out additionally

•                  Market observation

•                  Education

Administration / co-ordination of externals

•                  Checking the necessity of the assignment

•                  Selection of the appropriate partner

•                  Negotiations, incl. contract

•                  Assignment planning and co-ordination

•                  Approval of dp-technical features

•                  Factual checking of the invoices

•                  Instruction to effect payment

CONDITIONS

The following price conditions are applied :

Price

•                  € 980.00 per person day (8 h) resp. € 122.50 per hour

Charging

•                  Order of customer based on an offer made by Fresenius Netcare

•                  Offers and charging are made using one of three methods:

Fixed price

•             Realisation of defined requirements at an agreed price and date

Upper price limit

•             Agreement of an upper price limit which may not be exceeded

•             Charging according to services rendered on the basis of man days

According to expenditures

•             Charging according to services rendered on the basis of man days

•                  Foreseeable exceeding of offer in case of fixed price or upper price limit, for example due to additional requirements:

•  Information to customer, giving reasons

•  After approval by the customer the realisation will be effected

Remarks

If the capacity is not exploited, the customer is NOT charged at this time, although the capacity was be kept ready. Should the estimated expenditure in the offer be exceeded, the customer will be informed and reasons will be given before the costs are incurred. Only after written approval by the customer will the cost be effected. Since agreed projects have priority, additional requirements will have an effect upon the period of realisation. Rights on software: The customer shall receive simple, non exclusive use rights of the software developed within a project. The assignment of external services/consultants is co-ordinated between the customer and Fresenius Netcare. Fresenius Netcare co-ordinates the assignment and checks the factual correctness of the invoices.

Electronic Data Interchange

Contact Person: Service Desk	Material No.: I000083

SERVICE COMPONENT DESCRIPTION

(Materialgruppe: 96111123, Material I000083)

Processing of IDocs e.g. for:

•                  electronically sent orders, invoices, deliveries, price conditions, goods movements as well as

•                  electronically received orders, invoices, and master data (e.g. customers, materials, …).

OPERATION

•                  Monitoring and optimising of all components

•                  Monitoring of processing of messages.

•                  Clarification of problems with all parties involved, suppliers, customers, clearing house, external network partners

•                  Minor developments

CONDITIONS

The following price conditions are applied:

Price

•                  € 0,28 per IDoc position

Charging

Monthly according to number of IDoc positions / invoices

IT Training

Contact Person: Service Desk

SERVICE COMPONENT DESCRIPTION

(Materialgruppe: 96111117, 96111135)

The training unit co-ordinates all training sessions offered by FNC.

Training sessions offered

•                  See training catalogue

Administration

•                  Generation of a training offer

•                  Planning of the training sessions, incl. registration and room planning

•                  Obtaining and checking of external trainers

•                  Co-ordination of external trainers

Resources

•                  Training by own and external trainers

Costs assumed

•                  Room costs, incl. additional expenses

•                  Equipment, PCs, printers, servers

•                  Processor resources for SAP R/3

•                  Training material

•                  External trainers

Trainings with external training agencies (special agreements possible)

CONDITIONS

The following price conditions are applied:

I000060	Training MS Access	€560

I000063	Single training	€810

I000064	Training for departments - 1 day	€990

I000062	Training room rental 2	€320

I000068	Training room rental 3	€370

I000058	Workshop 1	€560

I000059	Workshop 2	€520

Charging

Charging after attendance of training to the cost centre stated on the registration form.

SAP Travel Management

Carry out all economic processes of travelling

Contact Person: Goesta Kühn | Availability: Germany

SERVICE COMPONENT DESCRIPTION

The service component SAP Travel Management allows you to carry out all economic processes of travelling from travel authorization request and travel expense report to securely and efficiently handing over travel expenses to other functional areas of the company. Travel management accompanies all settlement processes of travel with holistic functionality and integrates them into the circle of accounting and payment. This comprises travel authorization request as well as accounting of travel costs according to the company guideline U4. Travel authorization requests and travel expense reports will be entered exclusively via the respective company portal. Further information can be found in the SAP Portal SLA.

QUALITY PARAMETERS

Betriebszeiten:	24/7

Garantierte Servicezeiten:	Montag bis Donnerstag (außer an Feiertagen) 09:00 - 17:00 Uhr

Wartungsfenster in Stunden:	LCP Einspielung 4x im Jahr EHP Einspielung 1x im Jahr Systemanpassung bei gesetzlichen Änderungen

Verfügbarkeit in % pro Monat:	98*

* Bezogen auf einen Dreimonatsduchschnitt

FUNCTIONALITIES

•                  Workflow-based approval of travel authorization request

•                  Workflow-based approval of travel expense reports

•                  Workflow-based approval of monthly travel expense reports

•                  Email notification

•                  Workflow-based approval of permanent travel authorization requests

•                  Replacement regulations

•                  Email forwarding

PROVISIONS BY FNC

•                  Operation travel management in P13

•                  P13 hosting in data center Bad Homburg

•                  Backup systems

•                  Archiving systems

•                  Interface to FI / CO

•                  Travel management module

DEPLOYMENT

•                  User creation via SAP user administration for travel management (User authorizations must be requested via SAP data responsible according to the respective organization and process.)

•                  Deletion or blocking of users in P13

OPERATIONS

•                  Conception of standard system configurations according to the company guideline (U4) (customizing not included)

•                  Realize current security standards

•                  Client connection (access via SAP portal, make Dynpros for portal usage available)

•                  Backup concept

•                  Archiving concept (by means of P13)

•                  Job preparation and planning (e.g. booking, charging)

•                  Interfaces FI/CO

•                  User concept

•                  Module maintenance

•                  General system administration and parameterization

•                  System administration and parameterization of low-level software

•                  Maintenance of system environment

•                  Renew integration environment every four weeks

•                  Printer administration

•                  Administration of interfaces to FI/CO

•                  Error correction of approval workflow (according to effort if not based on system error)

•                  General system monitoring

•                  Supervision, availability

•                  Capacity, load and performance monitoring

INCIDENT MANAGEMENT & SUPPORT

•                  Support of travel management is charged according to effort

•                  The HR hotline is the contact for travel management

OPTIONAL EXTENSIONS

•                  Setting up functions: „divisional secretary”, „board approval process”

USER / CUSTOMER PARTICIPATION

•                  Request a user incl. function via data responsible in charge

•                  Verification of master data within organization management by responsibles to be named by businesses

•                  Acceptance of ordered system modifications

OUT OF SCOPE

•                  Smartphone connection

•                  SAP P13 user

•                  SAP portal user needs to be requested separately

•                  Training

•                  Consultancy for new implementations or special solutions

•                  Data management (corrections and error removal, master data maintenance, ...)

Online Learning Center

Contact Person: Service Desk	Material No.: I000258

SERVICE COMPONENT DESCRIPTION

FNC offers a learning platform (Online Learning Center), with which online training courses can be managed and executed via internet. In order to implement the personal design of platform, course catalogue, and news section, separate domains can be created.

Using the learning platform

•                  Presence training can be booked by every user. The booking of online courses requires a paid for account

Creating a new domain

•                  Creating an individual web address (sub-domain)

•                  Creating roles for key users

•                  Individualization of ‘Look & Feel’ in accordance with corporate design

User support

•                  Processing registrations, passwords, contact queries, and help requests

•                  Training (and supporting) key users in their functional role

Administrative services

•                  Registering new users

•                  Creating new roles

•                  Creating new categories and courses

Technological services

•                  Continuous updating and customization of software applications

•                  Maintaining the servers infrastructure (backup plan, security patches, etc.)

Course-hosting and development services

•                  Creating online-courses (software simulations, tutorials, etc.)

•                  Imbedding externally acquired online-courses

Incoming costs

•                  Server

•                  Software licenses

CONDITIONS

Using the learning platform for online-training (unlike for booked presence schooling) requires a paid for user account, either on an annual basis (€ 55 per user) or based on a total of 5000 course-logins per quarter.

Price

Using the platform (selection of invoicing model)

a)             on an annual basis € 44 per user

b)             on login basis (5000 logins valid for 3 or 6 months) € 5.200 or €10.400

Creating a new domain

Creating a new domain (including web address and key user roles)	€4500

Customizing ‘Look & Feel’ in accordance with corporate design	invoice at cost

User support

Processing registrations, passwords, contact queries, and help requests	€960

Customizing ‘Look & Feel’ in accordance with corporate design	invoice at cost

Verwaltungsservices

Registering new users (according to list)	€200

Creatin new roles	€200

Creating new course (including categories)	€200

Technologische Dienstleistungen

Continuous updating and customization of software applications (entailed in 2.1.1.)	(incl. in 2.1.1)

Imbedding externally acquired online-courses	(incl. in 2.1.1)

Kurs-Hosting und Entwicklungsservices

Creating online-courses (software simulations, tutorials, etc.)	special agreement

Imbedding externally acquired online-courses	(incl. in 2.1.1)

Charging

Using the platform is charged based on chosen invoicing model

a)                           On annual basis invoiced once a year

b)                           On login basis invoiced after expiration of agreed runtime (3 or 6 months)

All other services are invoiced after agreement.

Fresenius Netcare GmbH

Else-Kröner Straße 1

61352Bad Homburg v.d.H.

T: +49 6172 608 - 0

E: service@fresenius-netcare.com

I: www.fresenius-netcare.com

Content Responsibility

Hermann Luckhardt

Director IT Service Management

T: +49 6172 608 - 2654

F: +49 6172 608 39 - 2654

E: hermann.luckhardt@fresenius-netcare.com

PRICE LIST 2013

Summary of Standard Services, Prices and Charging Conditions

This summary covers standard services only.

Individual services / conditions as per separate agreements.

For more details see our descriptions

Version 1.4

Service components new	Material Number	Prices	Charging conditions

Network and Telecommunication Services

LAN

Basic IT Operation Package	I000284	58,00 €	network printer per month

Infrastructure services Maintenance R/3 printer	I000019	48.30€ 115.50€	month C-Itoh 5000 month C-Itoh 1000

WAN

Fresenius global network	I000238		Actual line and hardware costs; individual prices

Internet & Intranet

Internet Access Base	I000048	4,00 €	Actual number of Internet user by month base fee incl. 20 MB traffic

Internet Access Volume	I000081	0,14 € 27,75 €	for each MB above 20 MB Maximum user / month

VPN

VPN Connect full access	I000171	23,75 €	per device and month plus volume

VPN WEB connect	I000227	21,00 €	per user / month

VPN Connect Basic Application	I000228	14,00 €	per user / month

VPN including router	I000230	120,00 €	per device and month plus volume

RAS Dial in / Dial in Equant Only for ongoing bookings / no new orders	I000055	30,00 €	per user / month

Homeoffice Basic	I000202	67,00 €	per user / month

Homeoffice Comfort	I000213	90,00 €	per user / month

VOICE & FAX

Voice Telephone / fax	I000075	21,50 €	Actual device by month

Paging system freeset	I000079	35,00 €	Actual device by month

Telephone cost	I000080	0,013 €	per unit

Mobile rent Mobile Phone	I000xxx	3,00 €	per week plus units

Conferencing Services

Desktop Video Conferencing	I000261	19,70 € 100,00 €	per month one time

Audio / Room Conferencing	I000262		Up to System, in/out, Video/Audio

Service components new	Material Number	Prices	Charging conditions

Hosting Services

Output

Output management internal	I000049	0,067 €	per page

Output management external	I000047	0,65 € — 1,58 €	per invoice

Output management external	I000071	0,65 € — 1,58 €	per invoice

Output management external	I000072	0,69 € — 1,58 €	per invoice

Application Management

SAP

SAP USAGE

SAP usage average	I000159	28,94 €	Real usage by average rate per h

SAP SUPPORT

SAP support professional user	I000114	2.452,00 €	Actual number of users per year

SAP support limited professional user	I000052	934,00 €	Actual numbers of users per year

SAP support Travel Management ESS	I000201	1,00 €	Number of travels

SAP supports EBP user support	I000175	61,00 €	Actual numbers of users per year, additional

SAP LICENSES

SAP licenses professional user	I000021	1.580,00 €	New, additional users one-time

SAP licenses limited professional user	I000021	900,00 €	New, additional users one-time

SAP licenses employee user	I000021	102,50 €	New, additional users one-time

BW reporting only user	I000021	58,00 €	New, additional users one-time

ESS user	I000021	44,50 €	New, additional users one-time

Engines (additional functions) due to special metrics on request

SAP MAINTENANCE FOR LICENSES

SAP professional standard user	I000115	345,96 €	per named user and year

SAP limited professional user	I000192	197,04 €	per named user and year

SAP employee user	I000198	22,44 €	per named user and year

BW reporting only user	I000221	12,72 €	per named user and year

ESS user	I000193	9,72 €	per named user and year

Maintenance for engines based on license volume

EDI orders	I000083	0,28 €	per order position / delivery item / outgoing invoice item

Service components new	Material Number	Prices	Charging conditions

Non SAP Appications

Online learning center	I000258		lump sum based on separate agreement

End User Service

Client Backup	I000222	11,80 €	per device and month

Terminalserver	I000252	19,50 €	per user and month

Harddrive protection Software-Engineering	I000269	4,85 €	per device and month

Basic IT Operation Package	I000045	85,00 €	per month

Clients

First Installation Service	I000203	84,00 €	Charging according to separate orders by h for PC service

IT Equipment Moving Service	I000204	84,00 €	Charging according to separate orders by h for PC service

Onsite Support	I000205	84,00 €	Charging according to separate orders by h for PC service

Onsite Support Borkenberg	I000217	84,00 €	Charging according to separate orders by h for PC service

Onsite Support Friedberg	I000208	84,00 €	Charging according to separate orders by h for PC service

Computer Pick-up Service	I000211	84,00 €	Charging according to separate orders by h for PC service

Onsite Support VIP	I000206	105,00 €	Charging according to separate orders by h

Board Disposition	I000207	105,00 €	Charging according to separate orders by h

IS Purchasing	I000084	23,63 €	per order position

IS Purchasing SRM Bundles	I000285	50,00 €	per order

Service components new	Material Number	Prices	Charging conditions

Service Desk

Messaging

E-Mail facility connection plus	I000051	9,50 €	Actual numbers of users by month

Email facility connection standard	I000036	7,53 €	Actual number of users by month

Lotus Notes license	I000054	47,25 €	New users: one time fee

Email Web Solution	I000173	2,50 €	Actual number of users by month

Email Web Solution extended	I000305	3,50 €	Actual number of users by month

Mailbox Volume extension	I000087	3,88 €	per month and user for each 50 MB mail box exceeding the free part of 300 MB.

Additional disk space on central server	I000277	0,14 €	per month for each allocated 10 MB increment per user.

Mobile Email for Blackberrys	I000172	13,75 €	Actual number of devices by month

E-Fax	I000033	4,00 €	Actual number of devices by month

Training

Training MS Access	I000060	560,00 €	Price according to pricing list cost per unit / person

Single training	I000063	810,00 €	Price according to pricing list cost per unit / person

Training for departments — 1 day	I000064	990,00 €	Price according to pricing list cost per unit / person

Training room rental 2	I000062	320,00 €	Price according to pricing list cost per unit / person

Training room rental 3	I000068	370,00 €	Price according to pricing list cost per unit / person

Workshop 1	I000058	560,00 €	Price according to pricing list cost per unit / person

Workshop 2	I000059	520,00 €	Price according to pricing list cost per unit / person

Workshop 3	I000069	540,00 €	Price according to pricing list cost per unit / person

Workshop 4	I000070	300,00 €	Price according to pricing list cost per unit / person

Training cancel. fee 100%	I000073		Up to the training ordered

Training cancel. fee 75%	I000074		Up to the training ordered

Project

Projects	I000004	980,00 € 122,50 €	Charging according to separate orders. Rate is per day / per hour for internal personnel.

SIGNATURES

Bad Homburg, 4.6.13		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG, represented by		Fresenius Netcare GmbH represented by

By:	/s/ Thomas Dimt	By:	/s/ Jurgen Kunze
	Thomas Dimt		Jürgen Kunze
	Executive Vice President		Vice Chairman
Commercial Services EMEALA

By:	/s/ Klaus Grimm	By:	/s/ Ralf Ehrenborg
	Klaus Grimm		Ralf Ehrenborg
	Vice President IT Coordination EMEALA		Senior Vice President

Service Agreement SAP

to the General Agreement 2013

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Status	:	22.01.2013
Last printed	:	1/22/2013 6:09:00 PM
Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document may be updated regularly by the Service Management Units of the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1.	Preamble			4

2.	NETCARE’s Responsibilities and Services			4

	2.1	Operating Services		5

		2.1.1	SAP Base Administration & Support	5

		2.1.2	Data center	7

		2.1.3	Network within the DC EK1 and D20	7

		2.1.4	Hardware	8

		2.1.5	Software License	8

		2.1.6	Disk Space	8

		2.1.7	Backup	8

		2.1.8	Printing	8

		2.1.9	Component BC	9

		2.1.10	Monitoring	10

		2.1.11	Storage Systems/Data storage	10

		2.1.12	Archiving of Records	10

		2.1.13	Maintenance Contracts	10

		2.1.14	Availability	10

		2.1.15	Response Time	11

2

		2.1.16	Operating Times and Contractual Service Times	11

		2.1.17	Responsibility for the Data / Permissions	11

	2.2	SAP Application Services		12

		2.2.1	Application monitoring	14

		2.2.2	SAP Application Transport	14

		2.2.3	User Administration	15

		2.2.4	Batch Job Processing	15

		2.2.5	Application Maintenance and Update	16

		2.2.6	GxP and SOX compliance	16

	2.3	SAP Support		16

		2.3.1	Service Levels	18

		2.3.2	Reporting	18

		2.3.3	Ticket and Call Management	19

		2.3.4	Priorities	19

		2.3.5	Escalation Processes	21

	2.4	SAP License		21

		2.4.1	SAP License Administration	22

		2.4.2	Repurchase	23

		2.4.3	Maintenance	23

3.	FME’s Responsibilities			23

	3.1	Licenses		23

	3.2	Responsibility for the Data / Permissions		23

	3.1	Super Users		23

4.	Joint Tasks			23

	4.1	Procedures in Case of Malfunctions		23

	4.2	Tuning		24

	4.3	Record Archiving		24

	4.4	Network Connection		24

5.	Remuneration			24

	5.1	SAP Operation, Application Services & Support Fees		24

	5.2	Invoicing of SAP Licenses and Maintenance		25

	5.3	Benchmark		25

	5.4	inSITE: Service and Price Review		25

6.	Term and Termination			25

7.	Attachment 1: Definitions			27

3

1.   Preamble

NETCARE operates and maintains the Fresenius Group’s SAP Systems for several Group companies. FME is using these Systems and procures the associated SAP services.

Subject to the terms and conditions of this Service Agreement SAP (“Service Agreement”), the General Agreement, the Annexes and the Standard Service Agreement, FME procures IT Services from NETCARE.

NETCARE’s SAP Service provision to FME is defined in three layers:

•                  Service Agreement SAP

•                  SAP Service Level Agreements

•                  SAP Price List

This Service Agreement shall provide general provisions and service standards on the respective SAP Services stipulated hereunder and attached to this Service Agreement as specific SAP Service Level Agreements. Furthermore this Service Agreement shall also apply for additional SAP Functions or Modules which have to be licensed separately and shall therefore be covered by separate SAP Service Level Agreements.

The SAP Service Level Agreements define specific SAP Services, provide detailed provisions on Individual Services and describe deviations from the service standards defined in this Service Agreement.

The SAP Price List contains an overview of all SAP Service Level Agreements and explicitly governs remuneration details and penalties if applicable.

In cases of contradictions the respective SAP Service Level Agreements shall supersede the terms and conditions in this Service Agreement as well as the SAP Price List.

The Parties differentiate between Shared SAP Services and Dedicated SAP Services. Such SAP services shall be typically defined based on System Families in SAP Service Level Agreements. Notwithstanding the Parties may agree on SAP services based on specific Systems and Applications in supplementary SAP Service Level Agreements.

2.   NETCARE’s Responsibilities and Services

NETCARE’s SAP service provision to FME comprises the following services:

•                  Operating Services

•                  Application Services

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•                  Support Services

•                  SAP License.

2.1   Operating Services

Purpose of the services rendered hereunder is to provide and operate the infrastructure of the data center, comprising hardware, operating system, software required for the operation of the operating system, data bases, SAP base component (BC) and other SAP Applications as defined in the respective Service Level Agreements. The services shall extend to the Point of Delivery. The transfer after the Point of Delivery to FME locations is not governed by this Service Agreement.

NETCARE’s data center, where the infrastructure for FME is provided, shall be basis for the operating services rendered hereunder. In the following, the general responsibilities of the Parties and the services for the operation by NETCARE shall be defined.

2.1.1   SAP Base Administration & Support

The following table contains the Standard SAP Base Administration & Support parameters delivered by NETCARE.

These parameters apply for the majority of the productive SAP Systems. Any deviations of these service parameters will be defined in the respective SAP Service Level Agreement.

SAP Base Operation Service Items	Standards
Deployment
Install	charged separately (T&M)
Adds, Changes
SAP-Upgrades (technical implementation)	Included: max. one implementation of Enhancement Package or Support Package per year
Implement JAVA Support packages	n.a.
Installation of DBMS patches, updates (technical implementation)	Included
Installation of OS patches, updates (technical implementation)	Included
Implement new SAP kernel patches	Included
Uninstall	not included
Operation
Planning

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SAP Base Operation Service Items	Standards
Planning of periodically scheduled technical SAP jobs	Included
Define naming conventions and System planning	Included
Planning and coordination of maintenance windows and downtime	Included

Administration
Start / stop System	Included
Basis performance tuning and optimization	Included
Transport management System setup	Included
System log analysis	Included
SAP Basis dump analysis	Included
SAP Connect administration	Included
SAP Logon group administration	Included
SAP Spool System administration	Included
SAP Router and Service connection administration	Included
SAPNet (OSS) access administration	Included
SAP System user administration (standard user SAP*, DDIC, etc.)	Included
Maintain SAP System profile parameters	Included
Basis operation of SAP clients	Included
Investigate and fix technical errors	Included
Printer administration and error handling in SAP and operating system	Included
Data Management
Set up, copy and remove SAP clients	optionally included (on request)
Create System copies	included: according to the System Lifecycle Management processes
Monitoring
General Systems monitoring	Included
Availability monitoring	Included
Capacity, utilization and performance monitoring	Included
Monitor standard System batch jobs	Included
Monitor update processes	Included

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SAP Base Operation Service Items	Standards
Check basis related ABAP dumps	Included
Monitor SAP Connect	Included
Reporting
Documentation of Systems and operation	Included
System utilization and performance reports	Included
Service Level Reporting	Included published on Intranet

2.1.2   Data center

NETCARE shall provide the premises for the Systems, comprising the rooms determined therefore in the locations with the Fresenius names EK1 (Else-Kröner-Str. 1) and D20 (Daimlerstr. 20) in Bad Homburg, Germany including all costs for media, including electricity without limitation, air conditioning etc. At the time of execution of this Service Agreement, such rooms are:

Location	Function
EK1	Data Center (DC EK1)
D20	Data Center (DC D20)
D20	Data Backup Location (DC D20)

All rooms feature air condition, UPS, fire protection system and access to an emergency power unit (Diesel). Additionally, DC EK1 also features redundant UPSs with respective redundant UPS batteries. All premises are integrated in the access control system of Fresenius Group.

2.1.3   Network within the DC EK1 and D20

The computers are connected to the existing network infrastructure of DC EK1 and DC D20 comprising connection to the network of SAP AG for using the support services and for sending error notices to SAP AG. The network is technically optimized and is secured against the Internet and other external networks by a firewall. NETCARE is monitoring

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advisories and security alerts of hard- and software vendors and shall implement relevant advisories within reasonable time.

2.1.4   Hardware

Within its discretion, NETCARE will acquire, install, and operate hardware and system software.  The SAP Systems use a shared server farm distributed across two data centers. This allows the option to move a system to another server within or across data centers. Management of the infrastructure, in particular installation, start, stop, update of hardware, and of the operating system and of the software required for the operation of the operating system shall be in the responsibility of NETCARE.

2.1.5   Software License

NETCARE, at her sole cost, shall provide the number and the extent of licenses required for the operating of the Systems.  This shall include SAP licenses required for the operating and required by NETCARE representatives. Excluded shall be SAP and data base licenses for FME’s Named Users and products which shall be defined in section 2.4.

2.1.6   Disk Space

Data shall be stored on the central storage systems in the DC EK1 and D20. All disk systems shall be designed with redundant controllers and shall be connected via redundant switches / glass fiber. NETCARE shall be responsible for the management of the disk infrastructure, in particular regarding optimization of access and growth.

2.1.7   Backup

Data backup shall be stored on the backup systems in place. Generally, backups shall be performed automatically without human intervention. The backup infrastructure shall be installed in a building separated from data processing. Data shall be stored on the media provided by NETCARE and such media shall remain in the tape library / backup disk systems.

Data base logs shall be saved in different NETCARE locations within reasonable time (5 min.) but within 8 hours latest, after having been filed.

2.1.8   Printing

NETCARE shall define printer queues on the level of the operating systems and the BC. NETCARE shall also be responsible for the management of print jobs up to the print server. Transfer of print jobs to FME locations is not governed by this Service Agreement

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SAP. Interferences, e.g. deletion of print jobs in Systems, shall be performed subject to the provision of FME and within reasonable time.

2.1.9   Component BC

NETCARE shall be responsible for the component BC. Such responsibility shall include installation, configuration, start/stop etc. of data bases and instances. In order to meet the agreed upon services levels under this Service Agreement SAP, NETCARE shall perform all tasks required by the operation of the Applications.

NETCARE shall solely be responsible among others for the following tasks:

•      Data base management required to achieve defined performance indicators

•      Installation, extension of table spaces

•      Management of redo segments, undo-spaces, log-files

•      Data base reorganization

•                  Unlimited technical installation of hot packages/support packages according to SAP recommendation and/or request of the application development group

NETCARE shall be responsible for the technical execution among others for the following tasks if FME or NETCARE’s Development respectively reasonably require NETCARE to perform such services from time to time:

•                  Pro-active installation of notes issued by SAP in BC

•                  Performing “Early Watch” sessions and installation of notes in BC

•                  Configuration of ALE and RFC connections

•                  Installation/definition of printer drivers/processing tasks in the Systems

•                  Performing archiving processes after consultation with the responsible FME Operation Unit and providing such archived data on FME’s request.

•                  Performing basis-jobs, e.g. spool reorganization, job-log reorganization

•                  Technical performance of transport subject to the provision of NETCARE’s Development.

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•                  System copy/client copy on demand at least once a quarter. If necessary system copies should be approved by the respective IT governance and validation committees.

•                  Technical implementation with respect to the System (such as support, security and enhancement packages as well as error corrections) as part of the Application maintenance and update as defined in Section 2.2.5.

2.1.10   Monitoring

NETCARE shall monitor in its sole responsibility the entire infrastructure required by the performance under this Service Agreement SAP online and continuously during the agreed service times. Monitoring includes among others the control of disk spaces, system availability, backup infrastructure, critical database and other system performance parameters.

2.1.11   Storage Systems/Data storage

In general, NETCARE shall use storage systems with redundant controllers which shall have redundant connections to the servers.

2.1.12   Archiving of Records

If applicable, records shall be archived on the archive available at NETCARE’s DC EK1 on archiving systems. Such data shall be stored on media which shall be purchased by NETCARE. Such data shall be available as a record item in the productive part of a System for the last sixteen calendar months. Thereafter, the archived records shall be stored in a PBS-system and according to the statutory storage provisions.

2.1.13   Maintenance Contracts

NETCARE, at its sole expense, shall enter into hardware and software maintenance contracts for the components required for providing the services. The number and scope of such maintenance contracts shall be in line with the duties of a prudent business man.

2.1.14   Availability

In general the Availability of the productive Systems shall be at least 99% if not otherwise defined in the respective SAP Service Level Agreement.

Availability = (Factual Service Time + excused non-availability + agreed non-availability) / Scheduled Service Time.

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2.1.15   Response Time

NETCARE shall provide a Response Time of all dialog steps in the productive System at the Point of Delivery as defined in the respective Service Level Agreements. Investments required for the achievement of such Response Times shall be at NETCARE’s sole expense and fully covered by the fee payable by FME. NETCARE shall report the Response Time of the previous calendar month and Availability before the fifth working day of each month on the Intranet.

NETCARE shall permanently monitor the operation of the Applications. Performance of the Applications shall be frequently controlled; problematic functions and jobs run by FME’s users shall be discussed with the responsible process owner or if not defined with FME respectively in order to optimize Response Times of the Applications.

For the period after implementation of new functionalities, in particular ABAP programs developed by NETCARE, a grace period shall be agreed upon between the Parties.

2.1.16   Operating Times and Contractual Service Times

In general, the productive SAP Systems shall be available 7x24h minus the agreed upon maintenance times on Saturday, 16:00 until 20:00 CET, Sunday, 08:00 until 14:00 CET.

If not otherwise agreed in the respective SAP Service Level Agreement the Contractual Service Times for the productive SAP Systems shall be Monday through Friday, 06:00 to 18:00 CET. During this timeframe, SAP system administration is guaranteed.

Maintenance work in the maintenance periods may be delivered by NETCARE on short notice. In this case, NETCARE shall notify FME of planned maintenance services immediately. Maintenance periods shall only be used if reasonably required.

If maintenance works, such as works on the central power line, are required outside of the maintenance periods, and which particularly may materially affect the Availability or the Response Time of the Systems, NETCARE shall consult with FME. Time required by this maintenance work shall be deemed as down time.

NETCARE hereby offers enhanced Contractual Service Time at the end of each quarter and on weekends for FME’s weekend production against separate remuneration.

2.1.17   Responsibility for the Data / Permissions

NETCARE shall be responsible for the availability and security of the data.

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2.2   SAP Application Services

Purpose of the services rendered hereunder is to provide and operate the Applications including but not limited to application monitoring, user administration, application maintenance and batch job processing. All services described below are provided during regular local business hours, with the exclusion of local holidays.

The following table contains the Standard SAP Application operation parameters delivered by NETCARE. These parameters apply for the majority of the productive SAP Systems. Discrepancies of the service parameters will be defined in the SAP Service Level Agreement.

SAP Application Operation Service Items	Standards
Deployment
Adds, Changes
Installation of SAP software releases	Included max. one implementation of Enhancement Package or Support Package per year
Installation of SAP patches and hot fixes	included
Perform corrections and transports Change & Transport System (CTS)	included
Provision of SAP UI	included
Corrective Change
Maintenance (Customizing)	included
Maintenance (Code related)	included
Maintenance Data Objects	included
Interface adjustments (corrections and troubleshooting)	included
System Testing	included
Operation
Planning
Maintain SAP client concept (Mandantenkonzept)	included
Administration
Archive link administration	included
Handle CTS requests	included
Application Operation
Interface control and administration	included
Analyse and clean up update terminations	included
Analyse and clean up lock entries	included
Check for Application related ABAP dumps	included

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SAP Application Operation Service Items	Standards
Troubleshoot and restart Application batch jobs	included
Analysis of Early Watch reports	included
Application performance analysis and tuning	included
Problem analysis	included
Specific Application related tasks
Administer and run batch input sessions	included
Analyse faulty batch input sessions	included
Reorganize processed batch input sessions	included
Supervision of ALE-based interfaces	included
Administration of other Application related interface types	included
Monitoring and administration of other communication components	included
Data load management	included
Monitor upload jobs incl. restart	included
Monitoring
Monitor SAP batch processing	included
Monitor workflows	included
Early watch reports	included
Application-Support
Support & Information
User information for Application	included
Support for warnings & alerts	included
Technical issues, such as printer connections	included
Business process-related issues	included
Application-specific user support	included
Administration User profile
User profiles and roles	included
Maintain authorization profiles	included
Maintain activity groups	included
Other
Other Services
Certification (ISO, ITIL, etc.)	Included ISO9001
GxP compliance	charged separately (T&M)
SOX	charged separately (T&M)

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There might be an additional remuneration on time & material (T&M) base for specific SAP Application Services as described in the SAP Price List and SAP Service Level Agreements.

The responsibility for customizing and development of Applications shall solely be assigned to NETCARE. Such Services shall be handled as a separate project to be agreed between the Parties according to the regulations outlined in the General Agreement and MSD.

2.2.1   Application monitoring

NETCARE shall permanently monitor the operations of the Applications for Incidents. Performance of the Applications shall be frequently controlled; problematic functions and jobs run by FME’s users shall be discussed within the Service Management Units respectively in order to optimize response time of the Applications.

2.2.2   SAP Application Transport

NETCARE shall be solely responsible for performing and supervising Application Transports from the development System to the integration System and the productive System, for all reasons including maintenance, error correction, new implementation or change of already implemented programs and configurations.

For specific Systems such Application Transports shall be controlled by Solution Manager Change Request Management (ChaRM) and can be done within Maintenance Cycles. The applicability of these Maintenance Cycles shall be defined in the respective SAP Service Level Agreement. Only urgent corrections and simple customizing can be excluded from Maintenance Cycles. An extension of the Maintenance Cycle procedure to other Systems can be agreed between the Parties.

The GoLive of these Maintenance Cycles takes place every 2 months according to the calendar mutually agreed between the Parties on a yearly base and published on NETCARE’s Intranet.

However, according to the standards of SAP, Application development in the productive parts of the Systems shall be avoided were possible. NETCARE, therefore, shall not engage independently without FME’s approval and commissioning Application development for FME specific Applications. Upon FME’s request, NETCARE shall grant to employees of FME, which may be nominated by FME IT Coordination Department and the number of which shall not exceed five, reading privileges for customizing.

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2.2.3   User Administration

NETCARE is responsible for providing a user management concept and services for all Systems and Applications managed by NETCARE.

NETCARE takes care of all technical steps related to the user administration. This service comprises, based on FME request:

•                  creation of new users

•                  blocking of obsolete users and

•                  allocation of user authorizations and access rights on request.

This service has to be performed as outlined herein after receiving the request from authorized staff of FME.

NETCARE shall provide support and maintenance for the Application for user management. Several core functionalities will be provided as listed below:

•                  automatic assignments of access rights to the user (on request and after approval)

•                  role management

•                  maintain information workflow and stages

•                  management of controlled temporary access rights

•                  support for fulfillment of regulatory requirements

NETCARE shall provide technical, organizational and compliance guidelines and policies for user management.

2.2.4   Batch Job Processing

NETCARE is responsible for troubleshooting and restarting of application batch jobs. Should a system downtime occur within non-attended operating time and not be noticed until start of regular business hours, then the Second or Third Level Support shall prioritize the business-relevant batch jobs and enable processing of such batch jobs and monitor them closely.

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2.2.5   Application Maintenance and Update

Application maintenance shall be in NET CARE’s sole responsibility. Application maintenance shall include Application customizing and programming. In frequent intervals, it is required to install so called support-, security- and enhancement packages and error corrections. NETCARE shall be responsible for scheduling of such activity and NETCARE shall reach an agreement with the respective IT governance and validation committees upon such scheduling and performing release changes. FME shall be permanently represented in such committees.

The current SAP UI software package will be provided by NETCARE to the responsible local PC support units. It remains in the responsibility of the local PC support units to install the SAP UI. If NETCARE provides these local PC support services the installation will be provided free of charge as part of the release change, if not otherwise agreed in the local Service Agreement. Client licenses mandatory required by a new SAP UI installation (for instance EXCEL) shall be provided by FME. On request and a separate remuneration SAP UI installation also for locations may be provided.

2.2.6   GxP and SOX compliance

NETCARE shall maintain quality management which shall be responsible within NETCARE for compliance with the GxP regulations in course of implementation of all GxP relevant Applications and/or processes and subsequent support services (error corrections, support-, security-, enhancement packages). Furthermore, NETCARE shall assist FME in-the validation of GxP relevant processes in collaboration with the respective IT governance and validation committees.

2.3   SAP Support

The primary goal of such Support Services rendered by NETCARE shall be to restore the availability and / or quality of service operations as fast as possible and to minimize the adverse impact on business operations in case of malfunctions, Incidents, problems and failures of the productive Applications and / or the productive Systems. Furthermore the SAP support shall comprise brief consulting on handling issues other than assistance with Incidents of the Applications by the First Level Support. Execution of Petty Requests shall also be part of the contractual services and compensation for such shall be fully paid up by the support fee. However longer consulting services e.g. in terms of training shall not be comprised.

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NETCARE provides SAP support to FME based on a decentralized support concept that considers the local conditions and/or specific requirements. This support concept comprises the local SAP Service Desks (First Level Support) and if necessary the involvement of further specialists by NETCARE in order to resolve the Incidents and achieve the mutually agreed Service Levels (Second and Third Level Support). The service times and contact information of the SAP Service Desks shall be defined in the Standard Service Agreement and published on NETCARE’s Intranet. The service times and contact information will be revised and agreed between the Parties on a yearly base. This enables the user to choose the right point of contact for the specific region/location. All Incidents reported to NETCARE are registered in a ticketing system.

In general First Level Support is available for all SAP users in local language. It is possible that in some countries, the First Level Support may not be provided by NETCARE in local language. In such cases the Parties shall agree on FME providing local Super-Users being able to communicate in local language and to channel any issues towards the NETCARE First Level Support. In such cases the number of Super- Users shall be limited to two users which have to be named to the NETCARE First Level Support.

The following table shows the main characteristics of the SAP support:

SAP Support Service Items	Standards
Incident Management & Support
First Level Support	included
Second Level Support
Process tickets from First Level Support	included
Respond to technical questions on Application Modules	included
Use OSS access (enter notes etc.)	included
Feedback to first level support	included
Escalation to third level support	included
Third Level Support	included
Process tickets from Second Level Support	included
Feedback to First Level Support	included
Reporting
Service Level Reporting	Included using SAP BW

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2.3.1   Service Levels

NETCARE guarantees the following Service Levels:

a)             minimum attainability 75/35 (Minimum Attainability):

Minimum Attainability is achieved as far as

•                  75 % of all incoming calls are picked up over a period of 3 months average and

•                  75 % of the picked up calls have been received within 35 seconds over a period of 3 months average.

b)             Minimum Solution Rate

Minimum solution rate is achieved as far as

•                  80% of the calls received and entered as tickets within one month shall be solved within 30 days. The measurement shall be performed at the end of the next month.

2.3.2   Reporting

NETCARE´s SAP Service Desk provides reports including:

•                  agreed Service Levels

•                  the number of calls

•                  the overall number of Incidents per SAP Module.

The Reporting shall be generated based on SAP BW and will be rendered as a PowerPoint presentation on NETCARE’s Intranet.

Due to the fact that the existing setup of the Automatic Call Distribution Telephone- System (ACD) is not able to document the attainability specific for FME users, for the time being, the measurement of all incoming calls (Fresenius total) shall be used as basis for the calculation of the performance.

The figures guaranteed under 2.3.1 shall be valid for all NETCARE support locations, but will be only measured where an ACD is implemented. In case of a general system problem (i.e. SAP downtime) the respective calls made during this time-range will be excluded in the measurement-statistic. FME shall be informed on such exclusions detailing the respective general system problem and time-range.

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2.3.3   Ticket and Call Management

In general FME users shall address all inquiries, Incidents, etc. to the First Level Support. NETCARE cannot secure proper processing of requests and problem reports which may have been submitted to other NETCARE staff.

Requests and problem reports shall be registered and categorized. NETCARE shall register the information received, such as name of the FME employee, date and time of registration, short text and description, category of request, priority, etc. If the registering NETCARE staff is unable to solve the problem, the problem shall be submitted to competent staff of the Second Level Support.

If reasonably necessary, NETCARE shall notify the requesting FME user after a problem has been solved.

2.3.4   Priorities

After receipt of the problem ticket, the processing First Level Support shall prioritize such ticket. All received tickets shall be processed according to the priority of the ticket. The following priorities shall apply (for the avoidance of doubt, the requirements in each priority hereunder shall be cumulative only if explicitly indicated by the use of the word “and”):

Priority 1: Critical

•                  A service in its entirety or an important part of a service is not available and processes important or critical to the FME’s businesses cannot be used or are materially affected by an incident.

•                  Service levels of FME’s business services are violated or such violation is very probable.

•                  It is very likely that business relations between FME and its business partners will be disrupted.

•                  A material number of staff cannot perform their assigned duties or are materially affected in performing their permanent duties.

•                  FME has no immediate alternative in order to perform the affected business process.

Priority 2: High

•                  A material function of an application is not available and no workaround is available for an immediate solution.

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•                  Frequently used business processes are affected by the incident and a service level violation of FME’s business services is probable.

•                  It is likely that business relations between FME and its business partners will be affected.

•                  Numerous staff may be frequently affected in performing their temporarily assigned duties or a single staff cannot perform his/her permanently assigned duties.

•                  This priority is applicable, e.g., if order registration and commissioning is affected.

•                  For the avoidance of doubt, events more critical than the ones defined under Priority 2 shall be exclusively governed by Priority 1.

Priority 3: Medium

•                  An application is not complying with specifications and/or a workaround for a Priority 1 or Priority 2 incident is available.

•                  The effect on business process is of non-material nature.

•                  Violations of Service Levels are of non-material nature or not likely.

•                  Effects on business relationships between FME and its business partners are non- material.

•                  Staff is affected in performing their duties only occasionally or they may perform other duties during incident solution.

•                  Priority 3 shall apply, e.g., if procurement orders, booking of cost accounts except for the purpose of month end closing and invoicing review is affected.

Priority 4: Low

•                  An incident not or minimally affecting business processes.

•                  There is no direct effect on business relationships between FME and its business partners.

•                  The incident may cause an inconvenience to single employees. E.g., incidents may affect reporting, headlines are not formatted, sums and selections are not correct.

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2.3.5   Escalation Processes

Based on the priority of the requests/reports, NETCARE shall use the following internal escalation processes in general:

•      Priority 1:

A problem report shall be processed immediately after receipt. The first preliminary status report to FME shall be due within one hour. FME shall be kept constantly informed on the progress until submission of the final status report. The recipients of the problem reports are defined in Attachment 3.

•      Priority 2:

If no solution or workaround has been found for a problem within four hours after receipt, a specialist or the Second Level Support shall be entrusted with a problem solution. The first status report to FME shall be due after one hour.

•      Priority 3:

If no problem solution or workaround is perceived by the First Level Support 24 hours after receipt, a specialist or the Second Level Support shall be entrusted with a problem solution. The first status report to FME shall be due after 24 hours.

•      Priority 4:

Since no critical problem demanding immediate action has been reported, Second and Third Level Support will not be involved automatically. Only in case that the First Level Support fails to reach a problem solution independently the Second or Third Level Support shall be involved. The first status report shall be due after seven days.

2.4   SAP License

The contractual relationship between the company SAP and the Fresenius G roup is solely administered by NETCARE.

For the benefit of FME, NETCARE shall be responsible for the negotiation, all contractual obligations and the purchase of SAP licenses. NETCARE shall balance and represent all FME requirements and shall always be obliged to negotiate in best effort for FME. FME shall have access to the SAP licenses required for the contractual operations under the same scope as has been granted by SAP AG to NETCARE.

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NETCARE is responsible towards SAP AG that all contractual obligations between SAP AG and FME are fulfilled. Therefore, NETCARE takes care that FME buys sufficient SAP licenses from NETCARE.

2.4.1   SAP License Administration

NETCARE shall perform the SAP license administration and verify on quarterly basis whether FME has sufficient SAP licenses or not. NETCARE checks all new SAP users registered on the System, all required licenses and all obsolete SAP-users disabled in the System. Before selling and invoicing SAP licenses, the quantity has to be discussed between NETCARE and FME on a yearly basis. Goal of this discussion should be to keep the number of SAP licenses as low as possible and to share SAP licenses within the Fresenius group for cost saving purposes. The license verification shall include the following main tasks:

•                  The user volume will be calculated based on the number of SAP maintenance units of all productive systems.

•                  NETCARE shall allocate the limited professional user licenses wherever possible according to the SAP licensing guidelines.

•                  The identified inventory of licenses will be reported by NETCARE to FME on a quarterly basis.

•                  Once a year NETCARE performs a license inventory comparing the current license volume with the baseline of the previous year.

•                  The result of the license inventory will be reported by NETCARE to FME and mutually discussed between the Service Management Units.

•                  Licenses which have been newly procured will be charged to the respective entity.

•                  Licenses which are not used are reported by NETCARE to the respective FME entity and NETCARE offers the repurchase of such licenses as outlined later in this Section.

If the number of SAP users exceeds the number of SAP licenses acquired, NETCARE shall offer the according number of SAP licenses to FME based on the Price List. As far as the number of SAP licenses bought exceeds the number of SAP users, FME may sell the SAP licenses back to NETCARE. NETCARE shall be obliged to take these SAP licenses back as far as there is a demand in other Fresenius group companies in buying

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new SAP licenses. According to SAP AG license rules SAP licenses are transferable between FME SAP users.

2.4.2   Repurchase

NETCARE shall pay to FME for each SAP license repurchased 90% of the current price as outlined in the Price List, regardless of the book value. A credit for repurchase shall be granted once a year accordingly.

2.4.3   Maintenance

A maintenance fee is due for named SAP users and products.

3.                   FME’s Responsibilities

3.1   Licenses

FME shall be obligated to order sufficient licenses and pay the respective maintenance fees required for named users and products necessary for the Applications and data bases from NETCARE. Detailed description can be found in the Price List.

3.2   Responsibility for the Data / Permissions

FME shall solely be responsible for the accuracy of the data and of the master data.

3.1   Super Users

FME shall ensure that at least the following prerequisites have to be fulfilled by the Super Users:

•      Very good understanding of the business-environment and the processes

•      Well trained in the SAP-functionality

•      Super Users will be commonly agreed between NETCARE and FME. NETCARE will not unreasonably withhold consent.

4.                   Joint Tasks

4.1   Procedures in Case of Malfunctions

NETCARE shall be responsible for the immediate elimination of any malfunctions and System lockups. FME shall support NETCARE by providing:

•         Description of the problem

•         Support in identifying possible test data

•         User specification of desired changes

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•         End user tests for fixes and changes

Any elimination of malfunctions or System lockups shall be free of charge for FME. Insufficient support by FME shall not entitle NETCARE to claim for any reduction of service qualities or for any increase of service prices.

4.2   Tuning

Besides the growth of a data base, the specific use of an Application materially influences the response performance. FME shall support the tuning, in that FME users shall collaborate with the Operation Units of NETCARE.

NETCARE shall be responsible for all tuning activities such as analysis of the data base and the installation of indices.

4.3   Record Archiving

FME and NETCARE shall jointly develop a concept for the archiving and reorganizing the data base, in order to limit the growth of such data base and to influence the response performance positively.

In that joint development, NETCARE shall be responsible for configuring the Application, the implementation of the batch jobs required by the Application, and shall perform the technical part of the archiving.

4.4   Network Connection

The distribution of the contractual services via WAN into the LAN of FME locations shall be governed by a separate Service Agreement.

5.                   Remuneration

5.1   SAP Operation, Application Services & Support Fees

Hereunder the most common pricing principles applied to the SAP System Families are defined.

Applicable types of remuneration can be:

•      Consumption based pricing shall be calculated upon the amount of usage.

•      User based on number of Named User

•      Lump sum based pricing

The type of remuneration is defined in the respective SAP Price List.

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5.2   Invoicing of SAP Licenses and Maintenance

NETCARE shall invoice FME the one time SAP license fee according to Section 2.4, per additional SAP license after agreement with FME IT Coordination Department on a yearly basis. Maintenance fees can be found in the Price List. For maintenance, NETCARE shall invoice monthly the 12th part of the annual maintenance fee.

5.3   Benchmark

Due to the fact that the inSITE Program rollout is going to take place until 2016, the Parties agreed not to request a benchmarking evaluation before 2017.

5.4   inSITE: Service and Price Review

The Parties shall evaluate the impact of the inSITE Program to the service provisioning as stipulated hereunder and shall be obligated to adjust the terms and conditions of this Service Agreement SAP and the respective Service Level Agreements.

6.                   Term and Termination

The term of this Service Agreement (the “Term”) shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the Service Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the Service Agreement will be extended automatically for successive one year periods unless one of the parties terminates this Service Agreement by giving 6 months prior written notice to the expiration of the then current term. The duration of the respective SAP Service Level Agreements may vary and is defined within these Agreements.

FME shall be entitled to terminate this Service Agreement for cause if

•                  NETCARE fails to reach the Availability or the Minimum Attainability three times a year (360 days).

•                  If NETCARE unreasonably withholds consent to the shut-down of modified Applications.

•                  If NETCARE rejects FME’s request to substitute SAP software against adequate remuneration by other, technically superior software solutions.

•                  If NETCARE fails to comply with the data security standards imposed by laws and regulations and the Fresenius Network Security Guideline in the applica- ble version and FME suffers substantial damage thereby.

25

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG, represented by		Fresenius Netcare GmbH represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell Global Chief Executive Officer and Chairman of Management Board		Klaus Kieren Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Jürgen Kunze Vice Chairman

Attachments to this Service Agreement:

Attachment 1: Definitions

26

7.   Attachment 1: Definitions

Active user	Active users are named users which have accessed the respective SAP System during the last 12 months.

Agreed Non-Availability

Time of non-availability, calculated in hours, in the Contractual Service Time, aggregated through the Averaging Period, when the Application was not available at the Point of Delivery and on which the Parties, after mutual consultation have agreed in writing, e. g. for maintenance, transports or upgrades.

Application

An Application is defined as FME specifically customized SAP software including Modules, SAP Functions and Modifications rendered and installed on a System. Applications under this Service Agreement shall as well comprise specific SAP products, e.g. BO, BW, SCM, SEM and CRM.

Application Transport	Performing transports of program developments in the System Family by the workbench.

Archiving

Records shall be archived on the archive systems available at NETCARE’s DC EK1 and D20. Such data shall be stored on media which shall be purchased by NETCARE. Such data shall be available as a record item in the productive part of a System for the last sixteen calendar months. Thereafter, the archived records shall be stored in the PBS-system and according to the statutory storage provisions.

Availability

Factual Service Time plus Excused Non-Availability plus Agreed Non-Availability divided by Scheduled Service Time measured in percent with two decimals. Availability shall be calculated for each productive System separately

Averaging Period	Period for determination of the contractual availability. Such period shall comprise the calendar month at issue and the previous two calendar months.

Contractual Service Time	Time specified by days and hours, for which NETCARE is obliged to provide the usability of the Application at the Point of Delivery.

27

CPU — Hour

Synthetic unit measuring the resource consumption of an SAP System. SAP ERP generates single statistic records for each transaction comprising, among others, the database service time and the CPU time used on the application server for the transaction at issue. Such records are handed over to user exit Z_USEREXIT_WORKLOAD and are thereafter fed into the ac- counting application SLAM by reply Deutschland AG, (Geschäftseinheit Syskoplan reply).

The CPU-Hour is computed taking into account the database service time and the spent CPU time. The CPU hour is stan- dardized on a CPU performance of 2003. Different CPU speeds of hardware elements shall be equalized according to the relative Application performance.

Such equalization is required if hardware elements are exchanged. The equalization factors for the CPU speed are in relation to the SPEC CPU figures, officially published by SPEC (www.spec.org) for the server or CPU type at issue.

Dedicated SAP Service	Means a SAP Service provided dedicated and solely for FME by NETCARE.

Development / CCBP	NETCARE divisions / employees responsible for the Application development and customizing.

Excused Non-Availability

Time of non-availability, calculated in hours, in the Contractual Service Time, averaged through the Averaging Period, when the Application was not available at the Point of Delivery for reasons outside of the control and responsibility of NETCARE, e. g. Force Majeure.

Factual Service Time

Time, calculated in hours, in the Contractual Service Time, aggregated over the Averaging Period, when the Application is available to users at the Point of Delivery. The Application is available, when a log on is possible.

Fresenius Group	The Fresenius Group includes all legal entities directly and indirectly owned by Fresenius SE, whether by majority or not.

28

GxP and SOX Regulations	These are good practices laws and regulations imposed on FME’s field of business.

inSITE Program

Harmonization of business processes and standardization of information flows are crucial for FME’s future growth. The inSITE Program counts on the deployment of the SAP software in all 40 EMEALA countries until 2016 in order to achieve growth targets in the region.

Modules	A SAP System is divided into Modules such as BC, FI, CO, HR, IM, MM, WM, PP, PS, LO, QM and SD, which maps business process of that particular department or business unit.

Modification	Modifications are all changes or own NETCARE developments which are implemented in the SAP source code and which are not SAP standard.

Named user	The definition of a Named User shall be according to the SAP licensing rules. A Named User is counted only once although the Named User may be registered in more than one of the Systems.

Petty Requests	Requests for customizing activities which require less than two hours of efforts in each case.

Planned Downtime

Time of non-availability, calculated in hours, in the Contractual Service Time, aggregated through the Averaging Period, when the Application was not available at the Point of Delivery and on which the Parties, after mutual consultation have agreed in writing, e. g. for maintenance, transports or upgrades and also the maintenance cycle.

Point of Delivery	Point of Delivery shall mean the interface on the side of the data center of the local area network at the location EK1/D20.

Print Server	Dedicated server, to which the SAP-Systems deliver print jobs (point of delivery for print jobs).

29

Response Time

Response Time shall mean the average response time of an Application minus the time required by the network and SAP-UI (generated as ø response time in transaction STO3 in release ERP 6.0), as determined at the Point of Delivery and averaged over a week (week means Monday through Friday).

SAP Functions

Function modules are procedures that are defined in special ABAP programs only, so-called function groups, but can be called from all ABAP programs. Function groups act as containers for function modules that logically belong together.

One example of an additional SAP Function is MDGM (Master Data Governance Model). MDGM enables central governance of master data – from initial creation in SAP Business Suite applications through delivery to other solutions. This SAP Function has to be licensed separately.

SAP User	FME SAP users, according to the definition of the pricelist “Summary of Standard Services, Prices and Charging Conditions” published on the intranet.

Scheduled Service Time	Aggregated Contractual Service Time in the Averaging Period.

Shared SAP Services	Means a SAP Service provided not dedicated and not solely for FME by NETCARE but also to other divisions of the Fresenius Group.

System	A System is defined as the hardware and operating software needed for the installation of one Application.

System Family

In general a System Family contains all Systems registered under one SAP Installation number (11, 12, 13....). One System Family contains the following Systems:

• productive System (P)

• development System (C)

• integration System (I)

30

• test System for dedicated projects (K) Typically the System Family consists of all four Systems, but the number may vary.

Super-User

Super-Users being able to communicate in local language and to channel any issues towards the NETCARE first level. The following prerequisites have to be fulfilled by the Super-Users:

•      very good understanding of the business environment and the processes

•      well trained in the SAP functionality

Unplanned Downtime	Time of non-availability, calculated in hours, in the Contractual Service Time, averaged through the Averaging Period, when the Application was not available at the Point of Delivery.

31

SAP Service Level Agreement

X11 ERP EMEA

to the General Agreement / Service Agreement SAP

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	22.01.2013
Last printed	:	1/22/2013 4:22:00 PM
Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document may be updated regularly by the Service Management Units of the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1.	Description	3

2.	Operating Services	3

3.	SAP Application Services and SAP Support	4

4.	Term and Termination	4

5.	Signatures	5

2

1.  Description

System Family X11 ERP EMEA

The SAP ERP System Family X11 is the shared SAP System Family for Fresenius Medical Care, Fresenius Kabi and Fresenius SE for Europe, Middle East and Africa (EMEA).

In focus are the end-to-end processes using Modules like:

•      Finance

•      Controlling

•      Materials Management

•      Production Planning and Control

•      Plant Maintenance

•      Quality Management

•      Sales and Distribution

P11 allows the computerized handling of a variety of tasks within a business enterprise. P11 is configured and customized according to the needs of FME’s business. P11 is closely connected to the ELVIS warehouse management system P12, but also enabled for other warehouse management systems like SAP Warehouse Management. P11 has also integration into the majority of the other Fresenius SAP Systems by using in most cases SAP-PI operated interfaces.

If not otherwise agreed in this Service Level Agreement the Services with respect to this System Family shall be provided as defined in the Service Agreement SAP.

2.  Operating Services

System Family	X11 ERP EMEA
System Landscape	P11 (Production)
C11 (Development)
I11 (Integration)
K11 (Test-System for dedicated projects)
Shared / Dedicated SAP Service	Shared
Operating Services per System
P11
Operating Time	included
Contractual Service Time	included
Availability (only valid for productive System)	included

3

System Family	X11 ERP EMEA
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Mirrored across 2 data center
Backup	Daily backup; with retention period of 8 weeks
Databases	DB2
Response Time at Point of Delivery	1,4 sec in 90% of transactions
Maintenance times	included
C11, I11, K11
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Non-mirrored
Backup	Daily(C); Weekly (I, K); retention period of 8 weeks
Databases	DB2

3.  SAP Application Services and SAP Support

SAP Application Services and SAP Support
Applicability of Maintenance Cycles
Maintenance Cycles	included
Policies / Security
ICFR / SOX relevant	Yes
GxP (Validation) relevant	Yes

4.   Term and Termination

The term of this SAP Service Level Agreement (the “Term”) shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the SAP Service Level Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the SAP Service Level Agreement will be extended automatically for successive one year periods unless one of the parties terminates this SAP Service Level Agreement by giving 6 months prior written notice to the expiration of the then current term.

4

5.   Signatures

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG, represented by		Fresenius Netcare GmbH represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and Chairman of the Management Board		Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Vice Chairman

5

SAP Service Level Agreement

X12 ELVIS

to the General Agreement / Service Agreement SAP

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	22.01.2013
Last printed	:	1/22/2013 4:17:00 PM
Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document may be updated regularly by the Service Management Units of the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1.	Description	2

2.	Operating Services	3

3.	SAP Application Services and SAP Support	3

4.	Term and Termination	4

5.	Signatures	5

1.  Description

System Family X12 ELVIS

ELVIS (acronym for Eigenentwickeltes Lagerverwaltungs- und Informationssystem) is a warehouse management and information system developed by NETCARE to complement the SAP ERP System environment by comprehensive warehouse management functionalities.

If not otherwise agreed in this Service Level Agreement the Services with respect to this System Family shall be provided as defined in the Service Agreement SAP.

2

2.   Operating Services

System Family	X12 ELVIS
System Landscape	P12 (Production)
C12 (Development)
I12 (Integration)
K12 (Test-System for dedicated projects)
Shared / Dedicated SAP Service	Shared
Operating Services per System
P12
Operating Time	included
Contractual Service Time	included
Availability (only valid for productive System)	included
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Mirrored across 2 data center
Backup	Daily backup; with retention period of 8 weeks
Databases	DB2
Response Time at Point of Delivery	1,4 sec in 90% of transactions
Maintenance times	included
C12, I12, K12
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Non-mirrored
Backup	Daily(C); Weekly (I, K); retention period of 8 weeks
Databases	DB2

3.   SAP Application Services and SAP Support

SAP Application Services and SAP Support
Applicability of Maintenance Cycles
Maintenance Cycles	included
Policies / Security
ICFR / SOX relevant	Yes
GxP (Validation) relevant	Yes

3

4.   Term and Termination

The term of this SAP Service Level Agreement (the “Term”) shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the SAP Service Level Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the SAP Service Level Agreement will be extended automatically for successive one year periods unless one of the parties terminates this SAP Service Level Agreement by giving 6 months prior written notice to the expiration of the then current term.

4

5.   Signatures

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG represented by		Fresenius Netcare GmbH represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and Chairman of the Management Board		Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Vice Chairman

5

SAP Service Level Agreement

X13 HCM

to the General Agreement / Service Agreement SAP

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	22.01.2013
Last printed	:	1/22/2013 4:19:00 PM
Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document may be updated regularly by the Service Management Units of the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1.	Description	2

2.	Operating Services	3

3.	SAP Application Services and SAP Support	4

4.	Out-of-Scope Services	4

5.	Term and Termination	4

6.	Signatures	5

1.  Description

System Family X13 HCM

Human Resource Management System provides the Application bases which enables further optional Services in the area of human resource management including but not limited to: Payroll Service, Cost Planning, Time Management.

2

The Human Resource Management System is fully integrated with several other SAP Systems (finance, controlling, etc.).

If not otherwise agreed in this Service Level Agreement the Services with respect to this System Family shall be provided as defined in the Service Agreement SAP.

2.  Operating Services

System Family	X13 HCM
System Landscape	P13 (Production)
C13 (Development)
I13 (Integration)
K13 (Test-System for dedicated projects)
Shared / Dedicated SAP Service	Shared
Operating Services per System
P13
Operating Time	included
Contractual Service Time	included
Availability (only valid for productive System)	included
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Mirrored across 2 data center
Backup	Daily backup; with retention period of 8 weeks
Databases	DB2
Response Time at Point of Delivery	1,4 sec in 90% of transactions
Maintenance times	included
C13, I13, K13
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Non-mirrored
Backup	Daily(C); Weekly (I, K); retention period of 8 weeks
Databases	DB2

3

3.  SAP Application Services and SAP Support

SAP Application Services and SAP Support
Applicability of Maintenance Cycles
Maintenance Cycles	n.a.
Policies / Security
ICFR / SOX relevant	Yes
GxP (Validation) relevant	Yes

4.  Out-of-Scope Services

The following HCM Services are not in scope of this Service Level Agreement:

•      HCM Personnel Cost Planning

•      HCM Time Management

•      HCM Personnel Allocation Planning

•      HCM XTIME

•      HCM Payroll

•      HCM Payroll Clinics

•      HCM Learning Management

5.  Term and Termination

The term of this SAP Service Level Agreement (the “Term”) shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the SAP Service Level Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the SAP Service Level Agreement will be extended automatically for successive one year periods unless one of the parties terminates this SAP Service Level Agreement by giving 6 months prior written notice to the expiration of the then current term.

4

6.  Signatures

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner		Fresenius Netcare GmbH represented by
Fresenius Medical Care Management AG, represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and Chairman of the Management Board		Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Vice Chairman

5

SAP Service Level Agreement

X22 ERP LA

to the General Agreement / Service Agreement SAP

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Status	:	22.01.2013
Last printed	:	1/22/2013 5:23:00 PM
Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This  document  may be  updated  regularly by the  Service  Management  Units  of  the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1.	Description	2

2.	Operating Services	3

3.	SAP Application Services and SAP Support	4

4.	Term and Termination	4

5.	Signatures	5

1.  Description

System Family X22 ERP LA

The SAP ERP System P22 is the shared SAP System for Fresenius Medical Care and Fresenius Kabi for Latin America (LA).

In focus are the end-to-end processes using Modules like:

•                  Finance

•                  Controlling

•                  Materials Management

2

•                  Production Planning and Control

•                  Plant Maintenance

•                  Quality Management

•                  Sales and Distribution

P22 allows the computerized handling of a variety of tasks within a business enterprise. P22 is configured and customized according to the needs of FME’s business. P22 uses integrated warehouse management functionality. P22 has also integration to other Fresenius SAP Systems by using in most cases SAP-PI operated interfaces.

If not otherwise agreed in this Service Level Agreement the Services with respect to this System Family shall be provided as defined in the Service Agreement SAP.

2.  Operating Services

System Family	X22 ERP LA
System Landscape	P22 (Production) C22 (Development) I22 (Integration) K22 (Test-System for dedicated projects)
Shared / Dedicated SAP Service	Shared
Operating Services per System
P22
Operating Time	Included
Contractual Service Time	The Contractual Service Times for the Latin America System Family shall be Monday through Friday 09:00 to 01:00 (of the following day) CET.
Availability (only valid for productive System)	Included
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Mirrored across 2 data center
Backup	Daily backup; with retention period of 8 weeks
Databases	DB2
Response Time at Point of Delivery	1,4 sec in 90% of transactions
Maintenance times

The Latin America System Family shall be available 7x24h minus the agreed upon maintenance times on Saturday, 08:00 until 12:00 and 22:00 to 02:00 CET, Sunday, 08:00 until 14:00 and 14:00 to 20:00 CET.

C22, I22, K22
Server Hardware	Shared Server Farm
SAPS	n.a.

3

System Family	X22 ERP LA
Memory	n.a.
Storage	Non-mirrored
Backup	Daily(C); Weekly (I, K); retention period of 8 weeks
Databases	DB2

3.  SAP Application Services and SAP Support

SAP Application Services and SAP Support
Applicability of Maintenance Cycles
Maintenance Cycles	n.a.
Policies / Security
ICFR / SOX relevant	Yes
GxP (Validation) relevant	Yes

4.  Term and Termination

The term of this SAP Service Level Agreement (the “Term”) shall commence on January 1, 2013 and shall extend to December 31, 2017. Thereafter, the SAP Service Level Agreement shall automatically renew by another period of five years unless one Party terminates the agreement by giving six months prior written notice to the end of the term. From then on the SAP Service Level Agreement will be extended automatically for successive one year periods unless one of the parties terminates this SAP Service Level Agreement by giving 6 months prior written notice to the expiration of the then current term.

4

5.  Signatures

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG, represented by		Fresenius Netcare GmbH represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and Chairman of the Management Board		Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Vice Chairman

5

SAP Service Level Agreement

X29 SEM

to the General Agreement / Service Agreement SAP

between

Fresenius Medical Care AG & Co. KGaA

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„FME”)

and

Fresenius Netcare GmbH

Else-Kröner-Straße 1

D-61352 Bad Homburg

(„NETCARE”)

Current status	:	22.01.2013

Last printed	:	1/22/2013 4:28:00 PM

Version	:	1.0

1

Version

This Section ensures tracking of changes and thereby enhances the quality of the document. Each change has to be documented up to the final version. The next subversion will start from beginning.

New releases as a result of major reviews of the Service model will cause a higher number before the dot. Therefore all Service descriptions have the same release number at a certain time, starting with 1.x after initial release.

Updated versions as a result of general maintenance work will cause a higher number behind the dot, starting with .01, continuing with .02, .03 and so on.

This document may be updated regularly by the Service Management Units of the Parties. Changes to this document require the approval of the Steering Committee.

Vers.	Change	Section	Created by / When	Reviewed by / When	Approved by / When
1.0	Creation of the document	all	FNC-ITSM / 04.10.2012	FME-ITC / 11.10.2012	Steering Committee / 26.10.2012

Index

1. Description	2

2. Operating Services	3

3. SAP Application Services and SAP Support	4

4. Term and Termination	5

5. Signatures	6

1.              Description

System Family X29 Strategic Enterprise Management

This Application supports legal and management consolidation processes in large enterprises, based on various GAAPs, like local GAAPs, US GAAP and IFRS.

FME is using the SEM component BCS which is specifically customized for the needs of FME. This component will be used for legal and management consolidation, reporting and planning. (“SEM-BCS”).

If not otherwise agreed in this Service Level Agreement the Services with respect to this System Family shall be provided as defined in the Service Agreement SAP.

2

2.              Operating Services

System Family	X29 SEM
System Landscape	P29 (Production) C29 (Development) I29 (Integration) K29 (Test-System for dedicated projects)
Shared / Dedicated SAP Service	Shared
Operating Services per System
P29
Operating Time	included
Contractual Service Time	included
Extended Contractual Service Time	The Extended Contractual Service Times shall apply to the closing phases described in Extended Service Schedule. The Extended Service shall not exceed 50 days per year.
Availability	included
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Mirrored across 2 data center
Backup	Daily backup; with retention period of 8 weeks
Databases	DB2
Maintenance times	included
C29, I29, K29
Server Hardware	Shared Server Farm
SAPS	n.a.
Memory	n.a.
Storage	Non-mirrored
Backup	Daily(C); Weekly (I, K); retention period of 8 weeks
Databases	DB2

The Response Time shall be measured and monitored by NETCARE on a regular monthly basis. Without FME’s request required, NETCARE shall report such measured Response Time of the previous calendar month before the fifth working day to FME.

In case the determined KPIs will be exceeded significantly by the regular measured Response Time NETCARE shall immediately perform a root cause analysis, shall discuss the results of such analysis with FME and shall undertake to optimize the performance of the Systems if reasonable necessary.

3

In any case such optimization of the performance will require changes of the System (e.g. new hardware or significant hardware extensions) FME and NETCARE will mutually decide about the realization of such changes by separate Agreement.

For the determination of the KPI’s and the measurement of the Response Time the reports and also the selections of the parameters as defined in hereunder

NETCARE and FME agree to evaluate biannually the performance of the Application based on the measured Response Time. On basis of this evaluation both Parties may agree jointly on new KPIs to grant a continuous improvement of the performance of the Application.

For the period after implementation of new functionalities, in particular ABAPprograms developed by NETCARE, a grace period shall be agreed upon between the parties.

Reports and selected parameters for the determination of KPIs:

FBCSM PL BY COUNTRY 2009 NEVV

FBCSM MF PLANUNG_V2

FBCSLDC INVENTORYAFF F3

FBCSLCF CHANGE IN INVENTORIES

FBCSMCTFL PL GM SGA ACT

FBCSMCTFL SU HDPDSALES FLASH

3.              SAP Application Services and SAP Support

SAP Application Services and SAP Support
Applicability of Maintenance Cycles
Maintenance Cycles	n.a.
Policies / Security
ICFR / SOX relevant	Yes
GxP (Validation) relevant	No
Support-Services: (Production)
Reaction Times

• During the closing phases:

without undue delay

• During preclosing phases:

two hours

• all other days:

one business day

The Application Support is based on the limited capacities of the SEM-Support-Group and priorities.

4

Furthermore NETCARE hereby offers Application Support on weekends upon FME’s request against separate remuneration. The request will have to be confirmed by FME latest on Thursday 04.00 pm to get effective for the following weekend. The reaction time for such Application Support shall be one hour.

4.              Term and Termination

The term of this SAP Service Level Agreement (the “Term”) shall commence on January 1, 2013. The Term shall be one year and shall expire on December 31, 2013. Thereafter, this SAP Service Level Agreement shall automatically extend by one year renewal periods, unless one of the parties terminates the agreement by giving six months prior written notice.

5

5. Signatures

Bad Homburg,		Bad Homburg, 08.05.2013

Fresenius Medical Care AG & Co. KGaA represented by its General Partner Fresenius Medical Care Management AG, represented by		Fresenius Netcare GmbH represented by

By:	/s/ Rice Powell	By:	/s/ Klaus Kieren
	Rice Powell		Klaus Kieren
	Global Chief Executive Officer and Chairman of the Management Board		Chairman

By:	/s/ Dr. Emanuele Gatti	By:	/s/ Jurgen Kunze
	Dr. Emanuele Gatti		Jürgen Kunze
	CEO Europe, Latin America, Middle East and Africa Global Chief Strategist		Vice Chairman

6

SAP Price List for Fresenius Medical Care

to the Service Agrement SAP

between

Fresenius Medical Care AG & Co. KGaA

and

Fresenius Netcare GmbH

General Agreement 2013

SAP Price List for Fresenius Medical Care

Price Overview 2013

System Family	X11 ERP EMEA	X12 Elvis	X13 HCM
Duration	01.01.2013 - 31.12.2017 and (if not terminated according to Sec. 4 of the respective SLA) 01.01.2018 - 31.12.2013	01.01.2013 - 31.12.2017 and (if not terminated according to Sec. 4 of the respective SLA) 01.01.2018 - 31.12.2013	01.01.2013 - 31.12.2017 and (if not terminated according to Sec. 5 of the respective SLA) 01.01.2018 - 31.12.2013

Support Services remuneration:	Base 2013 (see next worksheet: SAP Remuneration 2013-2022)	Base 2013 (see next worksheet: SAP Remuneration 2013-2022)	Base 2013 (see next worksheet: SAP Remuneration 2013-2022)
named User based	Yes	Yes	No
supported User type:	n.a.	n.a.	n.a.
User fee [per year]	n.a.	n.a.	n.a.
SAP Support Professional [per year]	2.452,00 €	2.452,00 €	2.452,00 €
SAP Support limited Professional [per year]	934,00 €	934,00 €	934,00 €
SAP Support SRM [per year]	n.a.	n.a.	n.a.
SAP Support light (Latin America only) [per year]	n.a.	n.a.	n.a.
SAP Support Base [per year]	n.a.	953,00 €	n.a.
SAP Support Handheld [per year]	934,00 €	934,00 €	934,00 €
SAP Support Elvis Mobile [per year]	n.a.	953,00 €	n.a.
time and material base [per year]	n.a.	n.a.	Yes, partly (Incidents on T&M base)
7*24 global support fee [per year]	n.a.	n.a.	n.a.
lump sum [per year]	n.a.	n.a.	n.a.
SAP Maintenance [per year]	User based licensing as described in the Service Agreement SAP and priced in the FME Price List	User based licensing as described in the Service Agreement SAP and priced in the FME Price List	User based licensing as described in the Service Agreement SAP and priced in the FME Price List
Stipulation for Application Upgrade

Included max. one implementation of Enhancement Package or Support Package per year.

Annual contingent of 0,2 person days per user for EHP Upgrades is already considered in the Support remuneration.

The real EHP Upgrade effort will be balanced within this contingent. Reimbursement may happen if no EHP Upgrade takes place or the assumed contingent is not fully needed.

Included max. one implementation of Enhancement Package or Support Package per year.

Annual contingent of 0,2 person days per user for EHP Upgrades is already considered in the Support remuneration.

The real EHP Upgrade effort will be balanced within this contingent. Reimbursement may happen if no EHP Upgrade takes place or the assumed contingent is not fully needed.

EHP Upgrade: charged separately (T&M) Support Package (max 4/year) : included Legal change Packages: not part of this Service

DataCenter Services remuneration:
named User based	Synthetic measuring of CPU usage	Synthetic measuring of CPU usage	Synthetic measuring of CPU usage
CPU Usage [EUR per hour]	28,94 € (see next worksheet: SAP Remuneration 2013-2022)	28,94 € (see next worksheet: SAP Remuneration 2013-2022)	28,94 € (see next worksheet: SAP Remuneration 2013-2022)
lump sum [EUR per year]	n.a.	n.a.	n.a.
User based [EUR per user and year]	n.a.	n.a.	n.a.
Increase of Storage [EUR per 10 GB / year]	n.a.	n.a.	n.a.
Technical Basis Support	n.a.	n.a.	n.a.

Additional price information regarding DataCenter Services for the inSITE Program, not yet covered by the SAP Service Level Agreements under the Annex SAP
Systems	E11 (ERP Template DEV) 13.080 €	J12 (ELVIS Template TEST) 27.840,- €
J11 (ERP Template TEST) 70.440,- €
X11 (New GL) 50.040,- €
S11 (Sandbox) 13.080,- €
M11 (TREX E11) 5.760,- €
N11 (TREX J11) 5.760,- €
O11 (TREX K11) 5.760,- €
U11 (TREX C11) 5.760,- €
V11 (TREX I11) 5.760,- €
W11 (TREX P11) 5.760,- €
L11 (ERP Training)
Penalty: (productive System)

System Operation	(99% - Availability) * 5 * fees paid for CPU- usage in the month at question (* = multiplied by)	(99% - Availability) * 5 * fees paid for CPU-usage in the month at question (* = multiplied by)	(99% - Availability) * 5 * fees paid for CPU-usage in the month at question (* = multiplied by)

	Such credit shall not exceed 15 % of the monthly fees payable to NETCARE for CPU consumption. FME shall be entitled to set-off credits against future payments.	Such credit shall not exceed 15 % of the monthly fees payable to NETCARE for CPU consumption. FME shall be entitled to set-off credits against future payments.	Such credit shall not exceed 15 % of the monthly fees payable to NETCARE for CPU consumption. FME shall be entitled to set-off credits against future payments.

Support Operation

For each full percentage-point below the 75% level, 1 % of the respective charge for SAP- Support shall be deducted based on the month and the users within the scope of measurement (to be defined in detail by the Steering Committee). Excluded are time frames with priority 1 system failures.

For each full percentage-point below the 75% level, 1 % of the respective charge for SAP-Support shall be deducted based on the month and the users within the scope of measurement (to be defined in detail by the Steering Committee). Excluded are time frames with priority 1 system failures.

For each full percentage-point below the 75% level, 1 % of the respective charge for SAP- Support shall be deducted based on the month and the users within the scope of measurement (to be defined in detail by the Steering Committee). Excluded are time frames with priority 1 system failures.

	The total reduction will be limited to 15 % of the monthly contractual fees payable	The total reduction will be limited to 15 % of the monthly contractual fees payable	The total reduction will be limited to 15 % of the monthly contractual fees payable

1

SAP Price List for Fresenius Medical Care

Price Overview 2013

System Family	X22 ERP LA	X29 SEM
Duration	01.01.2013 - 31.12.2017 and (if not terminated according to Sec. 4 of the respective SLA) 01.01.2018 - 31.12.2013	01.01.2013 - 31.12.2013

Support Services remuneration:	Base 2013 (see next worksheet: SAP Remuneration 2013-2022)	Base 2013
named User based	Yes	Yes
supported User type:	n.a.	n.a.
User fee [per year]	n.a.	n.a.
SAP Support Professional [per year]	1.909,00 €	n.a.
SAP Support limited Professional [per year]	934,00 €	n.a.
SAP Support SRM [per year]	n.a.	n.a.
SAP Support light (Latin America only) [per year]	636,00 €	n.a.
SAP Support Base [per year]	n.a.	n.a.
SAP Support Handheld [per year]	934,00 €	n.a.
SAP Support Elvis Mobile [per year]	n.a.	n.a.
time and material base [per year]	n.a.	n.a.
7*24 global support fee [per year]	n.a.	n.a.
lump sum [per year]	n.a.	158.728,68 €
SAP Maintenance [per year]	User based licensing as described in the Service Agreement SAP and priced in the FME Price List
Stipulation for Application Upgrade

Included max. one implementation of Enhancement Package or Support Package per year.

Annual contingent of 0,2 person days per user for EHP Upgrades is already considered in the Support remuneration.

The real EHP Upgrade effort will be balanced within this contingent. Reimbursement may happen if no EHP Upgrade takes place or the assumed contingent is not fully needed.

Included max. one implementation of Enhancement Package or Support Package per year

DataCenter Services remuneration:
named User based	Synthetic measuring of CPU usage	n.a.
CPU Usage [EUR per hour]	28,94 € (see next worksheet: SAP Remuneration 2013-2022)	n.a.
lump sum [EUR per year]	n.a.	46.475,04 €
User based [EUR per user and year]	n.a.	n.a.
Increase of Storage [EUR per 10 GB / year]	n.a.	n.a.
Technical Basis Support	n.a.	n.a.

Additional price information regarding DataCenter Services for the inSITE Program, not yet covered by the SAP Service Level Agreements under the Annex SAP
Systems

Penalty: (productive System)
System Operation	(99% - Availability) * 5 * fees paid for CPU-usage in the month at question (* = multiplied by)	(99% - Availability) * 5 * fees paid for CPU-usage in the month at question (* = multiplied by)

	Such credit shall not exceed 15 % of the monthly fees payable to NETCARE for CPU consumption. FME shall be entitled to set-off credits against future payments.	Such credit shall not exceed 30 % of the monthly fees payable to NETCARE for CPU consumption. FME shall be entitled to set-off credits against future payments.

Support Operation

For each full percentage-point below the 75% level, 1 % of the respective charge for SAP-Support shall be deducted based on the month and the users within the scope of measurement (to be defined in detail by the Steering Committee).  Excluded are time frames with priority 1 system failures.

If the SEM Support Group fails to comply with the reaction times specified, NETCARE shall pay EUR 1000,00 € to FME as penalty for each case, however, not more than 3000,00 € per calendar month.

The total reduction will be limited to 15 % of the monthly contractual fees payable

2

SAP Price List for Fresenius Medical Care

Price Overview 2013-2022

CPU Usage:

SAP productive System:	P11, P12, P13, P22

Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
€ per CPU/h	28,94 €	28,07 €	27,23 €	26,41 €	25,62 €	24,85 €	24,10 €	23,38 €	22,68 €	22,00 €

Usertypes - Application Support Fee:	P11, P12, P13

Usertype / Year	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
SAP Support Professional	2.452,00 €	2.501,00 €	2.551,00 €	2.602,00 €	2.654,00 €	2.654,00 €	2.654,00 €	2.707,00 €	2.761,00 €	2.817,00 €
SAP Support limited Professional	934,00 €	953,00 €	972,00 €	992,00 €	1.011,00 €	1.011,00 €	1.011,00 €	1.032,00 €	1.052,00 €	1.073,00 €
SAP Support EBP	61,00 €	62,00 €	64,00 €	65,00 €	66,00 €	66,00 €	66,00 €	68,00 €	69,00 €	70,00 €
SAP Support LIGHT	636,00 €	649,00 €	662,00 €	675,00 €	689,00 €	689,00 €	689,00 €	703,00 €	717,00 €	731,00 €
SAP Support Base	953,00 €	972,00 €	992,00 €	1.011,00 €	1.032,00 €	1.032,00 €	1.032,00 €	1.052,00 €	1.073,00 €	1.095,00 €
SAP Support Handheld	934,00 €	953,00 €	972,00 €	992,00 €	1.011,00 €	1.011,00 €	1.011,00 €	1.032,00 €	1.052,00 €	1.073,00 €
SAP Support Elvis Mobile	953,00 €	972,00 €	992,00 €	1.011,00 €	1.032,00 €	1.032,00 €	1.032,00 €	1.052,00 €	1.073,00 €	1.095,00 €

Usertypes - Application Support Fee:	P22 (and also valid for P11-migrated Latin America users)

	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
SAP Support Professional	1.909,00 €	1.947,00 €	1.986,00 €	2.026,00 €	2.066,00 €	2.108,00 €	2.150,00 €	2.193,00 €	2.237,00 €	2.281,00 €
SAP Support limited Professional	636,00 €	649,00 €	662,00 €	675,00 €	688,00 €	702,00 €	716,00 €	731,00 €	745,00 €	760,00 €
SAP Support Handheld	934,00 €	953,00 €	972,00 €	991,00 €	1.011,00 €	1.031,00 €	1.052,00 €	1.073,00 €	1.094,00 €	1.116,00 €

3